UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
APARTMENT INCOME REIT CORP.
(Exact name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4582 South Ulster Street
Suite 1700
Denver, Colorado 80237
May 21, 2024
Dear AIR Stockholders:
You are cordially invited to attend a special meeting of stockholders of Apartment Income REIT Corp., a Maryland corporation, to be held on June 25, 2024 at 10:00 a.m., Mountain Time, at Apartment Income REIT Corp.’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237. At the special meeting, you will be asked to consider and vote on a proposal to approve the merger of Astro Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Parent Entities (as defined below) and affiliate of Blackstone Real Estate Partners X L.P., with and into Apartment Income REIT Corp., which we refer to as the “merger,” and other transactions contemplated by the Agreement and Plan of Merger, dated as of April 7, 2024, as it may be amended from time to time, among Apex Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Aries Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Astro Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, the “Parent Entities”), Merger Sub, and Apartment Income REIT Corp., which we refer to as the “merger agreement.” If the merger is completed, you, as a holder of shares of common stock of Apartment Income REIT Corp., will be entitled to receive $39.12 in cash, without interest and less any applicable withholding taxes, in exchange for each share of common stock you own, as more fully described in the enclosed proxy statement.
Our board of directors (which we refer to as the “board” or our “board”) has unanimously approved and declared advisable the merger agreement and the merger and the other transactions contemplated thereby, and determined the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and conditions of the merger agreement to be advisable and in the best interests of Apartment Income REIT Corp. and our stockholders. Our board recommends that you vote “FOR” the approval of the merger. The merger must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter (which we refer to as the “required company stockholder approval”). The notice of special meeting and proxy statement accompanying this letter provide you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about Apartment Income REIT Corp. from us or from documents we have filed with the U.S. Securities and Exchange Commission.
Your vote is very important regardless of the number of shares that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting and you are a stockholder of record as of the record date, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy and vote your shares at the special meeting. If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the merger.
On behalf of the board, thank you for your continued support.
Sincerely,
Devin I. Murphy Chairman of the Board
Terry Considine Founder and CEO
This proxy statement is dated May 21, 2024 and is first being mailed to our stockholders on or about May 21, 2024.

APARTMENT INCOME REIT CORP.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2024
To the Stockholders of Apartment Income REIT Corp.:
You are cordially invited to attend a special meeting of stockholders of Apartment Income REIT Corp., a Maryland corporation, to be held on June 25, 2024 at 10:00 a.m., Mountain Time, at Apartment Income REIT Corp.’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237. The special meeting is being held for the purpose of acting on the following matters:
Proposal 1:
To consider and vote on a proposal to approve the merger of Astro Merger Sub, Inc. with and into Apartment Income REIT Corp. pursuant to the terms of the Agreement and Plan of Merger, dated as of April 7, 2024, as it may be amended from time to time (the “merger agreement”), among Apartment Income REIT Corp., Apex Purchaser LLC, Aries Purchaser LLC, Astro Purchaser LLC, and Astro Merger Sub, Inc., which proposal we refer to as the “merger proposal”;

Proposal 2:
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our principal executive officer, principal financial officer and the three other most highly compensated executive officers calculated in accordance with the Securities and Exchange Commission’s (which we refer to as the “SEC”) rules and regulations, which we refer to as the “named executive officers,” that is based on or otherwise relates to the merger, which proposal we refer to as the “advisory compensation proposal”; and

Proposal 3:
To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal, which proposal we refer to as the “adjournment proposal”.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to our bylaws, only the matters set forth in this notice of special meeting may be brought before the special meeting. Our board has fixed the close of business on May 13, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof. All holders of record of our common stock at the close of business on the record date are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Holders of shares of our Class A preferred stock, par value $0.01 per share (“preferred stock”), as of the close of business on the record date are entitled to notice of, but may not vote at, the special meeting. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting and is not being solicited.
Our board has unanimously approved the merger agreement and determined the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of Apartment Income REIT Corp. and our stockholders. Our board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Merger Consideration
Pursuant to the terms and subject to the conditions in the merger agreement, at the effective time of the Merger (the “effective time”), each share of Class A common stock, par value $0.01 per share, of the Company (“common stock”) that is issued and outstanding immediately prior to the effective time will be automatically cancelled and converted into the right to receive an amount in cash equal to $39.12 (the “common stock merger consideration”), without interest.
Notwithstanding the foregoing, each share of common stock held immediately prior to the effective time by the Company or any of our subsidiaries or held by the Parent Entities or Merger Sub, if any, will no longer be outstanding and will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no payment will be made in respect thereof nor will any right inure or be made with respect thereto in connection with or as a consequence of the merger.

Preferred Stock
Substantially concurrently with the effective time, the Company shall effect the redemption of, or make an irrevocable deposit pursuant to the terms of the preferred stock of the Company in respect to the amount required to redeem, all outstanding shares of the preferred stock at a redemption price payable in cash, by or on behalf of the Company, in an amount equal to $100,000 per share of preferred stock plus accumulated, accrued and unpaid dividends thereon, if any, to, but excluding, the date of redemption (“preferred stock redemption payment”) and from and after the effective time, the preferred stock shall no longer be outstanding and all rights of the holders thereof will terminate, except for the right to receive the preferred stock redemption payment.
Company Stock Awards
At the effective time, each award of options to purchase common stock that is outstanding immediately prior to the effective time, whether vested or unvested, shall be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined pursuant to the Apartment Income REIT Corp. 2007 Stock Award and Incentive Plan, the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan or the Apartment Income REIT Corp. 2020 Employee Stock Purchase Plan (which we refer to collectively as the “company stock plans”), as applicable, and applicable award agreement and in accordance with the terms and conditions of the merger agreement.
Pursuant to the terms and conditions of the merger agreement, immediately prior to the effective time, each award of restricted common stock (each, a “company restricted stock award”) that is outstanding immediately prior to the effective time, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the aggregate number of shares of common stock subject to the company restricted stock award immediately prior to the effective time by (ii) the common stock merger consideration (with any performance goals applicable to such company restricted stock award measured at the greater of target level performance and actual performance through the date of the closing of the merger (which we refer to as the “closing date”)), and in the event that any portion of a company restricted stock award does not vest based on performance, the shares of common stock underlying such portion of the company restricted stock award shall be cancelled as of the effective time without payment therefor and shall have no further force or effect.
Operating Partnership
The issued and outstanding equity interests of the Company’s operating partnership, Apartment Income REIT, L.P. (the “Partnership”), including the Partnership Common Units (as defined in the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 7, 2021, together with the Amended and Restated Partnership Unit Designation for the Class I High Performance Partnership Units (as defined in the Amended and Restated Partnership Unit Designation of the Class I High Performance Partnership Units of the Partnership) and the Partnership Unit Designations for the Partnership Preferred Units and the LTIP units of the Partnership (which we refer to as “LTIP units”), and as may be further amended, modified, restated or supplemented (the “Partnership LPA”)), the Class One Partnership Preferred Units, the Class Two Partnership Preferred Units, the Class Three Partnership Preferred Units, the Class Four Partnership Preferred Units, the Class Six Partnership Preferred Units, the Class Seven Partnership Preferred Units, the Class Eleven Partnership Preferred Units, the Class Twelve Partnership Preferred Units, the LTIP units and the Class I High Performance Partnership Units (we refer to all such units of the Partnership collectively as the “Partnership units”), will be unaffected by the merger and will remain issued and outstanding and will continue to have the rights and privileges set forth in the Partnership LPA.
At or prior to the consummation of the merger, the Partnership LPA will be amended by AIR-GP, Inc. (the “General Partner”) to provide that, following the effective time, (i) the Partnership will pay cash to those holders of Partnership units who elect to redeem their Partnership units in accordance with the terms of the Partnership LPA (and will not exercise its right to pay for such redeemed Partnership units in shares of our common stock), (ii) any Partnership units redeemed on the closing date or within 10 days thereafter will be valued at an amount equal to the common stock merger consideration minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the closing date and ending on the date a notice of redemption is received and (iii) any Partnership units redeemed after the tenth (10th) day following the closing date will be valued by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, as appropriate (which we refer to as the “LPA Amendment”).
The foregoing description of the expected LPA Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the expected LPA Amendment, which is attached as an exhibit to the merger agreement, a copy of which is attached to this proxy statement as Annex A.
Representations, Warranties and Covenants
The merger agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in all material respects in the ordinary course of business and in a manner consistent with past practice, subject to certain exceptions, during the period between the execution of the merger agreement and the closing. the obligations of the parties to consummate the merger are not subject to any financing condition or the receipt of any financing by the Parent Entities or Merger Sub.
Closing Conditions
The consummation of the merger is subject to certain customary closing conditions, including, among others, (i) approval of the merger by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the merger (the “required company stockholder approval”), (ii) the absence of a law or order restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the merger, and (iii) the absence of a material adverse effect. The merger agreement requires the Company to convene a stockholders’ meeting for the purpose of obtaining the required company stockholder approval.
Prohibitions on Solicitations of Transactions
The Company has agreed not to solicit or enter into an agreement regarding an acquisition proposal or inquiry, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any acquisition proposal or inquiry. However, the Company may, prior to obtaining the required company stockholder approval, engage in discussions or negotiations and provide non-public information to a third party that has made an unsolicited bona fide written acquisition proposal that did not result from a breach of the non-solicit provisions of the merger agreement if our board determines in good faith, after consultation with our financial and outside legal advisors, that such acquisition proposal constitutes a superior proposal or could reasonably be expected to lead to a superior proposal.
Prior to obtaining the required company stockholder approval, our board may, in certain circumstances, (i) withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, in a manner adverse to the Parent Entities, the recommendation of our board recommending that our stockholders approve the merger; (ii) not include the company board recommendation in the proxy statement; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any acquisition proposal or (iv) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (we refer to any of the actions described in clauses (i) through (iv) as an “adverse recommendation change”), subject to complying with specified notice and other conditions set forth in the merger agreement.
Termination of the Merger Agreement; Two-Tier Termination Fee
The merger agreement may be terminated under certain circumstances by the Company, including prior to obtaining the required company stockholder approval, if, after following certain procedures and adhering to certain restrictions, our board effects an adverse recommendation change in connection with a superior proposal and the Company enters into a definitive agreement providing for the implementation of a superior proposal. In addition, the Parent Entities may terminate the merger agreement under certain circumstances and subject to certain restrictions, including if our board effects an adverse recommendation change.

Upon a termination of the merger agreement, under certain circumstances, we will be required to pay a termination fee to the Parent Entities of $183 million, except that the termination fee will be $92 million if (1) a third party submits a qualified proposal no later than 11:59 p.m. (New York City time) on May 12, 2024 and which our board determines, no later than May 12, 2024, after consultation with our outside legal counsel and financial advisor, constitutes or could reasonably be expected to lead to a superior proposal and (2) we terminate the merger agreement in order to enter into a definitive agreement with such third party providing for the implementation of a superior proposal on or prior to May 27, 2024. In certain other circumstances, the Parent Entities will be required to pay us a reverse termination fee of $550 million upon termination of the merger agreement.
Limited Guarantee
Also on April 7, 2024, in connection with the execution of the merger agreement, Blackstone Real Estate Partners X L.P. (the “Sponsor”) delivered to the Parent Entities an executed guarantee in favor of the Company to guarantee, subject to the terms and limitations contained therein, the Parent Entities’ payment obligations with respect to the reverse termination fee and certain expenses under the merger agreement. The maximum aggregate liability of the Sponsor under the guarantee will not exceed $550 million (plus interest for any late payment), plus the reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by us in connection with any litigation or other proceeding brought by us to enforce our rights under the guarantee if we prevail in such litigation or proceeding.
Dividends
During the term of the merger agreement, we may not pay dividends, except as necessary to preserve our tax status as a real estate investment trust or to avoid the incurrence of entity-level income or excise taxes, and any such dividends would result in an offsetting decrease to the common stock merger consideration.
The merger proposal must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. Accordingly, your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting and you are a stockholder of record at the close of business on the record date, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy and vote your shares at the special meeting. If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger proposal.
The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the respective proposal. If you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals.
Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Corporate Secretary, or by voting at the special meeting. Attendance at the special meeting alone will not be sufficient to revoke a previously authorized proxy.
Under the Maryland General Corporation Law, because shares of our common stock were listed on the New York Stock Exchange at the close of business on the record date, you do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the merger.
We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885.
BY ORDER OF THE BOARD OF DIRECTORS

Lisa R. Cohn President, General Counsel and Secretary
Denver, Colorado
May 21, 2024

i

ii

SUMMARY
This summary highlights selected information from this proxy statement relating to the merger of Astro Merger Sub, Inc. with and into Apartment Income REIT Corp. This summary may not contain all of the information about the merger contemplated by the merger agreement that is important to you. As a result, to understand the merger fully and for a more complete description of the terms of the merger, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the merger agreement attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our stockholders on or about May 21, 2024.
Parties to the Merger (page 24)
Apartment Income REIT Corp.
4582 South Ulster Street, Suite 1700
Denver, Colorado 80237
(303) 757-8101
Apartment Income REIT Corp., which we refer to as “we,” “our,” “us,” “AIR” or the “Company,” completed its separation from Apartment Investment and Management Company, which we refer to as “Aimco,” on December 15, 2020, after which we became a separate and distinct publicly traded company and elected to be taxed as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, or the “Code,” commencing with the taxable year ended December 31, 2020. Our portfolio comprises 76 communities totaling 27,010 apartment homes located in 10 states and the District of Columbia. We offer a simple, predictable business model with focus on what we call the AIR Edge, the cumulative result of our focus on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. The AIR Edge is a durable operating advantage in driving organic growth, as well as making possible the opportunity for excess returns for properties new to AIR’s platform.
Apartment Income REIT Corp.’s common stock is listed on the New York Stock Exchange, which we refer to as the “NYSE,” and trades under the symbol “AIRC.”
Apex Purchaser LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Apex Purchaser LLC, a Delaware limited liability company, which we refer to as “Buyer 1,” was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Aries Purchaser LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Aries Purchaser LLC, a Delaware limited liability company, which we refer to as “Buyer 2,” was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Astro Purchaser LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Astro Purchaser LLC, a Delaware limited liability company, which we refer to as “Buyer 3,” was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Buyer 1, Buyer 2 and Buyer 3 are affiliates of Blackstone Inc., which we refer to as “Blackstone.”
Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $339 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, residential, office, hospitality and retail. Blackstone’s opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT), a U.S. non-listed REIT, and Blackstone’s European yield-oriented strategy. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).
We use the term “Parent Entities” in this proxy statement to refer to Buyer 1, Buyer 2 and Buyer 3 collectively.
Astro Merger Sub, Inc.
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Astro Merger Sub, Inc., a Maryland corporation, which we refer to as “Merger Sub,” was formed solely for purposes of facilitating the Parent Entities’ acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the terms and conditions of merger agreement, on the closing date, Merger Sub will merge with and into the Company and the Company will continue as the surviving entity.
The Special Meeting (page 26)
The Proposals
The special meeting of our stockholders will be held on June 25, 2024 at 10:00 a.m., Mountain Time, at the Company’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237. At the special meeting, holders of our Class A common stock, $0.01 par value per share, which we refer to as “common stock,” as of the record date, which was the close of business on May 13, 2024, will be asked to consider and vote on (1) a proposal to approve the merger in accordance with the terms of the merger agreement, which proposal we refer to as the “merger proposal,” (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, which proposal we refer to as the “advisory compensation proposal,” and (3) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal, which proposal we refer to as the “adjournment proposal.” If the merger is approved by our stockholders and completed as contemplated by the merger agreement, each share of common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive $39.12 in cash, without interest and less any applicable withholding taxes.
Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Record Date, Notice and Quorum
All holders of record of our common stock as of the record date, which was the close of business on May 13, 2024, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each holder of common stock is entitled to one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, our outstanding voting securities consisted of 145,104,221 shares of common stock. Holders of our preferred stock as of the close of business on the record date are entitled to notice of, but may not vote at, the special meeting. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting and is not being solicited.

The presence in person or by proxy of our stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so we do not expect there to be any broker non-votes at the special meeting.
Required Vote
Completion of the merger requires approval of the merger proposal by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. Each share of common stock is entitled to one vote on each matter to be voted on. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or vote at the special meeting (including by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as voting against the merger proposal. Holders of our preferred stock are not entitled to vote on the merger proposal.
The approval of the advisory compensation proposal and the approval of the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of either of these proposals is not a condition to completion of the merger. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of either proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of either proposal. Holders of our preferred stock are not entitled to vote on either the advisory compensation proposal or the adjournment proposal.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 1,672,286 shares of our common stock, entitling them to exercise approximately 1.15% of the total combined voting power of our common stock at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares that they own in favor of the merger proposal, in favor of the advisory compensation proposal and in favor of the adjournment proposal, although they have no obligation to do so.
Proxies; Revocation
Any of our stockholders of record entitled to vote may authorize a proxy to vote his, her or its shares of common stock by returning the enclosed proxy card, authorizing a proxy or voting instructions by telephone or through the Internet, or by attending the special meeting and voting in person. If the shares of common stock that you own are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker.
Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Corporate Secretary or by your voting at the special meeting. Attendance at the special meeting alone will not be sufficient to revoke a previously authorized proxy.
If you own common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.
The Merger (page 29)
Pursuant to the merger agreement, on the closing date, Merger Sub will merge with and into the Company and the separate existence of Merger Sub will cease, and the Company will be the surviving entity in the merger. We use the term “Surviving Corporation” in this proxy statement to refer to the Company following the effective time of the merger. The Surviving Corporation will be a wholly owned subsidiary of the Parent Entities following the effective time.

The merger will become effective upon the later of the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of Maryland or on such other date and time (not to exceed one business day after the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as may be agreed between the parties to the merger agreement and specified in the articles of merger. We use the term “effective time” in this proxy statement to refer to the time the merger becomes effective.
Recommendation of Our Board of Directors (page 41)
Our board has unanimously:
•	approved and declared advisable the merger agreement and the merger and the other transactions contemplated thereby;
•
determined the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and conditions of the merger agreement to be advisable and in the best interests of the Company and our stockholders; and

•	recommended that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Opinion of Our Financial Advisor (page 43 and Annex B)
In connection with the transactions contemplated by the merger agreement, on April 7, 2024, Citigroup Global Markets Inc., which we refer to as “Citi,” delivered an oral opinion, subsequently confirmed by the delivery of a written opinion dated April 7, 2024, to our board as to the fairness, from a financial point of view and as of the date of the written opinion, of the consideration of $39.12 in cash per issued and outstanding share of our common stock to be received by the holders of our issued and outstanding common stock pursuant to the merger agreement (other than the Company, the Parent Entities or Merger Sub). The full text of Citi’s written opinion dated April 7, 2024, which describes the assumptions made, qualifications, limitations and other matters considered on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of Citi’s opinion set forth in the section entitled “The Merger—Opinion of Our Financial Advisor” is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion, the issuance of which was authorized by Citi’s fairness opinion committee, was provided for the information of our board (in its capacity as such) in its evaluation of the proposed merger and was limited to the fairness, from a financial point of view, as of the date of the opinion, of the consideration of $39.12 in cash per issued and outstanding share of our common stock to be received by the holders of our issued and outstanding common stock pursuant to the merger agreement (other than the Company, the Parent Entities or Merger Sub). Citi’s opinion does not address any other aspects or implications of the transaction contemplated by the merger agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger. Citi’s opinion does not address our underlying business decision to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which we might engage.
For further information, see the section entitled “The Merger—Opinion of Our Financial Advisor” and Annex B.
Treatment of Common Stock, Preferred Stock and Compensatory Awards (page 61)
Common Stock
The merger agreement provides that, at the effective time, each share of our common stock issued and outstanding as of immediately prior to the effective time (other than shares of common stock held by the Company or any subsidiary of the Company or by the Parent Entities or Merger Sub immediately prior to the effective time (collectively, “excluded common stock”)) will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $39.12 per share, without interest (such per share amount, the “common stock merger consideration”) and less any applicable withholding taxes. Excluded common stock will be automatically cancelled and retired without any conversion thereof and will cease to exist with no consideration being paid with respect thereto in connection with, or as a consequence of, the merger.

If we declare or pay a dividend on our common stock to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the common stock merger consideration will be decreased by an amount equal to the per share amount of such dividend on the common stock so declared or paid by us.
Preferred Stock
The merger agreement provides that, substantially concurrently with the effective time, the Company will effect the redemption of, or make an irrevocable deposit pursuant to the terms of the Class A preferred stock, par value $0.01 per share, of the Company, which we refer to as “preferred stock,” in respect to the amount required to redeem, all outstanding shares of the preferred stock at a redemption price payable in cash, by or on behalf of the Company, in an amount equal to $100,000 per share of preferred stock plus accumulated, accrued and unpaid dividends thereon, if any, to, but excluding, the date of redemption (the “preferred stock redemption payment”). From and after the effective time, the preferred stock will no longer be outstanding and all rights of the holders thereof will terminate, except for the right to receive the preferred stock redemption payment.
Restricted Stock Awards
The merger agreement provides that, immediately prior to the effective time, each award of restricted company common stock (which we refer to as a “restricted stock award”) that is outstanding immediately prior to the effective time, whether vested or unvested (except as provided below), will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock subject to the restricted stock award immediately prior to the effective time by (ii) the common stock merger consideration (with any performance goals applicable to such restricted stock award measured at the greater of target level performance and actual performance through the date of the closing), and in the event that any portion of a restricted stock award does not vest based on performance, the shares of our common stock underlying such portion of the restricted stock award will be cancelled as of the effective time without payment. In addition, each holder of a restricted stock award, to the extent such award is not so cancelled, will be paid an amount equal to all accrued and unpaid cash dividends up to, and including, the effective time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable award agreement.
Company Stock Options
The merger agreement provides that, at the effective time, each award of stock options to purchase our common stock (which we refer to as an “option”) that is outstanding immediately prior to the effective time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined pursuant to the Company’s 2007 Stock Award and Incentive Plan, 2020 Stock Award and Incentive Plan (which we refer to together as the “incentive award plans”) or the Company’s 2020 Employee Stock Purchase Plan (which we refer to as the “Company ESPP”), as applicable, and the applicable award agreement and in accordance with the terms and conditions of the merger agreement, which is equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock underlying such option immediately prior to the effective time (with any performance goals applicable to such option measured at the greater of target level performance and actual performance through the closing date), by (ii) fair value as determined in accordance with the Company’s historical policies and practices.
Treatment of the Company ESPP (page 62)
The merger agreement provides that as soon as practicably possible following the date of the merger agreement, we will take all actions with respect to the Company ESPP to (i) shorten any offering period in effect as of the date of the merger agreement by setting a “new purchase date” (within the meaning of the Company ESPP) in respect of such offering period that is no later than the last payroll date occurring at least 10 business days prior to the closing date (after crediting contributions for such payroll date) and on such date cause the exercise of each outstanding option under the Company ESPP and (ii) ensure that as of such date, no offering periods or purchase periods commence and no payroll deductions or other contributions are made or effected with respect to the Company ESPP. The merger agreement also provides that we will take all actions with respect to the Company ESPP to provide that, subject to the consummation of the merger, the Company ESPP will terminate immediately prior to the effective time.

Treatment of Interests in the Partnership (page 62)
The issued and outstanding equity interests of the Company’s operating partnership, Apartment Income REIT, L.P. (the “Partnership”), including the Partnership Common Units (as defined in the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 7, 2021, together with the Amended and Restated Partnership Unit Designation for the Class I High Performance Partnership Units and the Partnership Unit Designations for the preferred units of the Partnership and the LTIP units of the Partnership (which we refer to as “LTIP units”), and as may be further amended, modified, restated or supplemented (the “Partnership LPA”)), the Class One Partnership Preferred Units, the Class Two Partnership Preferred Units, the Class Three Partnership Preferred Units, the Class Four Partnership Preferred Units, the Class Six Partnership Preferred Units, the Class Seven Partnership Preferred Units, the Class Eleven Partnership Preferred Units, the Class Twelve Partnership Preferred Units, the LTIP units and the Class I High Performance Partnership Units (we refer to all such units of the Partnership collectively as the “Partnership units”), will be unaffected by the merger and will remain issued and outstanding and will continue to have the rights and privileges set forth in the Partnership LPA .
At or prior to the effective time, the Partnership LPA will be amended by AIR-GP, Inc. (the “General Partner”) to provide that, following the effective time, (i) the Partnership will pay cash to those holders of Partnership units who elect to redeem their Partnership units in accordance with the terms of the Partnership LPA (and will not exercise its right to pay for such redeemed Partnership units in shares of our common stock), (ii) any Partnership units redeemed on the closing date or within 10 days thereafter will be valued at an amount equal to the common stock merger consideration minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the closing date and ending on the date a notice of redemption is received and (iii) any Partnership units redeemed after the 10th day following the closing date will be valued by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, as appropriate (which we refer to as the “LPA Amendment”).
Certain of our executive officers hold vested and unvested LTIP units, which will be unaffected by the merger and will remain issued and outstanding and will continue to have the rights and privileges set forth in the Partnership LPA. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” for information about interests that our directors and executive officers have in the merger that are different than yours.
This proxy statement does not constitute an offer to exchange any limited partnership units.
Financing (page 49)
In connection with the closing of the merger, the Parent Entities will cause an aggregate of approximately $5.7 billion to be paid to the holders of our common stock (other than the excluded common stock), and holders of preferred stock, restricted stock awards and options. The Parent Entities have informed us that in connection with the closing of the merger, the Parent Entities expect to cause the outstanding indebtedness under our revolving credit facility, term loans and unsecured notes to be repaid in full. The Parent Entities also expect certain of our mortgage loans to be repaid or remain outstanding. As of April 30, 2024, we had approximately $325 million aggregate principal amount outstanding under our revolving credit facility. As of March 31, 2024, we had approximately $875 million aggregate principal amount outstanding under our term loans and unsecured notes and approximately $2.3 billion in mortgage loans outstanding.
The Parent Entities have informed us that they have received a debt commitment letter from Wells Fargo Bank, National Association, Bank of Montreal, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Barclays Bank PLC, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Société Générale and Deutsche Bank AG, New York Branch, providing for debt financing in an aggregate amount of up to approximately $2.65 billion, and that they currently are pursuing obtaining an additional approximately $850 million to $2.15 billion of debt financing, in each case to be incurred by the Partnership and/or certain of its subsidiaries, which would be provided substantially concurrently with the closing of the merger. The Parent Entities expect that the Partnership will have approximately $5.3 billion to $6.8 billion of outstanding indebtedness immediately following the closing of the merger. In addition, it is expected that the Sponsor will contribute equity to the Parent Entities for the purpose of funding the acquisition costs (including the common stock merger consideration) that are not covered by such debt financing.
The Parent Entities have informed us that in addition to the payment of the common stock merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, funding working capital requirements, and for other costs and expenses related to the financing and the merger. The Parent Entities have informed us that they currently believe that the funds to be borrowed under the potential debt financing would be secured by, among other things, a first priority mortgage lien on certain properties that are wholly owned by the Company, certain escrows and reserves and such other pledges and security required by the lenders to secure and perfect their interests in the applicable collateral, and that such debt financing would be conditioned on the merger being completed and other customary conditions for similar financings.
The merger agreement does not contain a financing condition to the closing of the merger. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, in each case at the Parent Entities’ sole cost and expense, such customary cooperation reasonably requested in writing by the Parent Entities in connection with the arrangement of any financing with respect to us or our subsidiaries, or our or our subsidiaries’ real property. For more information, see the sections entitled “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Merger.”
Interests of Our Directors and Executive Officers in the Merger (page 50)
Our directors and executive officers have certain interests in the merger that are different from, or in addition to, those of our stockholders generally. See the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” for information about interests that our directors and executive officers have in the merger that are different than yours.
No Solicitation of Acquisition Proposals (page 76)
Under the terms of the merger agreement, from and after the date of the merger agreement, other than as permitted by certain exceptions described in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals,” we and our subsidiaries are subject to restrictions on our ability to solicit any acquisition proposal (as defined below in the section entitled “The Merger Agreement—Stockholders Meeting”) or inquiry, including, among others, restrictions on our ability to (1) solicit, initiate, seek, knowingly encourage or facilitate any acquisition proposal or any inquiry (as defined below in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals”) that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (2) enter into, continue or otherwise participate in discussions or negotiations with, or furnish any non-public information relating to the Company, the Partnership and each of their respective subsidiaries (which we collectively refer to as the “acquired companies”) to, or afford access to the books or records or officers of the acquired companies to, any third party, in each case, with respect to an acquisition proposal or inquiry, (3) approve or recommend an acquisition proposal, (4) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any alternative acquisition agreement (as defined below in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals”) or (5) resolve, propose or agree to do any of the foregoing.
Subject to the terms of the merger agreement, if prior to the approval of the merger by the required company stockholder approval (1) we or any of our subsidiaries has received a bona fide written acquisition proposal from a third party (that did not result from a breach of our obligations described in the sections entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” and “The Merger Agreement—Obligation of Our Board of Directors with Respect to Its Recommendation”) and (2) our board determines in good faith, after consultation with its financial and outside legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as defined below in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals”), then we and our representatives may (A) enter into an acceptable confidentiality agreement with such third party and/or its representatives and, pursuant to an acceptable confidentiality agreement, furnish non-public information, and afford access to the books or records or officers of the acquired companies, to such third party and its representatives and (B) engage in discussions and negotiations with such third party and its representatives with respect to the acquisition proposal; provided that we provide notice to the Parent Entities as required under the merger agreement.
Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the merger agreement if our board approves, and substantially concurrently with the termination of the merger agreement, we enter into an alternative acquisition agreement providing for the implementation of a superior proposal (provided that such termination will not be effective until we have paid the company termination fee (as described below in the section entitled “The Merger Agreement—Termination Fees—Company Termination Fee”)).

Conditions to the Merger (page 87)
Completion of the merger depends upon the satisfaction or, to the extent permitted by law, waiver of a number of conditions, including, among others, that:
•	the required company stockholder approval has been obtained;
•
no governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable law or order, judgment, injunction, decree, writ, stipulation, directive, ruling, settlement, determination, decision, verdict or award, whether civil, criminal or administrative (which we collectively refer to as a “governmental order”), which remains in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the merger;

•
our, the Parent Entities’ and Merger Sub’s respective representations and warranties in the merger agreement must be true and correct in the manner described in the section entitled “The Merger Agreement—Conditions to the Merger”;

•
we, the Parent Entities and Merger Sub must have performed in all material respects all covenants and agreements required to be performed by us and them under the merger agreement on or prior to the closing date;

•
from the date of the merger agreement through the closing date, there must not have occurred any material adverse effect (as defined below in the section entitled “The Merger Agreement—Representations and Warranties”) or any effect, change, development, circumstance, occurrence or event that, individually or in the aggregate would reasonably be expected to have a material adverse effect;

•
we and the Parent Entities must have received from the other party a certificate, dated as of the closing date, certifying that certain conditions have been satisfied, as described in the section entitled “The Merger Agreement—Conditions to the Merger”; and

•
the Parent Entities must have received a written tax opinion of our counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) (or such other nationally recognized REIT counsel as may be reasonably acceptable to the Parent Entities and us), dated as of the closing date and addressed to us (which opinion will be subject to customary assumptions, qualifications and representations, including representations made by the acquired companies in officer’s certificates), to the effect that, commencing with our initial taxable year ended December 31, 2020 through our hypothetical short taxable year ended on the closing date immediately prior to the closing (the “hypothetical short taxable year”), we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code (without regard to the effects of the closing, any action (or inaction) taken after the closing, or the distribution requirements of Section 857(b) of the Code for the hypothetical short taxable year).

Termination of the Merger Agreement (page 89)
We and the Parent Entities may mutually agree to terminate the merger agreement and abandon the merger at any time prior to the effective time, even after we have obtained the required company stockholder approval.
Termination by Either the Company or the Parent Entities
In addition, we, on the one hand, or the Parent Entities, on the other hand, may terminate the merger agreement upon notice to the other party at any time prior to the effective time (with respect to the first two bullets below, even after we have obtained the required company stockholder approval), if:
•
the closing has not occurred on or before 5:00 p.m. (Eastern Time) on October 7, 2024 (as it may be extended in accordance with the merger agreement, the “end date”); provided, however, that the end date may be extended at the option of the Parent Entities or us, by written notice to the other party, to 5:00 p.m. (Eastern Time) on January 7, 2025, if the condition described in the second bullet below in the section entitled “The Merger Agreement—Conditions to the Merger” has not been satisfied or waived on or prior to the end date (solely as a result of a governmental order that remains in effect which has arisen as a result of a proceeding initiated by a governmental authority), but all other conditions to closing have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the closing, which conditions must be capable of being satisfied at such time; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure (and in the case of the Parent Entities, the failure of Merger Sub) to perform any covenant or obligation under the merger agreement has been the principal cause of, or resulted in, the failure of the closing to have occurred on or before the end date;
•
any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or governmental order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the merger and such law or governmental order has become final and non-appealable; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure (and in the case of the Parent Entities, the failure of Merger Sub) to perform any covenant or obligation under the merger agreement has been the principal cause of, or resulted in, the issuance of such law or governmental order; or

•
(i) the special meeting (including any adjournments and postponements thereof) has been held and completed and our common stockholders have voted on a proposal to approve the merger and (ii) the merger has not been approved at the special meeting (and has not been approved at any adjournment or postponement of the special meeting) by the required company stockholder approval.

Termination by the Company
We may also terminate the merger agreement by written notice to the Parent Entities at any time prior to the effective time, even after we have obtained the required company stockholder approval (except as otherwise specified below), if:
•
(i) there is any breach by the Parent Entities or Merger Sub of any representation, warranty, covenant or agreement of the Parent Entities or Merger Sub set forth in the merger agreement that would give rise to the failure of any closing condition relating to their representations, warranties, covenants or agreements, (ii) we have delivered written notice to the Parent Entities of such breach, and (iii) such breach is not capable of cure prior to the end date or is not cured by the Parent Entities or Merger Sub on or before the earlier of (a) the end date and (b) the date that is 30 calendar days following the date of our delivery of such written notice to the Parent Entities; provided, however, that we do not have the right to terminate the merger agreement pursuant to this bullet if we are then in breach of any of our covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to our representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied;

•
prior to receipt of the required company stockholder approval, our board has effected an adverse recommendation change (as defined in the section entitled “The Merger Agreement—Obligation of Our Board of Directors with Respect to Its Recommendation”) in order to enter into a definitive agreement with respect to a superior proposal; provided that we have complied with the requirements described below in the sections entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” and “The Merger Agreement—Obligation of Our Board of Directors with Respect to Its Recommendation,” substantially concurrently with, or immediately following, such termination, we enter into the definitive agreement with respect to such superior proposal and prior to or concurrently pay the company termination fee (as described below) (and such termination of the merger agreement will not be effective until we have paid the company termination fee); or

•	all of the following requirements are satisfied:
○
all of the mutual conditions to the parties’ obligations to consummate the merger and the additional conditions to the obligations of the Parent Entities and Merger Sub to effect the merger have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, so long as such conditions are at the time of delivery of the notice referred to in the third sub-bullet of this section capable of being satisfied as if such time were the closing);

○	the Parent Entities and Merger Sub fail to consummate the merger on the date the closing should have occurred pursuant to the merger agreement;

○
on or after the date the closing of the merger should have occurred pursuant to the merger agreement, we have delivered written notice to the Parent Entities confirming that all of the mutual conditions to the parties’ obligations to effect the merger and the additional conditions to the obligations of the Parent Entities and Merger Sub to consummate the merger have been satisfied or waived by the Parent Entities (other than those conditions that by their terms are to be satisfied by actions taken at the closing, so long as such conditions are at the time of delivery of the notice referred to in this sub-bullet of this section capable of being satisfied as if such time were the closing) and we are ready, willing and able to consummate the merger at such time; and

○
the Parent Entities or Merger Sub fail to consummate the merger within three business days after the delivery of the notice described in the immediately preceding sub-bullet and we were ready, willing and able to consummate the closing during such three business day period.

Termination by the Parent Entities
The Parent Entities may also terminate the merger agreement by written notice to us at any time prior to the effective time, even after we have obtained the required company stockholder approval (except as otherwise specified below), if:
•	all of the following requirements are satisfied:
○
we have breached any of our representations, warranties, covenants or agreements set forth in the merger agreement that would give rise to the failure of any of the closing conditions relating to our representations, warranties, covenants or agreements;

○	the Parent Entities have delivered written notice to us of such breach described in the immediately preceding sub-bullet; and
○
such breach described in the first sub-bullet of this section is not capable of cure prior to the end date or is not cured by us on or before the earlier of (i) the end date and (ii) the date that is 30 calendar days following the date of the Parent Entities’ delivery of the written notice to us described in the immediately preceding sub-bullet; provided, however, that the Parent Entities will not have the right to terminate the merger agreement under this bullet if the Parent Entities or Merger Sub is then in breach of any of its covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to their representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied.

•
(1) prior to receipt of the required company stockholder approval, our board has effected an adverse recommendation change and that adverse recommendation change has not been withdrawn, (2) we have failed to publicly recommend against any tender offer or exchange offer for our common stock subject to Regulation 14D under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders) within 10 business days after the commencement of such tender offer or exchange offer, (3) prior to the receipt of the required company stockholder approval, our board has failed to publicly reaffirm the recommendation of our board regarding the merger proposal within 10 business days following the date an acquisition proposal has been first publicly announced (or, if the special meeting is scheduled to be held within 10 business days after the date an acquisition proposal has been publicly announced, as far in advance of the date on which the special meeting is scheduled to be held as is reasonably practicable) or (4) any acquired company enters into an alternative acquisition agreement.

Termination Fees (page 91)
Company Termination Fee
We have agreed to pay the Parent Entities a termination fee of $183 million (the “company termination fee”), if:
•	all of the following requirements are satisfied:
○	we or the Parent Entities validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the

Merger Agreement—Termination by Either the Company or the Parent Entities” (and at the time of such termination we are not able to terminate the merger agreement pursuant to the provision described in the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” or the provision described in the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities”), or the Parent Entities validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Parent Entities”; and
○
(1) a third party has made an acquisition proposal to us or our representatives or has publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an acquisition proposal (and in the case of a termination pursuant to the provision described in the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities,” such acquisition proposal or publicly proposed or announced intention was made prior to the date of the special meeting (including any adjournments and postponements thereof)), and (2) within 12 months of such termination of the merger agreement, we enter into a definitive agreement providing for the implementation of any acquisition proposal or any acquisition proposal is consummated (provided, however, that for purposes of this bullet, the references to “15%” in the definition of “acquisition proposal” will be deemed to be references to “50%”);

•
the Parent Entities validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Parent Entities”; or

•
we validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”.

However, the company termination fee will equal $92 million if the merger agreement is terminated by us pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” on or prior to May 27, 2024 to enter into a definitive agreement with an excluded party (as described in the section entitled “The Merger Agreement—Termination Fees—Company Termination Fee”) providing for the implementation of a superior proposal.
The Parent Entities Termination Fee
The Parent Entities have agreed to pay to us a termination fee of $550 million (the “parent termination fee”) if we validly terminate the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”
Limited Guarantee and Remedies (page 92)
On April 7, 2024, in connection with the execution of the merger agreement, Blackstone Real Estate Partners X L.P. (which we refer to as the “Sponsor”) delivered to the Parent Entities an executed guarantee in our favor to guarantee, subject to the terms and limitations contained therein, the Parent Entities’ payment obligations with respect to the parent termination fee and certain expenses, reimbursement and indemnification obligations of the Parent Entities under the merger agreement as set forth in the limited guarantee.
The maximum aggregate liability of the Sponsor under the limited guarantee will not exceed $550 million, plus the reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by us in connection with any litigation or other proceeding brought by us to enforce our rights under the limited guarantee if we prevail in such litigation or proceeding, together with interest at the “prime rate” as published in The Wall Street Journal plus 2% per annum.
We cannot seek specific performance to require the Parent Entities or Merger Sub to consummate the merger and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against the Parent Entities and Merger Sub relating to any breach of the merger agreement or otherwise will be the right to receive the parent termination fee and certain expense reimbursements and other costs under the conditions described below in the section entitled “The Merger Agreement—Termination Fees—Parent Termination Fee” and the section entitled “The Merger Agreement—Limited Guarantee and Remedies.” The Parent Entities and Merger Sub may, however, seek specific performance to require us to consummate the merger.
Regulatory Matters (page 57)
We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the merger, other than the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of Maryland.
No Dissenters’ Rights of Appraisal (page 95)
We are organized as a corporation under Maryland law. Because our common stock was listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our stockholders holding our common stock do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the Maryland General Corporation Law in connection with the merger. In addition, holders of our preferred stock do not have appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the Maryland General Corporation Law in connection with the merger because such holders are not entitled to vote on the merger proposal.
U.S. Federal Income Tax Considerations of the Merger (page 57)
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations of the Merger”) in exchange for such U.S. Holder’s shares of our common stock pursuant to the merger will be a taxable transaction. In general, such U.S. Holder’s gain or loss will be an amount equal to the difference, if any, between the cash such U.S. Holder receives pursuant to the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged in the merger.
If you are a Non-U.S. Holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations of the Merger”), the merger will generally not result in U.S. federal income tax to you unless you have certain connections to the United States, but you may be subject to U.S. backup withholding tax unless you comply with certain certification procedures or otherwise establish a valid exemption from U.S. backup withholding taxes.
For a more complete description of the U.S. federal income tax considerations of the merger, see the section entitled “The Merger—U.S. Federal Income Tax Considerations of the Merger”.
Holders of our common stock should consult their tax advisors concerning the U.S. federal income tax consequences of the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting of Our Common Stock and Deregistration of Our Common Stock (page 59)
If the merger is completed, our common stock will no longer be traded on the NYSE and our common stock will be deregistered under the Exchange Act.
Legal Proceedings (page 59)
As of May 21, 2024, the Company has received four demands from purported stockholders, one of which included a draft complaint. The demands allege that certain disclosures in the preliminary proxy statement filed in connection with the proposed transaction between AIR and Blackstone omitted certain purportedly material information regarding, among other things, the background of the transaction, the Company’s financial projections and Citi’s financial analyses and disclosure. One demand included a draft complaint asserting violations of Sections 14(a) and 20(a) of the Exchange Act, and Rule 14a-9. The Company believes that the allegations in the demands are without merit.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Annex A.
Q:	What is the proposed transaction?
A:
The proposed transaction is the acquisition of the Company and its subsidiaries, including the Partnership, by affiliates of Blackstone pursuant to the merger agreement. After the merger proposal has been approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and a wholly owned subsidiary of the Parent Entities. The merger will occur at the time provided in the merger agreement. For additional information about the merger, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Q:	As a stockholder, what will I receive in the merger?
A:	For each outstanding share of common stock that you own immediately prior to the effective time, you will receive $39.12 in cash, without interest and less any applicable withholding taxes.
Q:	Will I receive any regular quarterly dividends with respect to the common stock that I own?
A:
Under the terms of the merger agreement, we may not authorize, declare or pay any dividends to the holders of shares of our common stock without the prior written consent of the Parent Entities, other than dividends determined in good faith to be required to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code (with any such additional required dividend resulting in a corresponding decrease to the common stock merger consideration).

Q:	What will happen to my restricted stock?
A:
Immediately prior to the effective time, each outstanding restricted stock award, whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock subject to the company restricted stock award immediately prior to the effective time by (ii) the common stock merger consideration (with any performance goals applicable to such company restricted stock award measured at the greater of target level performance and actual performance through the date of the closing), and in the event that any portion of a company restricted stock award does not vest based on performance, the shares of our common stock underlying such portion of the company restricted stock award will be cancelled as of the effective time without payment.

Q:	What will happen to my stock options?
A:
Immediately prior to the effective time, each award of options to purchase our common stock that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined pursuant to the applicable incentive award plan or the Company ESPP, as applicable, and the applicable award agreement and in accordance with the terms and conditions of the merger agreement, which is equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock underlying such option immediately prior to the effective time (with any performance goals applicable to such option measured at the greater of target level performance and actual performance through the closing date), by (ii) fair value as determined in accordance with the Company’s historical policies and practices.

Q:	What will happen to the Company ESPP?
A:
The Company will shorten any offering period in effect as of the date of the merger agreement by setting a “new purchase date” (within the meaning of the Company ESPP) in respect of such offering period that is no later than the last payroll date occurring at least 10 business days prior to the closing date (after crediting contributions for such payroll date) and on such date cause the exercise of each outstanding option under the Company ESPP. We will provide employees who are participating in the Company ESPP with notice of the new purchase date. After such date, no offering periods or purchase periods will commence and no payroll deductions or other contributions will be made pursuant to Company ESPP. At the effective time, the Company ESPP will terminate.

Q:	What will happen to the incentive award plans in the merger?
A:	At the effective time, the incentive award plans will terminate.
Q:	When do you expect the merger to be completed?
A:
If our stockholders vote to approve the merger proposal, and assuming that the other conditions to the merger are satisfied or waived, it is anticipated that the merger will be completed in the third quarter of 2024. Pursuant to the merger agreement, the closing of the merger will take place on the third business day after satisfaction or waiver of the conditions to the merger described under “The Merger Agreement—Conditions to the Merger” (other than those conditions that by their nature are to be satisfied or waived at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing) or at such other date as mutually agreed by the Parent Entities and us. For further information regarding the timing of the closing of the merger, see “The Merger Agreement—Effective Times; Closing Date.”

Q:	What happens if the merger is not completed?
A:
If the merger proposal is not approved by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their common stock pursuant to the merger agreement. Instead, Apartment Income REIT Corp. will remain a public company, our common stock will continue to be registered under the Exchange Act and to be listed on the NYSE, and our common stock, preferred stock and restricted stock will remain outstanding. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay the Parent Entities the company termination fee. In certain other circumstances, the Parent Entities will be required to pay us the parent termination fee upon termination of the merger agreement.

Q:	If the merger is completed, how do I obtain the merger consideration for my common stock?
A:
Following the completion of the merger, your shares of common stock will automatically be converted into the right to receive your portion of the aggregate common stock merger consideration. Shortly after the merger is completed, you will receive an instruction letter describing how you may exchange your shares of common stock for the common stock merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the common stock merger consideration.

Q:	When and where is the special meeting?
A:
The special meeting will be held on June 25, 2024 at 10:00 a.m., Mountain Time, at the Company’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237. Please contact Investor Relations at (303) 691-4566 if you have any other questions in connection with attending the special meeting.

Q:	Who can vote and attend the special meeting?
A:
All holders of record of our common stock as of the record date, which was the close of business on May 13, 2024, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each holder of common stock is entitled to one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date.

Holders of our preferred stock as of the close of business on the record date are entitled to notice of, but may not vote at, the special meeting. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting and is not being solicited.
Q:	What vote of stockholders is required to approve the merger proposal?
A:
Approval of the merger proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger proposal.

Q:	What vote of stockholders is required to approve the advisory compensation proposal?
A:
Approval of the advisory compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	What vote of stockholders is required to approve the adjournment proposal?
A:
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. Pursuant to our bylaws, the chairman of the meeting may also adjourn the special meeting from time to time without the approval of the stockholders, subject to the terms of the merger agreement.

Q:	Why is my vote important?
A:
If you do not authorize your proxy or voting instructions or vote at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the merger proposal must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter at the special meeting, your failure to authorize your proxy or voting instructions or to vote at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger proposal.

Q:	How does the common stock merger consideration compare to the market price of the Company’s common stock?
A:
The common stock merger consideration of $39.12 per share represents a premium of approximately 25% over the closing price of our common stock on April 5, 2024, the last trading day prior to the announcement of the merger agreement, and a 25% premium to the volume weighted average share price on the NYSE over the previous 30 days prior to the announcement of the merger agreement.

Q:	How does our board of directors recommend that I vote?
A:	Our board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Q:	Why am I being asked to consider and cast a vote on the advisory compensation proposal?
A:
The SEC has adopted rules that require companies to seek a nonbinding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger.

Q:	What will happen if stockholders do not approve the advisory compensation proposal?
A:
The vote to approve the advisory compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Approval of this proposal is not a condition to completion of the merger. The vote on this proposal is an advisory vote only, and it is not binding on us or our board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the vote on the advisory compensation proposal, if the merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the merger.
Q:	Do any of the Company’s directors and executive officers have any interest in the merger that is different than mine?
A:
Our directors and executive officers have certain interests in the merger that are different from, or in addition to, those interests of our stockholders generally. See “The Merger—Interests of Our Directors and Executive Officers in the Merger” for information about interests that our directors and executive officers have in the merger that are different than yours.

Q:	What do I need to do now?
A:
After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares or authorize a proxy to vote your shares in one of the ways described below as soon as possible. Holders of our common stock will be entitled to one vote for each share of common stock owned as of the record date.

Q:	How do I cast my vote?
A:
If you are a stockholder of record on the record date, you may vote at the special meeting or authorize a proxy to vote your shares at the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling 1-800-690-6903 or on the Internet at www.proxyvote.com. Telephone and Internet voting are available 24 hours a day until 11:59 p.m., Mountain Time, the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided.

Q:	How do I cast my vote if my common stock is held of record in “street name”?
A:
If you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares. If you hold your shares through a broker, bank or other nominee and wish to vote at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:	What will happen if I abstain from voting or fail to vote?
A:
With respect to the merger proposal, if you abstain from voting, fail to cast your vote at the special meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. With respect to the advisory compensation proposal and the adjournment proposal, if you abstain from voting, fail to cast your vote at the special meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals.

Q:	How will proxy holders vote my common stock?
A:
If you properly authorize a proxy prior to the special meeting, your shares will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares will be voted “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.

Q:	What happens if I sell my common stock before the special meeting?
A:
If you held shares of common stock on the record date but transfer them prior to the effective time, you will retain your right to vote at the special meeting, but not the right to receive the common stock merger consideration for those shares. The right to receive such consideration when the merger becomes effective will pass to the person who at that time owns the shares you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?
A:
Yes. If you own common stock as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending and voting at the special meeting. Attendance at the special meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker, bank or other nominee to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	Is the merger expected to be taxable to me?
A:
The exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations of the Merger”) who exchanges shares of our common stock for cash in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. If you are a Non-U.S. Holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations of the Merger”), the merger will generally not result in U.S. federal income tax to you unless you have certain connections to the United States, but you may be subject to U.S. backup withholding tax unless you comply with certain certification procedures or otherwise establish a valid exemption from U.S. backup withholding taxes.

For a more complete description of the U.S. federal income tax considerations of the merger, see the section entitled “The Merger—U.S. Federal Income Tax Considerations of the Merger.”
Q:	What rights do I have if I oppose the merger?
A:
If you are a stockholder of record on the record date, you can vote against the merger proposal. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger. Because shares of our common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, pursuant to the Maryland General Corporation Law, our stockholders who object to the merger do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the merger. In addition, holders of our preferred stock do not have appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the Maryland General Corporation Law in connection with the merger because such holders are not entitled to vote on the merger proposal. For more information, see “No Dissenters’ Rights of Appraisal.”

Q:	Where can I find the voting results of the special meeting?
A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

Q:	Can I participate if I am unable to attend the special meeting?
A:
If you are unable to attend the special meeting, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

Q:	Have any stockholders already agreed to approve the merger?
A:
No. To our knowledge, none of our stockholders have entered into any agreement to vote any of their shares of common stock either in favor or against any proposal at the special meeting. However, while they have no obligation to do so, our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger proposal.

Q:	Where can I find more information about the Company?
A:
We file certain information with the SEC, which is available on the SEC’s website at www.sec.gov and on our website at www.aircommunities.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. For more information, see “Where You Can Find More Information.”

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
We will bear the cost of solicitation of proxies for the special meeting. Our board is soliciting your proxy on our behalf. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our directors, officers and other employees. We have engaged MacKenzie Partners, Inc., which we refer to as “MacKenzie Partners,” to assist in the solicitation of proxies for a fee of $20,000, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:	Who can help answer my other questions?
A:	If after reading this proxy statement you have more questions about the special meeting or the merger, you should contact us at:
Apartment Income REIT Corp.
4582 South Ulster Street, Suite 1700
Denver, CO 80237
Attention: Corporate Secretary
(303) 757-8101
You may also contact MacKenzie Partners, our proxy solicitor, as follows:

MacKenzie Partners, Inc.
Email: proxy@mackenziepartners.com
Toll-Free: (800) 322-2885
If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents that we incorporate by reference herein contain certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the merger, including financial estimates and statements as to the expected timing, completion and effects of the merger. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding the merger, are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to:
•
our ability to complete the merger on the anticipated terms and timing, or at all, including our ability to obtain the required company stockholder approval to consummate the merger, and our ability to satisfy the other conditions to the completion of the merger;

•	potential litigation relating to the merger that could be instituted against us or our directors, managers or officers, including the effects of any outcomes related thereto;
•	the risk that disruptions from the merger will harm our business, including current plans and operations, including during the pendency of the merger;
•	our ability to retain and hire key personnel;
•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger;
•	legislative, regulatory and economic developments;
•	potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect our financial performance;
•	certain restrictions during the pendency of the merger that may impact our ability to pursue certain business opportunities or strategic transactions;
•
unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors;

•	the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring the Company to pay a termination fee;
•	our ability to maintain our status as a REIT under the Code through the effective time; and
•
our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by the Parent Entities of the parent termination fee in the amount of $550 million (which amount is guaranteed by the Sponsor), which may not be adequate to cover our damages.

There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period. The factors set forth above should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or consummation of the transactions contemplated by the merger agreement, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the

SEC’s website at www.sec.gov. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

PROPOSAL 1

MERGER PROPOSAL
We are asking our stockholders to vote on a proposal to approve the merger of Astro Merger Sub, Inc. with and into Apartment Income REIT Corp. in accordance with the terms of the merger agreement.
For detailed information regarding this proposal, see the information about the merger and the merger agreement throughout this proxy statement, including the information set forth under “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement.
Approval of the merger proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 1. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger proposal.
Approval of this proposal is a condition to the completion of the merger. In the event this proposal is not approved, the merger cannot be completed.
Recommendation of the Board of Directors
Our board unanimously recommends that our stockholders vote “FOR” the merger proposal.

PROPOSAL 2

ADVISORY COMPENSATION PROPOSAL
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our stockholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein (including that each named executive officer incurs a severance-qualifying termination immediately following the effective time), is presented under “The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger.”
The stockholder vote on this advisory compensation proposal is an advisory vote only, and it is not binding on us or our board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger. Approval of this proposal is not a condition to the completion of the merger.
We are asking our stockholders to vote “FOR” the following resolution:
“RESOLVED, that Apartment Income REIT Corp.’s stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Apartment Income REIT Corp. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under “The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger” (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”
Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 2. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.
Recommendation of the Board of Directors
Our board unanimously recommends that our stockholders vote “FOR” the advisory compensation proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.

PROPOSAL 3

ADJOURNMENT PROPOSAL
We are asking our stockholders to consider and vote on a proposal to approve any adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting if there are not sufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals.
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is not a condition to the completion of the merger. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 3. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.
Recommendation of the Board of Directors
Our board unanimously recommends that our stockholders vote “FOR” the adjournment proposal.

PARTIES TO THE MERGER
Apartment Income REIT Corp.
4582 South Ulster Street, Suite 1700
Denver, Colorado 80237
(303) 757-8101
We completed our separation from Aimco on December 15, 2020 and elected to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 2020. Our portfolio comprises 76 communities totaling 27,010 apartment homes located in 10 states and the District of Columbia. We offer a simple, predictable business model with focus on what we call the “AIR Edge,” the cumulative result of our focus on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. The AIR Edge is a durable operating advantage in driving organic growth, as well as making possible the opportunity for excess returns for properties new to AIR’s platform.
Apartment Income REIT Corp.’s common stock is listed on the NYSE and trades under the symbol “AIRC.”
Apex Purchaser LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Buyer 1 was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Aries Purchaser LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Buyer 2 was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Astro Purchaser LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Buyer 3 was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Buyer 1, Buyer 2 and Buyer 3 are affiliates of Blackstone.
Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $339 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, residential, office, hospitality and retail. Blackstone’s opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT), a U.S. non-listed REIT, and Blackstone’s European yield-oriented strategy. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Astro Merger Sub, Inc.
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Merger Sub was formed solely for purposes of facilitating the Parent Entities’ acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the terms and conditions of the merger agreement, on the closing date, Merger Sub will merger with and into the Company and we will continue as the Surviving Corporation.

THE SPECIAL MEETING
Date, Time and Purpose of the Special Meeting
This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board to be exercised at a special meeting to be held on June 25, 2024 at 10:00 a.m., Mountain Time. The special meeting will be held at Apartment Income REIT Corp.’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237.
The purpose of the special meeting is for you to consider and vote on the following matters:
1.
A proposal to approve the merger of Astro Merger Sub, Inc. with and into Apartment Income REIT Corp. pursuant to the terms of the Agreement and Plan of Merger, dated as of April 7, 2024, as it may be amended from time to time, by and among Apartment Income REIT Corp., Apex Purchaser LLC, Aries Purchaser LLC, Astro Purchaser LLC, and Astro Merger Sub, Inc.;

2.	A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and
3.	A proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal.
Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting. The affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter at the special meeting is required to approve the merger proposal and for the merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.
Record Date, Notice and Quorum
The close of business on May 13, 2024 is the record date for holders of our stock entitled to receive notice of, and holders of our common stock entitled to attend and vote at, the special meeting or any postponement or adjournment of the special meeting. Each holder of common stock is entitled to one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, our outstanding voting securities consisted of 145,104,221 shares of common stock. Holders of shares of our preferred stock as of the close of business on the record date are entitled to notice of, but may not vote at, the special meeting. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting and is not being solicited.
The presence in person or by proxy of our stockholders entitled to cast a majority of all of the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions and broker non-votes (as described below), if any, will be included in determining whether a quorum is present.
Required Vote
Completion of the merger requires approval of the merger proposal by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. Each holder of common stock is entitled to one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. Because the required vote for the merger proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or vote at the special meeting (including by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as voting against the merger proposal.
In addition, the approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the merger. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals.

Accordingly, in order for your shares to be voted, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote at the special meeting.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 1,672,286 shares of our common stock, entitling them to exercise approximately 1.15% of the total combined voting power of our common stock at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger proposal, in favor of the advisory compensation proposal and in favor of the adjournment proposal, although they have no obligation to do so.
Votes cast by proxy or at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine the number of shares of common stock represented at the special meeting, in person or by proxy.
How to Authorize a Proxy
Holders of record of our common stock may vote or cause their shares to be voted by proxy using one of the following methods:
•	mark, sign, date and return the enclosed proxy card by mail;
•	authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or
•	attend the special meeting and vote during the live webcast.
Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your shares as described above as promptly as possible.
Under NYSE rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a broker, bank or other nominee are represented at a meeting, but the broker, bank or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares. If you hold your shares through a broker, bank or other nominee, and wish to vote at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).
Because the merger proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the matter at the special meeting, the failure to provide your bank, broker or other nominee with voting instructions will have the same effect as a vote “AGAINST” the merger proposal. Because the approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.
Proxies and Revocation
If you authorize a proxy, your shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares will be voted in accordance with the recommendations of our board. Our board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:
•
by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Corporate Secretary at 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, Attention: Investor Relations;

•
by delivering to our Corporate Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same shares of common stock; or

•	by attending and voting at the special meeting.
Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.
Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Solicitation of Proxies
We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees, for which they will not receive additional compensation. We have engaged MacKenzie Partners to assist in the solicitation of proxies for a fee of $20,000, plus reimbursement of out-of-pocket expenses, and we have agreed to indemnify MacKenzie Partners against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.
Adjournments
Our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting (whether or not a quorum is present) to a later date and time and at a place announced at the special meeting. The adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without the Parent Entities’ consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).
Postponements
At any time prior to convening the special meeting, we may postpone the special meeting for any reason without the approval of our stockholders to a date not more than 120 days after the original record date (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without the Parent Entities’ consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

THE MERGER
General Description of the Merger
Under the terms of the merger agreement, affiliates of Blackstone will acquire us and our subsidiaries, including the Partnership, through the merger of Merger Sub with and into the Company. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation.
This proxy statement does not constitute an offer to exchange any limited partnership units.
Background of the Merger
On December 15, 2020, the Company, with the assistance of its advisors, including Skadden and Citi, was spun out from Aimco, creating an independent public company distinct from Aimco focused on the ownership of stabilized multi-family properties located in top markets in the United States. This spin-off was based on a long-term strategic review by Aimco and the belief that a separation would benefit both the Company and Aimco including, with respect to the Company, by, among other things, providing for a low leverage balance sheet, enhanced management focus, higher funds from operations (“FFO”) due to the elimination of earnings dilution from properties with reduced or no earnings during their development, redevelopment or lease-up and lower management costs due primarily to the elimination of overhead costs related to development and redevelopment activities. It was believed that these benefits would result in a lower cost of capital and an increased valuation of the Company in the public markets.
The board and the Company’s management regularly review the Company’s long-term strategic plan with the goal of maximizing stockholder value. As part of these ongoing evaluations, the board and the Company’s management have, from time to time, considered various strategic alternatives, including: (i) executing the Company’s existing strategy as a stand-alone public company, (ii) opportunistically selling all or portions of the Company’s properties and purchasing other companies and/or additional properties on attractive terms, (iii) working with third-party sources of private capital in joint ventures to expand the Company’s portfolio with a lower cost of capital, and (iv) possibly selling the Company to, or combining the Company with, a third party. In furtherance of these ongoing evaluations, the board had numerous regular discussions with representatives of Citi regarding the Company’s performance and potential strategic alternatives. From time to time since the Company’s separation from Aimco, various parties, including Blackstone, indicated to the Company that should an opportunity arise for such party to acquire properties from the Company and/or acquire the Company, such party would be inclined to consider such a transaction.
As part of executing on the board’s long-term strategic plan, the Company successfully (i) concluded all of its material contractual arrangements with Aimco, (ii) achieved and maintains an efficient cost structure, (iii) provided an efficient and effective way to invest in U.S. multi-family real estate, (iv) continuously improved our best-in-class property operations platform, (v) maintained a flexible, low levered balance sheet, and (vi) entered into several joint venture agreements to diversify its capital sources, crystalize value in its existing properties, and upgrade its property portfolio. In October 2021, the Company entered into one of those joint ventures with affiliates of Blackstone, which the Company has previously disclosed in its filings with the SEC as the “Virginia” joint venture.
Despite management’s execution of the board’s long-term strategic plan, the board remained aware that numerous challenges faced the Company and other publicly traded U.S. REITs, including, among other things, the high cost of capital, the interest rate environment, and competition from other apartment communities and other housing options.
On January 29, 2024, in connection with ordinary course board meetings, and building off of prior discussions among board members and representatives of Citi, and the regular review of the Company’s long-term strategic plan, the directors observed that: (i) the public markets did not appear to be fully valuing the Company’s high-quality and diversified portfolio of stabilized multi-family properties, its high-quality operating platform or its financial performance (including a low general and administrative expense and peer leading same-store net operating income growth), (ii) the Company’s FFO multiple was below its peers, and (iii) the Company common stock had traded at a discount to estimated net asset value since its separation from Aimco, including at a greater discount than its peer REITs. After discussion among the directors, the board believed that, as part of the board’s regular review of the Company’s strategy, it would be beneficial to better understand whether the Company could continue to effectively compete over the long term with companies benefiting from significantly lower costs of capital. The board also believed that it would be helpful to understand how a select group of third parties, with significant financial resources, a lower cost of capital, and a demonstrated interest in acquiring significant portfolios of multi-family apartment homes, would value the Company. After considering (i) Citi’s qualifications and experience advising, and familiarity with, multi-family real estate companies and (ii) Citi’s long-standing relationship with the Company, including the assistance Citi provided to the Company during its separation from Aimco, the board decided that the Company’s management should explore these questions with Citi and identify persons who would be likely to both place an attractive valuation on the Company at the highest price per share and have substantial available capital to effect such an acquisition. Each of Blackstone, another strategic buyer in the real estate industry (which we refer to as “Party A”) and a sovereign wealth fund (which we refer to as “Party B”) were identified as being familiar with the Company’s operations, properties and platform and as having substantial available capital to effect an acquisition of the Company. Based on the foregoing and advice from Citi, (i) the board and the Company’s management believed that Blackstone, Party A, and Party B were the persons most likely to place an attractive valuation on the Company at the highest price per share and (ii) the board determined that it was unlikely other bidders existed with sufficient financial resources to acquire the Company at a valuation higher than the valuations likely to come from the three identified bidders. The board then authorized Citi to have informal discussions with Blackstone, Party A, and Party B to ascertain how they would value the Company based on publicly available information, but made it clear to Citi, and instructed Citi to inform Blackstone, Party A and Party B, that no decision had been made to market the Company.
During the course of February 2024, representatives of Citi had informal discussions with representatives of Blackstone and asked Blackstone for its views on the value of the Company. Blackstone informed representatives of Citi that, based on publicly available information, its preliminary valuation of the Company would be in the range of $35-36 per share of the Company common stock, in cash. No non-public information regarding the Company was shared at that time and no terms of any potential transaction were discussed.
During the course of February 2024, representatives of Citi had informal discussions with representatives of Party A and asked Party A for its views on the value of the Company. Party A informed representatives of Citi that, based on publicly available information, its preliminary valuation of the Company would be in the range of $37-39 per share of the Company common stock, in cash. No non-public information regarding the Company was shared at that time and no terms of any potential transaction were discussed.
During the course of February 2024, representatives of Citi had informal discussions with representatives of Party B and asked Party B for its views on the value of the Company. Party B informed representatives of Citi that it was not interested in exploring any potential acquisition of the Company at that time but that it was interested in continuing to seek opportunities to partner with the Company. Party B indicated that, had it been interested in acquiring the Company, its preliminary valuation of the Company would not have been at a premium to the trading price of the Company common stock, which at that time was in the low $30s per share. No non-public information regarding the Company was shared at that time and no terms of any potential transaction were discussed.
On February 27, 2024, the board held a meeting with members of the Company’s management and a representative of Citi in attendance. At the meeting, a representative from Citi updated the board on the foregoing discussions between Citi and each of Blackstone, Party A and Party B, and confirmed that no non-public information had been shared with any of Blackstone, Party A or Party B, that no terms of any potential transaction were discussed (other than the receipt of the preliminary indicative valuations from such parties as discussed in the paragraphs above), and that there had not been any discussion of the potential role of the Company’s current management after a potential transaction. Among other matters, the board discussed the potential for interested parties to value the Company more highly if they received access to non-public information from the Company. The board then authorized Company management, with the assistance of Skadden, to share non-public information with Blackstone and Party A to allow Blackstone and Party A to begin due diligence on the Company pursuant to appropriate confidentiality agreements (but not Party B given it had expressed that it was not interested in exploring a strategic transaction involving the entire Company). The board also authorized Citi to inform Blackstone and Party A that the board would next be meeting in late March 2024, that Blackstone and Party A should use that as a target date for preliminary value indications based on the Company’s confidential information and that, if the board decided to move forward with a strategic transaction, speed would be an important consideration in order to minimize the risk of market leaks and potential disruptions to the Company’s business.
On March 3, 2024, the Company entered into a confidentiality agreement with Blackstone, which included customary standstill provisions.
On March 4, 2024, the Company entered into a confidentiality agreement with Party A, which included customary standstill provisions (which standstill terminated, in accordance with its terms, upon the Company’s entry into the merger agreement).
Also on March 4, 2024, Blackstone and Party A (and their respective representatives) were granted access to non-public information of the Company in an electronic data room (which we refer to as the “data room”) created to facilitate due diligence on the Company. Blackstone and Party A were invited to schedule diligence sessions with Company management and tours of the Company’s properties. Thereafter, each of Blackstone and Party A were told by representatives of Citi that the board would next be meeting on March 27, 2024.
During the weeks of March 11, 2024 and March 18, 2024, members of Company management conducted numerous separate diligence calls and meetings with representatives of each of Blackstone and Party A and their respective counsel and other advisors. These meetings included a discussion of the Company’s business and, to the extent requested and scheduled by the potential counterparties, additional topics including financial due diligence, operational (including labor, employment and compensation) due diligence, capital expenditures due diligence, capitalization and debt due diligence, and legal and tax due diligence. During that time, representatives of each of Blackstone and Party A also conducted tours at most of the Company’s properties.
On March 18, 2024, the Company and Citi entered into a customary indemnity letter in favor of Citi in connection with the assistance it was providing to the Company.
On March 22, 2024, representatives of the Company and its advisors held separate calls with representatives of Blackstone and Party A, and their respective advisors, to discuss potential transaction structures. During these discussions, representatives of Citi informed each of Blackstone and Party A that its preliminary valuation from February would need to be higher if it was interested in acquiring the Company, and noted that there was no certainty that the board would decide to proceed with a transaction.
On March 26, 2024, representatives of Blackstone indicated to representatives of Citi that Blackstone was considering increasing its valuation to $38 per share of the Company common stock. Representatives of Citi communicated to Blackstone that its revised valuation was insufficient and that it would need to improve its proposed price.
On Wednesday, March 27, 2024, Blackstone submitted to a representative of Citi a written, non-binding proposal (the “initial Blackstone proposal”) to acquire all of the Company common stock for cash at a price of $39.00 per share (representing an approximately 22% premium to the closing price of the Company common stock on that date), which assumed that the Company did not declare any further dividends on the Company common stock. Blackstone additionally indicated that its proposal was not subject to any financing contingency, that Blackstone had conducted extensive due diligence to date and that Blackstone was prepared to negotiate and enter into definitive documents and complete any remaining confirmatory due diligence by the opening of market on Monday, April 1, 2024 should the Company be interested in proceeding.
On Wednesday, March 27, 2024, Party A submitted to a representative of Citi, an oral, non-binding proposal for a strategic transaction involving the Company, with a preliminary indicative price of $37.00 per share of the Company common stock, in cash. Party A also orally requested a 45-day exclusivity period to complete confirmatory due diligence, obtain commitments from potential sources of equity and debt financing and execute transaction documents (which we refer to as the “initial Party A proposal”).
Later on Wednesday, March 27, 2024, the board held a meeting at which all members of the board and representatives of management of the Company, Citi and Skadden were in attendance. At the meeting, Citi representatives updated the board on the status of Citi’s outreach to each of Blackstone and Party A and the non-binding written proposal received from Blackstone and the non-binding oral proposal received from Party A. Citi representatives also provided the board with perspectives on each of Blackstone and Party A, including their respective available sources of capital and recent history of transactions in the multi-family and other real estate industries. Representatives of Citi also provided an overview of the due diligence conducted by each of Blackstone and Party A to date, including with respect to financial, operational, capital expenditures and budgeting, capitalization, debt, tax, and legal matters.
At this meeting, representatives from management of the Company presented to the board its financial projections, which are discussed in more detail in the section entitled “—Unaudited Prospective Financial Information—Financial Projections.” Representatives from Citi also discussed the Company’s historical performance and stock price, and certain valuation methodologies that Citi believed would be appropriate to use if the board were to ask Citi to determine whether an offer in respect of the Company’s common stock was fair to the Company and its stockholders from a financial perspective. The board and the representatives from management and Citi discussed the foregoing in detail, as well as, among other matters, the overall economic environment, interest rates and the potential for changes in interest rates, public market valuations of REITs, and other potential strategic alternatives. During the meeting, representatives from Skadden reviewed with the board, among other matters, the legal duties of directors in evaluating transactions of this type. Members of the board asked, and representatives from Skadden answered, questions related to the same and a discussion then ensued.
At the same meeting, the board considered and discussed with representatives of Citi and the Company’s management, among other matters, the potential risks and rewards of pursuing a strategic transaction relative to pursuing the Company’s existing strategy as an independent public company and, if it determined to pursue a strategic transaction, whether the Company should conduct a broader auction process or whether negotiations with only Blackstone and Party A would be reasonably likely to result in the highest available valuation for the Company and its stockholders. The board also compared the potential risks of both processes, including the potential (i) strain on the Company’s management, (ii) erosion of morale among employees, (iii) risk that potential co-investors and counterparties in property-level transactions may not be willing to transact with the Company during the pendency of such a process if the fact such a process was occurring were to leak to the media, (iv) distraction to the Company in the event of any leak to the media (and the potential disruption thereof on apartment community relationships and transactions in the pipeline) and (v) global inflation trends and the risk that an increase in interest rates could affect the availability and/or price per share of Blackstone’s and Party A’s proposals by increasing their financing costs and/or affect the Company’s net asset value. The board also discussed the importance of a definitive merger agreement allowing the Company to terminate the merger agreement to enter into a superior proposal while paying a relatively low termination fee. After (1) requesting and receiving advice from representatives of Citi, including as to (x) the financial capabilities of Blackstone and Party A, (y) whether Blackstone and Party A were the persons most likely to place an attractive valuation on the Company, to have substantial available capital to effect such an acquisition and to have the market experience and sophistication to timely complete such an acquisition, and (z) Citi’s perspectives on recent comparable transactions, and (2) taking into account the potential risks of conducting a broader auction process as noted by representatives of management and Skadden with respect to various matters that the board believed to be relevant, the board determined to pursue negotiations with Blackstone and Party A in lieu of conducting a broader auction process at that time. The board also discussed with representatives of management and Citi the likelihood of whether Blackstone or Party A would be willing to increase their proposed price per share of the Company common stock. After discussion, the board then directed representatives of Citi to (i) indicate to each of Blackstone and Party A that their proposed prices per share of the Company common stock were insufficient and that the board would next meet to consider valuations on April 4, 2024, and that each of Blackstone and Party A should submit best and final written offers by April 3, 2024, and (ii) provide to Blackstone drafts of the merger agreement and disclosure schedules thereto prepared by Skadden and the Company’s management. Given that the initial Party A proposal provided for a price per Company Common Share of $37.00 relative to Blackstone’s $39.00, the board determined not to provide such drafts to Party A unless Party A indicated it was prepared to meaningfully improve its proposed price.
Thereafter, at the direction of the board, Citi representatives separately communicated to representatives of Blackstone and Party A that their respective proposed prices per share of the Company common stock were insufficient, that the board would next meet to consider valuations on April 4, 2024, that each of Blackstone and Party A would need to increase its price in a revised proposal if it was interested in acquiring the Company, and that there was no certainty that the board would decide to proceed.
During the course of the day on Thursday, March 28, 2024, representatives of Citi sent a process letter to each of Blackstone and Party A, requesting a binding, written offer to acquire the Company with a markup of the merger agreement by 12:00 p.m. ET on Wednesday, April 3, 2024.

On Thursday, March 28, 2024, the Company uploaded a draft merger agreement and disclosure schedules related thereto, prepared with the assistance of representatives of Skadden and the Company’s management, to the data room, but access at that time was limited to Blackstone and its representatives pending confirmation as to whether Party A would increase its $37.00 per share price included in the initial Party A proposal. The merger agreement contemplated that, among other things, (i) the Company would merge with and into a wholly owned subsidiary of three affiliates of the buyer, with the holders of the Company common stock receiving cash consideration, (ii) the Company would be subject to a prohibition on soliciting alternative proposals but would be permitted to (x) change its recommendation that stockholders approve the merger under certain circumstances, including if the failure to make such change would be inconsistent with its duties under applicable law, and (y) enter into an agreement with respect to a superior proposal by paying a two-tier termination fee (equal to 1.0% of the Company’s equity value if the Company terminated the merger agreement within 45 days after signing the merger agreement to accept a superior proposal, and otherwise 2.25% of the Company’s equity value), along with matching rights in favor of the buyer if any superior proposal were received, (iii) the Company would be permitted to continue to pay its regular quarterly dividends and any other dividends necessary to maintain its REIT status or to avoid the incurrence of entity-level income or excise taxes, in each case without any reduction in the per share merger consideration, and (iv) the Company would have the right to enforce the buyer’s obligations under the merger agreement and to seek damages (including lost premium on behalf of the holders of the Company common stock) if buyer were to breach its obligations under the merger agreement. The merger agreement also contemplated that the merger would have no effect on the Partnership and that all Partnership units would remain outstanding, with holders thereof continuing to have pre-closing and post-closing redemption rights as set forth in the Partnership LPA.
On Friday, March 29, 2024, Party A submitted a written, non-binding letter to representatives of Citi confirming the terms of the initial Party A proposal without any improvement on price and reiterated its request for a 45-day exclusivity period to further evaluate the transaction. Party A’s non-binding letter also indicated that Party A’s non-binding offer of $37.00 per share of the Company common stock would prohibit the Company from paying any dividends in respect of the Company common stock prior to the consummation of a transaction.
During the afternoon of Sunday, March 31, 2024, the independent directors of the board met virtually, without Mr. Considine and management, to further discuss the non-binding proposals received to date. Representatives of Skadden were in attendance for a portion of the meeting. The independent directors discussed, among other matters, the proposals from Blackstone and Party A, and the proposed transaction structure and process, including next steps.
On Monday, April 1, 2024, representatives of Simpson Thacher & Bartlett LLP, legal counsel to Blackstone (which we refer to as “Simpson Thacher”), on behalf of Blackstone, submitted a markup of the draft merger agreement to representatives of Citi and Skadden as well as draft amendment to the Partnership LPA. The mark-up to the merger agreement provided that, among other things (i) the Company would be subject to prohibitions on soliciting alternative proposals with a two-tier termination fee equal to 1.9% of the Company’s equity value (instead of 1.0% as provided in the Company’s draft of the merger agreement) if the Company terminated the merger agreement within 40 days after signing the merger agreement with Blackstone to accept a superior proposal from certain bidders that provided for an acquisition proposal during the first 30 days after the date of the signing of the merger agreement with Blackstone, and otherwise 3.5% (instead of 2.25% as provided in the Company’s draft of the merger agreement) of the Company’s equity value, along with matching rights in favor of the buyer if any superior proposal were received, (ii) that the Company would not have the right to seek specific performance or damages from Blackstone but rather Blackstone would pay to the Company a reverse termination fee of 9% of the Company’s equity value as an exclusive remedy under certain circumstances, and (iii) that the Company would not be permitted to pay any dividends in respect of the Company common stock other than those necessary to maintain REIT status or to avoid the incurrence of entity-level income or excise taxes (with the per share merger consideration to be decreased on a dollar-for-dollar basis in the event of any such dividend). In the draft amendment to the Partnership LPA, Blackstone proposed that the Partnership would redeem Partnership units only for cash (and would not exercise its right to pay for redeemed Partnership units in shares of the Company common stock), and that the value of Partnership Common Units would be determined by the General Partner in good faith rather than by reference to the trading price of the Company’s common stock (and that for ten days after the closing, the value of Partnership Common Units would be an amount equal to the common stock merger consideration less the aggregate amount of distributions per Partnership Common Unit declared or paid to holders of Partnership Common Units during the period from starting on the closing date and ending on the date a notice of redemption is received).
Skadden also shared with certain independent directors, at their request, the markup of the draft merger agreement provided by Simpson Thacher.
On Wednesday, April 3, 2024, Blackstone submitted a written, non-binding proposal (the “updated Blackstone proposal”) to the board to acquire all outstanding shares of the Company common stock for an increased price of $39.05 per share of the Company common stock, in cash (representing an approximately 24% premium to the closing price of the Company common stock on Tuesday, April 2, 2024), which assumed that the Company did not declare any further dividends on the Company common stock. Blackstone additionally indicated that its proposal was not subject to any financing contingency, that Blackstone had conducted extensive due diligence to date and that Blackstone was prepared to complete any remaining confirmatory due diligence, finalize documentation and announce a transaction prior to the opening of the stock market on Friday, April 5, 2024. The updated Blackstone proposal also indicated that it would expire on 11:59 p.m. ET on Sunday, April 7, 2024 if Blackstone and the Company did not sign a definitive agreement by such time. Also on April 3, 2024, representatives of Blackstone and Simpson Thacher, on behalf of Blackstone, submitted a markup of the disclosure schedules to the merger agreement, as well as drafts of an equity commitment letter and limited guarantee (which, together with the mark-up to the merger agreement submitted on April 1, 2024, we refer to collectively as the “initial Blackstone documentary submissions”) to representatives of Citi and Skadden.
During the course of April 3, 2024 and April 4, 2024, representatives from the Company’s management discussed with Skadden the markup of the merger agreement and related disclosure schedules received from Blackstone with representatives from Skadden.
On Thursday, April 4, 2024, Citi provided to the board certain relationship disclosures, which included disclosure of certain relationships between Citi and its affiliates, on the one hand, and the Company, Blackstone and Party A, as applicable, on the other hand, which are described in more detail in the section entitled “—Opinion of Our Financial Advisor.” Also on Thursday, April 4, 2024, the full board was provided with the initial Blackstone documentary submissions.
Later in the day on Thursday, April 4, 2024, the board held a meeting at which all members of the board and representatives of the Company’s management, Citi and Skadden were in attendance. Representatives of Citi referenced the materials that Citi circulated to the board in advance of the meeting and provided the board with a summary of the process since the last meeting of the board, including that each of Blackstone and Party A had submitted updated non-binding proposals informed by their respective due diligence. The Citi representatives informed the board that Citi had instructed Blackstone and Party A to submit best-and-final offers by Wednesday April 3, 2024, and reminded the board that Party B had previously indicated it was not interested in pursuing an acquisition of the Company at that time. The board discussed with the representatives from Citi and Skadden, as well as the Company’s management, the updated Blackstone proposal, including that Blackstone increased its price per share of the Company common stock from a range of $35-36 in February to $39.00 in the initial Blackstone proposal and then increased its price again to $39.05, but that Blackstone’s offer continued to assume that the Company would not be permitted to issue dividends other than those necessary to maintain REIT status or to avoid the incurrence of entity-level income or excise taxes (with the per share purchase price being decreased by an amount equal to any such dividends). The board discussed the fact that the initial Party A proposal was at a lower price per share than the updated Blackstone proposal and that the initial Party A proposal required a 45-day exclusivity period to permit Party A to complete its due diligence and obtain financing commitments, and that there was no certainty that Party A could secure full financing or increase its price and decided not to engage in further negotiations with Party A at that time.
At this meeting, the board and the Company’s management again discussed the financial projections, the bases on which they were prepared, and various potential risks and rewards of continuing to pursue the Company’s stand-alone business plan. Representatives from Citi provided to the board additional preliminary financial analysis of the Company and the updated bids. Further, representatives from Skadden reminded the directors of their legal duties with respect to an acquisition of the Company and reviewed the key terms of the initial Blackstone documentary submissions, including (i) those described in the paragraph regarding the events on April 1, 2024, above, (ii) the board’s ability to change its recommendation under certain circumstances and the ability for third parties to submit, and the Company to enter into, an agreement with respect to a superior proposal by paying a termination fee, along with matching rights in favor of the buyer if any superior proposal were received, and (iii) that certain matters related to retention of employees through closing and treatment of certain existing employee benefits entitlements remained to be negotiated. Members of the board asked questions and discussion ensued among the board, the Company’s management and representatives from Citi and Skadden related to the terms of the updated Blackstone proposal, the Company’s recourse if a transaction were not consummated, the terms of the updated Blackstone proposal relative to recent similar Blackstone transactions, and Blackstone’s track record in similar deals. The board also discussed again the transaction structure, including that the proposed merger involving the Company would not impact the Partnership and that all Partnership units would remain outstanding.
In response to questions from the board, (i) the Company’s management and representatives from Citi confirmed that pursuing a transaction in which the Partnership would also be acquired for cash would be significantly detrimental to an overall valuation of the Company given the terms of certain tax indemnification obligations the Partnership has to certain of its limited partners, and (ii) representatives from Skadden confirmed that holders of Partnership units would continue to have the redemption rights set forth in the Partnership LPA, and that the latest draft merger agreement from Blackstone contemplated a pre-closing amendment to the Partnership LPA to provide that, after a closing, the Partnership would not be able to redeem Partnership units other than for cash, and that the value of Partnership Common Units would be determined by the General Partner in good faith rather than by reference to the trading price of the Company’s common stock (and that for ten days after the closing, the value of Partnership Common Units would be an amount equal to the common stock merger consideration less the aggregate amount of distributions per Partnership Common Unit declared or paid to holders of Partnership Common Units during the period starting on the closing date and ending on the date a notice of redemption is received). The board then authorized representatives of Citi and Skadden to engage with Blackstone and representatives of Simpson Thacher to negotiate improvements to the terms of the updated Blackstone proposal. In particular, the board directed its advisors to seek to (i) lower the price of the two-tier termination fee to facilitate competing bids if the Company were to enter into a definitive transaction agreement with Blackstone, (ii) increase the price per share of the Company common stock, and (iii) permit the Company to issue its regular quarterly dividend through the closing of any transaction.
Thereafter, as instructed by the board, Citi representatives communicated to Blackstone that the per share price in the updated Blackstone proposal was insufficient, and asked Blackstone to increase its offer price in a revised proposal.
On Friday, April 5, 2024, representatives of Skadden sent a revised draft of the merger agreement and related documents. The revised draft of the merger agreement reflected, among other matters, a reduction of the two-tier termination fees, with the lower fee equal to 1.5% of the Company’s equity value (instead of the 1.9% included in the initial Blackstone documentary submissions) which would be payable if the Company terminated the merger agreement within 60 days (instead of 40 days) after signing the merger agreement with Blackstone to enter into a definitive agreement providing for the implementation of a superior proposal that was received during the first 45 days (instead of 30 days) after signing the merger agreement with Blackstone, and otherwise 3.0% (instead of 3.5%) of the Company’s equity value.
On Saturday, April 6, 2024, Blackstone submitted a revised written non-binding proposal, providing for an offer price of $39.12 per share of the Company common stock, in cash (representing an approximately 25% premium to the closing price of the Company common stock on Friday, April 5, 2024), assumed that no further dividends would be paid by the Company, and indicated that this was Blackstone’s best and final offer (we refer to such proposal, reflecting the updated price, as the “final Blackstone proposal”). The final Blackstone proposal noted that given that the proposed transaction documentation was substantially complete, Blackstone was prepared to sign and announce a transaction by the opening of the stock market on Monday, April 8, 2024.
During the same day, representatives of Simpson Thacher sent a revised draft of the merger agreement and related documents, on behalf of Blackstone, to representatives of Skadden. The revised draft of the merger agreement accepted the Company’s proposed two-tier termination fee of 1.5% of the Company’s equity value and 3.0% of the Company’s equity value, shortened the period of time the Company would be able to terminate the merger agreement to accept a superior proposal while paying the lower fee from 60 days to 50 days, and shortened the period of time for the relevant acquisition proposal to be received from 45 days to 35 days after the signing of a merger agreement.

Thereafter and continuing on Sunday, April 7, 2024, the Company, with the assistance of Citi and Skadden, and Blackstone, with the assistance of Simpson Thacher, continued to negotiate the terms of the proposed merger agreement and other transaction documents and exchanged and discussed various drafts of the documents. The negotiations covered various aspects of the transaction, including, among others, the representations and warranties made by the parties, the restriction on the conduct of the Company’s business until completion of the transaction, the conditions to completion of the merger, the Company’s obligations to cooperate with Blackstone’s debt financing efforts and pre-closing restructuring transactions, the terms relating to payment of the Company termination fee and reverse termination fee, and provisions regarding our equity awards, retention of employees and treatment of certain existing employee benefits and other compensation matters.
During the morning of April 7, 2024, substantially final drafts of the merger agreement, disclosure schedules and other transaction related documents were provided to the board.
During the afternoon of April 7, 2024, the board held a meeting with all members of the board, representatives of the Company’s management, Citi and Skadden in attendance. Representatives of Citi referenced the materials that Citi circulated to the board in advance of the meeting and updated the directors on the final Blackstone proposal, in particular the increase in price to $39.12 per share of the Company common stock and that no dividends (other than those necessary to maintain REIT status or to avoid the incurrence of entity-level income or excise taxes, with the per share merger consideration to be decreased on a dollar-for-dollar basis in the event of any such dividend) be paid by the Company prior to the closing. The representatives of Citi also explained that Blackstone emphasized that this was their best and final offer and that no additional improvements would be forthcoming.
During the meeting, representatives of Citi summarized for the board various financial analyses, which are described in more detail in the section entitled “—Opinion of Our Financial Advisor” and the final Blackstone proposal, as well as the Company’s total stockholder return and discount to the Company’s net asset value since announcement of its separation from Aimco on September 14, 2020. The board also asked, and the Company’s management answered, clarifying questions related to the financial projections.
Representatives from Skadden then reviewed with the board the material terms of the proposed transaction with Blackstone and the board’s legal duties, and the board asked, and representatives from the Company’s management, Citi and Skadden answered, questions related to the same.
Among other matters, the Company’s management confirmed to the board that, as of such time, Blackstone had not discussed the terms of any post-closing employment or equity participation for the Company’s management (other than the fact that the Partnership would remain in place and that the Partnership units would remain outstanding) with any members of the Company’s management.
The board discussed the proposed transaction in detail, including, without limitation, the matters described in the section entitled “—Reasons for the Merger.”
At the request of the board, Citi then rendered to the board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated April 7, 2024, and is attached to this Proxy Statement as Annex B, that as of the date of such opinion, and based upon and subject to, the various assumptions, qualifications, limitations and other matters set forth in its written opinion, the common stock merger consideration of $39.12 to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of the Company common stock (other than holders of excluded common stock) is fair, from a financial point of view, to such holders.
The board then unanimously (i) determined that the merger agreement and the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement, (iii) directed the Company’s management to finalize the merger agreement and related documentation on terms consistent with those reviewed by the board, and approved the execution and delivery of the merger agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the merger and the other transactions contemplated by the merger agreement upon the terms and subject to the conditions set forth therein, (iv) directed that the merger be submitted to the common stockholders of the Company for their consideration and approval at the special meeting, and (v) recommended that the Company’s common stockholders vote in favor of the adoption of the merger agreement and the approval of the merger.
Following the conclusion of the board meeting, the Company and Blackstone finalized and executed the merger agreement and limited guarantee.
At the time of the execution of the merger agreement, Blackstone had not discussed the terms of any post-closing employment or equity participation for the Company’s management (other than the fact that the Partnership would remain in place and that the Partnership units would remain outstanding) with any members of the Company’s management or the board.
On April 8, 2024, prior to the opening of trading hours, Blackstone and the Company issued a joint press release announcing the execution of the merger agreement.
Reasons for the Merger
In reaching its unanimous decision to determine and declare the transactions contemplated by the merger agreement, including the merger, to be advisable and in our stockholders’ best interests, to approve the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and to resolve to recommend that holders of common stock approve the merger proposal, the board consulted with our senior management team, as well as our financial and legal advisors, and considered a number of factors, including the following factors (not necessarily in order of relative importance) that the board viewed as being positive or favorable in coming to its determination and recommendation:
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the current and historical trading prices of our shares of common stock, and the fact that the common stock merger consideration of $39.12 per share in cash represents a premium of approximately 25% over the closing price of our common stock on April 5, 2024, the last full trading day prior to the announcement of the proposed transaction with Blackstone;

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our board’s belief that the merger is more favorable to the Company’s stockholders than other strategic alternatives available to the Company, including remaining as an independent public company, the feasibility of such alternatives and the significant risks, uncertainties and costs associated with pursuing such alternatives, including the potential costs associated with selling or otherwise disposing of individual assets and potentially liquidating the Partnership in connection therewith;

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the fact that the common stock merger consideration is all cash, and therefore would provide our common stockholders with significant, immediate and certain value and liquidity upon the closing of the merger, in comparison to the risks, uncertainties and longer potential timeline for realizing equivalent or greater value from our business plan for our properties or other possible strategic alternatives (including acquiring additional properties and entering into sale or joint venture transactions involving a portfolio of multi-family housing properties) and the risks and uncertainties, and longer timelines, involved in attempting to improve the Company’s public markets valuation to best in class multiples of FFO and/or best in class discounts/premium to net asset value (“NAV”);

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the fact that the common stock merger consideration was the result of arm’s-length negotiations and that we negotiated multiple price increases by Blackstone from its preliminary indicative valuation in the range of $35.00-36.00 per share, and our board’s belief that the common stock merger consideration was the maximum price that Blackstone was willing to pay;

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our board’s belief that, in light of Blackstone’s substantial available capital, interest in multi-family housing properties and high-quality operating platforms, as well as its recent significant real estate acquisitions, Blackstone was the potential acquiror most likely to offer the highest price for the Company;

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our board’s belief that there exists a limited universe of potential third parties with the financial ability to acquire the Company in light of the amount of cash required to acquire all of our common stock, and the fact that Party A and Party B, the two other parties that the board determined, after requesting and receiving Citi’s advice on the financial capabilities of other potential bidders, to be the next most likely to be interested in acquiring the Company at an attractive valuation with the financial resources to do so, had (x) in the case of Party A, submitted an oral, non-binding proposal, informed by access to the Company’s confidential information, of $37.00 per share, with financing and due diligence contingencies and which was approximately 5.4% lower than the common stock merger consideration of $39.12 per share and (y) in the case of Party B, declined to pursue a strategic transaction with the Company (and that Party B’s preliminary valuation of the Company would not have been at a premium to the trading price of the common stock, which at the time was in the low $30s per share);
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that a private company might be able to realize more value from the Company’s business than a public company and thereby pay a higher price to acquire the Company, including the ability of private companies to use higher leverage to pursue growth that is more accretive, to absorb near-term dilution from capital expenditures in favor of longer-term growth, and to fund developments without having to rely on the volatility of equity capital markets;

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the oral opinion provided by Citi, subsequently confirmed by the delivery of a written opinion dated April 7, 2024, to our board as to the fairness, from a financial point of view and as of the date of the written opinion, of the common stock consideration to be received by holders (other than the Company, the Parent Entities or Merger Sub) of our common stock, which opinion is subject to the assumptions made, qualifications, limitations and other matters considered on the review undertaken as more fully described in the section entitled “—Opinion of Our Financial Advisor.” The full text of the written opinion is attached as Annex B to this proxy statement;

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the financial analyses reviewed and discussed with our board by representatives of Citi, including that that the common stock merger consideration of $39.12 per share in cash is within each of the implied per share equity value reference ranges indicated by the financial analyses performed by Citi with respect to its opinion;

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the fact that the public markets did not appear to be fully valuing the Company’s high-quality and diversified portfolio of stabilized multi-family properties, its high-quality operating platform or its financial performance (including a low general and administrative expense, high margins and peer leading same-store net operating income growth);

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the fact that our FFO multiple has historically been below our peers, and that the common stock merger consideration of $39.12 per share represented a 16.1x multiple of 2024 estimated FFO in the financial projections, which was higher than the 2024E FFO multiple of all but one of the Company’s peers and significantly higher than the 12.9x multiple represented by the closing price of our common stock on April 5, 2024;

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the fact that the trading price of our common stock has consistently represented a discount to our NAV per share, including at a greater discount than its peer REITs, and the fact that the common stock merger consideration of $39.12 per share represented an approximate 5% discount to GreenStreet estimated NAV per share relative to the approximate 24% discount represented by the closing price of our common stock on April 5, 2024;

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the risks and uncertainties of remaining as an independent public company, including the Company’s need to raise capital to fund growth through the acquisition of additional properties, the difficulty and cost of obtaining capital and the challenges of acquiring multi-family real estate assets on an accretive basis given the Company’s cost of capital, particularly in an environment where other companies with lower costs of capital are seeking to significantly expand their portfolios of multi-family real estate assets;

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our board’s belief that contacting other potential bidders before announcing a transaction would result in significant risks to the Company and its business, including concerns that leaks regarding a potential transaction could disrupt apartment community relationships, jeopardize apartment community transactions currently in the pipeline, erode employee morale and risk employee turnover, as well as leading to turnover in the Company’s stockholder base and potential stock price volatility;

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our right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal, upon payment of the company termination fee;

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the fact that the two-tiered company termination fee of $92 million, representing approximately 1.5% of the Company’s equity value, and $183 million, representing approximately 3.0% of the Company’s equity value, were viewed by our board, after consultation with our outside legal counsel and financial advisors, as reasonable under the circumstances and not likely to preclude any other possible acquiror from making a superior proposal;

•	our right, in certain circumstances in response to unsolicited competing proposals, to furnish information to and conduct negotiations with third parties;
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the right of our board under the merger agreement to change, withhold, qualify or withdraw its recommendation that the holders of common stock approve the merger under certain circumstances, subject to payment of the company termination fee if the Parent Entities elect to terminate the merger agreement in such circumstances;

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the knowledge of our board of the business, operations, financial condition, earnings and prospects of the Company, including its assets, as well as its knowledge of the current and prospective environment in which the Company and each of its businesses operate, including economic, market and capital raising conditions;

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the current state of the U.S. and global economies, including volatility in the credit, financial and stock markets, global inflation trends and the interest rate environment, the potential for a recession, and the current and potential impact in both the near term and long term on the Company’s industry and the trading price of our common stock;

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the possibility that, if our board declined to approve the merger agreement, there may not be another opportunity for the Company’s stockholders to receive a comparably priced offer with a comparable level of closing certainty; our board also considered Blackstone’s position that the Updated Blackstone Proposal would expire if Blackstone and the Company did not finalize a definitive agreement by 11:59 p.m. ET on Sunday, April 7, 2024, and that Blackstone had been one of the two most engaged potential counterparties to a transaction to date;

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the high probability that the merger would be completed based on, among other things, Blackstone’s substantial available capital, proven ability to complete large acquisition transactions, Blackstone’s extensive experience in the real estate industry, the absence of a financing contingency and the $550 million parent termination fee, payable to the Company if the merger agreement is terminated in certain circumstances (representing approximately 9.0% of the Company’s equity value), which payment is guaranteed by the Sponsor; and

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the fact that the merger would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the stockholders’ meeting (in certain cases subject to payment by the Company of the company termination fee if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, a competing proposal).

In the course of its deliberations, the board also considered a number of uncertainties, risks and potentially negative factors relating to entering into the merger agreement, including (not necessarily in the order of relative importance):
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our inability to solicit competing proposals and the possibility that other prospective bidders may perceive the company termination fee payable by us under certain circumstances and Blackstone’s rights under the merger agreement to negotiate with the company to match the terms of any superior proposal prior to the company being able to terminate the merger agreement and accept a superior proposal to be a deterrent to making alternative acquisition proposals;

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the fact that, following the merger, the Company will no longer exist as an independent public company and our existing stockholders will not participate in any future appreciation in the value of the Company’s common stock, that there is a risk that the common stock merger consideration may not be as attractive as such future appreciation depending on the Company's future performance, and that the Company's business plan is based, in part on projections for a number of variables that are difficult to project and subject to a high level of uncertainty and volatility, including real estate values, interest rates, ongoing operating costs and necessary capital expenditures;
•	the risk that an alternative transaction or different strategic alternative potentially could be more beneficial to our stockholders than the proposed merger with Blackstone;
•	the fact that the merger might not be consummated in a timely manner or at all;
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the fact that if any of the Parent Entities or Merger Sub fails, or threatens to fail, to satisfy its obligations under the merger agreement, we are not entitled to specific enforcement of the merger agreement or the equity commitment letter, and that our exclusive remedy (limited by the Parent Entities’ cap on liability) if the merger agreement is terminated in certain circumstances, would be the parent termination fee in the amount of $550 million (the payment of which is guaranteed by the Sponsor), and that such payment would be structured in a manner to maintain our qualification as a REIT;

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the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•	the fact that, under the terms of the merger agreement, the Company is not permitted to make, declare or pay regular quarterly cash dividends on common stock;
•	the fact that the receipt of the cash consideration in the merger would be taxable to our stockholders for U.S. federal income tax purposes;
•	the fact that, under Maryland law, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger;
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the risk that disruptions from the merger (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm (i) the Company’s business, including current plans and operations, including during the pendency of the merger and (ii) the ability of the Company to retain and hire key personnel;

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the potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger (or failure to complete the merger) and potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; and

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the significant costs involved in connection with entering into the merger agreement and completing the transactions contemplated by the merger agreement and the substantial time and effort of management required to consummate the transactions contemplated by the merger agreement and related disruptions to the operation of our business.

Our board concluded that the uncertainties, risks and potentially negative factors relevant to the merger were outweighed by the potential benefits.
In addition, our board was aware of and considered the fact that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the Company stockholders generally, including those interests that are a result of employment and compensation arrangements with the Company. For more information, see “— Interests of Our Directors and Executive Officers in the Merger.”
The foregoing discussion of the factors considered by the board is not intended to be exhaustive, but rather includes the material factors considered by the board. In reaching its decision to determine and declare the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and our stockholders and to approve the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and to resolve to recommend that the holders of common stock approve the merger proposal, the board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Rather, the board based its decisions on the totality of the factors and information it considered. The board did not reach any specific conclusion with respect to any of the factors or reasons considered. Moreover, each member of the board applied his or her own personal business judgment to the process and may have given different weight to different factors.

The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of Our Board of Directors
Our board has unanimously approved and declared advisable the merger agreement and the merger and the other transactions contemplated thereby, and determined the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and conditions of the merger agreement to be advisable and in the best interests of the Company and our stockholders. Our board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Unaudited Prospective Financial Information
In connection with ordinary course activities, our management prepared certain unaudited prospective financial information for the Partnership on a proportionate basis for fiscal years ending December 31, 2024 through December 31, 2029, which we refer to as the “financial projections,” which is summarized below. The Company owns approximately 93.7% of the economic interest in the Partnership Common Units. Such financial projections were provided to our board of directors and to Citi for use in connection with its financial analyses and fairness opinion. The financial projections for the fiscal year ending December 31, 2024, as well as the projected Initial Capital Expenditures and certain portions of Property Net Operating Income (NOI) for the entire projected period, were made available to each of Blackstone and Party A in connection with their due diligence review of a potential transaction.
The financial projections were not intended for public disclosure, and, accordingly, do not necessarily comply with, nor were they prepared with a view toward compliance with, the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, or GAAP (and do not include footnote disclosures as may be required by GAAP). Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to our board of directors and Citi as described in this proxy statement. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information contained therein is material information nor should the inclusion be regarded as an indication that the Company or anyone else then considered, or now considers, such summaries to be necessarily predictive of actual future events, and this information should not be relied upon as such. In light of the foregoing, the Company’s stockholders are cautioned not to place undue reliance thereon. The Deloitte & Touche LLP report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this Proxy Statement, relates to the Company’s historical financial information and does not extend to the financial projections and should not be read to do so.
In the view of our management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding our future financial performance at the time they were prepared. The financial projections have been included only to reflect information made available to our board of directors and Citi at the time of certain events and decisions, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the financial projections. While presented with numerical specificity, the financial projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by our management as of the date of their preparation. Some or all of the estimates and assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company or any of our affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections. Neither the Company nor any of our affiliates, advisors or other representatives have or intend to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects since the time they were prepared, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial projections will be achieved. The projections also reflect assumptions as to certain business decisions that are subject to change. In addition, our future financial performance may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.
Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The estimates and assumptions underlying the financial projections involve judgments with respect to, among other things, economic, competitive and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic and competitive uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which we operate. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements”. Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither we nor our affiliates nor advisors nor any other person has made any representation to any of our stockholders or any other person regarding our actual performance compared to the results included in the financial projections. We have not made any representation to Blackstone or its affiliates, in the merger agreement or otherwise, concerning the financial projections.
This Proxy Statement contains certain non-GAAP financial measures, including:
•
Property NOI, which is defined as total property rental and other property revenues less direct property operating expenses, including real estate taxes. Property NOI does not include: property management revenues; casualties; property management expenses; real estate depreciation; or interest expense;

•
Total Portfolio NOI, which is defined as Property NOI, plus Property Upgrades & In-process Operational Initiatives, minus Leasing Commissions, minus Property Management Expenses, and minus Other (which includes NOI benefit from in-process paired trades, ground leases, and expensed casualty losses); and

•
Unlevered Free Cash Flow, which is defined as Total Portfolio NOI, plus Other Income, minus G&A Costs, plus Repayment of Seller Financing Notes, minus Acquisitions (which represents the publicly announced first quarter 2024 acquisition of Sunnybrook), minus Capital Expenditures, and minus Other Costs.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company’s financial condition and results of operations. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Non-GAAP measures are not in accordance with, nor a substitute for, GAAP.
The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP do not apply to non-GAAP financial measures included in a disclosure relating to a proposed business combination such as the merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by our board of directors in connection with its evaluation of the merger or by Citi for purposes of its financial analyses and opinion. Accordingly, we have not provided a reconciliation of the non-GAAP financial measures included in the financial projections to the most directly comparable GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated and presented in accordance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures calculated and presented in accordance with GAAP.
The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the merger. Further, the financial projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context.
Financial Projections
The following table summarizes the financial projections of the Partnership that were provided to our board of directors in connection with the evaluation of a possible transaction. As noted above, the Company owns approximately 93.7% of the economic interest in the Partnership Common Units. The following financial projections were also provided to Citi by us for use in connection with its financial analyses and the fairness opinion rendered to our board of directors (summarized under the section entitled “—Opinion of Our Financial Advisor” below).
The following table presents a summary of the financial projections:
(USD in millions; rounded to the nearest million)	2024E	2025E	2026E	2027E	2028E	2029E
Property NOI	$572	$597	$631	$668	$700	$728
Total Portfolio NOI	$533	$568	$611	$657	$699	$732
Other Income(1)	$28	$48	$63	$27	$27	$25
G&A Costs	$(40)	$(41)	$(41)	$(42)	$(43)	$(45)
Repayment of Seller Financing Notes	—	—	—	—	$46	—
Acquisitions(2)	$(82)	—	—	—	—	—
Capital Expenditures(3)	$(168)	$(200)	$(171)	$(139)	$(138)	$(139)
Other Costs	$(5)	$(5)	$(5)	$(5)	$(5)	$(5)
Unlevered Cash Flow	$266	$371	$457	$497	$585	$568
(1)
Other Income includes Lease Income, Monetization of Leased Interests, Third Party Property Management Revenues, Third Party Asset Management Revenues, Third Party Insurance Estimated Profit and Interest Income.

(2)	Represents the publicly announced first quarter 2024 acquisition of Sunnybrook.
(3)
Capital Expenditures includes Initial Capital Expenditures, Capital Replacements (which are expenditures that are necessary to help preserve the value of and maintain functionality at the communities) and Capital Enhancements (which may include kitchen and bath remodeling, energy conservation projects, and investments in more durable, longer-lived materials designed to position assets for higher rental levels in their respective markets).

In addition, the Company’s management projected 2024E FFO attributable to the Company of $351 million (which, for the avoidance of doubt, excludes the allocation of $24 million of FFO to OP Units (as defined below in the section entitled “Security Ownership of Certain Beneficial Owners and Management”) held by third parties based on their economic ownership of the Partnership) and, based on an assumed 144.5 million shares of our common stock outstanding, calculated a projected 2024E FFO per share of our common stock of $2.43 per share.
Opinion of Our Financial Advisor
On April 7, 2024, Citi delivered to the board an oral opinion, subsequently confirmed by the delivery of a written opinion dated April 7, 2024, to the effect that, as of the date of the written opinion and based on and subject to the assumptions made, qualifications, limitations and other matters set forth in the written opinion, the $39.12 in cash per issued and outstanding share of our common stock to be received by the holders (other than the Company, the Parent Entities or Merger Sub) of our issued and outstanding common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of Citi’s written opinion, dated April 7, 2024, which sets forth, among other things, the assumptions made, qualifications, limitations and other matters considered on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference in its entirety. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. We urge you to read the opinion carefully and in its entirety. Citi’s opinion, the issuance of which was authorized by Citi’s fairness opinion committee, was provided for the information of the board (in its capacity as such) in its evaluation of the proposed merger and was limited to the fairness, from a financial point of view, as of the date of the written opinion, of the $39.12 in cash per issued and outstanding share of our common stock to be received by the holders (other than the Company, the Parent Entities or Merger Sub) of our issued and outstanding common stock pursuant to the merger agreement. Citi’s opinion does not address any other aspects or implications of the transactions contemplated by the merger agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the merger. Citi’s opinion does not address our underlying business decision to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which we might engage. The following is a summary of Citi’s opinion.
In arriving at its opinion, Citi, among other things:
•	reviewed a draft, dated April 6, 2024, of the merger agreement;
•	held discussions with certain of our senior officers, directors and other representatives and advisors concerning the Company’s business, operations and prospects;
•	examined certain publicly available business and financial information relating to the Company;
•
examined certain financial forecasts and other information and data relating to the Company which were provided to or discussed with Citi by our management, which are referred to as the “financial projections” and selected elements of which are presented above in the section entitled “—Unaudited Prospective Financial Information—Financial Projections”;

•
reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of our common stock, our historical and projected earnings and other operating data and our capitalization and financial condition;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the merger;
•
analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of the Company; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.
In connection with Citi’s engagement, Citi approached, at the direction of the Company, and held discussions with, certain parties that the Company determined to have the financial capabilities and relevant market expertise to conduct a possible acquisition of the Company, in order to solicit indications of interest in such a transaction.
In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of our management that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi at the time Citi rendered its opinion. With respect to the financial projections and other information and data relating to the Company provided to or otherwise reviewed by or discussed with Citi, Citi was advised by our management that the financial projections and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the Company’s future financial performance. Citi also assumed, with our consent, that the financial results reflects in such financial projections and other information and data will be realized in the amounts and at the times projected.
Citi also assumed, with our consent, that the merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the merger. Our representatives advised Citi, and Citi further assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi did not make, and was not provided with, an independent evaluation or appraisal of the Company’s assets or liabilities (contingent or otherwise) and Citi did not make any physical inspection of the Company’s properties or assets. Citi’s opinion did not address the underlying business decisions of the Company to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Citi also expressed no view as to, and Citi’s opinion did not address, (a) the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the common stock merger consideration or (b) the fairness (financial or otherwise) of any other transaction undertaken in connection with the merger. Citi’s opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of its written opinion. Although subsequent developments could have affected Citi’s opinion had they taken place prior to the date of its written opinion, Citi has no obligation to update, revise or affirm its opinion.
For a summary of the material financial analyses presented by Citi to the board in connection with the delivery of Citi’s opinion, see the section entitled “—Company Financial Analyses” below.
Company Financial Analyses
The following is a summary of the material financial analyses delivered by Citi to the board in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Citi, nor does the order of analyses described represent relative importance or weight given to those analyses by Citi. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and such tables are, alone, not a complete description of the financial analyses of Citi. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 7, 2024, and is not necessarily indicative of current market conditions.
The preparation of financial opinions is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, financial opinions are not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Citi’s financial opinion. In arriving at its fairness determination, Citi considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Citi made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the following analyses as a comparison is directly comparable to the Company or the merger.
Citi prepared these analyses for purposes of providing its opinion to the board as to the fairness, from a financial point of view, to the holders (other than the Company, the Parent Entities or Merger Sub) of our issued and outstanding common stock, as of the date of the written opinion, of the $39.12 in cash per share to be received by such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Citi, or any other person assumes responsibility if future results are materially different from those forecast.
The common stock merger consideration was determined through arm’s-length negotiations between us and the Parent Entities, rather than by Citi, and was approved by the board. Citi provided advice to us during these negotiations. Citi did not, however, recommend any specific amount of consideration to us or the board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above in the section entitled the “The Merger—Reasons for the Merger,” the opinion of Citi to the board was one of many factors taken into consideration by the board in making its determination to approve the merger agreement and the transactions contemplated thereby, including the merger. The following summary does not purport to be a complete description of the analyses performed by Citi in connection with its opinion and is qualified in its entirety by reference to Citi’s written opinion attached as Annex B.
Discounted Cash Flow Analysis
Citi conducted a discounted cash flow analysis of the Company using the financial projections for the purpose of determining an implied fully diluted equity value per share for our common stock (taking into account the OP Units held by third parties). Based on the financial projections, Citi calculated the estimated present value of unlevered free cash flows that the Partnership was forecasted to generate during the fiscal years ending December 31, 2024 through December 31, 2028. Citi also calculated a range of terminal values for the Partnership by applying a range of terminal capitalization rates of 5.5% to 6.0%, which range was selected by Citi based on its professional judgment and experience, to the projected fiscal year 2029 net operating income of the Partnership. The unlevered free cash flows and the range of terminal values were then discounted to present values reflecting implied enterprise values for the Partnership, as of December 31, 2023, using mid-year convention and discount rates ranging from 10.1% to 11.0%, reflecting estimates of the Company’s weighted average cost of capital selected by Citi utilizing its professional judgement and experience, and derived from Citi’s review of public filings, Bloomberg and FactSet Research Systems. From the range of implied enterprise values it derived for the Company, Citi subtracted the Company’s net debt as of December 31, 2023 (calculated as total debt and preferred equity, less cash and cash equivalents) to derive the equity value of the Company, and subsequently divided such equity value by the fully-diluted shares of common stock (taking into account the OP Units held by third parties) outstanding as of April 5, 2024, to derive an implied share price range.
This analysis indicated an implied share price range of $36.66 to $43.02 per share of our common stock, which Citi compared to the common stock merger consideration of $39.12.
Selected Public Companies Analysis
Citi performed a selected public companies analysis to estimate an implied per share value of the Company through an analysis of the public share price and enterprise value of similar publicly-traded companies. Citi reviewed financial and stock information of the Company and the eight selected publicly-traded companies listed below, which we refer to as the “selected companies”, and which are all publicly traded REITs in the multi-family sector. No publicly-traded company is identical to us, but the selected companies were chosen because, among other reasons, they possessed certain financial, operational or business characteristics that, in Citi’s view, based on its professional judgment, were sufficiently comparable to those of the Company or otherwise relevant for purposes of comparison to the Company.
Citi selected the following publicly-traded REITs:
•	AvalonBay Communities, Inc.
•	Equity Residential
•	Essex Property Trust, Inc.
•	Mid-America Apartment Communities, Inc.
•	UDR, Inc.
•	Camden Property Trust
•	Independence Realty Trust, Inc.
•	Veris Residential, Inc.
Citi calculated and compared ratios of share prices to FFO, discounts between share prices and net asset values, and share prices based on financial and trading data as of April 5, 2024 based on the selected companies’ public filings and other information including FactSet Research Systems, S&P Capital IQ and, with respect to net asset values, GreenStreet research.
With respect to each of the selected companies, Citi reviewed and compared the percentage discount between the closing share price of each selected company on April 5, 2024 to each selected company’s net asset value estimated by GreenStreet research, as of April 5, 2024, which ranged from a low of (21.1%) to a high of (1.7%). Citi then applied this discount to net asset value range to the Company’s GreenStreet estimated net asset value per share as of April 5, 2024 of $41.20, to derive an implied valuation range of $32.52 to $40.51 per share of our common stock, which Citi compared to the common stock merger consideration of $39.12.
In addition, for each of the selected companies, Citi reviewed and compared the ratio of its closing share price on April 5, 2024 to estimates of its 2024 FFO generating a range of multiples from 13.5x to 16.7x. Citi then applied the range of such observed multiples to the Company’s estimated 2024 FFO per share of common stock (excluding OP Units held by third parties) of $2.43, which was provided by the Company’s management, to derive an implied valuation range of $32.69 to $40.47 per share of our common stock, which Citi compared to the common stock merger consideration of $39.12.
Selected Precedent Transaction Analysis
Citi performed a selected precedent transaction analysis for all-cash acquisitions of public REITs to estimate the implied per share value of the Company through an analysis of the offer price premium or discount paid by acquirors in transactions similar to the merger, as a percentage, versus the net asset value per share of the respective company as determined by the consensus of publicly available analyst research estimates during the relevant period, which we call the “consensus net asset value per share”. Citi reviewed certain publicly available information for all-cash transactions in the REIT industry (excluding acquisitions of C-corps and mortgage REITs, non-traded REITs or REIT acquisitions that involved a spin-off as part of the acquisition or for which no net asset value was publicly reported) announced since 2018 while the 10-year U.S. Treasury rate was above 3.5% at the time of the announcement of the transaction, which we refer to collectively as the “selected precedent transactions” and which are set forth in the table below. Financial data of the Company and the selected transactions were based on public filings and other information including FactSet Research Systems and S&P Capital IQ.
Selected Precedent Transactions
Announcement Dates	Acquiror	Target Name
1/19/2024	Blackstone	Tricon Residential Inc.
8/28/2023	KSL	Hersha Hospitality Trust
2/22/2023	GIC & Centerbridge	INDUS Realty Trust, Inc.
Although none of the target companies in the selected precedent transactions are directly comparable to the Company and none of the selected precedent transactions are directly comparable to the transactions contemplated by the merger agreement, the selected precedent transactions were chosen because certain aspects of the selected precedent transactions, including the 10-year U.S. Treasury rate at the time of announcement of each of these transactions, in Citi’s view, based on its professional judgment and experience, made them sufficiently comparable to the Company and/or the transactions contemplated by the merger agreement or otherwise relevant for purposes of analysis. For each of the selected precedent transactions, Citi reviewed the per share transaction price payable in the selected precedent transaction and compared it against the applicable company’s consensus net asset value per share at the time of the transaction. Citi then analyzed the percentage premium or discount paid by the acquiror compared to the consensus net asset value per share of the applicable target business, which produced a range of discounts between (8.4%) to (5.2%) for the selected precedent transactions (reflecting the maximum and minimum observed discount of transaction price per share to consensus net asset value per share).
Based on its professional judgment and experience, and taking into consideration the observed discount rates for the selected precedent transactions, Citi then applied the (8.4%) to (5.2%) reference range of transaction price discounts to the Company’s consensus net asset value per share of $42.05 to derive a range of implied share price valuations for the Company. The results of this analysis indicated an implied share price range of $38.52 to $39.86 per share of our common stock, which Citi compared to the common stock merger consideration of $39.12.

Certain Additional Information
Citi also observed certain additional factors regarding the Company that were not considered part of Citi’s financial analyses with respect to its opinion but were referenced for informational purposes, including the following:
•
a selected precedent transaction analysis for selected all-cash transactions in the REIT industry announced since 2018 (excluding acquisitions of C-corps and mortgage REITs, non-traded REITs or REIT acquisitions that involved a spin-off as part of the acquisition or for which no net asset value was publicly reported and notwithstanding whether the 10-year U.S. Treasury rate was above 3.5%), and which indicated a low and high range of 7.9% to 70.6% of offer price premiums as a percentage increase over each applicable company’s unaffected share price as of the last trading day prior to when reports of a possible transaction were first published, which further indicated an implied share price range of $33.83 to $53.48 per share of our common stock based on the application of the 7.9% to 70.6% range to the Company’s unaffected share price of $31.35 as of April 5, 2024;

•
the share price trading history of our common stock for the 52-week trading period ending April 5, 2024, which showed that our common stock traded as low as $28.22 per share and as high as $37.36 per share;

•
publicly available Wall Street research analysts’ price targets for the Company, which indicated standalone price targets of $31.00 to $45.50 per share of our common stock and a range of the 25th to the 75th percentile of such price targets of $34.00 to $40.00 per share of our common stock; and

•
publicly available Wall Street research analysts’ net asset value calculations per share for the Company, which indicated standalone price targets of $29.00 to $51.36 per share of our common stock and a range of the 25th to the 75th percentile of such price targets of $41.60 to $44.17 per share of our common stock.

Miscellaneous
Pursuant to an engagement letter between us and Citi, we have agreed to pay Citi an aggregate fee of up to $40 million, $4 million of which became payable upon Citi’s delivery of the opinion described in this section and the remainder of which is contingent upon the closing of the merger. We also have agreed to reimburse Citi, subject to certain conditions, for reasonable and documented expenses incurred by Citi in performing its services, and to indemnify Citi and related persons against certain liabilities arising out of its engagement in connection with the merger.
Citi and its affiliates in the past have provided, and currently provide, services to us unrelated to the merger for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, since the beginning of 2022, having acted or acting as (i) financial advisor in connection with joint venture transactions with global institutional investors in 2023, (ii) sales agent in the Company’s “at-the-market” equity issuance program, and (iii) a lender in the Company’s syndicated revolving credit facility. During the two-year period prior to the date of its opinion, Citi and its affiliates received fees for the rendering of the investment banking services listed in clauses (i) and (ii) above to the Company and its subsidiaries in the amount of approximately $5 million, as well as non-investment banking revenue for lending services referenced in clause (iii), in each case as determined by Citi based on its books and records. Citi and its affiliates in the past have further provided, and currently provide, services in North America to the Parent Entities and their real estate affiliates unrelated to the proposed merger for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, (i) as financial advisor in connection with the disposition of the JW Marriott San Antonio Hill Country Resort & Spa in San Antonio, Texas in 2023, the sale of a portfolio of industrial properties in 2023, the divestment of 127 self-storage properties in 2023, the sale of a structured investment in The Bellagio Las Vegas in 2023, the acquisition of a portfolio of industrial properties in 2022, and the acquisitions of PS Business Parks, Inc. and American Campus Communities, Inc., both in 2022, (ii) various margin loans on various equity securities, (iii) securitization and commercial mortgage-backed securities services, (iv) as lender in various lending facilities of Blackstone Real Estate (a subsidiary of Blackstone, Inc.), and (v) other various issuer services, securities services, foreign exchange and interest rate hedging, commodity business services, as well as treasury and trade solutions, in each case, for which affiliates of Citi recorded significant non-investment banking related fees and other revenues. During the two-year period prior to the date of its opinion, Citi and its affiliates received fees for the rendering of the investment banking services in North

America, including with respect to the services listed in clause (i) above, to the Parent Entities and/or their real estate affiliates in the amount of approximately $15 million, as well as additional non-investment banking revenues related to services listed in clauses (ii) through (v) in the amount of approximately $50 million, in each case as determined by Citi based on its books and records.
In the ordinary course of Citi’s business, Citi and its affiliates may actively trade or hold the securities of the Company and the Parent Entities or their affiliates for Citi’s own account or for the account of Citi’s customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, the Parent Entities and/or their respective affiliates.
The board selected Citi to act as its financial advisor in connection with the merger to assist and advise the board because of Citi’s qualifications, experience, reputation, long-standing relationship with the Company and substantial knowledge of the industry in which we operate. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
Financing
In connection with the closing of the merger, the Parent Entities will cause an aggregate of approximately $5.7 billion to be paid to the holders of our common stock (other than the excluded common stock), and holders of preferred stock, restricted stock awards and options. The Parent Entities have informed us that in connection with the closing of the merger, the Parent Entities expect to cause the outstanding indebtedness under our revolving credit facility, term loans and unsecured notes to be repaid in full. The Parent Entities also expect certain of our mortgage loans to be repaid or remain outstanding. As of April 30, 2024, we had approximately $325 million aggregate principal amount outstanding under our revolving credit facility. As of March 31, 2024, we had approximately $875 million aggregate principal amount outstanding under our term loans and unsecured notes and approximately $2.3 billion in mortgage loans outstanding.
The Parent Entities have informed us that they have received a debt commitment letter from Wells Fargo Bank, National Association, Bank of Montreal, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Barclays Bank PLC, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Société Générale and Deutsche Bank AG, New York Branch, providing for debt financing in an aggregate amount of up to approximately $2.65 billion, and that they currently are pursuing obtaining an additional approximately $850 million to $2.15 billion of debt financing, in each case to be incurred by the Partnership and/or certain of its subsidiaries, which would be provided substantially concurrently with the closing of the merger. The Parent Entities expect that the Partnership will have approximately $5.3 billion to $6.8 billion of outstanding indebtedness immediately following the closing of the merger. In addition, it is expected that the Sponsor will contribute equity to the Parent Entities for the purpose of funding the acquisition costs (including the common stock merger consideration) that are not covered by such debt financing.
The Parent Entities have informed us that in addition to the payment of the common stock merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, funding working capital requirements, and for other costs and expenses related to the financing and the merger. The Parent Entities have informed us that they currently believe that the funds to be borrowed under the potential debt financing would be secured by, among other things, a first priority mortgage lien on certain properties that are wholly owned by the Company, certain escrows and reserves and such other pledges and security required by the lenders to secure and perfect their interests in the applicable collateral, and that such debt financing would be conditioned on the merger being completed and other customary conditions for similar financings.
The merger agreement does not contain a financing condition to the closing of the merger. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, in each case at the Parent Entities’ sole cost and expense, such customary cooperation reasonably requested in writing by the Parent Entities in connection with the arrangement of any financing with respect to us or our subsidiaries, or our or our subsidiaries’ real property. For more information, see the sections entitled “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Merger.”

Interests of Our Directors and Executive Officers in the Merger
In considering the recommendation of our board to approve the merger, the merger agreement and the other proposals described above, our stockholders should be aware that our directors and executive officers have certain interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to determine and declare the transactions contemplated by the merger agreement, including the merger, to be advisable and in our and our stockholders’ best interests to approve the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and to resolve to recommend that the stockholders approve the merger. These interests include Partnership units as well as the Company Compensatory Awards discussed below.
For a description regarding compensation and benefits to be provided to our employees generally following the effective time, see “The Merger Agreement—Employee Benefits.”
Treatment of Company Compensatory Awards
Our executive officers, including both our named executive officers and other executive officers, hold restricted stock awards and options in the Company. These are contractual obligations of the Company made in the ordinary course of business that the Parent Entities covenant to treat as set forth in the merger agreement. These obligations and their quantification are further set forth in the section entitled “—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger.”
Restricted Stock Awards. The restricted stock awards generally are grants of Company shares which vest (i) based on achievement of performance goals and/or (ii) over a specified period of time. For restricted stock awards subject to performance goals, the applicable award agreements provide in the event that a holder’s employment is terminated by the Company without cause or by the holder for good reason (as such terms are defined in the award agreements) within 12 months following a change in control (which includes the completion of the contemplated merger), the performance goals are determined based on the greater of target level performance and actual performance through the closing date of such change in control. The merger agreement provides that, immediately prior to the effective time, each restricted stock award that is outstanding immediately prior to the effective time, whether vested or unvested (except as provided below), will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (a) the aggregate number of shares of our common stock subject to the restricted stock award immediately prior to the effective time by (b) the common stock merger consideration (with any performance goals applicable to such restricted stock award measured at the greater of target level performance and actual performance through the closing date), and in the event that any portion of a restricted stock award does not vest based on performance, the shares of our common stock underlying such portion of the restricted stock award will be cancelled as of the effective time without payment. In addition, to the extent such award is not so cancelled, an amount equal to all accrued and unpaid cash dividends relating to each such award through the effective time will also be paid in cash.
Company Stock Options. Grants of stock options are subject to time and/or performance-based vesting. For performance-vesting stock option awards, the number of Company shares subject to such awards is determined based on achievement of performance goals. The applicable award agreements for such stock options provide in the event that a holder’s employment is terminated by the Company without cause or by the holder for good reason (as such terms are defined in the award agreements) within 12 months following a change in control (which includes the completion of the contemplated merger), the performance goals will be determined based on the greater of target level performance and actual performance through the closing date of such change in control. The merger agreement provides that, at the effective time, each option that is outstanding immediately prior to the effective time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined pursuant to the applicable incentive award plan, and the applicable award agreement and in accordance with the terms and conditions of the merger agreement, which is equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock underlying such options immediately prior to the effective time (with any performance goals applicable to such options measured at the greater of target level performance and actual performance through the closing date), by (ii) the fair value of such options as determined in accordance with the Company’s historical policies and practices.

Cash Awards. Following the effective time, grants of outstanding long-term cash awards will continue to vest and be payable in accordance with their terms, provided that we may take any actions to provide that, effective prior to the effective time, any performance measures applicable to such awards for the current year in which the effective time occurs will be deemed achieved at the greater of actual performance and target level performance and such long-term cash awards will be subject to only time-vesting conditions from and following the effective time. Under the terms of the long-term cash awards, in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the applicable award agreement), in either case within 12 months following the effective time, any long-term cash awards held by an applicable executive that have not yet become vested will become immediately fully vested.
Value of Payments. For an estimate of the value of the payments described above that would become payable to each of our named executive officers, see the section entitled “—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger” below. The estimated value of the payments that will be made to our other executive officers, Matthew O’Grady and Patti Shwayder, in respect of their outstanding restricted stock awards (including any accrued and unpaid cash dividends underlying such restricted stock awards) and long-term cash awards at the effective time is $3,597,894 in the aggregate, which is based on the number of outstanding unvested shares and awards (determined at the greater of actual performance and target-level performance with respect to awards subject to performance measures, which for this purpose we have assumed maximum-level performance held by these current executive officers as of May 13, 2024) and the hypothetical assumption that the executives’ employment terminated as of such date.
Treatment of Interests in the Partnership
LTIP Units
Certain of our directors and executive officers hold LTIP units. After the merger, the outstanding LTIP units will remain issued and outstanding, and will continue to have the rights, privileges and obligations set forth in the applicable award agreement and the Partnership LPA, as amended in connection with the completion of the merger, which includes a right to convert into Partnership Common Units from time to time at the election of the holder thereof. The LTIP units are convertible into a number of Partnership Common Units based on the extent to which the LTIP units vest (or previously vested at the completion of the relevant performance period) based on achievement of performance goals and satisfaction of service-based vesting conditions, and certain LTIP units (which we refer to as “LTIP II units”) are also subject to a conversion price that reduces the number of Partnership Common Units into which they convert. We refer to LTIP units that are not subject to a conversion price as “LTIP I units”. For LTIP II units, it is anticipated that, after giving effect to the LPA Amendment, the number of Partnership Common Units issued upon conversion at or after the closing will be determined based on (i) (a) the value of a Partnership Common Unit (as determined by the General Partner in good faith) at the date of conversion minus (b) the closing trading price of a share of Company common stock at the date of grant, as adjusted, divided by (ii) the value of a Partnership Common Unit (as determined by the General Partner in good faith) at the date of conversion.
Vested LTIP units are unaffected by the merger. Unvested LTIP units are unaffected by the merger unless the executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the applicable award agreement), within 12 months following the closing, in which event the unvested LTIP units will become immediately and fully vested with, for LTIP units whose number is currently still subject to performance conditions, the number of LTIP units that vest based on achievement of performance goals will be determined as if the closing date was the final day of the performance period and as if the level of performance as of such date was the greater of actual performance and target level performance.
Distribution
As described above in “The Merger—Financing”, the Parent Entities have informed us that they currently are pursuing obtaining approximately $3.5 billion to $4.8 billion of debt financing to be incurred by the Partnership and/or certain of its subsidiaries, which would be provided substantially concurrently with the closing of the merger. The Parent Entities have indicated to us that they anticipate causing the Partnership to distribute, substantially concurrently but effective after the closing of the merger, some of the debt financing proceeds to the Partnership unitholders including the Company, in accordance with the terms of the Partnership Agreement, to allow the Company to fund a portion of the merger consideration using its share of such distribution. The Parent Entities have informed us that any such distribution could be in an amount of approximately $11 to $20 per Partnership Common Unit. We note that any such distribution would result in the holder of a Partnership Common Unit receiving cash and the value of such Partnership Common Unit being reduced accordingly. The Parent Parties have indicated to us that they expect the actual amount of such financing and such distribution will depend on interest rates and numerous other factors in the financing markets at the time of closing, and no assurance can be provided that any such distribution will occur.
Assuming the Parent Entities obtain such debt financing and such distribution is made, based on the number of Partnership Common Units and LTIP units that Mr. Considine holds as of May 13, 2024, the Parent Entities have indicated that Mr. Considine, entities he controls and his spouse could receive an aggregate distribution amount, disregarding any reduction for tax withholding, of approximately $24 million to $45 million in respect of his and their Partnership Common Units and Class I High Performance Partnership Units and approximately $4 million to $7 million in respect of his LTIP units, assuming full vesting thereof.
As agreed between the Company and the Parent Entities, prior to the closing of the merger, the Company will amend award agreements relating to outstanding LTIP II units (including those held by Mr. Considine) to provide for an equitable adjustment, which will result in a reduction on a dollar-for-dollar basis, to the “Grant Date Closing Price” or “Issue Price” (as defined in the applicable award agreement) in the event of any extraordinary distribution paid upon the Partnership Common Units substantially concurrently but effective after the closing of the merger (but taking into account any portion of such extraordinary distribution that is received in respect of such LTIP II units in accordance with their preexisting terms).
Certain Potential Payments to our Executive Officers
Arrangements. We are party to an employment agreement, as amended, with our CEO, Terry Considine (which we refer to as the “CEO Employment Agreement”). We additionally maintain a separate executive severance policy (which we refer to as the “Executive Severance Policy”) pursuant to which each of our executive officers, other than Mr. Considine, may become eligible for severance benefits following a qualifying termination of employment. Both the CEO Employment Agreement and the Executive Severance Policy provide for severance benefits described below upon certain severance qualifying terminations of employment. The severance benefits are subject to compliance with certain obligations including the restrictive covenants described below.
CEO Employment Agreement. Pursuant to the CEO Employment Agreement, upon termination of Mr. Considine’s employment by us without cause or by Mr. Considine for good reason (as such terms are defined in the CEO Employment Agreement), Mr. Considine is generally entitled to: (a) a lump sum cash payment equal to the sum of (i) three times the sum of his base salary at the time of termination, and (ii) his target annual short-term incentive award opportunity; (b) any short-term incentive bonus earned but unpaid for a prior fiscal year; (c) a pro-rata portion of the short-term incentive bonus he would have earned for the year in which the termination occurs, based on the actual achievement of the applicable performance targets; (d) 18 months of continued health benefits coverage; (e) immediate and full acceleration of any outstanding unvested equity awards; and (f) continued exercisability of all outstanding stock options for the remainder of the term of the applicable award (but, given that such stock options will have been cancelled in connection with the closing, there would be no outstanding stock options in the event of such a termination of employment after the closing).
Our obligation to pay or provide Mr. Considine with the payments and benefits provided under the CEO Employment Agreement is also subject to Mr. Considine’s execution and non-revocation of a release of claims, and his performance of certain obligations including the restrictive covenants described in more detail below. Mr. Considine is also entitled to receive from the Company an executed release of claims.
Executive Severance Policy. Each of the Company’s executive officers, other than Mr. Considine, is covered under the Executive Severance Policy. Accordingly, each of Paul Beldin, Lisa Cohn, Keith Kimmel, Joshua Minix, Matthew O’Grady, and Patti Shwayder are participants under the Executive Severance Policy.
Pursuant to the terms of the Executive Severance Policy, if we terminate a participant’s employment without cause, or if a participant terminates his or her employment for good reason (as such terms are defined in the Executive Severance Policy), in either case, within the period commencing six months prior to and ending 12 months following a “Change in Control” (as defined in the Executive Severance Policy), the participant will be eligible to receive the following benefits:

•
a lump sum payment equal to two times the sum of (i) the annual base salary for the calendar year of the date of termination, and (ii) the average annual bonus paid to the participant in the most recent three years;

•	18 months of continued health benefits coverage at the Company’s expense; and
•	100% accelerated vesting of any unvested equity awards then-held by the participant, with any outstanding stock options remaining exercisable for the remainder of the term of the applicable award.
All severance payments and benefits under the Executive Severance Policy are subject to the participant’s execution and non-revocation of a release of claims, and compliance with certain obligations including non-competition, non-disclosure and non-solicitation covenants set forth in a restrictive covenant agreement between the Company and each participant.
Golden Parachute Excise Tax.
In the event that any payment or benefit payable either to Mr. Considine under the CEO Employment Agreement or to any executive officer under the Executive Severance Policy would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will either be made and/or provided in full or will be reduced such that the excise tax under Section 280G is not applicable, whichever results in the receipt by the applicable executive officer of the greater amount on an after-tax basis. Neither the CEO Employment Agreement nor the Executive Severance Policy provides for, and none of the executives are otherwise entitled to, any excise tax or other tax “gross-up” payment. The applicability of any such excise tax to any payment or benefit payable to an executive officer will be determined by the facts at closing and the time of the executive officer’s termination of employment, if applicable.
Restrictive Covenants. Mr. Considine is subject to, under the CEO’s Employment Agreement, customary confidentiality provisions and a limited mutual non-disparagement provision and is also subject to non-competition, non-solicitation, and no-hire provisions that generally are in effect during, and for 24 months following termination of, Mr. Considine’s employment. If Mr. Considine violates any of these provisions, no further payment of the severance amounts will be due, or, if the severance amounts have already been paid, Mr. Considine must repay an amount equal to 1/24 of the paid amount for each month between the date of the violation and the second anniversary of the date of termination.
We are party to a restrictive covenant agreement (which we refer to as a “restrictive agreement”) with each of our executive officers (other than Mr. Considine). If an executive officer breaches the restrictive agreement, the executive will forfeit any right to separation pay or separation benefits under the Executive Severance Policy, will not be entitled to any further payment or right under the Executive Severance Policy and, with respect to any separation payment that has been made to or on behalf of the executive officer under the Executive Severance Policy, the executive officer will repay to the Company the amount of any such prior payment plus interest.
The restrictive agreements include customary confidentiality provisions and non-disparagement provisions and also include non-competition, non-solicitation, and no-hire provisions that generally are in effect during, and for 24 months following termination of, the executive’s employment with respect to Messrs. Beldin and Kimmel and Mses. Cohn and Shwayder and for 18 months following termination of the executive’s employment with respect to Messrs. Minix and O’Grady (except that the non-competition provision in Messrs. Minix’s and O’Grady’s restrictive agreements extend to 12 months following termination of employment).
Value of Payments. For an estimate of the value of the severance payments and benefits described above that would become payable to each of our named executive officers upon a severance-qualifying termination, see the section entitled “—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger” below. The estimated value of the cash severance payments and continued health benefits described above that would be payable upon a hypothetical severance-qualifying termination of employment on May 13, 2024, for our other executive officers, Mr. O’Grady and Ms. Shwayder, is $1,717,886 and $1,167,976 respectively.
Merger-Related Cash Retention Awards
In connection with the merger, the Company and the Parent Entities agreed that retention cash awards, payable at closing, may be granted prior to closing to certain Company employees, including certain of our executive officers. For the value of cash retention awards that would become payable to each of our named executive officers upon the closing, see the section entitled “—Quantification of Potential Payments to Our Named

Executive Officers in Connection with the Merger” below. The value of the cash retention awards that would become payable upon the effective time for our other executive officers is $500,000, which reflects an award to Mr. O’Grady.
Section 16(b) Exemption Resolution
Our board believes that it is desirable that the Company’s directors and executive officers be relieved of the risk of liability under Section 16 of the Exchange Act to the fullest extent permitted by applicable law in connection with the exchange of equity securities of the Company pursuant to the merger. Accordingly, our board (or a committee thereof) intends to adopt a resolution providing that the disposition by the Company’s executive officers and directors of any equity securities of the Company pursuant to the transactions contemplated by the merger, are intended to be exempt from liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) promulgated thereunder.
Indemnification of Our Directors and Officers
The merger agreement provides that, to the fullest extent permitted by applicable law, from and after the effective time until the sixth anniversary of the effective time, (i) the Parent Entities agrees that they will cause the Surviving Corporation to, and (ii) the Surviving Corporation agrees that it will and will cause the General Partner to, and (iii) the General Partner agrees that it will, in each case of the foregoing clauses (i), (ii) and (iii), indemnify, defend and hold harmless each present and former director, officer, and manager of the acquired companies (which persons we refer to, in their capacity as such, the “company indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any threatened, pending or completed claim, action, cause of action, demand, litigation, suit, audit, review, charge, complaint, hearing, grievance, assessment, arbitration, subpoena, inquiry or investigation or any other proceeding, by, before or otherwise involving any governmental authority (we refer to the foregoing as a “proceeding”) or other matter, whether civil, criminal, administrative or investigative, arising out of, related to or by reason of the fact that he or she is or was a director, officer or manager of any acquired company or he or she is or was serving at the request of any acquired company as a director, officer or manager of any other individual, firm, corporation, partnership (limited or general), limited liability company, limited company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind (we refer to the foregoing as a “person”), in each case, arising out of actions or omissions occurring at or prior to the effective time (and whether asserted or claimed prior to, at or after the effective time), including such alleged acts or omissions with respect to the merger agreement or any of the transactions contemplated by the merger agreement, to the fullest extent permitted by applicable law.
The merger agreement further provides that, the Parent Entities will cause the Surviving Corporation to, the Surviving Corporation will and will cause the General Partner to, and the General Partner will promptly advance expenses (including reasonable attorneys’ fees) to the company indemnified parties as incurred by each such company indemnified party (but not later than 30 days after the submission of invoices), without the requirement of any bond or other security, to the fullest extent permitted by applicable law, but subject to the Parent Entities’ or the Surviving Corporation’s receipt of an undertaking by or on behalf of such company indemnified party to repay such amount if it will ultimately be determined that such company indemnified party is not entitled to be indemnified.
The merger agreement provides that the Parent Entities will cause the Surviving Corporation and General Partner (i) to maintain, for a period of not less than six years from the effective time, provisions in their respective organizational documents concerning the indemnification and exculpation of (and provisions relating to expense advancement to) the company indemnified parties that are no less favorable to those persons than the provisions of applicable law and the indemnification agreements and the organizational documents of the acquired companies, as applicable, in each case, as of the date of the merger agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that could adversely affect the rights of those persons thereunder, in each case, except as expressly required by applicable law.
The merger agreement also provides that, for a period of six years from the effective time, the Parent Entities will cause the Surviving Corporation and General Partner to, the Surviving Corporation will and will cause the General Partner to, and the General Partner will, in each case, maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by the acquired companies’ directors’ and officers’ liability insurance policies on terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage from insurers with an A.M. Best Financial Strength Rating of “A-” or better with respect to matters existing or occurring at or prior to the effective time; provided, however, that in lieu of the foregoing, we may, and if we do not, the Parent Entities, the Surviving Corporation and the General Partner may, cause coverage to be extended under the acquired company’s current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies by obtaining at or prior to the closing date fully prepaid, non-cancelable six-year “tail” insurance (containing terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage) with respect to matters existing or occurring at or prior to the effective time for an overall additional premium not to exceed 300% of the total annual premiums at the last renewal; provided that we will reasonably cooperate and consult with the Parent Entities prior to the purchase of any such “tail” insurance; provided, further, however, that if the Parent Entities can procure a “tail” policy on superior terms or on equivalent terms, but at a lower price, as compared to any such policy that may be procured by us, then the Parent Entities may obtain such policy effective as of the effective time, in which case we will not obtain such policy. Additionally, the Surviving Corporation will (and the Parent Entities will cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.
The merger agreement requires that the Parent Entities will cause the Surviving Corporation and the General Partner to, and the Surviving Corporation and the General Partner will, advance, and cause to be paid, on a current basis (but no later than 30 days after the submission of invoices) all attorneys’ fees, costs and expenses that may be incurred by any company indemnified party in enforcing his or her rights with respect to indemnification described above, but subject to the Parent Entities’ or the Surviving Corporation’s receipt of an undertaking by or on behalf of such company indemnified party to repay such amount if it is ultimately determined that such company indemnified party is not entitled to be indemnified.
Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of our named executive officers that is based on or otherwise relates to the merger. For additional details regarding the terms of the payments described below, see the discussion under “—Interests of Our Directors and Executive Officers in the Merger” above.
The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the merger pursuant to all applicable compensation plans or agreements, assuming that (1) the assumed price per share of company common stock is $39.12, which is the common stock merger consideration that will be paid by the Parent Entities to our stockholders in connection with the merger, (2) each LTIP unit is settled at the common stock merger consideration (less any applicable conversion price) (i.e., it is assumed that the applicable LTIP units are converted into Partnership Common Units at the closing and the Partnership Common Units are redeemed for cash at the value of Partnership Common Units, which, for purposes of this table is assumed to be the common stock merger consideration) and (3) that the effective time occurred on May 13, 2024, and that each named executive officer incurs a severance-qualifying termination immediately following the effective time. The calculations in the table do not include amounts that named executive officers were vested in as of the date of this proxy statement, other than vested and unexercised stock options and LTIP units, and do not reflect any shares of common stock or Partnership Common Units held by the named executive officers.
Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total(4)
Terry Considine Chief Executive Officer	$6,210,929	$20,571,110	$25,126	$26,807,165
Paul Beldin Executive Vice President and Chief Financial Officer	$2,233,996	$3,548,960	$36,162	$5,819,118
Lisa R. Cohn President and General Counsel	$2,881,416	$6,859,795	$34,113	$9,775,324
Keith M. Kimmel President of Property Operations	$2,360,492	$6,010,457	$36,442	$8,407,391
Joshua Minix Executive Vice President and Chief Investment Officer	$3,711,550	$2,477,182	$36,442	$6,225,174
(1)
For Mr. Considine under the CEO Employment Agreement, a cash payment consists of the following components, which is contingent upon the occurrence of a termination of Mr. Considine’s employment without cause or Mr. Considine’s resignation for good reason and compliance with various undertakings:

(a)	A lump sum cash payment equal to the sum of (i) three times the sum of his base salary at the time of termination; and (ii) his target annual short-term incentive award opportunity;
(b)	Any short-term incentive bonus earned but unpaid for a prior fiscal year; and
(c)	A pro-rata portion of the short-term incentive bonus he would have earned for the year in which the termination occurs, with amounts reflected at maximum-level performance.
For Messrs. Beldin, Kimmel and Minix and Ms. Cohn under the Executive Severance Policy, cash severance consists of the following components, which is a “double-trigger” benefit contingent upon the occurrence of a termination of the named executive officer’s employment without cause or the named executive officer’s resignation for good reason within the period commencing six months prior to and ending 12 months following the effective time:
(a)
A lump sum payment equal to two times the sum of (i) the annual base salary for the calendar year of the date of termination, and (ii) the average annual bonus paid to the named executive officer in the most recent three years (or lesser number of years the executive has been employed by the Company); provided that for purposes of determining Mr. Minix’s cash severance payment, his annual draw is treated as his annual base salary and his target transaction compensation (under the terms of his annual compensation memorandum) is treated as target annual short-term incentive award.

The amounts set forth in the table below are estimates of the cash severance, prorated cash bonus and merger-related cash retention bonus, as applicable, each named executive officer will receive:
Named Executive Officer	Cash Payment	Prorated Cash Bonus	Cash Retention Bonus
Terry Considine	$4,600,000	$1,610,929	—
Paul Beldin	$1,733,996	—	$500,000
Lisa R. Cohn	$2,381,416	—	$500,000
Keith M. Kimmel	$2,360,492	—	—
Joshua Minix	$3,211,550	—	$500,000
The amounts set forth in the tables above are based on compensation levels as of May 13, 2024, for Mr. Considine, assuming achievement of applicable annual short-term incentive bonus performance goals at target performance levels and for Messrs. Beldin, Kimmel, and Minix and Ms. Cohn, using the annual bonus amounts earned by them for calendar years 2021, 2022 and 2023 (or such lesser number of years the executive has been employed), and assume that there are no bonus amounts which have been earned but not yet paid to the named executive officer prior to the date of the named executive officer’s termination. For further details regarding the cash severance, see “—Executive Severance Benefits” above.
(2)
For all named executive officers, the treatment of restricted stock awards and unvested stock options at the effective time is a “single-trigger” benefit contingent upon the occurrence of the merger. Treatment of long-term cash awards and unvested LTIP units are a “double-trigger” benefit contingent upon the occurrence of a termination of the named executive officer’s employment without cause or the named executive officer’s resignation for good reason within 12 months following the effective time. The amounts set forth in the table above and the table below are estimates of the value each named executive officer will receive in respect of his or her outstanding compensatory awards. These estimates assume that all shares of restricted stock (including any accrued and unpaid cash dividends underlying such shares of restricted stock), stock options and LTIP units and all long-term cash award payments, held by each named executive officer as of May 13, 2024, the latest practicable date prior to the date of this filing, remain outstanding as of the effective time, that any applicable performance measures are achieved at maximum-level performance and each named executive officer does not receive any additional compensatory awards between such date and the effective time and disregards any vesting of compensatory awards that may occur prior to the effective time. For purposes of the table below, stock option values are reflected at the value the stock options are entitled to receive under the terms of the merger agreement, which is fair value (as determined in accordance with the Company’s historical policies and practices) based on an assumed effective time of the merger on May 13, 2024 (with fair value based on an April 2024 determination), and LTIP unit values assume that Mr. Considine elects to convert the applicable LTIP units into Partnership Common Units immediately following the closing and redeems such Partnership Common Units for cash at a per unit value equal to the per share merger consideration of $39.12 (reduced by, in the case of LTIP unit awards subject to a conversion price, the per unit conversion price under the applicable award agreement). If Mr. Considine were to continue to hold the LTIP units, rather than immediately convert such LTIP units into Partnership Common Units and redeem such Partnership units for cash as described in the prior sentence, the value of those LTIP units may be higher or lower than such amount over time.

Named Executive Officer	Value of Restricted Stock	Value of Stock Options	Value of Long-Term Cash Awards	Value of LTIP Units	Total
Terry Considine.	—	$6,155,441	—	$14,415,669	$20,571,110
Paul Beldin	$2,935,136	$613,825	—	—	$3,548,961
Lisa R. Cohn	$6,706,976	$152,819	—	—	$6,859,795
Keith M. Kimmel	$5,877,268	$133,188	—	—	$6,010,456
Joshua Minix	$2,477,182	—	$603,344	—	$3,080,526
For further details regarding the value of accelerated compensatory awards, see “—Treatment of Compensatory Awards” above.
(3)
Each named executive officer is entitled to receive health benefits for 18 months following the named executive officer’s termination of employment without cause or resignation for good reason at the Company’s expense. The value of the perquisites/benefits reported in this column assume that such coverage continues for the full 18-month period. These benefits are “single-trigger” benefits contingent solely upon the occurrence of a termination of the named executive officer’s employment without cause or the named executive officer’s resignation for good reason. For further details regarding the perquisites and benefits, see “—Executive Severance Benefits” above.

(4)
Section 280G. The total amounts do not reflect any reductions to “parachute payments” as defined by Code Section 280G in order to avoid any applicable excise tax thereunder. A definitive analysis of the need, if any, for such reductions will depend on the effective time, the date of termination (if any) of the named executive officer and certain other assumptions used in the applicable calculations.

Regulatory Matters
We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the merger, other than the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of Maryland.
U.S. Federal Income Tax Considerations of the Merger
The following is a summary of the U.S. federal income tax considerations of the merger generally applicable to holders of our common stock whose shares of our common stock are converted into the right to receive cash pursuant to the merger. This discussion applies only to holders who hold shares of our common stock as “capital assets” within the meaning of the Code (generally, property held for investment).
This discussion is based on the Code, its legislative history, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, published positions of the Internal Revenue Service (the “IRS”), court decisions and other applicable authorities, all as in effect on the date hereof, and all of which may in the future be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, nor does it address any consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, S corporations, partnerships or other pass-through entities (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and partners therein, controlled foreign corporations and passive foreign investment companies, banks and financial institutions, insurance companies, brokers and dealers in securities, currencies or commodities, dealers or traders in securities who elect to apply a mark-to-market method of accounting with respect to our common stock, regulated investment companies, real estate investment trusts, governmental organizations and qualified foreign pension funds, persons who are subject to the alternative minimum tax, certain former citizens or long-term residents of the United States, persons who actually or constructively own or have owned five percent (5%) or more of our common stock, persons who acquire their shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation or in connection with the performance of services, persons who hold their shares of our common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes, and persons whose functional currency is not the U.S. dollar. This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or non-U.S. tax consequences, or the consequences of the Medicare tax on net investment income.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in such partnership (or other entity or arrangement) will generally depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the merger in light of their particular circumstances.
This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL THE TAX CONSEQUENCES RELATING TO THE MERGER. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock who is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares exchanged pursuant to the merger. A U.S. Holder’s adjusted tax basis will generally equal the U.S. Holder’s acquisition cost less any prior distribution paid to such U.S. Holder with respect to its shares of our common stock treated as a return of capital. Gain or loss will be determined separately for each block of shares of our common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the merger. A reduced tax rate on capital gain will generally apply to long-term capital gain of a non-corporate U.S. Holder. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock who is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized pursuant to the merger unless:
•
such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and any such gain of a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•
in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the merger and other certain conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•	our common stock constitutes a “United States real property interest” (“USRPI”) for U.S. federal income tax purposes under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).
If shares of our common stock constitute a USRPI under FIRPTA, a Non-U.S. Holder would be subject to U.S. federal income tax on any gain or loss recognized on the receipt of cash in exchange for such shares of common stock in the merger on a net basis at the same graduated individual or corporate rates applicable to U.S. Holders, and such cash consideration may also be subject to U.S. federal withholding tax under FIRPTA at a rate of 15%. Shares of our common stock generally will not constitute a USRPI in the hands of a Non-U.S. Holder, and gain recognized by such Non-U.S. Holder upon receipt of cash in exchange for our shares of common stock pursuant to the merger generally will not be subject to U.S. federal income or U.S. federal withholding tax under FIRPTA, if: (1) we are a domestically controlled REIT, meaning, at all times since we elected to be subject to tax as a REIT for the taxable year ended December 31, 2020 and until the merger, less than 50% in value of our shares have been held directly or indirectly by non-U.S. persons; or (2) shares of our common stock are “regularly traded” (within the meaning of applicable U.S. Treasury Regulations) on an established securities market at the effective time and the Non-U.S. Holder holds and has held (directly, indirectly, or constructively) 10% or less of the total fair market value of all shares of our common stock at all times during the shorter of (a) the five year period ending with the effective date of the merger and (b) the Non-U.S. Holder’s holding period for the shares. We believe we are, and we expect to be at the effective time, a domestically controlled REIT, but no assurances can be given that we are or will remain a domestically controlled REIT. In addition, we believe that our shares of common stock are, and will be at the effective time, regularly traded on an established securities market (within the meaning of the applicable Treasury Regulations). Non-U.S. Holders who hold, or have held during specified periods, directly, indirectly, or constructively, more than 10% of our outstanding shares of common stock will generally be subject to U.S. federal income taxation under FIRPTA with respect to any gain recognized on the receipt of cash in exchange for their shares of common stock pursuant to the merger, and withholding agents may withhold on such cash consideration.
If gain on the exchange of our common stock were subject to taxation under FIRPTA, a Non-U.S. Holder would be required to file a U.S. federal income tax return and would generally be subject to the same treatment as a U.S. Holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. An applicable withholding agent may also be required to withhold 15% of the cash consideration payable for such shares and remit such amount to the IRS.
Delisting of Our Common Stock and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on the NYSE and our common stock will be deregistered under the Exchange Act.
Legal Proceedings
As of May 21, 2024, the Company has received four demands from purported stockholders, one of which included a draft complaint. The demands allege that certain disclosures in the preliminary proxy statement filed in connection with the proposed transaction between AIR and Blackstone omitted certain purportedly material information regarding, among other things, the background of the transaction, the Company’s financial projections and Citi’s financial analyses and disclosure. One demand included a draft complaint asserting violations of Sections 14(a) and 20(a) of the Exchange Act, and Rule 14a-9. The Company believes that the allegations in the demands are without merit.

THE MERGER AGREEMENT
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We recommend that you read the merger agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The merger agreement contains representations and warranties made by, and to, us, the Parent Entities and Merger Sub. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the merger agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of us or our affiliates.
The Merger
On the closing date, Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease. The Company will continue as the Surviving Corporation in the merger and will become a wholly owned subsidiary of the Parent Entities. At the effective time, the Surviving Corporation will possess all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub and all of the obligations, liabilities and duties of the Company and Merger Sub will become the obligations, liabilities and duties of the Surviving Corporation. Following the completion of the merger, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.
Effective Time; Closing Date
On the closing date, we, the Parent Entities and Merger Sub will cause the merger to be consummated by causing to be filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland, articles of merger and all other filings or recordings required under the Maryland General Corporation Law in order to consummate the merger. The merger will become effective upon the later of the acceptance for record of the articles of merger by the State Department of Assessments and Taxation of Maryland or such later effective time and date (not to exceed one business day after the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland) that is agreed to by us and the Parent Entities and specified in the articles of merger. The consummation of the merger will take place on the date which is three business days after the date on which all conditions to the merger described below in the section entitled “—Conditions to the Merger” have been satisfied or waived (to the extent permitted by applicable law) (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions) unless another time is mutually agreed to by us and the Parent Entities.
Organizational Documents
At the effective time, unless otherwise jointly determined by the Parent Entities and us prior to the effective time, the name of the Surviving Corporation will be “Apartment Income REIT Corp.”
At the effective time, unless otherwise jointly determined by the Parent Entities and us prior to the effective time, our charter will be immediately amended by the articles of merger and will be the charter of the Surviving Corporation until thereafter amended in accordance with applicable law and the bylaws of Merger Sub, as in effect immediately prior to the effective time, will be the bylaws of the Surviving Corporation (except that the title thereof will read “Apartment Income REIT Corp. Bylaws”), until thereafter amended in accordance with the provisions thereof and in accordance with applicable law.
Officers and Directors
From and after the effective time, the officers of the Company immediately prior to the effective time will be the officers of the Surviving Corporation.
From and after the effective time, the directors of Merger Sub immediately prior to the effective time will be the members of the board of directors of the Surviving Corporation.
Treatment of Common Stock, Preferred Stock and Compensatory Awards
Common Stock
The merger agreement provides that, at the effective time, each share of common stock, issued and outstanding as of immediately prior to the effective time (other than excluded common stock) will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to the common stock merger consideration, without interest, and less any applicable withholding taxes. Excluded common stock will be automatically cancelled and retired without any conversion thereof and will cease to exist with no consideration being paid with respect thereto in connection with, or as a consequence of, the merger. If we declare or pay a dividend on our common stock to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the common stock merger consideration will be decreased by an amount equal to the per share amount of such dividend on the common stock so declared or paid by us.
Preferred Stock
The merger agreement provides that, substantially concurrently with the effective time, the Company will effect the redemption of, or make an irrevocable deposit pursuant to the terms of the preferred stock in respect to the amount required to redeem, all outstanding shares of the preferred stock at a redemption price payable in cash, by or on behalf of the Company, in an amount equal to the preferred stock redemption payment and from and after the effective time, the preferred stock will no longer be outstanding and all rights of the holders thereof will terminate, except for the right to receive the preferred stock redemption payment.
Restricted Stock Awards
Pursuant to the terms and conditions of the merger agreement, immediately prior to the effective time, each restricted stock award that is outstanding immediately prior to the effective time, whether vested or unvested (except as provided below), will automatically be cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock subject to the restricted stock award immediately prior to the effective time by (ii) the common stock merger consideration (with any performance goals applicable to such restricted stock award measured at the greater of target level performance and actual performance through the closing date), and in the event that any portion of a restricted stock award does not vest based on performance, the shares of our common stock underlying such portion of the restricted stock award will be cancelled as of the effective time without payment therefor and will have no further force or effect.
Company Stock Options
At the effective time, each award of options to purchase common stock that is outstanding immediately prior to the effective time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined pursuant to the applicable incentive award plan or the Company ESPP, as applicable, and award agreement and in accordance with the terms and conditions of the merger agreement, which is equal to the product obtained by multiplying (i) the aggregate number of shares of our common stock underlying such option immediately prior to the effective time (with any performance goals applicable to such option measured at the greater of target level performance and actual performance through the closing date), by (ii) fair value as determined in accordance with the Company’s historical policies and practices.

Treatment of the Company ESPP
The merger agreement provides that as soon as practicably possible following the date of the merger agreement, we will take all actions with respect to the Company ESPP to (i) shorten any offering period in effect as of the date of the merger agreement by setting a “new purchase date” (within the meaning of the Company ESPP) in respect of such offering period that is no later than the last payroll date occurring at least 10 business days prior to the closing date (after crediting contributions for such payroll date) and on such date cause the exercise of each outstanding option under the Company ESPP and (ii) ensure that as of such date, no offering periods or purchase periods commence and no payroll deductions or other contributions are made or effected with respect to the Company ESPP. The merger agreement also provides that we will take all actions with respect to the Company ESPP to provide that, subject to the consummation of the merger, the Company ESPP will terminate immediately prior to the effective time.
Treatment of Interests in the Partnership
The merger agreement provides that the issued and outstanding Partnership units will be unaffected by the merger and will remain issued and outstanding and will continue to have the rights and privileges set forth in the Partnership LPA, as amended in connection with the merger. At or prior to the effective time, the Partnership LPA will be amended by the General Partner to provide that, following the effective time, (i) the Partnership will pay cash to those holders of Partnership units who elect to redeem their Partnership units in accordance with the terms of the Partnership LPA (and will not exercise its right to pay for such redeemed Partnership units in shares of our common stock), (ii) any Partnership units redeemed on the closing date or within 10 days thereafter will be valued at an amount equal to the common stock merger consideration minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the closing date and ending on the date a notice of redemption is received and (iii) any Partnership units redeemed after the 10th day following the closing date will be valued by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, as appropriate.
The above description of the expected LPA Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the expected LPA Amendment, which is attached as an exhibit to the merger agreement, which is attached as Annex A.
This proxy statement does not constitute an offer to exchange any limited partnership units.
No Further Ownership Rights
From and after the effective time, holders of our common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares of common stock, except as otherwise provided for in the merger agreement or by applicable law. The common stock merger consideration paid in accordance with the terms of the merger agreement upon the conversion or surrender of the shares of our common stock or stock awards will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of our common stock or stock awards.
Payment Procedures
At or prior to the effective time, the Parent Entities will deposit, or cause to be deposited, (1) with a paying agent reasonably acceptable to us, cash in an amount sufficient to pay the aggregate common stock merger consideration required to be paid in accordance with the merger agreement (we refer to such cash as the “exchange fund”) and (2) with us, cash in an amount sufficient to pay the aggregate option consideration and restricted stock consideration in accordance with the merger agreement (we refer to such cash as the “company compensatory award fund”). In the event the exchange fund or the company compensatory award fund is insufficient to make the payments in connection with the merger contemplated by the merger agreement, the Parent Entities will promptly deposit or cause to be deposited additional funds with the paying agent or the Surviving Corporation, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The paying agent will deliver the common stock merger consideration in accordance with the terms of the paying agent agreement. Following the closing, the Parent Entities will cause the Surviving Corporation to pay through payroll to the applicable holders of company options and company restricted stock awards the option consideration and restricted stock consideration, respectively.

As soon as reasonably practicable after the effective time, and in any event not later than within five business days following the effective time, the Parent Entities and the Surviving Corporation will cause the paying agent, in accordance with, and as required by the paying agent’s customary procedures, to send to each record holder of an outstanding share of our common stock as of immediately prior to the effective time (other than the cancelled shares) (1) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the common stock certificates (or effective affidavits of loss in lieu thereof as provided in the merger agreement) or common stock book-entry shares, as applicable, to the paying agent) in customary form and with such other provisions, in each case as the Parent Entities and we may (prior to the effective time) reasonably agree, for use in effecting delivery of shares of our common stock outstanding immediately prior to the effective time and entitled to common stock merger consideration pursuant to the merger agreement, to the paying agent, and (2) instructions for use in effecting the surrender of common stock certificates (or effective affidavits of loss in lieu thereof) or common stock book-entry shares, as applicable, in exchange for the common stock merger consideration which will be customary in form and have such other provisions, in each case as the Parent Entities and we may (prior to the effective time) reasonably agree.
Upon the surrender of a common stock certificate (or affidavit of loss in lieu thereof) or common stock book-entry shares, as applicable, for cancellation to the paying agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the paying agent, the holder of such shares of our common stock represented by such common stock certificate as of immediately prior to the effective time, or of such common stock book-entry share immediately prior to the effective time, as applicable, will be entitled to receive in exchange therefor and the Parent Entities and the Surviving Corporation will cause the paying agent to pay in exchange therefor, as promptly as practicable (but in any event within five business days) following the completion of the requirements described in the immediately preceding paragraph, an amount in cash equal to the product (rounded to the nearest cent) obtained by multiplying (i) the number of shares of our common stock represented by such common stock certificate or the number of such common stock book-entry shares by (ii) the common stock merger consideration, in each case pursuant to the provisions of the merger agreement, and the common stock certificates, and common stock book-entry shares surrendered will be cancelled.
Prior to the effective time, the Parent Entities and we will reasonably cooperate to establish procedures with the paying agent and the Depository Trust Company (which we refer to as “DTC”) to endeavor that (i) if the closing occurs at or prior to 2:00 p.m. (Eastern Time) on the closing date, the paying agent will transmit to DTC or its nominees on the closing date an amount in cash in immediately available funds equal to the number of shares of our common stock held of record by DTC or such nominee immediately prior to the effective time multiplied by the common stock merger consideration (we refer to such amount as the “DTC payment”), and (ii) if the closing occurs after 2:00 p.m. (Eastern Time) on the closing date, the paying agent will transmit to DTC or its nominee on the first business day after the closing date an amount in cash in immediately available funds equal to the DTC payment.
If any cash payment is to be made to a person other than the person in whose name the applicable surrendered common stock certificate (which will be properly endorsed or otherwise be in proper form for transfer) or common stock book-entry share (which will be properly transferred) is registered, it will be a condition of such payment that the person requesting such payment will pay, or cause to be paid, any transfer taxes or other taxes required by reason of the making of such cash payment to a person other than the registered holder of the surrendered common stock certificate or common stock book-entry share or will establish to the reasonable satisfaction of the paying agent that such taxes have been paid or are not payable.
After the effective time, there will be no further registration of transfers of shares of company capital stock that were outstanding immediately prior to the effective time. From and after the effective time, the outstanding shares of our common stock that are cancelled pursuant to the merger agreement represented by common stock certificates immediately prior to the effective time, and the common stock book-entry shares outstanding immediately prior to the effective time, will no longer be outstanding and will be cancelled automatically and cease to exist and each holder thereof shall cease to have any rights with respect to such shares of our common stock, except as otherwise provided in the merger agreement or by applicable law. If, after the effective time, common stock certificates or common stock book-entry shares are presented to the paying agent, the Surviving Corporation or the Parent Entities, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in the merger agreement.

Any portion of the exchange fund (including the proceeds of any investments in the exchange fund) that remains unclaimed by the holders after the date which is one year following the effective time will be delivered to the Surviving Corporation upon demand. Any holder of shares of our common stock who has not exchanged his, her or its shares of our common stock prior to that time will be entitled to look only to the Surviving Corporation and only as general creditors thereof for delivery of their applicable pro rata common stock merger consideration in respect of such holder’s shares of our common stock upon compliance with the procedures set forth in this paragraph. Notwithstanding the foregoing, none of the Parent Entities, us or the Surviving Corporation or any other person will be liable to any person, including any holder of shares of our capital stock or stock awards, including for any amounts payable under the merger agreement that are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the exchange fund (including the proceeds of any investments in the exchange fund) that remains unclaimed by the holders of shares of our common stock immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental authority will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
Each of the Parent Entities, Merger Sub, the Surviving Corporation, their respective subsidiaries, the paying agent, each of their respective agents and affiliates, and any other applicable withholding agent will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement, including consideration payable to any holder or former holder of company stock awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of tax law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of whom such amounts would otherwise have been paid.
Representations and Warranties
We have made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:
•
the organization, valid existence, good standing, qualification to do business and power and authority to carry on our business as currently conducted and to own, lease and operate the properties and assets and the qualification and license to do business as a foreign corporation and good standing in any jurisdiction in which the nature of our business so requires;

•	our articles of incorporation and bylaws and the Partnership’s limited partnership agreement and certificate of limited partnership;
•
our power to execute and deliver the merger agreement, perform our obligations under the merger agreement and, subject to receipt of the stockholder approval in respect of the merger, to consummate the merger and the other transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us;
•
our board’s resolutions in respect of the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby and its recommendation to our stockholders to approve the merger;

•	the stockholder approval required in connection with the approval of the merger and the other transactions contemplated by the merger agreement;
•
the receipt by our board of a fairness opinion from Citi to the effect that, as of the date of such opinion and based on and subject to the various assumptions, qualifications, and limitations set forth therein, the common stock merger consideration to be paid to holders (other than holders of cancelled shares) of our common stock is fair, from a financial point of view to such holders;

•
absence of any governmental permits, filings, consents or other notifications required in connection with the execution, delivery and performance by us of the merger agreement and the consummation of the transactions contemplated thereby;

•
the absence of contravention or conflicts with, or violations or breaches of, organizational documents of us or the Partnership or any other acquired company or any applicable law and the absence of any consents, notices or approvals under, or breaches of any obligation or defaults under, contracts or permits to which we or any of our subsidiaries is a party, in each case, in connection with the performance of the merger agreement and our obligations thereunder;

•
the capital structure and indebtedness of us and the acquired companies, including our equity awards, the absence of restrictions or liens with respect to the equity interests of us and our subsidiaries, including the Partnership, and the absence of declared and unpaid dividends and distributions of the Partnership;

•	our and the Partnership’s SEC filings since January 1, 2022, and the financial statements contained in those filings;
•	our internal controls over financial reporting and disclosure controls and procedures;
•	our system of internal accounting controls and preparation of financial statements in accordance with GAAP;
•	our and our subsidiaries’ status under the Investment Company Act of 1940, as amended;
•	the absence by us or any of the acquired companies or any respective director, officer or employee of actions in violation of any applicable anti-corruption law;
•
conduct of business in all material respects in the ordinary course of business, the absence of any material adverse effect and certain other changes and events with respect to us and our subsidiaries since December 31, 2023 through the date of the merger agreement;

•	the absence of certain undisclosed liabilities;
•	the validity and enforceability of the acquired companies’ material contracts and the absence of certain violations, breaches or defaults under any material contract;
•
our and our subsidiaries’ buy/sell, put options, call options, redemption rights, options to purchase, marketing rights, forced sale, tag or drag rights or rights of first offer, rights of first refusal or rights that are similar to any of the foregoing, pursuant to the terms of which any acquired company could or could be required to purchase or sell the applicable equity interests or assets of any person or any real property or any other material assets, rights or properties of the acquired companies or our minority equity joint ventures (which we collectively refer to as “transfer rights”);

•
the acquired companies’ compliance with all applicable laws and governmental permits for the past three years and their possession of all governmental permits required to conduct our business as presently conducted and to own, lease and, to the extent applicable, operate the properties and compliance with such governmental permits and validity and full force and effect of those governmental permits during the past three years and the absence of any events that would reasonably be expected to result in the revocation or termination of any such governmental permits.

•	the absence of certain claims, actions, suits, litigation, proceedings, arbitrations or other legal proceedings related to the acquired companies or any investigations by any governmental authority;
•	real property owned and leased by the acquired companies;
•	the acquired companies’ ground leases, leases, budgets, joint ventures, development and redevelopment plans and participation agreements;
•	ownership of or rights with respect to the intellectual property of the acquired companies;
•	the acquired companies’ policies and procedures relating to privacy and the collection, processing, storage, transfer, and/or use of personal information and security measures and policies;
•	our measures to protect IT assets from malicious code and corruptants;
•	the acquired companies’ insurance policies;
•	tax matters affecting the acquired companies and all of our joint ventures;

•	the acquired companies’ employee benefit plans;
•	labor matters related to the acquired companies;
•	environmental matters relating to the acquired companies;
•	the inapplicability of restrictions on business combinations, control share acquisition, fair price, moratorium or other similar antitakeover statutes or regulations;
•	our contracts or other arrangements with any of the acquired companies and any affiliate, including any director or officer thereof;
•	the accuracy of the information supplied by us in this proxy statement; and
•
except for Citi, the absence of any financial advisor, investment banker, broker, finder agent or other person who would be entitled to any finders’ fee or agents’ commission from the acquired companies in connection with the transactions contemplated by the merger agreement.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the merger agreement, a “material adverse effect” means, with respect to the acquired companies, any effect, change, development, circumstance, occurrence or event (each, an “effect”) that, individually or in the aggregate, (1) has resulted or would reasonably be expected to result in a material adverse effect on the business, assets, results of operations or financial condition of the acquired companies, taken as a whole, or (2) would prevent or materially impair our ability to consummate the merger prior to the end date; provided, however, that for purposes of clause (1), the effects, to the extent which, directly or indirectly, relate to or result from the following, will be excluded from the determination of whether there has been or will be a “material adverse effect”:
•	any effect generally affecting any of the industries or markets in which the acquired companies operate;
•
any change or proposed change after the date of the merger agreement in any law or GAAP (or changes after the date of the merger agreement in interpretations or enforcement of any law or GAAP) and, to the extent relevant to the business of the acquired companies, in any legal or regulatory requirement or condition or the regulatory enforcement environment;

•
general economic, regulatory, social, legislative, geopolitical or political conditions (or changes therein) or general conditions (or changes therein or disruptions thereof) in the financial, credit, equity, real estate, capital, banking or securities markets (including changes in interest or currency exchange rates) in any country or region in which the acquired companies conduct business;

•
any acts of God, natural disasters, cyberattacks, weather conditions, force majeure events, national or international calamity, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, civil unrest, protests and public demonstrations, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any pandemic measures, or effects thereof), or any escalation or worsening of any of the foregoing;

•
the (i) negotiation, execution, announcement, consummation or existence of the merger agreement or the transactions contemplated thereby, the (ii) identity of the Parent Entities or Merger Sub or any communication by the Parent Entities or any of their affiliates regarding plans or intentions with respect to the conduct of the business or the operations or strategy of the acquired companies after the closing, and the (iii) impact of any of the matters described in clause (i) and (ii) on any relationships (contractual or otherwise) with customers, suppliers, landlords, vendors, partners, employees or regulators (except this bullet will not apply to certain representations and warranties);

•
the taking of any action expressly required by the merger agreement or expressly requested by the Parent Entities in writing (or any omission that is expressly requested by the Parent Entities in writing);

•	any changes in the market price or trading volume of our common stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to us or any of our subsidiaries and any failure by the acquired companies to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period (except this bullet will not prevent a determination that any effect underlying the foregoing has result in, or contributed to, a “material adverse effect”);
•	the availability or cost of equity, debt or other financing to the Parent Entities and Merger Sub; and
•
any litigation made or brought by any equityholder of the acquired companies against the Company, any of our subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution or performance of the merger agreement or the transactions contemplated thereby (or on their behalf or on behalf of the Company or any of our subsidiaries but only in their capacity as an equityholder).

In the case of each of the effects set forth in the first, second, third and fourth bullets above, any such effect may be taken into account to the extent (and only to the extent) such effect has a disproportionate adverse effect on the acquired companies, taken as a whole, relative to other participants operating in the United States in the industries and geographic markets in which the acquired companies operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a material adverse effect.
The merger agreement also contains customary representations and warranties made, jointly and severally, by the Parent Entities and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
•	the organization, valid existence, good standing and power and authority to own, lease and, to the extent applicable, operate their properties and to carry on their businesses as currently conducted;
•
the corporate or limited liability company power and authority to execute and deliver the merger agreement, to perform their obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against them;
•	execution and delivery of the merger agreement and consummation of the transactions and its recommendation to Merger Sub’s stockholders to approve the merger;
•
no vote of, or consent by, the holders of any equity interests of the Parent Entities is necessary to authorize the execution, delivery, and performance by the Parent Entities of the merger agreement and the consummation of the transactions or otherwise required by the Parent Entities’ organizational documents, applicable law, or any governmental authority;

•
the absence of any governmental permit to be made or obtained by the Parent Entities or Merger Sub pursuant to the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•
the absence of contraventions or conflicts with, or violations or breaches of, (i) the certificate of incorporation or bylaws (or other comparable organizational documents) of the Parent Entities and Merger Sub and (ii) any applicable law, or require consent by any person or constitute a default or permit the termination, cancellation, acceleration, or other change of any right or obligation or loss of any benefit which the Parent Entities or any of their subsidiaries are entitled under any contract to which they are a party;

•
the absence of any pending or threatened claims, actions, causes of action, demands, litigation, suits, audits, reviews, charges, complaints, hearings, grievances, assessments, arbitrations, subpoenas, inquires or investigations or any other proceedings, to which the Parent Entities or any of their subsidiaries is a party and, to the knowledge of the Parent Entities and Merger Sub, there is no basis for any such proceedings or investigations, that would reasonably be expected to prevent, materially impair or materially delay their ability to consummate the transactions contemplated by the merger agreement or perform their respective obligations under the merger agreement;

•	no financial advisor, investment banker, broker, finder, agent, or other person being entitled to any finders’ fee or agent’s commission from any acquired company in connection with the transactions;

•
the absence of beneficial ownership of our capital stock and their status as not being “interested stockholders” of the company (as defined in the Maryland General Corporation Law) within the past five years;

•
the absence of any agreements (i) pursuant to which any of our stockholders would be entitled to receive, in respect of our common stock, consideration of a different amount or nature than the common stock merger consideration, or (ii) pursuant to which any of our stockholders has agreed to vote to approve the merger or to vote against, or not to tender its shares of our common stock or preferred stock, in any acquisition proposal or (iii) pursuant to which any third party has agreed to provide, directly or indirectly, equity capital to the Parent Entities or us to finance in whole or in part the merger (other than pursuant to the equity commitment letter);

•
the equity commitment letter having been made available by the Parent Entities to us, the enforceability thereof by each party thereto, and, assuming the satisfaction or waiver of the conditions to the Parent Entities’ and Merger Sub’s obligation to consummate the merger and the accuracy of our representations and warranties under the merger agreement, at the closing, assuming the accuracy of our representations and warranties set forth in the merger agreement and the performance in all material respects by us of our obligations under the merger agreement, the aggregate proceeds of the equity financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges) assuming funded in accordance with the equity commitment letter, will be sufficient to (i) fund all amounts required to be provided by the Parent Entities and/or Merger Sub for the consummation of the transactions and (ii) perform all of the Parent Entities’ and Merger Sub’s payment obligations under the merger agreement, the payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness of the acquired companies required by the merger agreement and the payment of all associated costs and expenses of the transactions;

•	the solvency of each of the Parent Entities and the Surviving Corporation as of the effective time and immediately after the consummation of the merger;
•	the limited guarantee executed by the Sponsor;
•	the accuracy of the information supplied by the Parent Entities in this proxy statement;
•	the ownership of Merger Sub, and absence of prior conduct of business of Merger Sub;
•
the absence of any agreements, arrangements or understandings between the Parent Entities or Merger Sub or any of their respective executive officers, directors, or controlled affiliates and any executive officers, directors, of affiliates of the company relating in any way to the transactions or the operations of the company; and

•
the intention of the Parent Entities acquiring the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended) thereof.

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the merger.
Conduct of Our Business Pending the Merger
Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement in accordance with its terms (which period we refer to as the “interim period”), we will, and will cause our subsidiaries to:
•	conduct its business, in all material respects, in the ordinary course of business; and
•
use commercially reasonable efforts to preserve in all material respects the current relationships of the acquired companies with persons with which each acquired company has significant business relations, to preserve intact the acquired companies’ current business organization, goodwill, ongoing businesses, to retain the services of its current officers and key employees (subject to terminations for “cause”), to preserve its assets and properties in good repair and condition (normal wear and tear excepted), and to maintain the status of the company and each subsidiary REIT as a REIT.

We have also agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, during the interim period, without the prior written consent of the Parent Entities (which consent may not be unreasonably withheld, conditioned or delayed), we will not, and will not permit any of the other acquired companies or any minority equity joint venture over which we or any of our subsidiaries exercises control to, among other things:
•
except for the LPA Amendment, amend the certificate of incorporation, bylaws, limited partnership agreements or other organizational documents of the acquired companies, whether by merger, consolidation or otherwise;

•
except for transactions among us and one or more of our wholly owned subsidiaries or among one or more of our wholly owned subsidiaries, issue, sell, pledge, dispose, permit any lien (other than permitted liens) on or grant any shares of our capital stock or any other equity interests in us or our subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any shares of (or any rights linked to the value of) our capital stock or any other equity interests in us or in our subsidiaries (including any company stock award other than with respect to the Company ESPP), or enter into any contract, arrangement or understanding with respect to the sale, registration or voting of our capital stock or any other equity interests in us or our subsidiaries (including forward equity sales), except for the issuance of (1) our common stock or Partnership units upon the exchange, conversion or redemption of any of the Partnership units in accordance with the terms of the Partnership LPA (regardless of whether any consent is needed for such exchange) or (2) our common stock pursuant to the exercise, vesting, purchase and/or settlement of our stock awards outstanding as of the date of the merger agreement in accordance with the terms thereof or otherwise with respect to the Company ESPP;

•
make, declare, set aside or pay any dividend or distribution with respect to our common stock or Partnership units or any other equity securities of an acquired company, other than (1) distributions required pursuant to the terms of (A) the Partnership unit designations of the Partnership preferred units solely to the extent in accordance with the terms of such Partnership unit designations and (B) the Class A preferred stock articles supplementary solely to the extent in accordance with the terms of such preferred stock, (2) the declaration and payment of dividends or other distributions to us or any of our wholly owned subsidiaries by any of our wholly owned subsidiaries (in each case, other than distributions by the Partnership), (3) distributions by any of our subsidiaries that is not wholly owned, directly or indirectly, by us, in accordance with the requirements of the organizational documents of such subsidiary and (4) dividends or distributions that are reasonably necessary for us or any subsidiary REIT to avoid incurring entity-level income or excise taxes under the Code or to maintain our or their status as a REIT under the Code for any period, or portion thereof, ending at or prior to the effective time, or to qualify or preserve the status of any of our other subsidiaries as a disregarded entity, a partnership, a qualified REIT subsidiary or a taxable REIT subsidiary for U.S. federal income tax purposes, as the case may be for the current taxable year and any other taxable year that includes the closing date (with any such dividend resulting in a corresponding decrease to the common stock merger consideration);

•
(1) enter into or renew any contract that would have been a company material contract had it been entered into prior to the date of the merger agreement, (2) amend, modify or waive in any material respect or terminate any company material contract (other than any expiration, termination for cause or renewal in accordance with the terms of any existing company material contract (or contract that would have been a company material contract had it been entered into prior to the date of the merger agreement) that occurs automatically without any action by any acquired company) or (3) consent to the taking of any “major decision” or similar term under the minority equity joint venture agreements or take any “major decision” or similar term solely in the control of a subsidiary of the company under the minority equity joint venture agreements; provided that in the case of clause (1), the acquired companies will be permitted to enter into a definitive agreement with respect to a disposition or acquisition not requiring consent of the Parent Entities pursuant to the merger agreement, unless, if entered into prior to the date of the merger agreement, such definitive agreement would constitute a company material contract pursuant to certain clauses of the merger agreement; provided, however, that if the Parent Entities fail to respond to our written request for approval of any such action (which response may include a request for additional information) within 48 hours of receipt of any such request made to certain representatives of the Parent Entities, the Parent Entities will be deemed to have given its consent to such action;
•
sell, mortgage, pledge, assign, transfer, abandon convey, lease, license or otherwise dispose of or permit any material lien on, or effect a deed in lieu of foreclosure with respect to, any real property or any other material property, material rights or material assets (including interests in any joint ventures) of the acquired companies (other than with respect to intellectual property rights), any minority equity joint venture or any subsidiary of a minority equity joint venture, except pursuant to residential leases for multi-family housing or commercial leases (other than those providing for annual rentals of $2,000,000 or more) or permitted liens, in each case, in the ordinary course of business;

•
sell, license, assign, waive, abandon, let lapse or otherwise dispose of any rights in or to any material company IP, other than non-exclusive licenses in the ordinary course of business or due to the expiration of registered IP in accordance with the applicable statutory term;

•
except as required by applicable law or the terms of the merger agreement or the terms of a company benefit plan in existence as of the date of the merger agreement and specified in the merger agreement: (1) grant any rights to change of control, transaction, retention, severance or termination pay to, or enter into any employment (other than an offer letter for at-will employment that does not contain severance or termination benefits), change of control, transaction, retention, bonus, retirement or severance agreement with, any of our service providers other than in the ordinary course of business consistent with past practice with respect to our service providers with an annual base salary of less than $275,000, (2) materially amend any of our benefit plans, or adopt or enter into any plan or arrangement that would be a benefit plan if in existence on the date of the merger agreement, except in the ordinary course in conjunction with annual renewals of our benefit plans, (3) materially increase compensation or benefits payable to any of our service providers of any acquired company other than in the ordinary course of business consistent with past practice with respect to our service providers with an annual base salary of less than $275,000, (4) (A) except where due to “cause,” terminate the employment of any executive officer or (B) hire, in each case, any employee with a prospective annual base salary of more than $275,000, or (5) recognize any union or other labor organization as the representative of any of the employees of any acquired company, or enter into collective bargaining agreement with any labor organization;

•
merge or consolidate any acquired company with any person (other than, with respect to subsidiaries of the Partnership, pursuant to a definitive agreement not requiring consent (or with the deemed consent) of the Parent Entities pursuant to the provisions of the merger agreement) or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any acquired company (or, with respect to a minority equity joint venture or subsidiary thereof, consent to any of the foregoing);

•
make any loans, advances or capital contributions to, or investments in, any person (including to any of its officers, directors, affiliates, agents or consultants) or make any change in its existing borrow or lending arrangements for or on behalf of such persons, except for loans, advances or capital contributions to, or investments, made by us or one of our wholly owned subsidiaries to us or one of our wholly owned subsidiaries, or advances to non-executive officer company service providers in the ordinary course of business;

•
(1) make any change (or file a request to make any such change) in any method of tax accounting or any annual tax accounting period, (2) make, change or rescind any entity classification or other material tax election, (3) file any material tax return that is materially inconsistent with a previously filed tax return of the same type for a prior period, taking into account any amendments, or amend any material tax return (4) settle, compromise or surrender any material tax liability, audit, claim or assessment, (5) request any extension or waiver of the limitation period applicable to any material tax liability, audit, claim or assessment, (6) request or enter into any “closing agreement” within the meaning of section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) or other ruling, relief, advice, or agreement with a taxing authority with respect to taxes, (7) surrender any right to claim any material tax refund, (8) enter into or modify, or take or fail to take any action that would violate, be inconsistent with, or give rise to liability with respect to, any tax protection agreement or (9) take or fail to take any action that would reasonably be expected to cause us or any subsidiary REIT to fail to qualify as a REIT, or any of our subsidiaries to cease to be treated as a disregarded entity or partnership, a “qualified REIT subsidiary” or a “taxable REIT subsidiary” for U.S. federal income tax purposes;
•
reclassify, split, combine, subdivide or redeem, purchase, repurchase or otherwise acquire, directly or indirectly, any shares of our capital stock or other voting or equity interests or securities convertible or exchangeable into or exercisable for any shares of our capital stock or other voting or equity interests;

•
create, incur, assume, refinance, replace, prepay or guarantee any indebtedness for borrowed money or issue or materially amend the terms of any indebtedness of the acquired companies, except for (1) borrowings under the existing financing facilities of the acquired companies in the ordinary course of business that does not exceed $60,000,000 in the aggregate, (2) guarantees or credit support provided by an acquired company of the obligations of an acquired company in the ordinary course of business to the extent such indebtedness is in existence on the date of the merger agreement or incurred in compliance with clause (1) of this bullet, (3) repayments under our credit agreement in the ordinary course of business consistent with past practice and (4) mandatory payments under the terms of any indebtedness in accordance with its terms;

•
settle, release, waive or compromise any pending or threatened proceedings at law or in equity, except for (1) in accordance with the merger agreement or (2) the settlement of any such proceedings solely for monetary damages in an amount (excluding any portion of such payment payable under an existing property-level insurance policy) not in excess of $2,000,000 individually or $10,000,000 in the aggregate that does not involve the imposition of injunctive relief against any acquired company or the Surviving Corporation (which for the avoidance of doubt includes any limitations on the operations of any acquired company or affiliate thereof beyond the obligation to comply with applicable law) and does not provide for any admission of liability by any of the acquired companies (excluding, in each case any such matter related to taxes);

•
acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (1) pursuant to existing contractual obligations of us or any of our subsidiaries set forth in the merger agreement and (2) other acquisitions of personal property and equipment in the ordinary course of business for a purchase price of less than $3,000,000 in the aggregate;

•	materially modify or reduce the acquired company’s insurance coverage provided by the insurance policies as of the date of the merger agreement, except in the ordinary course of business;
•	enter into any new line of business;
•
make or commit to make capital expenditures other than (1) capital expenditures of up to (A) with respect to each real property, 110% of the respective amounts specified for such real property in the capital expenditure budget and (B) 105% of the amount specified for all such expenditures in the capital expenditure budget taken as a whole, or (2) for emergency repairs required by law;

•
make any payment, direct or indirect, of any liability of any acquired company before the same comes due in accordance with its terms, other than (1) in the ordinary course of business, or (2) in connection with dispositions or refinancings of any indebtedness otherwise permitted hereunder;

•
make any material change to our methods, principles or procedures of accounting in effect as of December 31, 2023, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable law, or as otherwise specifically disclosed in our SEC documents filed prior to the date of the merger agreement;

•
(1) initiate or consent to any zoning reclassification of any of our owned or leased real property, or any change to any approved site plan, special use permit or other land use entitlement affecting any company property, except with respect to land held for development, or (2) amend, modify or terminate, or fail to use commercially reasonable efforts to avoid the lapse of, any governmental permit of us or our subsidiaries (or, in each case of clauses (1) and (2), with respect to a minority equity joint venture or subsidiary thereof or joint venture real property, consent to any of the foregoing actions or, if solely in the control of any acquired company, take any of the foregoing actions), in each case of clauses (1) and (2) except as would not reasonably be expected to materially adversely impair the current use, operation or value of the subject company property or joint venture real property;
•
implement any plant closing, layoff, termination or reduction in hours that (in each case) would trigger the notice requirements of the Worker Adjustment and Retraining Notification Act of 1988, and including any similar foreign, state, or local law;

•	make any material adverse change to their publicly posted privacy policy or the security of any of our IT assets, except to the extent required by law;
•	apply for, or receive any relief under, any COVID-19 laws; or
•	authorize or enter into any contract to take any action prohibited by any of the foregoing.
Stockholders Meeting
Under the merger agreement, we are required to use commercially reasonable efforts, as promptly as reasonably practicable, in accordance with our governing documents, to (1) establish a record date for and give notice of a meeting of the holders of our common stock, for the purpose of voting upon the approval of the merger and (2) as promptly as reasonably practicable after the date of the merger agreement (and in no event more than 10 business days after the date on which the SEC confirms that it has no further comments on this proxy statement (we refer to such date as the “SEC clearance date”)) duly call, convene and hold the special meeting.
Notwithstanding anything to the contrary in the merger agreement, we will not be required to convene and hold the special meeting at any time prior to the 20th business day following the SEC clearance date; provided, additionally, that we may postpone, recess or adjourn the special meeting: (i) with the consent of the Parent Entities, (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the required company stockholder approval (unless our board has effected an adverse recommendation change in accordance with the provisions described below under the sections entitled “—No Solicitation of Acquisition Proposals” and “—Obligation of Our Board of Directors with Respect to Its Recommendation”), or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which our board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable law or the failure of which to provide would reasonably be expected to be inconsistent with the directors’ duties under applicable law and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of our common stock prior to the special meeting to ensure the holders of our common stock have a reasonable period of time to make a reasonably informed vote; provided, however, that the Parent Entities must be consulted in advance regarding any postponement, recess or adjournment in the case of clauses (ii)-(iv) above and, without the prior written consent of the Parent Entities, in the case of clauses (ii) and (iii), the special meeting must not be postponed or adjourned to a date that is (a) more than 30 days after the date for which the special meeting was originally scheduled (excluding any adjournments or postponements required by applicable law) or (b) more than 90 days from the record date for the special meeting.
Unless our board has effected an adverse recommendation change in accordance with the provisions describe in the sections entitled “—No Solicitation of Acquisition Proposals” and “—Obligation of Our Board of Directors with Respect to Its Recommendation,” we are required to use commercially reasonable efforts to solicit proxies in favor of the approval of the merger and provide and include the recommendation of our board to holders of our common stock that they vote in favor of the merger in this proxy statement. We will cooperate with and keep the Parent Entities reasonably informed on a reasonably current basis regarding our solicitation efforts and voting results following the dissemination of the proxy statement to our stockholders. The Parent Entities and Merger Sub will vote all shares of our common stock held by them (if any) in favor of the approval of the merger.
Without the prior written consent of the Parent Entities, (1) the approval of the merger will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by our stockholders in connection with the merger agreement or the approval of the merger) that we will propose to be acted on by our stockholders at the special meeting and (2) we will not submit to the vote of our stockholders any acquisition proposal (other than the merger agreement).

Notwithstanding anything to the contrary in the merger agreement, we are not required to hold the special meeting if the merger agreement is terminated. Unless the merger agreement is terminated in accordance with its terms, our obligations with respect to calling, giving notice of, convening and holding the special meeting and mailing the proxy statement (and any amendment or supplement thereto that may be required by law) to our stockholders will not be affected by an adverse recommendation change.
For purposes of the merger agreement, “acquisition proposal” means any proposal or offer from a third party, whether in one transaction or a series of related transactions, relating to any:
•
acquisition or purchase, in a single transaction or series of related transactions, of (1) 15% or more of the consolidated revenue, net income or assets (in the case of assets, as determined on a book value basis, including indebtedness secured solely by such assets) of the acquired companies, taken as a whole, or (2) beneficial ownership (as such term is defined under Section 13(d) of the Exchange Act) of 15% or more of our combined voting power, or of equity interests or general partner interests of the Partnership;

•
tender offer or exchange offer that if consummated would result in any third party acquiring beneficial ownership (as such term is defined in Section 13(d) of the Exchange Act) of 15% or more of our combined voting power, or of equity interests or general partner interests of the Partnership; or

•
merger, consolidation, business combination, share exchange or other similar transaction involving (1) us or the Partnership or (2) one or more of our other subsidiaries representing 15% or more of the consolidated assets of us and our subsidiaries, taken as a whole (as determined on a book value basis, including indebtedness secured solely by such assets); or

•
recapitalization, restructuring, liquidation, dissolution or other similar transaction in which a third party or its equityholders would beneficially own 15% or more of our combined voting power or of the equity interests or general partner interests of the Partnership (in each case, or equity of the surviving entity or the resulting direct or indirect parent of the applicable acquired company (or acquired companies) or such surviving entity).

Government Consents and Filings
Subject to the terms and conditions of the merger agreement, the parties to the merger agreement will use their respective reasonable best efforts to:
•
take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law, or otherwise to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable;

•
obtain from any governmental authorities, any consents, licenses, permits, waivers, approvals, authorizations or orders required or advisable to be obtained by the parties to the merger agreement, or any of their respective subsidiaries, or to avoid any proceeding by any governmental authority, in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement; and

•	as promptly as practicable after the date of the merger agreement, make all necessary filings and submissions with respect to the merger agreement required under any applicable laws.
The merger agreement provides that we and the Parent Entities will furnish to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the transactions contemplated by the merger agreement.
The merger agreement further provides that, without limiting the generality of anything described in this section, each party to the merger agreement will:
•	give the other parties prompt notice of the making or commencement of any proceeding by a governmental authority with respect to the transactions;
•	keep the other parties, upon request, informed as to the status of any such proceeding described in the immediately preceding bullet;

•
provide the other parties (1) advance copies of, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, all correspondence, filings or communications (or memoranda setting forth the substance thereof) from such party or any of its controlled affiliates to any governmental authority in connection with the transactions contemplated by the merger agreement and (2) all material correspondence, filings or communications (or memoranda setting forth the substance thereof) from any governmental authority in connection with the transactions contemplated by the merger agreement as promptly as practicable following its receipt thereof;

•
respond as promptly as practicable to any additional requests for information received from any governmental authority with respect to the transactions contemplated by the merger agreement or filings contemplated by the first paragraph of this section entitled “—Governmental Consents and Filings”;

•
not agree to participate in any substantive meeting or communication with any governmental authority in respect of any filing or any proceeding related to the transactions contemplated by the merger agreement unless it consults with the other parties in advance and provides the other party the opportunity to attend and participate thereat; and

•
use reasonable best efforts to (1) obtain termination or expiration of any waiting period and such approvals, consents and clearances as may be necessary, proper or advisable under any applicable laws and (2) prevent the entry in any proceeding brought by a governmental authority or any other person of any governmental order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by the merger agreement.

Each party to the merger agreement will consult and cooperate with the other parties to the merger agreement and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the transactions contemplated by the merger agreement. Any information or materials provided to the other parties pursuant to this section entitled “—Governmental Consents and Filings” may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company and the Partnership or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns.
Notwithstanding anything to the contrary in the merger agreement, in connection with obtaining any approval or consent related to any applicable law:
•
none of the parties to the merger agreement or their respective affiliates will enter into any timing agreement or other agreement with any governmental authority not to consummate the transactions, except with the prior written consent of the other parties to the merger agreement; and

•
the Parent Entities will (and will cause their subsidiaries to) cooperate in good faith with the governmental authorities and will undertake (and cause its subsidiaries to undertake) promptly any and all action to complete lawfully the transactions contemplated by the merger agreement as soon as practicable (but in any event prior to the end date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any governmental authority or the issuance of any governmental order that would (or to obtain the agreement or consent of any governmental authority to the transactions contemplated by the merger agreement the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the merger, including (A) proffering and consenting and/or agreeing to a governmental order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (B) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the transactions contemplated by the merger agreement on or prior to the end date.

Provided, however, that (i) none of the Company, the Surviving Corporation, the Parent Entities or any of their respective affiliates will be required to take any of the actions set forth in the second bullet above unless the effectiveness of such action is conditioned upon the closing and (ii) in no event will the Company, the Surviving Corporation or any of their respective affiliates propose to any governmental authority, negotiate, effect or agree to any action contemplated by the first or second bullet above without the prior written consent of the Parent Entities. The entry by any governmental authority in any proceeding of a governmental order permitting the consummation of the transactions contemplated by the merger agreement but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the acquired companies) will not in and of itself be deemed a failure to satisfy any condition described in the section entitled “—Conditions to the Merger”.
Notwithstanding anything to the contrary in the merger agreement, nothing in the merger agreement, will require the Parent Entities or any affiliates of the Parent Entities (including Blackstone) to agree or otherwise be required to take any action, including any action, including selling, divesting, disposing of, licensing, holding separate, giving any undertaking or any other action that limits in any respect its freedom of action with respect to, or ability to retain, develop or acquire, any assets, business or portion of any business, products, rights, services, licenses, of the Parent Entities or any affiliates of the Parent Entities (including Blackstone, any current or future investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone or its affiliates, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone or of any such investment fund or investment vehicle), or any interest therein (in each case other than with respect to the Parent Entities and Merger Sub and their subsidiaries (including, following the closing, the Surviving Corporation and its subsidiaries)).
Third Party Consents
The parties to the merger agreement will use their respective commercially reasonable efforts to obtain from any person (other than a governmental authority, which is subject to the provisions described above in this section entitled “—Governmental Consents and Filings”) any consents, waivers, approvals or authorizations required or advisable to be obtained by the parties to the merger agreement, or any of their respective subsidiaries relating to any contract or any company license in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement. Notwithstanding anything to the contrary in the merger agreement, in connection with obtaining any consents in connection with the transactions contemplated by the merger agreement from any person (i) without the prior written consent of the Parent Entities, none of the acquired companies will pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such person, (ii) none of the Parent Entities or Merger Sub or any of their affiliates will be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations and (iii) none of the Company, the Partnership or any of their respective affiliates will be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, except in each case of this clause (iii) if the payment, commitment or obligations is conditioned upon the closing.
Notices of Certain Events
Prior to the effective time, we will provide the Parent Entities with prompt notice of any stockholder litigation, unitholder litigation or other proceeding relating to or arising from the merger agreement or the merger that is brought against the Company, the members of our board or the General Partner or other subsidiaries of the Company (we refer to such proceedings as “transaction litigation”) and will keep the Parent Entities reasonably informed with respect to the status thereof. Without limiting the preceding sentence, we will give the Parent Entities (A) the opportunity to review and comment on all material filings or responses to be made by us in connection with any transaction litigation, and we will consider any such comments in good faith, and (B) the opportunity to participate in (at its sole cost and expense) but not control, and consult on, any defense, negotiations, settlement, understanding or other agreement with respect to any transaction litigation and we will not, and will not permit any of our subsidiaries or our or their representatives to, compromise or settle any such transaction litigation unless the Parent Entities have consented thereto (which consent will not be unreasonably withheld, conditioned or delayed).

We will give prompt notice to the Parent Entities and Merger Sub, and the Parent Entities and Merger Sub will give prompt notice to us:
•
of any notice or other communication received by such party from any governmental authority in connection with the merger agreement or the transactions contemplated by the merger agreement or from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement;

•
of any proceeding commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the merger agreement or the transactions contemplated thereby;

•
if any representation or warranty made by it contained in the merger agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable conditions described in the section entitled “—Conditions to the Merger” would reasonably be expected to be incapable of being satisfied by the end date; or

•
if it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement; provided that no such notification will affect the representations, warranties, covenants or agreements of the parties to the merger agreement or the conditions to the obligations of the parties under the merger agreement or any remedies for any breach of the representations, warranties, covenants or agreements under the merger agreement.

Notwithstanding anything to the contrary in the merger agreement, the failure by us, the Parent Entities, Merger Sub or our or their respective representatives to provide such prompt notice under the third and fourth bullets above will not constitute a breach of covenant for purposes of the sixth bullet in the section entitled “—Conditions to the Merger,” the 12th bullet in the section entitled “—Conditions to the Merger,” the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Parent Entities,” or the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”
No Solicitation of Acquisition Proposals
From and after the date of the merger agreement until the earlier of the closing or the date on which the merger agreement is terminated in accordance with its terms, we have agreed that, except as permitted by certain exceptions described below, we will not, and will cause each of our subsidiaries and our and their directors and officers not to, and will instruct our and our subsidiaries’ other representatives not to, directly or indirectly:
•
solicit, initiate, seek, knowingly encourage or facilitate any acquisition proposal or any inquiry (as described below) that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•
enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the acquired companies to, or afford access to the books or records or officers of the acquired companies to, any third party, in each case, with respect to an acquisition proposal or inquiry;

•	approve or recommend an acquisition proposal;
•
approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement or other definitive agreement with respect to any acquisition proposal other than an acceptable confidentiality agreement, or that would reasonably be expected to lead to an acquisition proposal or requiring us to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (an “alternative acquisition agreement”); or

•	resolve, propose or agree to do any of the foregoing.
We have further agreed that immediately following the execution of the merger agreement, we will, and will cause each of our subsidiaries and our and their directors and officers to, and will instruct our and our subsidiaries’ other representatives to, cease and cause to be terminated any existing solicitation, discussion or negotiation with any third party with respect to any inquiry or acquisition proposal, terminate all physical and electronic data room access granted to any person or its representatives (other than the Parent Entities, Merger Sub, their respective affiliates and their respective representatives) and request that each third party that has previously executed a confidentiality agreement in the last 12 months prior to the date of the merger agreement and relating to an inquiry or acquisition proposal to promptly return to us or destroy all non-public information previously furnished or made available to such third party or any of its representatives by or on behalf of us or our representatives in accordance with the terms of such confidentiality agreement.
Subject to compliance with the other provisions described in this section “—No Solicitation of Acquisition Proposals” and in the section entitled “—Obligation of Our Board of Directors with Respect to Its Recommendation,” at any time prior to the earlier of obtaining the stockholder approval and the termination of the merger agreement in accordance with its terms, if (1) we or any of our subsidiaries has received a bona fide written acquisition proposal from a third party (that did not result from a breach of our obligations described under this section “—No Solicitation of Acquisition Proposals” and in the section entitled “—Obligation of Our Board of Directors with Respect to Its Recommendation”) and (2) our board determines in good faith, after consultation with its financial and outside legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as described below), then we and our representatives may:
•
enter into an acceptable confidentiality agreement with such third party and/or its representatives and, pursuant to an acceptable confidentiality agreement, furnish non-public information, and afford access to the books or records or officers of the acquired companies, to such third party and its representatives; and

•	engage in discussions and negotiations with such third party and its representatives with respect to the acquisition proposal.
However, we must promptly (and in any event within 48 hours) notify the Parent Entities after we or our representatives commence either of the aforementioned actions, and we will make available to the Parent Entities any non-public information concerning us or our subsidiaries made available to any third party, to the extent not previously made available to the Parent Entities, as promptly as reasonably practicable after it is made available to such third party (and in any event within 48 hours following such information being made available to such third party).
If we or any of our representatives receive an acquisition proposal or inquiry that would reasonably be expected to lead to an acquisition proposal, we will:
•
as promptly as reasonably practicable (and in any event within 48 hours) after receipt, provide the Parent Entities with written notice of the material terms and conditions of such acquisition proposal or such inquiry and the identity of the person or group making such acquisition proposal, and provide to the Parent Entities copies of any such acquisition proposal or inquiry made in writing and any written documentation (including drafts of proposed agreements and correspondence related thereto) (unless such disclosure of such person’s identity is prohibited pursuant to the terms of any confidentiality agreement with such person existing as of the date of the merger agreement); and

•
keep the Parent Entities informed, as promptly as reasonably practicable (and in any event within 48 hours) of any material developments, discussions or negotiations regarding any acquisition proposal or such inquiry and the status of such acquisition proposal or such inquiry, with written notice setting forth such information as is reasonably necessary to keep the Parent Entities reasonably informed in all material respects of material oral or written communications regarding, and the status and material details thereof, which will include written notice of any changes or proposed changes to the financial or other material terms of any such acquisition proposal or such inquiry and copies of any written documentation (including drafts of proposed agreements and correspondence related thereto).

None of the acquired companies will, after the date of the merger agreement, enter into any confidentiality or similar agreement with any person that would prohibit any acquired company from providing any information required to be provided to the Parent Entities in accordance with the merger agreement.
For purposes of the merger agreement, “inquiry” means any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an acquisition proposal.

For purposes of the merger agreement, “superior proposal” means a written acquisition proposal (except for purposes of this definition, the references in the definition of “acquisition proposal” to “15%” will be replaced by “50%”) made by a third party or group which our board determines in good faith, after consultation with its financial and outside legal advisors, taking into account (a) all of the terms and conditions of the acquisition proposal and the merger agreement (as it may be proposed to be amended by the Parent Entities) and (b) the feasibility and certainty of consummation of such acquisition proposal on the terms proposed (taking into account all legal, financial, financing, regulatory approvals, conditionality, breakup fee provisions and other aspects of such acquisition proposal and conditions to consummation thereof that our board considers to be appropriate) (i) if consummated, would result in a transaction that is more favorable, from a financial point of view, to the holders of our common stock (solely in their capacity as such) than the transactions (after taking into account any changes to the terms of the merger agreement made or proposed by the Parent Entities to us in writing in response to such acquisition proposal as described in the section entitled “—Obligation of Our Board of Directors with Respect to Its Recommendation”) and (ii) is reasonably likely to be consummated.
In addition, the merger agreement provides that we may not, nor may we permit any of our subsidiaries to, release any person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to an acquisition proposal or inquiry that would reasonably be expected to lead to an acquisition proposal or similar matter in any contract to which we or any of our subsidiaries is a party; provided that, if our board determines in good faith (after consultation with its financial and outside legal advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable law, we may (i) grant a limited waiver of any standstill provision solely to the extent necessary to permit any person to make a non-public acquisition proposal to our board and, to the extent permitted by the merger agreement, thereafter negotiate and enter into any transaction in connection therewith, and (ii) grant a waiver of or terminate, and/or not enforce any anti-clubbing, restrictions on engaging representatives or working with potential financing sources or similar provision of any confidentiality agreement with a third party.
The merger agreement also provides that neither we nor our board (or any committee thereof) will take any action on or after the date of the merger agreement to exempt any person (other than the Parent Entities, Merger Sub or their respective affiliates) from or render inapplicable the “Aggregate Stock Ownership Limit,” “Common Stock Ownership Limit” or “Look-Through Ownership Limit” (each as defined in our charter) (including by establishing or increasing an excepted holder limit under our charter), or any takeover statute, in each case, unless such actions are taken concurrently with the termination of the merger agreement in accordance with the provisions described in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”
Obligation of Our Board of Directors with Respect to Its Recommendation
Except in the circumstances and pursuant to the procedures described below, neither our board nor any committee thereof will:
•
withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, in a manner adverse to the Parent Entities, its recommendation that our common stockholders approve the merger (the “board recommendation”);

•	fail to include its recommendation that our common stockholders approve the merger in this proxy statement;
•	authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any acquisition proposal;
•
take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (except for a recommendation against any such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act); or

•	cause or permit us to enter into any alternative acquisition agreement.
We refer to any action in the first four bullets above as an “adverse recommendation change.”

Superior Proposal
Prior to obtaining the required company stockholder approval, if we have received an unsolicited written bona fide acquisition proposal after the date of the merger agreement that did not result from a breach of our obligations under the section entitled “—No Solicitation of Acquisition Proposals” or under this section “—Obligation of Our Board of Directors with Respect to Its Recommendation,” our board will be permitted to (A) cause us to, and we will be permitted to, terminate the merger agreement in accordance with its terms to concurrently enter into a definitive alternative acquisition agreement providing for the implementation of such acquisition proposal and/or (B) make any adverse recommendation change, if and only if:
•
the acquired companies have complied with the applicable obligations described in the section entitled “—No Solicitation of Acquisition Proposals,” and have complied in all material respects with the obligations described in this section “—Obligation of Our Board of Directors with Respect to Its Recommendation”;

•
our board has determined in good faith, after consultation with our financial and outside legal advisors, that such acquisition proposal constitutes a superior proposal and that the failure to take such action would reasonably be expected to be inconsistent with our directors’ duties under applicable law;

•
we have provided at least three business days (the “notice period”) in advance, written notice (a “notice of superior proposal adverse recommendation change”) to the Parent Entities that we intend to take such action (it being understood the delivery of a notice of superior proposal adverse recommendation change and any amendment or update thereto or the determination to so deliver such notice, amendment or update will not, by itself, constitute an adverse recommendation change), which notice includes written notice of the material terms of the superior proposal which enabled our board to make the determination that the acquisition proposal is a superior proposal and the information specified in the section entitled “—No Solicitation of Acquisition Proposals” with respect to such superior proposal;

•
we have, and have caused our representatives to, until 11:59 p.m. (Eastern Time) on the last day of the notice period, negotiate with the Parent Entities in good faith (to the extent the Parent Entities desire to negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such superior proposal ceases to constitute a superior proposal; and

•
following the end of the notice period, our board has determined in good faith, after consultation with our financial and outside legal advisors, taking into account any changes to the merger agreement offered in writing by the Parent Entities in response to the notice of superior proposal adverse recommendation change or otherwise, that the superior proposal giving rise to the notice of superior proposal adverse recommendation change continues to constitute a superior proposal and that the failure to make such adverse recommendation change and/or terminate the merger agreement in accordance with its terms to concurrently enter into a definitive alternative acquisition agreement providing for the implementation of such superior proposal would continue to reasonably be expected to be inconsistent with our directors’ duties under applicable law, in each case, if the revisions offered in writing by the Parent Entities were given effect; provided, however, that any amendment to the financial terms or any other material amendment of such acquisition proposal will require a new notice of superior proposal adverse recommendation change and we will be required to comply again with the requirements of the foregoing bullets; provided that the three business day notice period will be two business days.

Intervening Event
Prior to obtaining the required company stockholder approval, if an intervening event has occurred, our board will be permitted to make an adverse recommendation change if and only if:
•
the acquired companies have complied with the applicable obligations described in the section entitled “—No Solicitation of Acquisition Proposals,” and have complied in all material respects with the obligations described in this section “—Obligation of Our Board of Directors with Respect to Its Recommendation”;

•
our board has determined in good faith (after consultation with our financial and outside legal advisors), that the failure to effect an adverse recommendation change would reasonably be expected to be inconsistent with our directors’ duties under applicable law;

•
we have provided at least three business days (the “intervening event notice period”) written notice (a “notice of intervening event”) to the Parent Entities that we intend to take such action (it being understood that the delivery of a notice of intervening event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an adverse recommendation change), which notice includes reasonably detailed information describing the intervening event;

•
we have, and have caused our representatives to, until 11:59 p.m. (Eastern Time) on the last day of the intervening event notice period, negotiate with the Parent Entities in good faith (to the extent the Parent Entities desire to negotiate) to make such adjustments to the terms and conditions of the merger agreement in response to such intervening event in order to obviate the need to make such adverse recommendation change; and

•
following the end of the intervening event notice period, our board has determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to the merger agreement offered in writing by the Parent Entities in response to the notice of intervening event or otherwise, that the failure to make such adverse recommendation change would continue to reasonably be expected to be inconsistent with our directors’ duties under applicable law, in each case, if the revisions offered in writing by the Parent Entities were given effect; it being understood that each time that material modifications or developments with respect to the intervening event occur (as reasonably determined by our board in good faith), we will be required to deliver a new written notice to the Parent Entities and to comply with the requirements of the foregoing bullets with respect to such new written notice (with the “intervening event notice period” in respect of such new written notice being two business days from the delivery of such written notice to the Parent Entities).

For purposes of the merger agreement, “intervening event” means any effect occurring or arising after the date of the merger agreement that, individually or in the aggregate, is material to us and our subsidiaries taken as a whole, and (i) was not actually known (or, if known, the magnitude or consequences of which is not known) to, or reasonably expected by, our board as of the date of the merger agreement, which effect (or the magnitude or consequences of which) first becomes known to, or reasonably expected by, our board prior to approval of the merger by the required company stockholder approval and (ii) does not relate to (and none of the following will be considered in determining whether there has been an intervening event): (a) any inquiry or acquisition proposal (including the receipt, existence or terms thereof) or (b) any changes in the market price or trading volume of our common stock, any failure by us or our subsidiaries to meet internal or published or analysts’ estimates or financial projections, budgets or forecasts of revenues, earnings or other financial or operating metrics for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to us or any of our subsidiaries (provided that the effects giving rise to or contributing to such changes or failure may be taken into account in determining whether there has been an intervening event).
Nothing contained in the merger agreement prohibits us, our board or our representatives from:
•
taking and disclosing to our stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to our stockholders);

•
making any “stop, look and listen” communication to our stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by us that describes our receipt of an acquisition proposal and the operation of the merger agreement with respect thereto; or

•
any other communication to our stockholders if (in the case of this bullet) our board has determined in good faith, after consultation with our financial and outside legal advisors, that the failure to do so would reasonably be expected to be inconsistent with the directors’ duties under applicable law;

Provided, however, that our board (or any committee thereof) will not make any adverse recommendation change, except in accordance with the terms of the merger agreement.

Employee Benefits
From and after the effective time and for a period ending 12 months following the effective time, or if earlier, the last day of service of any employee of ours or of our subsidiaries who continues employment with the Parent Entities, the Surviving Corporation or any of their subsidiaries (a “continuing employee”) the Parent Entities will provide, or cause its subsidiaries, including the Surviving Corporation, to provide, to each continuing employee with (i) base salary, base fee or wage rate or annual draw, as applicable, and annual target cash bonus or other short-term cash-based incentive opportunity, in each case, that is not less than the base salary, base fee or wage rate or annual draw, as applicable, and annual target cash bonus or other short-term cash-based incentive opportunity, respectively, provided to such continuing employee immediately prior to the effective time, (ii) solely for the period ending on December 31, 2024, equity, equity-based or other long-term incentive opportunities that are at least as favorable in the aggregate as the aggregate equity, equity-based and other long-term incentive opportunities that otherwise would have been available, on a basis for such period, to such continuing employee during such period in the ordinary course of business consistent with past practice; provided that such award will be in the form of restricted cash subject to the same time-based vesting schedule as applied to such continuing employee’s most recent time-based equity, equity-based or long-term incentive awards, as applicable, granted prior to the effective time, (iii) severance pay and benefits that are no less favorable than the severance pay and benefits for which the continuing employee would have been eligible immediately prior to the effective time as set forth in the merger agreement, and (iv) other benefits (other than nonqualified deferred compensation, change-in-control and retention arrangements, post-retirement health and welfare, and defined benefit pension plans) that, taken as a whole, are at least as favorable in the aggregate as the benefits provided to such continuing employee immediately prior to the effective time.
With respect to benefit plans maintained by the Parent Entities or any of the Parent Entities’ subsidiaries, including the Surviving Corporation (solely for purposes of eligibility to participate, determination of level of benefits, vesting and including for determination of level of benefits for vacation and paid time-off entitlement and severance benefits), each continuing employee’s service with any acquired company, as reflected in our records, will be treated as service with the Parent Entities or any of the Parent Entities’ subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized for purposes of benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits.
the Parent Entities will, or will cause the Parent Entities’ subsidiaries (including the Surviving Corporation) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the Parent Entities or any of the Parent Entities subsidiaries in which continuing employees (and their eligible dependents) become eligible to participate following the effective time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under our comparable benefit plan. The Parent Entities will, or will cause the Parent Entities’ subsidiaries, including the Surviving Corporation, to recognize and credit, or cause to be recognized and credited, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the effective time occurs (or such later calendar year in which continuing employees first become eligible to participate in any welfare benefit plans of the Parent Entities or the Parent Entities’ subsidiaries) for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employee (and dependents) become eligible to participate following the effective time.
Financing Cooperation
The consummation of the merger is not conditioned upon the Parent Entities’ receipt of financing. Prior to the closing, we will use our commercially reasonable efforts to provide, and will cause each of our subsidiaries to use its commercially reasonable efforts to provide, in each case at the Parent Entities’ sole cost and expense, such customary cooperation in connection with the offering, arrangement, syndication, consummation or issuance of any debt, equity or equity-linked financing deemed necessary or appropriate by the Parent Entities, including, among other things, any debt or equity financing to be incurred or contemplated to be incurred in connection with the transactions contemplated by the merger agreement, the acquired companies and our real properties effective as of or after the closing, as reasonably requested in writing by the Parent Entities (collectively, the “debt financing”) (provided that such requested cooperation does not unreasonably interfere with our or our subsidiaries’ business operations), including using commercially reasonable efforts to do the following as promptly as reasonably practicable after the Parent Entities’ written request, each of which with reasonable prior notice and at the Parent Entities’ sole cost and expense:
•
make our employees with appropriate seniority and expertise available to participate in a reasonable number of roadshows, due diligence sessions, drafting sessions, meetings (including one-on-one meetings or conference calls with providers of the debt financing), rating agency presentations and other syndication activities and presentations with prospective lenders at reasonable times and locations mutually agreed; provided that any such meeting or communication may be conducted virtually by videoconference or other media;

•
provide reasonable and customary assistance to the Parent Entities with the preparation of customary offering documents, offering memoranda, syndication materials, information memoranda, lender presentations, materials for ratings agency presentations, private placement memoranda, bank information memoranda and similar documents reasonably necessary in connection with the debt financing and provide reasonable cooperation with the due diligence efforts of any source of any debt financing to the extent reasonable and customary; in each case in this bullet (1) subject to customary confidentiality provisions and disclaimers, (2) as reasonably requested by the Parent Entities and (3) limited to information to be contained therein with respect to us and our subsidiaries or our owned real property and leased real property;

•
furnish the Parent Entities, reasonably promptly upon written request, with such historical and projected financial, statistical and other pertinent information relating to the acquired companies as may be reasonably requested by the Parent Entities, as is usual and customary for debt financings and reasonably available and prepared by or for us or our subsidiaries in the ordinary course of business;

•
assist with the preparation of customary definitive loan documentation contemplated by the debt financing (including schedules), including any customary guarantee, pledge and security documents (provided that any such documents or agreements and any obligations contained in such documents will be effective no earlier than as of the effective time);

•
provide to the Parent Entities upon written request all documentation and other information with respect to us and our subsidiaries required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the debt financing, in each case as reasonably requested by the Parent Entities;

•
cooperate in connection with the repayment or defeasance of any of our or any of our subsidiaries’ existing indebtedness as of, and subject to the occurrence of, the closing and the release of related liens following the repayment in full of such indebtedness, including using commercially reasonable efforts to deliver such customary payoff (including the payoff letter), defeasance or similar notices within the time periods contemplated under any of our or our subsidiaries’ existing loans as are reasonably requested by the Parent Entities (provided that we and our subsidiaries will not be required to deliver any notices that are not conditioned on, and subject to the occurrence of, the closing);

•	cooperate with obtaining customary title insurance with respect to each material real property owned or leased by us or our subsidiaries as reasonably requested by the Parent Entities;
•
provide reasonable and customary assistance with respect to attempting to obtain any third-party consents associated with the delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the debt financing;

•
cause our independent auditors to deliver customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the debt financing, to the extent such “comfort letters” are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with any issuance of securities in a capital markets transaction comprising part of such debt financing;

•	provide customary authorization letters authorizing the distribution of our information to prospective lenders in connection with a syndicated bank financing;

•
consent to the use of the acquired companies’ logos in connection with the debt financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the acquired companies’ reputation or goodwill;

•
reasonably cooperate with the marketing efforts of the Parent Entities and its financing sources for any debt financing to be raised by the Parent Entities to complete the transactions contemplated by the merger agreement;

•
as may be reasonably requested by the Parent Entities, following the obtainment of the required company stockholder approval, form new direct or indirect wholly owned subsidiaries pursuant to documentation reasonably satisfactory to us and the Parent Entities;

•
as may be reasonably requested by the Parent Entities, and no earlier than immediately prior to the effective time on the closing date, and provided such actions would not adversely affect our or any of our subsidiaries’ tax status or cause us or any of our subsidiaries to be subject to additional taxes or otherwise suffer or incur any amounts that are not indemnified by the Parent Entities under the merger agreement, transfer or otherwise restructure our ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to us and the Parent Entities;

•
to the extent reasonably requested by the Parent Entities and necessary in connection with the debt financing, attempt to obtain estoppels and certificates from non-residential tenants, lenders, managers, franchisors, ground lessors, ground lessees and counterparties to reciprocal easement agreements, declarations and similar agreements in form and substance reasonably satisfactory to any potential financing source;

•
to the extent reasonably requested by the Parent Entities and necessary in connection with the debt financing, provide customary and reasonable assistance to allow the Parent Entities and their representatives to conduct customary appraisal and non-invasive environmental and engineering inspections of each real estate property owned and, subject to obtaining required third-party consents with respect thereto (which we will use reasonable efforts to obtain to the extent reasonably requested by the Parent Entities and required in connection with such inspections), with respect to our or our subsidiaries’ leased property (provided, however, that (1) neither the Parent Entities nor their representatives will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (2) the Parent Entities will schedule and coordinate all inspections with us in accordance with the terms of the merger agreement, and (3) we will be entitled to have representatives present at all times during any such inspection); and

•
to the extent necessary or advisable, reasonably cooperate to facilitate, effective no earlier than the closing, the execution and delivery of definitive financing, pledge, security and guarantee documents reasonably requested by the Parent Entities and required in connection with the debt financing, including customary indemnities and bring down certificates issued in connection with a securitization of the debt financing.

However, our obligations under the preceding bullets are qualified by the following:
•	neither we nor any of our affiliates will be required to make any filings with the SEC in connection with any debt financing (other than in any applicable proxy statement);
•
nothing in this section entitled “—Financing Cooperation” will require any action to the extent it would (1) unreasonably interfere with the business or operations of the acquired companies or require the acquired companies to agree to pay any fees, reimburse any expenses or give any indemnities or otherwise incur any liability, in any case prior to the closing, or for which the Parent Entities do not promptly reimburse or indemnify it, as the case may be, under the merger agreement, (2) require any acquired company or its representatives to execute, deliver, enter into or perform any financing document (other than with respect to customary authorization letters with respect to bank information memoranda) that is effective prior to the closing or that is not contingent on closing or (3) require any of our or our subsidiaries’ officers, directors or other representatives to deliver any certificate that such officer, director or other representative reasonably believes, in good faith, contains any untrue certifications;

•
none of the general partners or board of directors (or other similar governing body) or committee or subcommittee thereof of any acquired company will be required to adopt resolutions approving any financing documents that is effective prior to the closing unless contingent on the closing (and any such adoption or approval at the closing will be performed by such general partner, board of directors (or other similar governing body) or committee or subcommittee thereof as constituted after the effective time and closing);

•	our obligations referred to in this section entitled “—Financing Cooperation” will be subject to persons being bound by confidentiality agreements in accordance with customary market practice; and
•	no acquired company will be required to provide any information or take any action to the extent it would:
○	cause significant competitive harm to any acquired company if the transactions contemplated by the merger agreement are not consummated;
○	violate, conflict with, breach or result in a default under, or that is prohibited or restricted by, applicable law or its organizational documents;
○
jeopardize any attorney-client, attorney work product or other legal privilege or similar protection (provided that we will use reasonable efforts to allow access to such information in a manner that does not result in the events set out in this bullet);

○	violate any applicable confidentiality obligation of any acquired company;
○	require any acquired company to waive or amend any terms of the merger agreement;
○
require any acquired company or any of its affiliates to incur any liability or make any payment that is not reimbursed or indemnified by the Parent Entities under the merger agreement or enter into any contract that is not contingent on closing;

○
reasonably be expected to constitute a violation or breach of, or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such person or to a loss of any benefit to which such person is entitled under any provision of any of our or our subsidiaries’ material contracts binding upon such person;

○	result in the creation or imposition of any lien on any asset of such person (except any lien on any of the acquired company’s respective assets that becomes effective only upon the closing);
○
result in any significant or unreasonable interference with the prompt and timely discharge of the duties of any acquired company’s or any of its affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives;

○
result in any acquired company’s or any of its affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives incurring any personal liability with respect to any matters relating to the debt financing; or

○
result in any condition to closing set forth in the section entitled “—Conditions to the Merger” to fail to be satisfied by the end date or otherwise result in a breach of the merger agreement by any acquired company.

We will not be in breach of the merger agreement for the failure to (A) deliver any financial or other information that is not currently readily available to the acquired companies or is not prepared in the ordinary course of business of the acquired companies at the time requested by the Parent Entities or (B) obtain review of any financial or other information by our accountants after using commercially reasonable efforts to obtain the same. The parties to the merger agreement agreed and acknowledged that the obligations set forth in this section “—Financing Cooperation” represent the acquired companies’ and their respective affiliates’ sole obligation with respect to cooperation in connection with the debt financing.
We will not be required to agree to any contractual obligation relating to the debt financing that is not conditioned upon the closing and that does not terminate without liability to us and our affiliates upon the termination of the merger agreement that is not reimbursed or indemnified by the Parent Entities. We will not be required to deliver or cause the delivery of any legal opinions, 10b-5 letters, authorization and representation letters or solvency certificates in connection with the debt financing. In addition, the parties to the merger agreement agree that any information with respect to the prospects and plans for the acquired companies in connection with the debt financing will be the sole responsibility of the Parent Entities, and neither the acquired companies nor any of their affiliates, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, will have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the debt financing or other pro forma information relating thereto or the manner in which the Parent Entities intend to operate, or cause to be operated, the acquired companies after the closing.
The Parent Entities have agreed that they will indemnify and hold harmless us, our subsidiaries and each of our representatives and each of our respective present and former directors, officers, employees and agents (collectively, the “financing indemnified parties”) from and against any and all out-of-pocket costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, penalties, interest, awards or amounts paid in settlement that are suffered or incurred in connection with the debt financing or any information, assistance or activities provided in connection with the debt financing (other than the information provided in writing by us or our subsidiaries to the Parent Entities specifically in connection with our obligations pursuant this section entitled “—Financing Cooperation”).
The Parent Entities and Merger Sub have agreed that they and their affiliates will not, without our prior written consent, enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential source of debt financing that would reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of such source of debt financing to provide debt financing or other assistance to any other party in any other transaction involving us or our subsidiaries (provided that this will not prohibit the establishment of customary “tree” arrangements).
At our request, the Parent Entities will keep us reasonably informed in reasonable detail of the status of their efforts to arrange the debt financing.
Assumed Indebtedness
Promptly upon the request of the Parent Entities, we will or will cause our subsidiaries to deliver to each of the lenders or any agent or trustee acting on their behalf (each, an “existing lender”) under certain indebtedness identified by the Parent Entities (the “assumed indebtedness”), a notice prepared by the Parent Entities, in form and substance reasonably approved by us, requesting that such existing lender deliver to the Parent Entities and the applicable acquired company a written statement or documents (the “assumption documents”) (1) confirming (A) the aggregate principal amount of the indebtedness outstanding under such assumed indebtedness, (B) the date to which interest and principal has been paid in respect of such assumed indebtedness, and (C) the amount of any escrows being held by such existing lender in respect of such assumed indebtedness; and (2) consenting to the assumption of the existing indebtedness, the replacement of any guaranty and the consummation of the transactions contemplated by the merger agreement, and to the modifications of the terms of such assumed indebtedness that the Parent Entities may reasonably request after the date hereof; provided that we will be informed of any such request or modification.
The Parent Entities will pay all fees and expenses payable in connection with the assumption documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the existing lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the existing lenders as a condition to issuance of the assumption documents. None of us or our subsidiaries will be obligated to pay any commitment or similar fee or incur any other expense, liability or obligation in connection with this section entitled “—Assumed Indebtedness” before the closing, and the Parent Entities will indemnify and hold harmless us and our subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any acquired company in connection with their actions and cooperation pursuant to this section entitled “—Assumed Indebtedness.”

Pre-Closing Transactions
In addition, the merger agreement requires that we and our subsidiaries use commercially reasonable efforts to provide such cooperation and assistance as the Parent Entities may reasonably request to (1) convert or cause the conversion of one or more of our wholly owned subsidiaries that are organized as corporations into limited partnerships or limited liability companies and one or more of our wholly owned subsidiaries that are organized as limited partnerships or limited liability companies into limited liability companies, limited partnerships or corporations, on the basis of organizational documents as reasonably requested by the Parent Entities, (2) sell, transfer or distribute or cause to be sold, transferred or distributed (by merger or otherwise) stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by us in one or more of our wholly owned subsidiaries (including to us or any other of our wholly owned subsidiaries) at a price and on such other terms as designated by the Parent Entities, (3) exercise any of our or our wholly owned subsidiary’s right to terminate or cause to be terminated any contract to which we or one of our wholly owned subsidiaries is a party and (4) sell, transfer or distribute, or cause to be sold, transferred or distributed, any of our or our wholly owned subsidiaries’ assets (including to us or any of our other wholly owned subsidiaries) at a price and on such other terms as designated by the Parent Entities.
These rights of the Parent Entities are limited, however, in that (1) we and any of our subsidiaries will not be required to take any action that contravenes any of our or our subsidiaries’ organizational documents, any of our material contracts, or applicable law, (2) any such conversions, exercises of any rights of termination or other terminations, sales or transactions must be contingent upon all of the conditions to the merger having been satisfied (or waived) and our receipt of a written notice from the Parent Entities stating that the Parent Entities and Merger Sub are prepared to proceed immediately with the closing and irrevocably waiving any right to claim that the conditions to their obligations to consummate the merger have not been satisfied (other than delivery by us at the closing of the required certificate and the opinion of counsel described in the section entitled “—Conditions to the Merger”), together with any other evidence reasonably requested by us that the closing will occur, (3) such actions (or the inability to complete them) will not affect or modify in any respect the obligations of the Parent Entities and Merger Sub under the merger agreement, including the amount of or timing of payment of the common stock merger consideration or the obligation to complete the merger in accordance with the terms of the merger agreement, (4) we and our subsidiaries will not be required to take any such action that could adversely affect our classification, or the classification of any of our subsidiaries, as a REIT or could subject us or any subsidiary REIT to any “prohibited transactions” taxes or certain other material taxes under the Code (or other material entity-level taxes), (5) we and our subsidiaries will not be required to take any such action that could result in any tax being imposed on, or any material adverse tax consequences to any of our stockholders or other equity interest holders (in such person’s capacity as a stockholder or other equity interest holder), that are incrementally greater or more adverse, as the case may be, than the taxes or other material adverse tax consequences that would be imposed on such party in connection with the consummation of the merger agreement in the absence of such action taken, and (6) we and our subsidiaries will not be required to provide any material non-public information to a third party other than the Parent Entities and their affiliates or their respective representatives. The Parent Entities will, promptly upon request by us, reimburse us for all reasonable out-of-pocket costs incurred by us or any of our subsidiaries in performing these obligations, and the Parent Entities will indemnify us and any of our subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by us or any of our subsidiaries arising out of such obligations (and in the event the merger and the other transactions contemplated by the merger agreement are not consummated, the Parent Entities will promptly reimburse us for any reasonable out-of-pocket costs incurred by us or any of our subsidiaries not previously reimbursed).
Certain Other Covenants
The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:
•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;
•
giving the Parent Entities and their representatives reasonable access during normal business hours, in such manner as to not interfere with the normal operation of us or our subsidiaries, to our and our subsidiaries’ respective properties, offices, personnel, books and records and furnishing to the Parent Entities and their representatives existing financial and operating data and other information concerning our or our subsidiaries’ affairs as the Parent Entities or such representatives may reasonably request;
•	confidentiality;
•	the consultation regarding any press releases or other public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement;
•	the indemnification of the acquired companies’ directors, officers and managers;
•	certain matters related to Section 16(a) of the Exchange Act and Rule 16b-3 thereunder;
•	actions necessary to eliminate or minimize the effects any applicable anti-takeover statutes on the transactions, including the merger;
•	delisting our common stock from the NYSE and deregistering our common stock under the Exchange Act;
•	the interim operations of Merger Sub;
•	the interim operations of the Parent Entities;
•	our termination or settlement of certain contracts;
•	the resignation of our directors;
•	actions necessary to effect the redemption of our preferred stock;
•	certain tax matters;
•	at the Parent Entities’ reasonable request, using commercially reasonable efforts to sell, transfer, or perform other actions related to assets or entities owned by us and our subsidiaries;
•
at the Parent Entities’ written request, reasonably cooperating with the Parent Entities in redeeming all the outstanding securities under the Partnership’s outstanding Note and Guaranty Agreement as described in the merger agreement;

•	requirements with respect to, and restrictions on, our and our subsidiaries’ exercise of any transfer rights that become exercisable during the interim period; and
•	the adoption of the LPA Amendment.
Conditions to the Merger
The respective obligations of each party to the merger agreement to consummate the merger are subject to the satisfaction (or, to the extent permitted by law, written waiver by all parties to the merger agreement) at or prior to the closing of each of the following conditions:
•	the required company stockholder approval has been obtained; and
•
no governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable law or governmental order after the date of the merger agreement which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the merger.

The obligations of the Parent Entities and Merger Sub to consummate the merger are further subject to the satisfaction (or, to the extent permitted by law, written waiver by the Parent Entities), at or prior to the closing, of the following further conditions:
•
each of the representations and warranties made by us regarding our organization, power and authority to enter into the merger agreement and enforceability thereof, receipt of the company board recommendation and use of brokers and certain representations and warranties made by us regarding our capital structure and the capital structure of our subsidiaries must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only;

•
the representations and warranties made by us regarding the absence of a material adverse effect since December 31, 2023, must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date;

•
each of the representations and warranties made by us other than those described in the first and second bullets above (without giving effect to any references to any “material adverse effect” or other “materiality” qualifications) must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date, in each case, (A) except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	we must have performed in all material respects all of the covenants and agreements that are required to be performed by us under the merger agreement at or prior to the closing;
•
since the date of the merger agreement, there must not have occurred any material adverse effect or any effect that, individually or in the aggregate would reasonably be expected to have a material adverse effect;

•
the Parent Entities must have received a certificate, dated as of the closing date and duly executed on behalf of the Company by an officer of the Company certifying that the conditions described in the first, second and third bullets above have been satisfied; and

•
the Parent Entities must have received a written tax opinion of Skadden (or such other nationally recognized REIT counsel as may be reasonably acceptable to us and the Parent Entities), dated as of the closing date and addressed to us (which opinion will be subject to customary assumptions, qualifications and representations, including representations made by the acquired companies), to the effect that, commencing with our initial taxable year ended December 31, 2020 through our hypothetical short taxable year ended on the closing date immediately prior to the closing, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code (without regard to the effects of the closing, any action (or inaction) taken after the closing, or the distribution requirements of Section 857(b) of the Code for the hypothetical short taxable year).

Our obligations to consummate the merger are further subject to the satisfaction (or, to the extent permitted by law, written waiver by us), at or prior to the closing, of the following further conditions:
•
each of the representations and warranties made by the Parent Entities and Merger Sub regarding their organization, power and authority to enter into the merger agreement and enforceability thereof and use of brokers must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only;

•
each of the representations and warranties made by the Parent Entities and Merger Sub other than those described in the immediately preceding bullet (without giving effect to any references to materiality qualifications) must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date, in each case, (A) except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only and (B) except where the failure to be so true and correct has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Parent Entities or Merger Sub to consummate the merger or perform their respective obligations under the merger agreement on a timely basis;

•
each of the Parent Entities and Merger Sub must have performed in all material respects all of the covenants and agreements that are required to be performed by it under the merger agreement at or prior to the closing; and

•
we must have received a certificate, dated as of the closing date and duly executed on behalf of the Parent Entities by an officer of the Parent Entities certifying that the conditions described in the first and second bullets above have been satisfied.

Termination of the Merger Agreement
We and the Parent Entities may mutually agree to terminate the merger agreement and abandon the merger and the other transactions contemplated by the merger agreement at any time prior to the effective time, even after we have obtained the required company stockholder approval.
Termination by Either the Company or the Parent Entities
In addition, we, on the one hand, or the Parent Entities, on the other hand, may terminate the merger agreement upon notice to the other party at any time prior to the effective time (with respect to the first two bullets below, even after we have obtained the required company stockholder approval), if:
•
the closing has not occurred on or before 5:00 p.m. (Eastern Time) on October 7, 2024 (as it may be extended in accordance with this bullet, the “end date”); provided, however, that the end date may be extended at the option of the Parent Entities or us, by written notice to the other party, to 5:00 p.m. (Eastern Time) on January 7, 2025, if the condition described in the second bullet in the section entitled “—Conditions to the Merger” has not been satisfied or waived on or prior to the end date (solely as a result of a governmental order that remains in effect which has arisen as a result of a proceeding initiated by a governmental authority), but all other conditions to closing have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the closing, which conditions must be capable of being satisfied at such time; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure to perform (and in the case of the Parent Entities, the failure of Merger Sub) any covenant or obligation under the merger agreement has been the principal cause of, or resulted in, the failure of the closing to have occurred on or before the end date;

•
any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or governmental order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the merger and such law or governmental order has become final and non-appealable; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure to perform (and in the case of the Parent Entities, the failure of Merger Sub) any covenant or obligation under the merger agreement has been the principal cause of, or resulted in, the issuance of such law or governmental order; or

•
(i) the special meeting (including any adjournments and postponements thereof) has been held and completed and our common stockholders have voted on a proposal to approve the merger and (ii) the merger has not been approved at the special meeting (and has not been approved at any adjournment or postponement of the special meeting) by the required company stockholder approval.

Termination by the Company
We may also terminate the merger agreement by written notice to the Parent Entities at any time prior to the effective time, even after we have obtained the stockholder approval (except as otherwise specified below), if:
•
(i) there is any breach by the Parent Entities or Merger Sub of any representation, warranty, covenant or agreement of the Parent Entities or Merger Sub set forth in the merger agreement that would give rise to the failure of any closing condition relating to their representations, warranties, covenants or agreements, (ii) we have delivered written notice to the Parent Entities of such breach, and (iii) such breach is not capable of cure prior to the end date or is not cured by the Parent Entities or Merger Sub on or before the earlier of (a) the end date and (b) the date that is 30 calendar days following the date of our delivery of such written notice to the Parent Entities; provided, however, that we do not have the right to terminate the merger agreement pursuant to this bullet if we are then in breach of any of our covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to our representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied;

•
prior to receipt of the required company stockholder approval, our board has effected an adverse recommendation change in order to enter into a definitive agreement with respect to a superior proposal; provided that we have complied with the requirements described above in the sections entitled “—No Solicitation of Acquisition Proposals” and “—Obligation of Our Board of Directors with Respect to Its Recommendation,” substantially concurrently with, or immediately following, such termination, we enter into the definitive agreement with respect to such superior proposal and prior to or concurrently pay the company termination fee (as described below) (and such termination of the merger agreement will not be effective until we have paid the company termination fee); or
•	all of the following requirements are satisfied:
○
all of the mutual conditions to the parties’ obligations to consummate the merger and the additional conditions to the obligations of the Parent Entities and Merger Sub to effect the merger have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, so long as such conditions are at the time of delivery of the notice referred to in the third sub-bullet of this section capable of being satisfied as if such time were the closing);

○	the Parent Entities and Merger Sub fail to consummate the merger on the date the closing should have occurred pursuant to the merger agreement;
○
on or after the date the closing of the merger should have occurred pursuant to the merger agreement, we have delivered written notice to the Parent Entities confirming that all of the mutual conditions to the parties’ obligations to effect the merger and the additional conditions to the obligations of the Parent Entities and Merger Sub to consummate the merger have been satisfied or waived by the Parent Entities (other than those conditions that by their terms are to be satisfied by actions taken at the closing, so long as such conditions are capable of being satisfied at the time of delivery of the notice referred to in this sub-bullet as if such time were the closing) and we are ready, willing and able to consummate the merger at such time; and

○
the Parent Entities or Merger Sub fail to consummate the merger within three business days after the delivery of the notice described in the immediately preceding sub-bullet and we were ready, willing and able to consummate the closing during such three business day period.

Termination by the Parent Entities
The Parent Entities may also terminate the merger agreement by written notice to us at any time prior to the effective time, even after we have obtained the required company stockholder approval (except as otherwise specified below), if:
•	all of the following requirements are satisfied:
○
we have breached any of our representations, warranties, covenants or agreements or set forth in the merger agreement that would give rise to the failure of any of the closing conditions relating to our representations, warranties, covenants or agreements;

○	the Parent Entities have delivered written notice to us of such breach described in the immediately preceding sub-bullet; and
○
such breach is not capable of cure prior to the end date or is not cured by us on or before the earlier of (i) the end date and (ii) the date that is 30 calendar days following the date of the Parent Entities’ delivery of the written notice to us described in the immediately preceding sub-bullet; provided, however, that the Parent Entities will not have the right to terminate the merger agreement under this bullet if the Parent Entities or Merger Sub is then in breach of any of its covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to their representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied.

•
(1) prior to receipt of the required company stockholder approval, our board has effected an adverse recommendation change and that adverse recommendation change has not been withdrawn, (2) we have failed to publicly recommend against any tender offer or exchange offer for our common stock subject to Regulation 14D under the Exchange Act, that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders) within 10 business days after the commencement of such tender offer or exchange offer, (3) prior to the receipt of the required company stockholder approval, our board has failed to publicly reaffirm the recommendation of our board regarding the merger proposal within 10 business days following the date an acquisition proposal has been first publicly announced (or, if the special meeting is scheduled to be held within 10 business days after the date an acquisition proposal has been publicly announced, as far in advance of the date on which the special meeting is scheduled to be held as is reasonably practicable) or (4) any acquired company enters into an alternative acquisition agreement.
Termination Fees
Company Termination Fee
We have agreed to pay the Parent Entities the company termination fee of $183 million, if:
•	all of the following requirements are satisfied:
○
we or the Parent Entities validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities” (and at the time of such termination we are not able to terminate the merger agreement pursuant to the provision described in the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company”) or the provision described in the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities,” or the Parent Entities validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Parent Entities”; and

○
(1) a third party has made an acquisition proposal to us or our representatives or has publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an acquisition proposal (and in the case of a termination pursuant to the provision described in the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or the Parent Entities,” such acquisition proposal or publicly proposed or announced intention was made prior to the date of the special meeting (including any adjournments and postponements thereof)), and (2) within 12 months of such termination of the merger agreement, we enter into a definitive agreement providing for the implementation of any acquisition proposal or any acquisition proposal is consummated (provided, however, that for purposes of this bullet, the references to “15%” in the definition of “acquisition proposal” will be deemed to be references to “50%”).

•
the Parent Entities validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Parent Entities”; or

•	we validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company”.
However, the company termination fee will equal $92 million if the merger agreement is terminated by us pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company” on or prior to May 27, 2024 to enter into a definitive agreement with an excluded party (as described in the following paragraph) providing for the implementation of a superior proposal.
An “excluded party” is any person or group of persons from whom we or any of our representatives has received a written bona fide acquisition proposal after the execution of the merger agreement and prior to 11:59 p.m. (Eastern Time) on May 12, 2024, which written acquisition proposal our board has determined in good faith prior to 11:59 p.m. (Eastern Time) on May 12, 2024 (after consultation with its outside counsel and its financial advisor) constitutes or could reasonably be expected to lead to a superior proposal (which we refer to as a “qualified proposal”).

However, any such person or group of persons will cease to be an excluded party upon the earliest to occur of the following:
•	such time as such person’s or group of person’s acquisition proposal is withdrawn, terminated or expires prior to 11:59 p.m. (Eastern Time) on May 12, 2024;
•
in the case of a group, if the persons in such group as of the time such group submitted the qualified proposal that most recently rendered such group an excluded party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by persons who were themselves in a group of persons that was an excluded party prior to 11:59 p.m. (Eastern Time) on May 12, 2024; or

•	May 27, 2024.
Parent Termination Fee
The Parent Entities have agreed to pay to us the parent termination fee of $550 million if we validly terminate the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”
Limited Guarantee and Remedies
On April 7, 2024, in connection with the execution of the merger agreement, the Sponsor delivered to the Parent Entities an executed guarantee in our favor to guarantee, subject to the terms and limitations contained therein, the Parent Entities’ payment obligations with respect to the parent termination fee and certain expenses, reimbursement and indemnification obligations of the Parent Entities under the merger agreement as set forth in the limited guarantee.
The maximum aggregate liability of the Sponsor under the limited guarantee will not exceed $550 million, plus the reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by us in connection with any litigation or other proceeding brought by us to enforce our rights under the limited guarantee if we prevail in such litigation or proceeding, together with interest at the “prime rate” as published in The Wall Street Journal plus 2% per annum.
We cannot seek specific performance to require the Parent Entities or Merger Sub to consummate the merger and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against the Parent Entities and Merger Sub relating to any breach of the merger agreement or otherwise will be the right to receive the parent termination fee and certain expense reimbursements and other costs under the conditions described above in the section entitled “—Termination Fees—Parent Termination Fee” and this section entitled “—Limited Guarantee and Remedies.” The Parent Entities and Merger Sub may, however, seek specific performance to require us to consummate the merger.
Amendment and Waiver
Any provision of the merger agreement may be amended or waived prior to the effective time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver may be made subsequent to receipt of the required company stockholder approval which requires further approval of our stockholders pursuant to the Maryland General Corporation Law without such further stockholder approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information available to us, as of May 13, 2024, the latest practicable date prior to the date of this filing, with respect to our equity securities beneficially owned by:
•	each director;
•	each named executive officer; and
•	all directors and executive officers as a group.
The table also sets forth certain information available to us, as of May 13, 2024, with respect to shares of our common stock held by each person known to us to be the beneficial owner of more than 5% of such shares. In accordance with SEC rules, each listed person’s beneficial ownership includes all shares of our common stock the person actually owns beneficially or of record, all shares of our common stock over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days (such as shares of common stock that may be issued upon conversion of Partnership units). This table also reflects options that are exercisable within 60 days. Unless otherwise indicated, each person has sole voting and investment power with respect to the securities beneficially owned by that person. The business address of each of the following directors and executive officers is 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, unless otherwise specified.
Name of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock Outstanding(2)	Number of Partnership Units(3)	Percentage Ownership of AIR(4)
Directors and Named Executive Officers:
Terry Considine	770,026(5)	0.53%	5,614,192(6)	4.01%
Paul L. Beldin	155,783(7)	*	—	*
Lisa R. Cohn	291,149(8)	*	—	*
Keith M. Kimmel	184,745(9)	*	—	*
Joshua Minix	59,433	*	—	*
Thomas N. Bohjalian	20,750	*	—	*
Kristin Finney-Cooke	—	*	12,111	*
Thomas L. Keltner	60,118	*	—	*
Devin I. Murphy	11,386	*	12,111	*
Margarita Paláu-Hernández	7,861	*	4,250	*
John D. Rayis	9,412	*	12,301	*
Ann Sperling	13,558	*	12,111	*
Nina A. Tran	19,968	*	12,111	*
All directors and executive officers as a group (14 persons)	1,672,286(10)	1.15%	5,679,187(11)	4.62%
5% or Greater Holders:
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	21,238,987(12)	14.64%	—	13.42%
BlackRock Inc. 55 East 52nd Street New York, New York 10055	17,436,419(13)	12.02%	—	11.01%
Cohen & Steers, Inc. 280 Park Avenue 10th Floor New York, New York 10017	10,294,556(14)	7.09%	—	6.50%
State Street Corporation One Lincoln Street Boston, MA 02111	8,292,611(15)	5.71%	—	5.24%
*	Less than 0.5%.
(1)	Excludes shares of common stock issuable upon redemption of Partnership Common Units or equity.
(2)
Represents the number of shares of our common stock beneficially owned by each person divided by the total number of shares of our common stock outstanding. Any shares of our common stock that may be acquired by a person within 60 days upon the exercise of options, warrants, rights or conversion privileges or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement are deemed to be beneficially owned by that person and are deemed outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by that person, but not any other person.
(3)
Through wholly-owned subsidiaries, we act as general partner of the Partnership. As of May 13, 2024, we owned approximately 91.7% of the legal interest in the Partnership Common Units and approximately 93.7% of the economic interest in the Partnership. Partnership units that are held by limited partners other than AIR are referred to in this table and its related notes as “OP Units.” Generally, after a holding period of 12 months, common OP Units may be tendered for redemption and, upon tender, may be acquired by us for shares of our common stock at an exchange ratio of one share of our common stock for each common OP Unit (subject to adjustment). If we acquired all common OP Units for our common stock (without regard to the ownership limit set forth in our charter), these shares of our common stock would constitute approximately 8.3% of the then outstanding shares of our common stock. OP Units are subject to certain restrictions on transfer.

(4)
Represents the number of shares of our common stock beneficially owned, divided by the total number of shares of our common stock outstanding, assuming, in both cases, that all 9,789,309 OP Units outstanding as of May 13, 2024, are redeemed in exchange for shares of our common stock (notwithstanding any holding period requirements, and our ownership limit). See note (3) above. Excludes the Class One Partnership Preferred Units, the Class Two Partnership Preferred Units, the Class Three Partnership Preferred Units, the Class Four Partnership Preferred Units, the Class Six Partnership Preferred Units, the Class Seven Partnership Preferred Units, the Class Eleven Partnership Preferred Units issued by the Partnership and our preferred stock.

(5)	Includes 16,000 shares held in a trust for which Mr. Considine disclaims beneficial ownership. Also includes 750,557 shares subject to options that are exercisable within 60 days.
(6)
The 5,614,192 OP Units and equivalents held by Mr. Considine is comprised of 114,768 vested LTIP units that do not have a conversion price, 303,072 unvested LTIP units that do not have a conversion price, 1,000,046 vested LTIP units that do have a conversion price, 2,036,299 unvested LTIP units that do have a conversion price, 196,178 OP Units directly held by Mr. Considine, 179,735 OP Units held by an entity in which Mr. Considine has sole voting and investment power, 1,591,672 OP Units and equivalents held by Titahotwo Limited Partnership RLLLP, a registered limited liability limited partnership for which Mr. Considine serves as the general partner and holds a 0.5% ownership interest, and 192,422 OP Units held by Mr. Considine’s spouse, for which Mr. Considine disclaims beneficial ownership. The vesting of the unvested LTIP units that do not have a conversion price and certain unvested LTIP units that do have a conversion price is subject to certain performance criteria. Upon conclusion of the performance period and depending on the results thereof, Mr. Considine may vest in all, some, or none of the unvested LTIP units that do not have a conversion price and unvested LTIP units that do have a conversion price. Titahotwo has pledged 695,000 OP Unit equivalents.

(7)	Includes 27,496 shares subject to options that are exercisable within 60 days.
(8)	Includes 14,808 shares subject to options that are exercisable within 60 days.
(9)	Includes 14,588 shares subject to options that are exercisable within 60 days.
(10)	Includes 807,449 shares subject to options that are exercisable within 60 days.
(11)
Includes 3,036,345 LTIP units that do have a conversion price, a portion of which the vesting is subject to certain performance criteria. Upon conclusion of the performance period and depending on the results thereof, the holder may vest in all, some, or none of the unvested LTIP units that do have a conversion price.

(12)
Beneficial ownership information is based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group. According to the schedule, The Vanguard Group has sole dispositive power with respect to 20,898,086 of the shares, shared voting power with respect to 182,350 of the shares, and shared dispositive power with respect to 340,901 of the shares.

(13)
Beneficial ownership information is based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on January 23, 2024, by BlackRock Inc. According to the schedule, BlackRock Inc. has sole voting power with respect to 16,796,333 of the shares and sole dispositive power with respect to 17,436,419 of the shares.

(14)
Beneficial ownership information is based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2024, by Cohen & Steers, Inc. on behalf of itself and affiliated entities. According to the schedule, included in the securities listed above as beneficially owned by Cohen & Steers, Inc. are (i) 7,476,758 shares over which Cohen & Steers, Inc. has sole voting power, 7,467,452 shares over which Cohen & Steers Capital Management, Inc. has sole voting power, and 9,306 shares over which Cohen & Steers Ireland Limited has sole voting power and (ii) 10,294,556 shares over which Cohen & Steers, Inc. has sole dispositive power, 10,280,263 shares over which Cohen & Steers Capital Management, Inc. has sole dispositive power, 4,987 shares over which Cohen & Steers UK Limited has sole dispositive power, and 9,306 shares over which Cohen & Steers Ireland Limited has sole dispositive power.

(15)
Beneficial ownership information is based on information contained in Schedule 13G filed with the SEC on January 30, 2024, by State Street Corporation. According to the schedule, State Street Corporation has shared voting power with respect to 6,349,067 of the shares and shared dispositive power with respect to 8,277,423 of the shares.

NO DISSENTERS’ RIGHTS OF APPRAISAL
We are organized as a corporation under Maryland law. Because our common stock was listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our stockholders holding common stock do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the Maryland General Corporation Law in connection with the merger. In addition, holders of our preferred stock do not have appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the Maryland General Corporation Law in connection with the merger because such holders are not entitled to vote on the merger proposal.

STOCKHOLDER PROPOSALS
We will not be holding our annual meeting on June 14, 2024 as we previously announced and reported on our Current Report on Form 8-K filed with the SEC on February 14, 2024. We will not hold an annual meeting of stockholders in 2024 if the merger is completed because we will no longer be held by public stockholders. However, if the merger agreement is terminated for any reason, we expect to hold an annual meeting of stockholders in 2024.
If the Company holds a 2024 annual meeting, any proposal or proposals by a Company stockholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of Company stockholders to be held in 2024 must comply with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, your proposal(s) must have been received by the Company no later than April 6, 2024. Proposals should be sent to the Corporate Secretary of the Company at its principal executive offices, 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting of stockholders to be held in 2024 any Company stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
A Company stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the annual meeting of stockholders to be held in 2024 outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice as set forth in the Company’s amended and restated bylaws. To be timely, such written notice must be received by the Corporate Secretary of the Company at its principal executive offices, 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, not earlier than the close of business on May 18, 2024, nor later than the close of business on June 17, 2024. In the event that the annual meeting of stockholders to be held in 2024 is not scheduled to occur within 30 days before or 60 days after September 15, 2024 (the anniversary of the 2023 annual meeting), the written notice must be received by the Company not earlier than the close of business on the 90th day prior to the annual meeting, nor later than the close of business on the later of the 60th day prior to the annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, Company stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s Investor Relations department in writing at 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237 or by telephone at (303) 691-4566. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact the bank, broker, or other organization that holds your shares to request information about eliminating duplicate mailings.
OTHER MATTERS
Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make our SEC filings available free of charge at the “Investor Relations” section of our website at www.aircommunities.com as soon as reasonably practicable after such materials are filed with or furnished to the SEC. Information contained on our website is not incorporated by reference into this proxy statement, and you should not consider information contained on our website to be part of this proxy statement. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.
SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2023;
•	our Annual Report on Form 10-K/A for the year ended December 31, 2023;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024;
•	our Current Report on Form 8-K filed with the SEC on April 8, 2024 and April 9, 2024 (except, as applicable, with respect to Item 7.01 and the associated Item 9.01 (Exhibit 99.1)); and
•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.
We will provide without charge to each person, including any beneficial owner of our common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to Apartment Income REIT Corp., 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, Attention: Investor Relations, or by telephone at (303) 691-4566.
If you have any questions about this proxy statement, the special meeting or the merger, or if you would like additional copies of this proxy statement, please contact us at:
Apartment Income REIT Corp.
4582 South Ulster Street, Suite 1700
Denver, CO 80237
Attention: Investor Relations
(303) 757-8101
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 21, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS

ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

APEX PURCHASER LLC,
ARIES PURCHASER LLC,
ASTRO PURCHASER LLC,
ASTRO MERGER SUB, INC.
AND
APARTMENT INCOME REIT CORP.

April 7, 2024

A-i

A-ii

EXHIBITS
Exhibit	Form of Partnership LPA Amendment
A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 7, 2024, is entered into by and among Apartment Income REIT Corp., a Maryland corporation (the “Company”), Apex Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Aries Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Astro Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, “Parent”), and Astro Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”). Each of the Company, Buyer 1, Buyer 2, Buyer 3 and Merger Sub is referred to herein as a “party” and, collectively, the “parties.”
RECITALS
WHEREAS, the parties intend that, on the terms and subject to the conditions of this Agreement and in accordance with Applicable Law, Merger Sub will merge with and into the Company, with the Company surviving such merger as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement (the “Transactions”), on the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the Transactions, (c) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, (d) directed that the Merger be submitted to the common stockholders of the Company for their consideration and approval at the Company Stockholder Meeting (as defined herein) and (e) resolved to recommend that the Company’s common stockholders approve the Merger;
WHEREAS, the board of directors of Merger Sub has unanimously approved this Agreement and the Transactions and recommended that the stockholders of Merger Sub approve the Merger, and Parent, acting in its capacity as the stockholders of Merger Sub, will approve the Merger, immediately following the execution and delivery of this Agreement by each of the parties hereto;
WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (i) Parent has delivered to the Company an executed equity commitment letter (the “Equity Commitment Letter”), by and between Parent and Blackstone Real Estate Partners X L.P. (the “Guarantor”), pursuant to which the Guarantor has agreed to contribute to Parent, subject to the terms and conditions therein, equity financing in the amount set forth therein and (ii) the Guarantor has delivered to the Company an executed guarantee in favor of the Company (the “Guarantee”) with respect to certain obligations of the Parent Parties under this Agreement; and
WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01 Definitions.
(a) As used in this Agreement, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in any material respect to the Company than those contained in the Confidentiality Agreement (unless the Company offers to amend the Confidentiality Agreement to reflect such more favorable terms and except for such changes specifically necessary in order for the Acquired Companies to be able to comply with its obligations under this Agreement); provided that such confidentiality agreement need not include any “standstill” provision or similar terms or otherwise restrict the making, or amendment, of a non-public Acquisition Proposal (and related communications) to the Company or the Company’s chair of the Company Board or to the Company Board.
“Acquired Companies” means, collectively, the Company, the Partnership and each of their respective Subsidiaries.
“Acquisition Proposal” means any proposal or offer from a Third Party, whether in one transaction or a series of related transactions, relating to (i) any acquisition or purchase, in a single transaction or series of related transactions, of (A) fifteen percent (15%) or more of the consolidated revenue, net income or assets (in the case of assets, as determined on a book value basis, including indebtedness secured solely by such assets) of the Acquired Companies, taken as a whole, or (B) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company, or of equity interests or general partner interests of the Partnership; (ii) any tender offer or exchange offer that if consummated would result in any Third Party acquiring beneficial ownership (as defined in Section 13(d) of the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company, or of equity interests or general partner interests of the Partnership; or (iii) any merger, consolidation, business combination, share exchange or other similar transaction involving (x) the Company or the Partnership or (y) one or more of the Company’s other Subsidiaries representing 15% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (as determined on a book value basis, including indebtedness secured solely by such assets) or (iv) any recapitalization, restructuring, liquidation, dissolution or other similar transaction in which a Third Party or its equityholders would beneficially own fifteen percent (15%) or more of the combined voting power of the Company or of the equity interests or general partner interests of the Partnership (in each case, or equity of the surviving entity or the resulting direct or indirect parent of the applicable Acquired Company (or Acquired Companies) or such surviving entity).
“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of securities or partnership or other interests, by Contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings to the foregoing.
“Ancillary Agreements” means the Confidentiality Agreement, the Guarantee and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the exhibits hereto and the Company Disclosure Letter.
“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder and (ii) any anti-bribery, anti-corruption or similar Applicable Law of any other jurisdiction.
“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which (i) all banking institutions in New York, New York, are authorized or required by Applicable Law to be closed or (ii) Governmental Authorities in the State of Maryland or the State of Delaware are authorized or obligated by Applicable Law to close.
“Class A Preferred Stock Articles Supplementary” means the articles supplementary classifying and designating the shares of Company Preferred Stock. For the avoidance of doubt, the term “Class A Preferred Stock Articles Supplementary” shall also refer to the terms of the Company Preferred Stock contained in the Class A Preferred Stock Articles Supplementary as incorporated into the Company Charter pursuant to any certificate of correction, articles of amendment or articles of amendment and restatement after the date hereof in compliance with this Agreement.

“Class I High Performance Partnership Units” means with respect to the Partnership, the Class I High Performance Partnership Units, as defined in the Amended and Restated Partnership Unit Designation of the Class I High Performance Partnership Units of the Partnership.
“Class One Partnership Preferred Units” means with respect to the Partnership, the Class One Partnership Preferred Units, as defined in the Partnership Unit Designation of the Class One Partnership Preferred Units of the Partnership.
“Class Two Partnership Preferred Units” means with respect to the Partnership, the Class Two Partnership Preferred Units, as defined in the Partnership Unit Designation of the Class Two Partnership Preferred Units of the Partnership.
“Class Three Partnership Preferred Units” means with respect to the Partnership, the Class Three Partnership Preferred Units, as defined in the Partnership Unit Designation of the Class Three Partnership Preferred Units of the Partnership.
“Class Four Partnership Preferred Units” means with respect to the Partnership, the Class Four Partnership Preferred Units, as defined in the Partnership Unit Designation of the Class Four Partnership Preferred Units of the Partnership.
“Class Six Partnership Preferred Units” means with respect to the Partnership, the Class Six Partnership Preferred Units, as defined in the Partnership Unit Designation of the Class Six Partnership Preferred Units of the Partnership.
“Class Seven Partnership Preferred Units” means with respect to the Partnership, the Class Seven Partnership Preferred Units, as defined in the Partnership Unit Designation of the Class Seven Partnership Preferred Units of the Partnership.
“Class Eleven Partnership Preferred Units” means with respect to the Partnership, the Class Eleven Partnership Preferred Units, as defined in the Partnership Unit Designation of the Class Eleven Partnership Preferred Units of the Partnership.
“Class Twelve Partnership Preferred Units” means with respect to the Partnership, the Class Twelve Partnership Preferred Units, as defined in the Partnership Unit Designation of the Class Twelve Partnership Preferred Units of the Partnership.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock Certificate” means a certificate representing a share of Company Common Stock.
“Company Balance Sheet” means the consolidated audited balance sheet of the Company as of December 31, 2023, and the notes thereto, as contained in the Company SEC Documents.
“Company Balance Sheet Date” means December 31, 2023.
“Company Bylaws” means the Amended and Restated Bylaws of the Company, dated as of May 22, 2023, as amended by the First Amendment to the Company Bylaws, dated as of April 7, 2024, as may be further amended, modified, restated or supplemented after the date hereof in compliance with this Agreement.
“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
“Company Charter” means the Articles of Amendment and Restatement of the Company, effective as of September 21, 2023, and the Class A Preferred Stock Articles Supplementary in effect as of the date hereof, in each case, as may be amended, modified, restated, supplemented or corrected after the date hereof in compliance with this Agreement.
“Company Commercial Space Leases” means any one or more leases, subleases, licenses or occupancy agreements of a particular real property (other than ground leases) under which the Company or any Subsidiary is the landlord or sub-landlord or serves in a similar capacity with a non-residential tenant.
“Company Common Stock” means the Class A common stock, $0.01 par value per share, of the Company.

“Company Credit Agreement” means that certain Credit Agreement, dated as of April 14, 2021, by and among the Partnership, the Company, the other Subsidiaries of the Company party thereto, the lenders from time to time party thereto and PNC Bank, N.A., as administrative agent, swingline loan lender and an issuing lender, as amended by that certain First Amendment to Credit Agreement, dated as of May 2, 2022, by and among the Partnership, the Company, the other subsidiaries of the Company party thereto, the lenders party thereto and PNC Bank, N.A., as administrative agent.
“Company Deferred Compensation Plan” means the Apartment Income REIT Corp. Deferred Compensation Plan.
“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.
“Company ESPP” means the Apartment Income REIT Corp. 2020 Employee Stock Purchase Plan.
“Company Governing Documents” means the Company Charter and the Company Bylaws.
“Company IP” means all Intellectual Property Rights owned, or purported to be owned, by any Acquired Company.
“Company IT Assets” means information technology systems (including all firmware, servers and related equipment), software, websites, databases and networks that are used by or on behalf of the Acquired Companies in the business as currently conducted.
“Company Material Adverse Effect” means any effect, change, development, circumstance, occurrence or event (each, an “Effect”) that, individually or in the aggregate with all other Effects, (i) has resulted in or would reasonably be expected to result in a material adverse effect on the business, assets, results of operations or financial condition of the Acquired Companies, taken as a whole or (ii) would prevent or materially impair the ability of the Company to consummate the Merger before the End Date; provided, however, that for purposes of clause (i) the Effects to the extent which, directly or indirectly, relate to or result from the following, shall be excluded from the determination of whether there has been or will be, a “Company Material Adverse Effect”: (a) any Effect generally affecting any of the industries or markets in which the Acquired Companies operate, (b) any change or proposed change after the date hereof in any Law or GAAP (or changes after the date hereof in interpretations or enforcement of any Law or GAAP) and, to the extent relevant to the business of the Acquired Companies, in any legal or regulatory requirement or condition or the regulatory enforcement environment, (c) general economic, regulatory, social, legislative, geopolitical or political conditions (or changes therein) or general conditions (or changes therein or disruptions thereof) in the financial, credit, equity, real estate, capital, banking or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Acquired Companies conduct business, (d) any acts of God, natural disasters, cyberattacks, weather conditions, force majeure events, national or international calamity, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, civil unrest, protests and public demonstrations, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any Pandemic Measures, or effects thereof), or any escalation or worsening of any of the foregoing, (e) (x) the negotiation, execution, announcement, consummation or existence of this Agreement or the Transactions contemplated hereby, (y) the identity of Parent or Merger Sub or any communication by Parent or any of its Affiliates regarding plans or intentions with respect to the conduct of the business or the operations or strategy of the Acquired Companies after the Closing, and (z) the impact of any of the matters described in clause (x) and (y) on any relationships (contractual or otherwise) with customers, suppliers, landlords, vendors, partners, employees or regulators (provided that clause (e)(x), and clause (e)(z) solely as applied to clause (e)(x), shall not apply to, and shall be disregarded for purposes of Section 4.05 and Section 7.02(a) as it relates to Section 4.05), (f) the taking of any action expressly required by this Agreement or expressly requested by Parent in writing (or any omission that is expressly requested by Parent in writing), (g) any changes in the market price or trading volume of the Company Common Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries and any failure by the Acquired Companies to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, (provided that this clause (g) shall not prevent a determination that any Effect underlying the foregoing has resulted in, or contributed to, a

Company Material Adverse Effect (to the extent such Effect is not otherwise excluded from this definition of Company Material Adverse Effect)), (h) the availability or cost of equity, debt or other financing to Parent and Merger Sub and (i) any litigation made or brought by any equityholder of the Acquired Companies against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution or performance of this Agreement or the Transactions (or on their behalf or on behalf of the Company or any its Subsidiaries but only in their capacity as an equityholder); provided, further, that in the case of clauses (a), (b), (c) and (d), any such Effect may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent (and only to the extent) such Effect has a disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to other participants operating in the United States in the industries and geographic markets in which the Acquired Companies operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.
“Company Option” means an outstanding award of options to purchase Company Common Stock granted pursuant to a Company Stock Plan other than the Company ESPP, which, for the avoidance of doubt, vests based on the passage of time and/or the achievement of specified target performance metrics.
“Company Preferred Stock” means the Class A preferred stock, $0.01 par value per share, of the Company.
“Company Properties” means, collectively, the Owned Real Property and the Leased Real Property.
“Company Restricted Stock Award” means an outstanding award of restricted shares of Company Common Stock granted pursuant to a Company Stock Plan which, for the avoidance of doubt, vests based on the passage of time and/or the achievement of specified target performance metrics.
“Company Service Provider” means each current or former director, officer, employee or individual independent contractor of any of the Acquired Companies.
“Company Stock Award” means each Company Option, Company Restricted Stock Award and option under the Company ESPP.
“Company Stock Plans” means the Apartment Income REIT Corp. 2007 Stock Award and Incentive Plan, the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan and the Company ESPP.
“Company Termination Fee” means an amount in cash equal to $183,000,000.
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of March 3, 2024 between Blackstone Real Estate Services L.L.C. and the Company.
“Continuing Employees” means all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Surviving Corporation or any of their respective Subsidiaries.
“Contract” means any legally binding contracts, subcontracts, leases, subleases, licenses, notes, bonds, loans, mortgages, deeds of trust, instruments, understandings, commitments or other agreements.
“COVID-19” means SARS-CoV-2 and its disease commonly known as COVID-19, and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Laws” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended, and any Treasury Regulations or other official guidance promulgated thereunder, or any other Law or executive order or executive memo intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act, the Health, Economic Assistance, Liability, and Schools Act, the Memorandum on

Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, the Families First Coronavirus Response Act and the American Rescue Plan Act of 2021 and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Authority in connection with or in response to COVID-19.
“Environmental Laws” means any Applicable Law (including common law) relating to pollution (or cleanup thereof) or protection of natural resources, endangered or threatened species, or the environment (including ambient air, soil, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to harmful or deleterious substances), including Laws relating to the use, handling, presence, transportation, treatment, generation, processing, recycling, remediation, storage, disposal, release or discharge of harmful or deleterious substances.
“Environmental Permit” means any Governmental Permit issued, granted, given, authorized by or required under any applicable Environmental Law.
“Equity Financing” means the equity financing to be provided pursuant to the Equity Commitment Letter.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Party” means any Person or group of Persons from whom the Company or any of its Representatives has received a written bona fide Acquisition Proposal after the execution of this Agreement and prior to 11:59 p.m. (New York City time) on May 12, 2024 (the “First Period Expiration Time”), which written Acquisition Proposal the Company Board has determined in good faith prior to the First Period Expiration Time (after consultation with its outside counsel and its financial advisor) constitutes or could reasonably be expected to lead to a Superior Proposal (a “Qualified Proposal”); provided that a Person or group of Persons shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person or group of Persons) upon the earliest to occur of the following (i) such Acquisition Proposal made by such Person or group of Persons prior to the First Period Expiration Time expires, is withdrawn or terminated (it being understood that any amendment, modification or replacement of such Acquisition Proposal shall not, in and of itself, be deemed a withdrawal of such Acquisition Proposal), (ii) in the case of a group, if the Persons in such group as of the time such group submitted the Qualified Proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by Persons who were themselves in a group of Persons that was an Excluded Party prior to the First Period Expiration Time and (iii) the Initial Fee End Date.
“Financing Documents” means the agreements, documents and certificates contemplated by any Debt Financing, including any schedules, exhibits and annexes thereto.
“Financing Sources” means the Persons that are party to, or have committed or will commit to provide or arrange all or any part of, any Debt Financing, including any lenders, agents, arrangers and other persons acting in a similar capacity for any such Debt Financing (but excluding, for the avoidance of doubt, Parent and Merger Sub).
“GAAP” means U.S. generally accepted accounting principles.
“General Partner” means AIR-GP, Inc., a Delaware corporation, and its successors and assigns, as the general partner of the Partnership.
“Governmental Authority” means any supranational, national, federal, state, territorial, provincial, municipal, local, foreign or domestic government, governmental or quasi-governmental authority, regulatory, legislative, tax or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, any self-regulatory organization (including NYSE) or any arbitrator or arbitration panel.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, directive, ruling, settlement, determination, decision, verdict or award, whether civil, criminal or administrative, in each case, entered, issued, made or rendered by or with any Governmental Authority.
“Governmental Permit” means any approvals, authorizations, consents, licenses, ordinances, permits, certificates, franchises, registrations, accreditations, variance filings, exemptions or notifications issued or granted by, obtained from or made with or to a Governmental Authority.
“Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.
“Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas, minerals in each case, whether naturally occurred or man-made, that are listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder, including: the Comprehensive, Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, mold, methane, asbestos in any form, radioactive materials or wastes, per- and polyfluoroalkyl substances, 1,4-dioxane and radon.
“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, including all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, whether secured or unsecured; (ii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person; (iii) all capital lease obligations of such Person; (iv) all reimbursement obligations under letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person; (v) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by any of the Acquired Companies; (vi) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets; (vii) all obligations of the Acquired Companies under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof); and (viii) all outstanding prepayment premium obligations of such Person and any accrued interest, fees and expenses related to any of the foregoing. For the avoidance of doubt, “Indebtedness” shall not include any liability for Taxes and shall not include any Indebtedness from the Company to a wholly owned Subsidiary of the Company (or vice versa) or between wholly owned Subsidiaries of the Company.
“Intellectual Property Rights” means all intellectual property and proprietary rights throughout the world, including (i) patents, patent applications, and all related continuations, divisions, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trade and corporate names, trade dress, logos, service marks and all goodwill associated therewith, (iii) copyrights, copyrightable material and rights in the works of authorship, (iv) internet domain names and social or mobile media identifiers, (v) trade secrets and corresponding rights in confidential and proprietary information, including know-how, technologies, databases, processes, techniques, protocols, methods and formulae, (vi) proprietary rights in computer programs (whether in source code, object code or other form), algorithms, database and compilations of data and (vii) any registrations and applications of the foregoing.
“Intervening Event” means any Effect occurring or arising after the date of this Agreement that, individually or in the aggregate, is material to the Company and its Subsidiaries taken as a whole, and (i) was not actually known (or, if known, the magnitude or consequences of which is not known) to, or reasonably expected by, the Company Board as of the date of this Agreement, which Effect (or the magnitude or consequences of which) first becomes known to, or reasonably expected by, the Company Board prior to approval of the Merger by the Required Company Stockholder Approval and (ii) does not relate to (and none of the following shall be considered in determining whether there has been an Intervening Event): (A) any Inquiry or Acquisition Proposal (including the receipt, existence or terms thereof) or (B) any changes in the market price or trading volume of the Company Common Stock, any failure by the Company or its Subsidiaries to meet internal or published or analysts’ estimates or financial projections, budgets or forecasts of revenues, earnings or other financial or operating metrics for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (provided that the Effects giving rise to or contributing to such changes or failure may be taken into account in determining whether there has been an Intervening Event).
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“IRS” means the U.S. Internal Revenue Service.
“Joint Venture Agreements” means, collectively, the Majority Equity Joint Venture Agreements and the Minority Equity Joint Venture Agreements.
“Joint Ventures” means, collectively, the Majority Equity Joint Ventures and the Minority Equity Joint Ventures.
“Knowledge” means, (i) with respect to the Company, the actual knowledge of the Persons set forth in Section 1.01(a)(i) of the Company Disclosure Letter (under the heading “Company Knowledge”) and (ii) with respect to Parent and Merger Sub, the actual knowledge of the Persons set forth in Section 1.01(a)(i) of the Company Disclosure Letter (under the heading Parent Knowledge).
“Law” means any and all domestic (federal, state, county, city, municipal or local), foreign or other governmental laws (including common law), acts, statutes, codes, administrative interpretations, treaties, constitutions, rules, regulations, ordinances, Governmental Orders, Governmental Permits or other requirements of or agreements with, a Governmental Authority, including any Pandemic Measures.
“Leased Real Property” means, collectively, each real property leased (including ground leased) as lessee or sublessee, by an Acquired Company (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property to the extent of the lessee’s leasehold interest therein).
“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, claim, condition, covenant, charge, adverse ownership interest or claim, preferential arrangement, option or other lien or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, excluding any restrictions on transfer of equity securities arising under applicable securities Laws. For the avoidance of doubt, “Lien” shall not include licenses of or other grants of rights to use Intellectual Property Rights.
“Majority Equity Joint Venture Agreements” means the Organizational Documents of the Majority Equity Joint Ventures.
“Material Commercial Space Lease” means any Company Commercial Space Lease, (i) providing for annual rentals of $500,000 or more or (ii) relating to an individual real property comprising more than 30,000 square feet of space; provided that any such lease, sublease or occupancy agreement between the Company and any wholly owned Subsidiary or between wholly owned Subsidiaries shall not constitute a Material Commercial Space Lease.
“MGCL” means the Maryland General Corporation Law.
“Minority Equity Joint Venture Agreements” means the Organizational Documents of the Minority Equity Joint Ventures.
“NYSE” means the New York Stock Exchange or any successor exchange.

“Organizational Documents” means (i) with respect to a corporation, the charter, articles, articles supplementary or certificate of incorporation, as applicable, and bylaws thereof, (ii) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (iii) with respect to a partnership, the certificate of limited partnership and the partnership agreement (including any partnership unit designation), and (iv) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.
“Owned Real Property” means, collectively, each parcel of real property owned in fee by an Acquired Company (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property to the extent of an Acquired Company’s interest therein).
“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any pandemic (including COVID-19), including the CARES Act and the Families First Coronavirus Response Act.
“Partnership” means Apartment Income REIT, L.P., a Delaware limited partnership and subsidiary of the Company.
“Partnership Common Units” means with respect to the Partnership, the Partnership Common Units, as defined in the Partnership LPA.
“Partnership LPA” means the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 7, 2021, together with the Amended and Restated Partnership Unit Designation for the Class 1 High Performance Partnership Units and the Partnership Unit Designations for the Partnership Preferred Units and the Partnership LTIP Units, and as may be further amended, modified, restated or supplemented after the date hereof in compliance with this Agreement.
“Partnership LTIP Units” means with respect to the Partnership, the LTIP Units, as defined in the Partnership Unit Designation of the LTIP Units of the Partnership.
“Partnership Preferred Units” means the Class One Partnership Preferred Units, the Class Two Partnership Preferred Units, the Class Three Partnership Preferred Units, the Class Four Partnership Preferred Units, the Class Six Partnership Preferred Units, the Class Seven Partnership Preferred Units, the Class Eleven Partnership Preferred Units and the Class Twelve Partnership Preferred Units.
“Partnership Units” means the Partnership Common Units, the Class I High Performance Partnership Units, the Partnership Preferred Units and the Partnership LTIP Units.
“Payoff Letter” means, with respect to the Company Credit Agreement, a customary payoff letter executed by the administrative agent for the lenders thereunder in respect of the indebtedness evidenced thereby.
“Permitted Liens” means (i) Liens for Taxes, utilities, landlords and other governmental charges, assessments or claims of payment not yet due and payable or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of Applicable Law for amounts incurred in the ordinary course of business and which are not yet due and payable or are due but not yet delinquent and/or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or such Liens which have been filed of record but which have been bonded over or otherwise insured against, (iii) zoning, building codes, and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property and which are not violated by the current use and operation of such Real Property or the operation of the business of the Acquired Companies, (iv) with respect to Real Property, leases, license agreements and similar occupancy agreements, (v) with respect to the

Acquired Companies, Liens securing indebtedness or liabilities that are reflected on the consolidated balance sheet of the Company as of December 31, 2023, or notes thereto (or securing liabilities reflected on such balance sheet), (vi) Liens to be released on or prior to the Closing Date pursuant to the terms of this Agreement, (vii) with respect to the Acquired Companies, Liens arising pursuant to any Company Material Contract, (viii) with respect to any Real Property, utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way (whether recorded or unrecorded), restrictions, declarations, covenants, conditions, defects and similar Liens, but not including any monetary Liens, for which title insurance coverage has been obtained pursuant to a title insurance policy issued to the Company or any of the Acquired Companies prior to the date hereof, (ix) Liens described in Section 1.01(a)(ii) to the Company Disclosure Letter, (x) Liens resulting from transfer restrictions under securities Laws applicable to the Acquired Companies but not to any Real Property and (xi) with respect to the Acquired Companies, any other Liens that were incurred in the ordinary course of business since December 31, 2023 and which would not, individually or in the aggregate, interfere materially with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Acquired Companies, taken as a whole.
“Person” means any individual, firm, corporation, partnership (limited or general), limited liability company, limited company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.
“Personal Information” means data or other information (i) relating, directly or indirectly, to an identified or identifiable natural person or household or (ii) defined as “personal data,” “personal information,” “PII” or similar term under Applicable Law.
“Preferred Stock Redemption Payment” means $100,000 per share of Company Preferred Stock plus (except as provided in Section 6(c) of the terms of the Company Preferred Stock) all accumulated, accrued and unpaid dividends thereon, if any, to, but excluding the date of the redemption pursuant to Section 3.01(b).
“Proceeding” means any claim, action, cause of action, demand, litigation, suit, audit, review, charge, complaint, hearing, grievance, assessment, arbitration, subpoena, inquiry or investigation or any other proceeding, by, before or otherwise involving any Governmental Authority.
“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.
“Registered IP” means all Company IP that is registered, recorded, or filed with any Governmental Authority or a domain name registrar.
“REIT” means an entity subject to tax as a real estate investment trust under Sections 856 to 860 of the Code.
“Representatives” means, with respect to any Person, such Person’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and any authorized representatives of the foregoing.
“Required Company Stockholder Approval” means the approval of the Merger, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company Common Stock entitled to vote thereon in accordance with the MGCL and the Company Governing Documents.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.
“SEC” means the United States Securities and Exchange Commission (or any successor thereto).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary” of a Person means, any corporation, partnership, association, joint venture, limited liability company or other entity (i) of which 50% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by such Person, (ii) of which such Person is entitled to elect, directly or indirectly, at least 50% of the board of directors (or managers) or similar governing body of such entity, or (iii) if such entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member or otherwise has the power to direct or cause the direction of the management or policies thereof.
“Subsidiary REIT” means each applicable Subsidiary of the Company or of any Joint Venture that qualifies as a REIT.
“Superior Proposal” means a written Acquisition Proposal (except the references therein to “fifteen percent (15%)” shall be replaced by “fifty percent (50%)”) made by a Third Party or Group which, the Company Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account (a) all of the terms and conditions of the Acquisition Proposal and this Agreement (as it may be proposed to be amended by Parent) and (b) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account all legal, financial, financing, regulatory approvals, conditionality, breakup fee provisions and other aspects of such Acquisition Proposal and conditions to consummation thereof that the Company Board considers to be appropriate) (i) if consummated, would result in a transaction that is more favorable, from a financial point of view, to the holders of Company Common Stock (solely in their capacity as such) than the Transactions (after taking into account any changes to the terms of this Agreement made or proposed by Parent to the Company in writing in response to such Acquisition Proposal under the provisions of Section 6.02(e)) and (ii) is reasonably likely to be consummated.
“Tax” means any and all U.S. federal, state or local or non-U.S. taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax, together with any interest, penalty, or addition thereto.
“Tax Protection Agreement” means any Contract (other than a Joint Venture Agreement) to which the Company or any of its Subsidiaries and any holder of equity of a Subsidiary of the Company (including any holder of Partnership Units) (a “Third Party Partner”) is a party pursuant to which (i) any liability relating to Taxes to a Third Party Partner may arise, whether or not as a result of the consummation of the Transactions or (ii) in connection with the deferral of income Taxes of a Third Party Partner, the Company or any of its Subsidiaries have agreed to any of the following: (A) maintaining a minimum level of debt, continuing a particular debt or providing such holder rights to guarantee any debt, (B) retaining or not disposing of assets, (C) only disposing of assets in a particular manner, (D) using (or refraining from using) a specified method of taking into account book/tax disparities under Section 704(c) of the Code with respect to one or more properties or (E) using (or refraining from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code.
“Tax Return” means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax, or the administration of any Laws, regulations or administrative requirements relating to any Tax.
“Taxing Authority” means any Governmental Authority having jurisdiction with respect to the imposition or collection of any Tax.
“Third Party” means any Person or Group (other than the parties and their respective Affiliates).
“Transfer Taxes” means all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.
“VDR” means the “Project Apex” virtual data room maintained and hosted on behalf of the Company by Donnelley Financial Solutions Venue.

“Willful Breach” means a material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the knowledge or intent that the taking of, or the omission of taking, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.
(b) Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	Section 6.02(d)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.02(a)
Articles of Merger	Section 2.02(a)
Assumed Indebtedness	Section 6.17(b)(i)
Assumption Documents	Section 6.17(b)(i)
Blackstone	Section 6.03(e)
Buyer 1	Preamble
Buyer 2	Preamble
Buyer 3	Preamble
Cancelled Shares	Section 3.01(c)
Capital Expenditure Budget	Section 4.13(i)
Capitalization Date	Section 4.06(a)
Charter Restrictions	Section 6.13
Closing	Section 2.01
Closing Date	Section 2.01
COBRA	Section 4.17(d)
Common Stock Book-Entry Share	Section 3.01(a)
Common Stock Merger Consideration	Section 3.01(a)
Company	Preamble
Company Benefit Plans	Section 4.17(a)
Company Board	Recitals
Company Board Recommendation	Section 4.03(a)
Company Compensatory Award Fund	Section 3.02(a)
Company Indemnified Parties	Section 6.07(a)
Company Leases	Section 4.13(b)
Company Licenses	Section 4.11(b)
Company Material Contract	Section 4.10(b)(xx)
Company Parties	Section 8.03(c)
Company Restricted Stock	Section 3.05(b)
Company SEC Documents	Section 4.07(a)
Company Stockholder Meeting	Section 6.04(c)
Construction Contract	Section 4.13(l)
Data Privacy Laws	Section 4.14(e)
Debt Financing	Section 6.17(a)(i)
DTC	Section 3.02(d)
DTC Payment	Section 3.02(d)
Effective Time	Section 2.02(a)
End Date	Section 8.01(b)
Enforceability Exceptions	Section 4.02
Equity Commitment Letter	Recitals
Exchange Fund	Section 3.02(a)
Exercisable Transfer Right	Section 6.23
Existing Lender	Section 6.17(b)(i)
Financing Indemnified Parties	Section 6.17(a)(iii)

Term	Section
FLSA	Section 4.17(l)
Guarantee	Recitals
Guarantor	Recitals
Hypothetical Short Taxable Year	Section 7.02(e)
Income Restrictions	Section 4.13(h)
Initial Fee End Date	Section 8.03(a)(iii)
Inquiry	Section 6.02(a)
Insurance Policies	Section 4.15
Intervening Event Notice Period	Section 6.02(e)(ii)
IRCA	Section 4.17(n)
JV Real Property	Section 4.13(k)
LPA Amendment	Section 6.24
Majority Equity Joint Ventures	Section 4.01(b)
Maryland SDAT	Section 2.02(a)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	Section 3.01(d)
Minority Equity Joint Ventures	Section 4.01(c)
Notes	Section 6.22
Notes Agreement	Section 6.22
Notice of Intervening Event	Section 6.02(e)(ii)
Notice of Superior Proposal Adverse Recommendation Change	Section 6.02(e)(i)
Notice Period	Section 6.02(e)(i)
Offering Period End Date	Section 3.05(c)
Option Consideration	Section 3.05(a)
Parent	Preamble
Parent Damages Amount	Section 8.02(b)
Parent Expenses	Section 8.03(g)
Parent Liability Cap	Section 9.02(c)
Parent Parties	Preamble
Parent Related Parties	Section 8.03(d)
Parent Termination Fee	Section 8.03(b)
Parent-Approved Transaction	Section 6.21
Participation Agreements	Section 4.10(b)(xv)
parties	Preamble
party	Preamble
Paying Agent	Section 3.02(a)
Prior Sale Contract	Section 4.13(f)
Proxy Statement	Section 6.04(a)
Qualified REIT Subsidiary	Section 4.01(b)
Qualifying Income	Section 8.02(b)
Recovery Costs	Section 8.03(g)
Related Person Agreements	Section 4.20
Rent Roll	Section 4.13(g)
Restricted Stock Consideration	Section 3.05(b)
SEC Clearance Date	Section 6.04(a)
Solvent	Section 5.09
Surviving Corporation	Section 2.02(a)
Takeover Statutes	Section 4.19
Taxable REIT Subsidiary	Section 4.01(b)

Term	Section
Terminating Company Breach	Section 8.01(e)
Terminating Parent Breach	Section 8.01(f)
Transaction Litigation	Section 6.09
Transactions	Recitals
Transfer Right	Section 4.10(b)(x)
Viruses	Section 4.14(f)
Voting Debt	Section 4.06(g)
WARN Act	Section 4.17(m)
Section 1.02 Definitional and Interpretative Provisions. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereunder,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,” and (vi) the words “or,” “neither,” “nor,” “either,” and “any,” shall be disjunctive but not exclusive. The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (on the terms and subject to the conditions of the effectiveness of such amendments contained herein and therein). Words denoting natural Persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, terms defined in the singular have a comparable meaning when used in the plural and vice versa, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States. All amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by Parent, in effect at the time such amount, cost, fee or expense is incurred or to be calculated (as the case may be), and if the resulting conversion yields a number that extends beyond two (2) decimal points, rounded to the nearest penny. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. The Partnership shall be deemed a wholly owned Subsidiary of the Company. Each reference to the Effective Time shall be deemed to be followed by the words “(if any).” The parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Unless otherwise specified, the words “provided,” “furnished,” “made available to” or “delivered to” Parent or Merger Sub (or words of similar import) include the documents posted to the VDR or that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, prior to the execution of this Agreement. Unless otherwise specified, all representations, warranties, covenants and agreements of Parent hereunder shall be deemed to constitute joint and several representations, warranties, covenants and agreements of Buyer 1, Buyer 2 and Buyer 3.
ARTICLE II

THE TRANSACTION
Section 2.01 The Closing. On the terms and subject to the conditions of this Agreement, the consummation of the Merger (the “Closing”) shall be effected via the electronic exchange of documents and executed signature pages (or, if such electronic exchange is not practicable, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001) at 8:00 a.m. (Eastern Time) on the date which is three (3) Business Days after the date on which all conditions set forth in Article VII shall have been satisfied or waived (to the extent permitted by Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”
Section 2.02 The Merger.
(a) On the terms and subject to the conditions of this Agreement, at the Closing, the parties shall cause the Merger to be consummated by causing to be filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (“Maryland SDAT”) (A) articles of merger in the form attached hereto as Exhibit A (the “Articles of Merger”) and executed in accordance with the relevant provisions of the MGCL, and (B) all other filings or recordings required under the MGCL in order to consummate the Merger, in each case in accordance with MGCL. The Merger shall become effective at the time the Articles of Merger are accepted for record by the Maryland SDAT or at such later effective time and date (not to exceed one (1) Business Day after the Articles of Merger are accepted for record by the Maryland SDAT) that is agreed to by the Company and Parent and specified in the Articles of Merger (the “Effective Time”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as a wholly owned Subsidiary of Parent under the Laws of the State of Maryland. The Company, in its capacity as the entity surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation.”
(b) The Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the MGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all property, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the obligations, liabilities and duties of the Company and Merger Sub shall become the obligations, liabilities and duties of the Surviving Corporation.
(c) Subject to compliance with Section 6.07, at the Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Effective Time: (i) the name of the Surviving Corporation shall be “Apartment Income REIT Corp.”; (ii) the charter of the Company shall be immediately amended by the Articles of Merger and shall be the charter of the Surviving Corporation until, subject to Section 6.07, thereafter amended in accordance with Applicable Law; and (iii) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation (except that the title thereof shall read “Apartment Income REIT Corp. Bylaws”), until, subject to Section 6.07, thereafter amended in accordance with the provisions thereof and in accordance with Applicable Law.
(d) From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the members of the board of directors of the Surviving Corporation, each to serve in accordance with the MGCL and the charter and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualify, or until their earlier death, resignation or removal in accordance with the MGCL and the charter and bylaws of the Surviving Corporation.
(e) From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the MGCL and the charter and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualify, or until their earlier death, resignation or removal in accordance with the MGCL and the articles of incorporation and bylaws of the Surviving Corporation.
ARTICLE III

EFFECT OF THE MERGER ON THE EQUITY OF THE COMPANIES
Section 3.01 Effect of the Merger on Capital Stock. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities or any other Person, the following shall occur:
(a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares) shall automatically be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $39.12 per share (such amount of cash per share, as may be adjusted pursuant to Section 3.01(e) or Section 6.01(c), is referred to herein as the “Common Stock Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.02 (or in accordance with Section 3.03 in the case of a lost, stolen or destroyed Common Stock Certificate), subject to Section 3.04. All of the shares of Company Common Stock converted into the Common Stock Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Common Stock Certificate and each holder of such a non-certificated share of Company Common Stock represented by book-entry (each, a “Common Stock Book-Entry Share”), in each case, outstanding immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Common Stock Certificates or Common Stock Book-Entry Shares in accordance with Section 3.02 (or in the case of a lost, stolen or destroyed Common Stock Certificate, in accordance with Section 3.03), the Common Stock Merger Consideration, without interest.
(b) Redemption of Company Preferred Stock. Each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be redeemed in accordance with Section 6.19.
(c) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is held immediately prior to the Effective Time by an Acquired Company or by Parent or Merger Sub (the “Cancelled Shares”) shall automatically be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Merger.
(d) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share (the “Merger Sub Common Stock”), of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become a number of validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation equal to the quotient of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time divided by (ii) the number of shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time, and shall constitute the only issued or outstanding shares of capital stock of the Surviving Corporation.
(e) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock has occurred by reason of any subdivision, reorganization, reclassification, recapitalization, stock split (including a reverse stock split), combination or exchange of shares, or any stock dividend or stock distribution thereon (including any dividend or distribution of securities convertible into Company Capital Stock) with a record date during such period or similar event shall have occurred, the

Common Stock Merger Consideration shall be equitably adjusted, without duplication, to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.01(e) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement.
(f) Stock Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the Effective Time, Persons who held Company Common Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement or by Applicable Law.
Section 3.02 Surrender and Payment.
(a) Prior to the Closing Date, Parent shall, at its sole cost and expense, (i) select a nationally recognized bank or trust company that is organized and doing business under the laws of the United States (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as paying agent in the Merger (the “Paying Agent”) and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, (x) with the Paying Agent, cash in an amount sufficient to pay the aggregate Common Stock Merger Consideration required to be paid in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”) and (y) with the Company, cash in an amount sufficient to pay the aggregate Option Consideration and Restricted Stock Consideration in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Company Compensatory Award Fund”). In the event the Exchange Fund or the Company Compensatory Award Fund shall be insufficient to make the payments in connection with the Merger contemplated by Section 3.01 or Section 3.05, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent or the Surviving Corporation, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent shall deliver the Common Stock Merger Consideration contemplated to be issued pursuant to Section 3.01 out of the Exchange Fund in accordance with the terms of the paying agent agreement. Following the Closing, Parent shall cause the Surviving Corporation to pay through payroll to the applicable holders of Company Options and Company Restricted Stock Awards the Option Consideration and Restricted Stock Consideration, respectively, contemplated to be paid pursuant to Section 3.05 out of the Company Compensatory Award Fund. The Exchange Fund and the Company Compensatory Award Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.01 or Section 3.05, except as expressly provided for in this Agreement.
(b) As soon as reasonably practicable after the Effective Time, and in any event not later than within five (5) Business Days following the Effective Time, Parent and the Surviving Corporation will cause the Paying Agent, in accordance with, and as required by the Paying Agent’s customary procedures: to send to each record holder of an outstanding share of Company Common Stock as of immediately prior to the Effective Time (other than the Cancelled Shares) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Common Stock Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.03) or Common Stock Book-Entry Shares, as applicable, to the Paying Agent) in customary form and with such other provisions, in each case as Parent and the Company may (prior to the Effective Time) reasonably agree, for use in effecting delivery of shares of Company Common Stock outstanding immediately prior to the Effective Time and entitled to Common Stock Merger Consideration pursuant to Section 3.01, to the Paying Agent, and (B) instructions for use in effecting the surrender of Common Stock Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.03) or Common Stock Book-Entry Shares, as applicable, in exchange for the Common Stock Merger Consideration which shall be customary in form and have such other provisions, in each case as Parent and the Company may (prior to the Effective Time) reasonably agree.
(c) Upon the surrender of a Common Stock Certificate (or affidavit of loss in lieu thereof as provided in Section 3.03) or Common Stock Book-Entry Shares, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such shares of Company Common Stock represented by such Common Stock Certificate as of immediately prior to the Effective Time, or of such Common Stock Book-Entry Share immediately prior to the Effective Time, as applicable, shall be entitled to receive in exchange therefor and Parent and the Surviving Corporation shall cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within five (5) Business Days) following the completion of the requirements of Section 3.02(b), an amount in cash equal to the product (rounded to the nearest cent) obtained by multiplying (i) the number of shares of Company Common Stock represented by such Common Stock Certificate or the number of such Common Stock Book-Entry Shares by (ii) the Common Stock Merger Consideration, in each case pursuant to the provisions of this Article III, and the Common Stock Certificates, and Common Stock Book-Entry Shares surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Common Stock Merger Consideration may be made to a Person other than the Person in whose name the Common Stock Certificate or Common Stock Book-Entry Share so surrendered is registered, if such Common Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Common Stock Book-Entry Share shall be properly transferred. The Paying Agent will accept the Common Stock Certificates or Common Stock Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrue on any cash payable upon surrender of any Common Stock Certificate or Common Stock Book-Entry Share.
(d) Prior to the Effective Time, Parent and the Company shall reasonably cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to endeavor that (i) if the Closing occurs at or prior to 2:00 p.m. (Eastern Time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Common Stock Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 2:00 p.m. (Eastern Time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.
(e) If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Common Stock Certificate (which shall be properly endorsed or otherwise be in proper form for transfer) or Common Stock Book-Entry Share (which shall be properly transferred) is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes or other Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Common Stock Certificate or Common Stock Book-Entry Share or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.
(f) After the Effective Time, there shall be no further registration of transfers of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the outstanding shares of Company Common Stock that are cancelled pursuant to Section 3.01 represented by Common Stock Certificates immediately prior to the Effective Time, and the Common Stock Book-Entry Shares outstanding immediately prior to the Effective Time, will no longer be outstanding and will be cancelled automatically and cease to exist and each holder thereof shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Common Stock Certificates or Common Stock Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.
(g) Any portion of the Exchange Fund (including the proceeds of any investments in the Exchange Fund) that remains unclaimed by the holders of shares of Company Common Stock after the date which is one (1) year following the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock in accordance with this Section 3.02 prior to that time shall thereafter look only to the

Surviving Corporation and only as general creditors thereof for delivery of their applicable pro rata Common Stock Merger Consideration in respect of such holder’s shares of Company Common Stock upon compliance with the procedures set forth in this Section 3.02. Notwithstanding the foregoing, none of Parent, the Company or the Surviving Corporation or any other Person shall be liable to any Person, including any holder of shares of Company Capital Stock or Company Stock Awards, including for any amounts payable under this Article III that are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund (including the proceeds of any investments in the Exchange Fund) that remains unclaimed by the holders of shares of Company Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Authority shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
(h) The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses below the level required to make prompt payments of the Common Stock Merger Consideration as contemplated hereby, the Surviving Corporation shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.
(i) All Common Stock Merger Consideration paid upon conversion or surrender of the shares of Company Common Stock or the Company Stock Awards, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Stock Awards, as the case may be.
Section 3.03 Lost Certificates. If any Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Paying Agent of that fact by the Person claiming such Common Stock Certificate to be lost, stolen or destroyed, and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Common Stock Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund pursuant to, and subject to Section 3.02(g), the Surviving Corporation) will issue in exchange for such lost, stolen or destroyed Common Stock Certificate, the Common Stock Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Common Stock Certificate as of immediately prior to the Effective Time, as contemplated by this Article III.
Section 3.04 Withholding. Each of Parent, Merger Sub, the Surviving Corporation, their respective Subsidiaries, the Paying Agent, each of their respective agents and Affiliates, and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including consideration payable to any holder or former holder of Company Stock Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of Tax Law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such amounts would otherwise have been paid.
Section 3.05 Treatment of Company Stock Awards.
(a) Treatment of Company Options. Effective as of the Effective Time, automatically and without any action on the part of the holder thereof or the Acquired Companies, each Company Option that remains outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted into the right to receive, subject to Section 3.04, an amount in cash (without interest and subject to applicable withholdings) determined pursuant to the applicable Company Stock Plan and award agreement, as set forth in Section 3.05(a) of the Company Disclosure Letter (the “Option Consideration”).
(b) Treatment of Company Restricted Stock Awards. Notwithstanding anything herein to the contrary, effective as of immediately prior to the Effective Time, automatically and without any action on the part of the holders thereof or the Acquired Companies, each Company Restricted Stock Award that is outstanding as of immediately prior to the Effective Time, whether vested or unvested (except as otherwise provided in this Section 3.05(b)), shall be cancelled and converted into the right to receive, subject to Section 3.04, an amount in cash (without interest and subject to applicable withholdings), equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock subject to the Company Restricted Stock Award immediately prior to the Effective Time (the “Company Restricted Stock”) by (y) the Common Stock Merger Consideration (with any performance goals applicable to such Company Restricted Stock Award measured at the greater of target level performance and actual performance through the Closing Date) (the “Restricted Stock Consideration”). For the avoidance of doubt, in the event that any portion of a Company Restricted Stock Award does not vest based on performance, measured as described in the preceding sentence, the shares of Company Common Stock underlying such portion of the Company Restricted Stock Award shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect. In addition, in no event later than ten (10) Business Days after the Effective Time, the Company shall pay each holder of Company Restricted Stock that is not otherwise cancelled pursuant to the immediately preceding sentence an amount equal to all accrued and unpaid cash dividends up to, and including, the Effective Time (without interest and subject to applicable withholdings) in accordance with the terms of the applicable award agreement.
(c) Treatment of the Company ESPP. As soon as practicably possible following the date of this Agreement, the Company shall take all actions with respect to the Company ESPP to (i) shorten any offering period in effect as of the date of this Agreement by setting a “New Purchase Date” (within the meaning of the Company ESPP) in respect of such offering period that is no later than the last payroll date occurring at least ten (10) Business Days prior to the Closing Date (after crediting contributions for such payroll date) (the “Offering Period End Date”) and on the Offering Period End Date, cause the exercise of each outstanding option under the Company ESPP and (ii) ensure that as of the Offering Period End Date, no offering periods or purchase periods commence and no payroll deductions or other contributions are made or effected with respect to the Company ESPP. The Company shall notify each participant in the Company ESPP that the “Purchase Date” (as defined in the Company ESPP) for the participant’s option has been changed to the New Purchase Date and that the participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the offering period. As soon as practicable following the date hereof, the Company shall take all actions with respect to the Company ESPP to provide that, subject to the consummation of the Merger, the Company ESPP shall terminate immediately prior to the Effective Time.
(d) As of the Effective Time, the Company Stock Plans shall terminate, and the Company shall ensure that following the Effective Time, no participant in the Company Stock Plans, Company Deferred Compensation Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.
(e) At or prior to the Effective Time, the Company Board (or any committee thereof) shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 3.05.
Section 3.06 Dissenters Rights. No holder of Company Capital Stock or any other Person shall have any dissenters’ rights, appraisal rights, or similar rights (including rights of an objecting stockholder under Subtitle 2 of Title 3 of the MGCL) with respect to any Company Common Stock in connection with the Merger.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the Company Disclosure Letter (subject to Section 9.06) or (b) as disclosed in the Company SEC Documents (other than (i) disclosures contained or referenced in the “Risk Factors” section of any Company SEC Documents or (ii) any disclosures contained or referenced in any “forward-looking statements” section in any Company SEC Documents or any other statement contained in any other section of the Company SEC Documents, in each case to the extent such disclosures or statements are predictive, non-specific, cautionary or forward-looking in nature) filed or furnished by the Company at least one (1) day prior to the date hereof, the Company represents and warrants to Parent and Merger Sub:
Section 4.01 Organization.
(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland and has all corporate power and authority required to carry on its business as currently conducted and to own, lease and operate its properties and assets. The Company is duly qualified or licensed to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification, license or good standing necessary, except where the failure to be so qualified, licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) Section 4.01(b) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization or formation of each Subsidiary of the Company, as the case may be, the jurisdictions in which the Company and each Subsidiary of the Company are qualified and licensed to do business, including a list of (i) each Subsidiary of the Company that is a REIT, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each, a “Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”), (ii) each Subsidiary of the Company that is an entity taxable as a corporation which is neither a REIT, a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary and (iii) each Subsidiary of the Company in which a Person other than the Company or a wholly owned Subsidiary of the Company holds an equity interest as of the date hereof (the “Majority Equity Joint Ventures”), together with the percentage equity interest in each Majority Equity Joint Venture held by such other Persons. For the avoidance of doubt, a Majority Equity Joint Venture is a Subsidiary of the Company. Each of the Subsidiaries of the Company (i) has been duly organized and is validly existing and, where such concept is recognized, is in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified or licensed to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) has all corporate or partnership power and authority required to carry on its business as currently conducted and to own, lease or operate its properties and assets, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c) None of the Acquired Companies, directly or indirectly, owns any equity interest or investment (whether equity or debt) in any Person (other than in (i) the Subsidiaries of the Company, (ii) investments in short-term investment securities, and (iii) equity interests in the Persons set forth on Section 4.01(c) of the Company Disclosure Letter (the “Minority Equity Joint Ventures”)).
(d) The Company has made available to Parent complete and correct copies of the Company Governing Documents, the Partnership LPA and the certificate of limited partnership of the Partnership. The Company and the Partnership are each in compliance with the terms of the Company Governing Documents, the Partnership LPA and the certificate of limited partnership of the Partnership, as applicable, in all material respects. True and complete copies of the Company’s and the Partnership’s minute book since December 15, 2020 (other than any portion thereof related to the Merger or other strategic alternatives or the Company Board’s or General Partner’s consideration or review thereof) have been made available by the Company to the Parent.
Section 4.02 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Required Company Stockholder Approval, to consummate the Transactions. Assuming the accuracy of the representations and warranties set forth in Section 5.07, the execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions, have been duly and validly authorized and approved by all necessary corporate action on the part of the Company Board, subject to the receipt of the Required Company Stockholder

Approval, and no other corporate, limited liability company or partnership proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize the execution and delivery of this Agreement or for the Company to consummate the Transactions (other than, with respect to the Merger, the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland SDAT, and with respect to the LPA Amendment, the approval, adoption and execution of the LPA Amendment by the General Partner). Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement and the accuracy of the representations and warranties set forth in Section 5.07, this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). Except for the Required Company Stockholder Approval, no vote of the holders of Company Capital Stock or any class of equity securities of any Subsidiary of the Company is necessary pursuant to Applicable Law or the Organizational Documents of the Acquired Companies to approve the Merger and the other Transactions.
Section 4.03 Company Board Approval; Fairness Opinion.
(a) The Company Board has duly adopted resolutions (i) determining that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and its stockholders, (ii) approving and declaring advisable the Merger and the other Transactions, (iii) approving the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, (iv) directing that the Merger be submitted to the common stockholders of the Company for their consideration and approval at the Company Stockholder Meeting and (v) recommending that the Company’s common stockholders approve the Merger (such recommendation, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 6.02.
(b) The Company Board has received an oral opinion to be confirmed in writing of the Company’s financial advisor Citigroup Global Markets Inc., to the effect that, as of the date of the written opinion, and based upon and subject to, the various assumptions, qualifications, limitations and other matters set forth in its written opinion, the Common Stock Merger Consideration to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Company Common Stock (other than holders of Cancelled Shares) is fair, from a financial point of view, to such holders. The Company shall, promptly following the execution of this Agreement by all parties, furnish an accurate, complete and confidential copy of such opinion letter to Parent solely for informational purposes.
Section 4.04 Governmental Authorization. No Governmental Permits are or (with or without notice or lapse of time, or both) will be required to be made or obtained by any Acquired Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions other than (a) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland SDAT, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (c) compliance with and filings or notifications listed in Section 4.04 of the Company Disclosure Letter, (d) compliance with any applicable rules of NYSE, (e) such Governmental Permits the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (f) any filings, consents or other notifications as may be required as a result of the business or identity of Parent or Merger Sub (or the beneficial ownership of any of them).
Section 4.05 Non-Contravention. Except as set forth on Section 4.05 of the Company Disclosure Letter, and assuming the accuracy of the representations and warranties set forth in Section 5.07, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Company Governing Documents, or any comparable Organizational Documents of (1) subject to obtaining the

Required Company Stockholder Approval, the Company, (2) the Partnership or (3) any other Acquired Company, (b) assuming that the Governmental Permits referred to in Section 4.04 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 4.04, and subject to obtaining the Required Company Stockholder Approval, require any consent by any Person under, constitute a default, or constitute an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the right to purchase or sell, termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Contract to which an Acquired Company is party (including the Minority Equity Joint Venture Agreements) or by which its properties or assets are bound or any Governmental Permit, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Acquired Company, except in the case of clauses (a)(3), (b), (c) and (d) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.06 Capitalization; Subsidiaries.
(a) As of 5:00 p.m., Eastern Time on April 5, 2024 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 1,021,175,000 shares of Company Common Stock, of which 145,104,221 shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, of which 20 shares of Company Preferred Stock are issued and outstanding as of the Capitalization Date. As of the date hereof, the Company has not sold any shares of Company Capital Stock on a forward basis or entered into any Contracts relating to a forward equity sale transaction with respect to shares of Company Capital Stock.
(b) Section 4.06(b)(i) of the Company Disclosure Letter contains, as of the Capitalization Date, a true, correct and complete list of the authorized and outstanding Partnership Units (including Partnership LTIP Units), including all holders of the Partnership Units (including Partnership LTIP Units) and the number and type of such units held by each such holder. The General Partner is the sole general partner of the Partnership. As of the Capitalization Date (i) the Company held 39,487,297.84 Partnership Common Units and 20 Class Eleven Partnership Preferred Units and (ii) certain Subsidiaries of the Company, as set forth on Section 4.06(b) of the Company Disclosure Letter, held, collectively, 106,142,472.92 Partnership Common Units and 250 Class Twelve Partnership Preferred Units. In addition to the Partnership Units held by the Company and its wholly owned Subsidiaries, as of the Capitalization Date, 7,759,705.95 Partnership Common Units and 2,846,523 Partnership Preferred Units were issued and outstanding and held by Persons other than the Company or any of its Subsidiaries, and each such Partnership Common Unit and each such Partnership Preferred Unit is redeemable in accordance with the Partnership LPA in exchange for one share of Company Common Stock or cash, at the Partnership’s election (subject, in each case, to the terms and conditions of the Partnership LPA). The Partnership Units that are owned by the Company and any Subsidiary of the Company are free and clear of any Liens, other than any transfer and other restrictions under the Partnership LPA. Section 4.06(b)(ii) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Partnership LTIP Unit, including, as applicable, the holder, date of grant, and vesting schedule.
(c) As of the Capitalization Date, the Company has outstanding: (i) Company Options to purchase (x) 831,332 shares of Company Common Stock (with such awards subject to performance goals reflected at maximum level of performance) or (y) 815,410 shares of Company Common Stock (with such awards subject to performance goals reflected at target level of performance), and (ii) Company Restricted Stock Awards covering an aggregate of (x) 540,943 shares of Company Common Stock (with such awards subject to performance goals reflected at maximum level of performance) or (y) 316,740 shares of Company Common Stock (with such awards subject to performance goals reflected at target level performance). The Company has reserved the following number of shares of Company Common Stock for issuance under the Company Stock Plans: 0 under the Apartment Income REIT Corp. 2007 Stock Award and Incentive Plan, 3,462,466 under the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan, and 50,517 under the Company ESPP. All outstanding shares of Company Common Stock and Company Preferred Stock have been, and all shares that may be issued pursuant to the Company Stock Plans and the award agreements thereunder will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and non-assessable and were not, and will not be, issued in violation of any preemptive, first refusal, first offer or similar rights. Section 4.06(c) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Option and Company Restricted Stock Award, including, as applicable, the holder, date of grant, exercise price per share, the number of shares of Company Common Stock subject to such Company Option or Company Restricted Stock Award, as applicable, and vesting schedule.
(d) Except as provided in Section 4.06(a) and for changes since the Capitalization Date resulting from the redemption, vesting or other conversion or exchange of the Partnership Units set forth on Section 4.06(b) of the Company Disclosure Letter into or for shares of Company Common Stock (in accordance with the Partnership LPA) or Company Stock Awards outstanding on such date, there are no other outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights to acquire from an Acquired Company, or other obligation of any Acquired Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by the Company or any of its Subsidiaries that are linked to the value of the Company Common Stock or other obligations by the Company to make any payments based on the price or value of capital stock of the Company, (v) Contracts that are binding on any Acquired Company that obligates an Acquired Company to issue, acquire, sell, redeem, exchange or convert any of the foregoing in clauses (i)-(iv) or (vi) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any equity interest of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound.
(e) Except as set forth on Section 4.06(b) of the Company Disclosure Letter, there are no outstanding (i) partnership interests or other equity or voting interests of the Partnership, (ii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for partnership interests or other equity or voting interests of the Partnership, (iii) contingent rights or entitlements to partnership interests or other equity or voting interests of the Partnership, (iv) options, warrants or other rights to acquire from the Partnership, or other obligations of the Partnership to issue, any partnership interests or other equity or voting interests of the Partnership or securities convertible into or exchangeable for partnership interests or other equity or voting interests of the Partnership, (v) Contracts that are binding on any Acquired Company that obligates an Acquired Company to issue, acquire, sell, redeem, exchange or convert any of the foregoing in clauses (i)-(iv) above or (vii) below, (vi) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any partnership interest of, or other equity or voting interest in, the Partnership to which the Partnership is a party or by which it is bound or (vii) restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by the Partnership that are linked to the value of the interests in the Partnership or other obligations by the Partnership to make any payments based on the price or value of interests in the Partnership. Other than the Partnership LPA, the Partnership is not a party to any contract that obligates it to repurchase, redeem or otherwise acquire any partnership interests or other equity or voting interests of the Partnership. There are no accrued and unpaid distributions with respect to any partnership interests of the Partnership. The Preferred Return Shortfall (as defined in the Partnership LPA) with respect to all Partnership Common Units held by all holders thereof is zero.
(f) All outstanding equity interests of the Subsidiaries of the Company other than the Partnership are duly authorized, validly issued, fully paid and non-assessable (subject to Applicable Law) and were not issued in violation of any preemptive, first refusal, first offer or similar rights. Other than with respect to the Partnership, all such equity interests are owned, directly or indirectly, by the Company, the Partnership or AIR/Bethesda Holdings Inc. free and clear of any Liens (other than Permitted Liens) and free of preemptive rights. No Subsidiary of the Company (other than the Partnership) is bound by any (i) outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any of its equity securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its wholly owned Subsidiaries) or (ii) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any equity securities of, or other equity or voting interest in, any such Subsidiary to which an Acquired Company is a party or by which it is bound. No Subsidiary of the Company (other than the Partnership) has any outstanding restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by such Subsidiary that are linked to the value of the interests in such Subsidiary or other obligations by such Subsidiary to make any payments based on the price or value of interests in such Subsidiary. There are no outstanding contractual obligations of any Subsidiary of the Company (other than the Partnership) to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.
(g) There are no bonds, debentures, notes or other Indebtedness having voting rights (or convertible into securities having such rights) of the Acquired Companies (“Voting Debt”) issued and outstanding.
(h) Other than (i) equity securities held in the ordinary course of business for cash management purposes, (ii) rights or interests held in other Acquired Companies or (iii) as set forth on Section 4.06(h) of the Company Disclosure Letter, none of the Acquired Companies owns or holds the right to acquire any equity securities, ownership interests or voting interests (including Voting Debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person. The Acquired Companies’ equity interests in the Minority Equity Joint Ventures (as set forth on Section 4.06(h) of the Company Disclosure Letter) are held by the applicable Acquired Company free and clear of all Liens, other than Permitted Liens, were duly authorized and validly issued, and are fully paid, non-assessable (as applicable) and free of preemptive rights.
(i) The Company does not have a “poison pill” or similar stockholder rights plan. Except as set forth in Section 4.06(i) of the Company Disclosure Letter, the Company has not exempted any Person from, or rendered inapplicable, any “Aggregate Stock Ownership Limit,” “Common Stock Ownership Limit” or “Look-Through Ownership Limit” (each as defined in the Company Charter) (including by establishing or increasing an “Excepted Holder Limit” under the Company Charter).
(j) As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Acquired Companies in excess of $5,000,000 in principal amount in the aggregate, other than Indebtedness identified in Section 4.06(j) of the Company Disclosure Letter.
Section 4.07 Company SEC Documents; Company Financial Statements; Disclosure Controls; Indebtedness.
(a) Since January 1, 2022, the Company and the Partnership have timely filed or otherwise furnished (as applicable) on a publicly available basis with the SEC all forms, documents, statements, schedules and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of its respective filing or furnishing date (or the date of their most recent amendment, supplement or modification) each Company SEC Document (other than preliminary materials) complied in all material respects with the applicable requirements of (A) the applicable listing and corporate governance rules and regulations of the NYSE and (B) the Securities Act or the Exchange Act (together with all certifications required pursuant to the Sarbanes-Oxley Act), as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Company SEC Document. None of the Company SEC Documents at the time it was filed or furnished (or if amended or superseded by a filing, on the date of such amended or superseded filing, or in the case of a registration statement or proxy statement, as of the date of effectiveness or date of mailing, respectively, or, if amended, as of the date of the last such amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading. True, correct and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the

SEC. With the exception of the Partnership, no Subsidiary of the Company is required to file any forms, reports or documents with the SEC. The Company has made available to Parent complete and correct copies of all written correspondence between the SEC, on the one hand, and the Company or the Partnership, on the other hand, since January 1, 2022.
(b) The consolidated audited and unaudited financial statements (including all related notes) of the Company and its consolidated Subsidiaries included, or incorporated by reference, in the Company SEC Documents (as amended, supplemented or modified by later Company SEC Documents) (i) complied, as of their respective dates, in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and the Partnership and the consolidated results of operations and its cash flows as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto, which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole).
(c) The Acquired Companies have established and maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by each of the Company and the Partnership in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s and the Partnership’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s and the Partnership’s management has completed an assessment of the effectiveness of the Company’s and the Partnership’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023, and such assessment concluded that such system was effective. Since December 31, 2023, the principal executive officer and principal financial officer of the Company and the Partnership have made all certifications required by the Sarbanes-Oxley Act. Neither the Company, the Partnership nor their principal executive officers or principal financial officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(d) The Company has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting for the Company and the Partnership and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of an Acquired Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Acquired Company are being made only in accordance with appropriate authorizations of the Company’s and the Partnership’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Company. Neither the Company, the Partnership nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Acquired Companies that has not been subsequently remediated; or (B) any fraud or allegation of fraud, whether or not material that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Acquired Companies. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents are the subject of ongoing SEC review.
(e) Neither the Company nor any Subsidiary of the Company is required to be registered as an investment company under the Investment Company Act.
(f) Except as have been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(g) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.
(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies nor, to the Knowledge of the Company, any director, officer or employee of the Acquired Companies, in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government official or employee or any other Person or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, or any other Person, in each case, in violation of any applicable Anti-Corruption Law.
Section 4.08 Absence of Certain Changes.
(a) Since the Company Balance Sheet Date through the date of this Agreement, there has not occurred a Company Material Adverse Effect or any Effect that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a Company Material Adverse Effect.
(b) Since the Company Balance Sheet Date through the date of this Agreement, (i) the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course of business and (ii) none of the Acquired Companies has taken any action that, if taken or proposed to be taken after the date of this Agreement, would be prohibited by Section 6.01(a) or Section 6.01(b).
(c) Since the Company Balance Sheet Date through the date of this Agreement, except for regular quarterly cash dividends or other distributions on the Company Common Stock or Company Preferred Stock and the Partnership Units, as the case may be, set forth on Section 4.08 of the Company Disclosure Letter, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock, Company Preferred Stock or Partnership Units.
Section 4.09 No Undisclosed Liabilities. There is no liability, debt or obligation of or claim against an Acquired Company of a type required to be reflected or reserved for on a consolidated balance sheet prepared in accordance with GAAP, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Company Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of business consistent with past practice in all material respects, (c) incurred in connection with this Agreement or the Transactions, (d) which have been discharged or paid in full prior to the date of this Agreement, (e) disclosed in Section 4.09 of the Company Disclosure Letter or (f) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.10 Company Material Contracts.
(a) All Contracts, including amendments thereto, required to be filed with the SEC as an exhibit to any Company SEC Documents filed on or after January 1, 2023 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts, to the extent publicly available, shall be deemed to have been made available to Parent.
(b) Section 4.10(b) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each Contract to which an Acquired Company is a party or by which an Acquired Company or any of its properties or assets are bound as of the date hereof (excluding any Company Benefit Plan and any Contract set forth under Section 4.10(a) above), and which falls within any of the following categories:
(i) any Contract that involves a joint venture entity, limited liability company or legal partnership or strategic alliance with a Third Party;
(ii) any Contract that involves (A) annual future expenditures or receipts by an Acquired Company of more than $1,000,000 or (B) annual aggregate payments by, or other consideration from, any Acquired Companies of more than $2,500,000, and, in each case of (A) and (B), is not terminable by an Acquired Company for convenience without material penalty;
(iii) any Contract containing any covenant or other provision (A) prohibiting an Acquired Company or its Affiliates from engaging with any Person; (B) containing and limiting the right of an Acquired Company or its Affiliates pursuant to any “most favored nation” or “exclusivity” provisions; (C) limiting the right of an Acquired Company or its Affiliates to engage in any line of business or to compete with any Person in any line of business; (D) that, following the Closing, purports to limit in any respect the right of Parent or any of its Subsidiaries to compete with any Person or to solicit customers or other Persons, in each case of clauses (A), (B) and (C), other than any Contracts that may be cancelled without material liability to an Acquired Company upon notice of ninety (90) days or less;
(iv) any Contract relating to any Indebtedness obligation of the Acquired Companies (A) with an outstanding principal amount, together with the aggregate amount of all undrawn commitments related thereto, as of the date hereof greater than $5,000,000, (B) secured by the Real Property or (C) relating to any interest rate caps, interest rate collars or hedging (including interest rates, currency, commodities or derivatives);
(v) any Contract relating to an acquisition, divestiture, merger or similar transaction that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations on an Acquired Company;
(vi) any Contract that is (A) a Company Lease or (B) a Construction Contract;
(vii) any Contract pursuant to which any Acquired Company has granted to any Person or has been granted a license (or other rights in or to use), with respect to any material Intellectual Property Rights, other than (A) an inbound non-exclusive license of commercially available software (including click-wrap, shrink-wrap or off-the-shelf software) or other commercially available technology with annual fees of less than $1,000,000, (B) a license of Company IP granted on a non-exclusive basis (or exclusive only in respect of immaterial scope) in the ordinary course of business or (C) any other Contract in which grants of rights to use Intellectual Property Rights are non-exclusive, incidental and not material to the performance under such Contract;
(viii) any Contract between or among the Acquired Companies, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of the outstanding shares of any class of Company Capital Stock, or any Affiliate of the foregoing, on the other hand;
(ix) any Contract that by its terms limits the payment of dividends or other distributions to stockholders by the Company or any Subsidiary of the Company;
(x) any Contract that grants any buy/sell, put option, call option, redemption right, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which any Acquired Company could be required to purchase or sell the equity interests or assets of any Person or any real property or any other material assets, rights or properties of the Acquired Companies or any Minority Equity Joint Ventures (any of the foregoing, a “Transfer Right”);
(xi) any Contract that is an agreement in settlement of a dispute that imposes obligations on the Acquired Companies after the date hereof beyond the obligation to comply with Applicable Law, other than any settlement that provides solely for the payment of less than $1,000,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any of its Subsidiaries);
(xii) any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K of the Securities Act);
(xiii) any Contract between an Acquired Company and Apartment Investment and Management Company or any of its Subsidiaries or Affiliates, in each case, not terminable without penalty by the Company with ninety (90) days’ prior notice;
(xiv) any Contract containing covenants expressly limiting, in any material respect, the ability of the Acquired Companies to sell, transfer, pledge or otherwise dispose of any material assets or business of the Acquired Companies;
(xv) any Contract that provides for a right of any Person (other than the Acquired Companies) to receive fees or receive a profits interest in, invest, join or partner in (whether characterized as a contingent fee, profits interest, equity interest or otherwise), or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture or partnership with respect to any current or future real property in which any Acquired Company has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Person (such Contracts, collectively, the “Participation Agreements”);
(xvi) any Contract pursuant to which any Acquired Company manages, is a development manager of, or the leasing agent of any real properties of a Third Party under which the aggregate annual payments or other consideration to any Acquired Company thereunder is more than $500,000;
(xvii) any Contract that requires the Acquired Companies to make any investment (in the form of a loan, capital contribution, preferred equity investment or preferred equity investment or similar transaction) in, or purchase or sell, as applicable, equity interests of, any Person or assets, including through a pending purchase or sale of assets, merger, consolidation or similar business combination transaction, that (together with all of the interests, assets and properties subject to such requirement in such Contract) have a fair market value or purchase price in excess of $1,500,000;
(xviii) any Contract that evidences a loan to any Person (other than a wholly owned Subsidiary of the Company) by any of the Acquired Companies in an amount in excess of $1,000,000;
(xix) any Contract that provides for the acquisition, disposition, assignment, transfer or ground leasing (whether by merger, purchase or sale of assets or stock or otherwise) of any real property (including any Company Property or Real Property to the extent such Contract was executed on or after January 1, 2021), which Contract is pending or has outstanding obligations as of the date of this Agreement that are reasonably likely to be in excess of $3,000,000; and
(xx) any Contract that is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act or is otherwise a Related Person Agreement.
Each Contract of the type described in Section 4.10(a) and Section 4.10(b), other than this Agreement, is referred to herein as a “Company Material Contract.” True, correct and complete copies of each Company Material Contract, as of the date of this Agreement, have been made available by the Company to Parent.
(c) Except as set forth on Section 4.10(c) of the Company Disclosure Letter, (i) each Company Material Contract is a valid, binding and enforceable obligation of an Acquired Company and, to the

Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or terminates in accordance with its terms; (iii) none of the Acquired Companies has received written notice of any violation or default under any Company Material Contract; (iv) each Acquired Company and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Company Material Contract and is not in breach or violation of, or default under, any Company Material Contract, and no event or condition has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract; and (v) there are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, no Acquired Company has received written notice from any other party to a Company Material Contract that such other party intends to terminate, not renew or renegotiate in any material respects the terms of any such Company Material Contract.
Section 4.11 Compliance with Applicable Laws; Company Licenses.
(a) Except with respect to the matters set forth on Section 4.11(a) of the Company Disclosure Letter, the Acquired Companies are, and for the past three (3) years have been, in compliance with all Applicable Laws and Governmental Permits, except where the failure to be in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the past three (3) years, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding any actual or alleged failure of any of the Acquired Companies to comply with any Law or Governmental Permit, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) Except as set forth on Section 4.11(b) of the Company Disclosure Letter, the Acquired Companies hold all Governmental Permits that are required for the Acquired Companies to conduct their business as presently conducted and to own, lease and, to the extent applicable, operate its properties (the “Company Licenses”), except where the failure to hold Company Licenses would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Acquired Company complies with the terms of the Company Licenses applicable to such Acquired Company, and no suspension, cancellation of, petition, objection or other pleading with respect to, any Company License is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not, individually in the aggregate with other such noncompliance, suspensions or cancellations, reasonably be expected to have a Company Material Adverse Effect. No event has occurred with respect to any of the Company License which permits, or after notice or lapse of time or both would permit, the suspension, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Company License.
(c) Each Company License is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, except where the failure thereof to be in full force and effect, or the suspension, revocation, cancellation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there are no Proceedings pending or threatened that would reasonably be expected to result in the revocation or termination of any Company License, and during the past three (3) years, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except for where any such revocation or termination of a Company License or the failure to be renewed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.12 Litigation. Except as set forth on Section 4.12 of the Company Disclosure Letter, there are no pending or, to the Knowledge of the Company, threatened Proceedings at law or in equity or, to the Knowledge of the Company, investigations before or by any Governmental Authority to which an Acquired Company is a party (either as plaintiff or defendant), or against any properties or assets of the Acquired Companies or any director or officer of the Acquired Companies that would reasonably be expected to be material to the Acquired

Companies, taken as a whole, and, to the Knowledge of the Company, there is no basis for any such Proceeding or investigation. There is no unsatisfied Governmental Order or any open injunction binding upon an Acquired Company which would reasonably be expected to be material to the Acquired Companies, taken as a whole. As of the date of this Agreement, there is no Proceeding to which any of the Acquired Companies is a party pending or, to the Knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other Transactions.
Section 4.13 Real Property.
(a) Section 4.13(a) of the Company Disclosure Letter contains a complete and correct list of the common street address for all Owned Real Property and sets forth the applicable Acquired Company owning such property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, an Acquired Company owns such Owned Real Property in fee simple title free and clear of any Liens, subject only to Permitted Liens.
(b) Section 4.13(b) of the Company Disclosure Letter contains a complete and correct list of (i) all Leased Real Property, including the common street address, the applicable Acquired Company leasing or subleasing such Leased Real Property, the identity of the landlord thereof and (ii) each ground lease, lease or sublease of such real property, including each amendment, guaranty or any other agreement relating thereto (the “Company Leases”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) an Acquired Company has a valid and enforceable leasehold estate in all Leased Real Property and either (A) good and valid fee simple title to all buildings, structures and other improvements and fixtures located on or under such real property or (B) valid leasehold interest to all buildings, structures and other improvements and fixtures located on or under such real property, in each case free and clear of any Liens, subject only to Permitted Liens and (ii) no Acquired Company has received any written notice from any lessor of such Leased Real Property of, nor does the Company have Knowledge of the existence of, any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Leased Real Property. True and complete copies of the Company Leases have been made available to Parent.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, as of the date of this Agreement (i) none of the Acquired Companies has received written notice of any violation of any Law affecting any portion of any of the Real Properties issued by any Governmental Authority that has not been resolved and (ii) none of the Acquired Companies has received notice to the effect that there are (A) condemnation or rezoning proceedings that are pending or threatened in writing with respect to any of the Real Properties, (B) zoning, building or similar Laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Real Properties or by the continued maintenance, operation or use of the parking areas or (C) any defaults under any Contract evidencing any Lien or other Contract affecting any of the Real Properties.
(d) The Acquired Companies have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property owned, used or held for use by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies’ ownership of any such personal property is free and clear of any Liens, subject only to Permitted Liens.
(e) A policy of title insurance has been issued for each Real Property insuring, as of the effective date of such insurance policy, (i) fee simple title interest held by the applicable Acquired Company, and (ii) to the Knowledge of the Company, such insurance policies are in full force and effect, and no material claim has been made against any such policy that remains outstanding as of the date hereof.
(f) Section 4.13(f) of the Company Disclosure Letter lists each fee interest in real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned, or otherwise disposed of by the Acquired Companies (a “Prior Sale Contract”) since January 1, 2021, except for easements or similar interests. Other than as set forth in Section 4.13(f) of the Company Disclosure Letter, to the Knowledge of the Company as of the date hereof, none of the Acquired Companies has received any written notice of any outstanding claims under any Prior Sale Contract and no event or circumstance has occurred under any Prior Sale Contract that, with the passage of time or receipt of notice would reasonably be expected to result in liability to any Acquired Company in an amount, in the aggregate, in excess of $1,500,000.
(g) Section 4.13(g) of the Company Disclosure Letter lists with respect to each of the leases, subleases or other occupancy agreements relating to each of the Real Properties to which an Acquired Company is the landlord, the unit number, unit type, size of unit, base rent, deposit, move-in date, lease expiration date and outstanding balance (such information in Section 4.13(g) of the Company Disclosure Letter, the “Rent Roll”), which Rent Roll is accurate as of the applicable date stated therein except such discrepancies as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and such Rent Roll is the rent roll used by the Acquired Companies in the ordinary course of its business. True and complete copies in all material respects of the Rent Roll have been made available to Parent. To the Knowledge of the Company, the Company has made available to Parent correct and complete copies of all Material Commercial Space Leases as of the date hereof. Except as set forth in Section 4.13(g) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, is in default under any Material Commercial Space Lease, except for defaults that are disclosed in the rent rolls or that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(h) Except as set forth on Section 4.13(h) of the Company Disclosure Letter, no (i) Real Property is subject to any low or moderate income tenant requirements or any other income-based restrictions or requirements (collectively, the “Income Restrictions”), (ii) no Acquired Company has received a written notice of any default that has not been cured under any Contract evidencing such Income Restrictions, and (iii) neither the Acquired Companies nor any of the counterparties to such Contracts are currently in monetary or material non-monetary default under such Contracts, except, in each case in the foregoing clauses (ii) and (iii) for any such default that individually, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(i) The operating budget set forth in Section 4.13(i)(i) of the Company Disclosure Letter discloses, as of the date hereof, the aggregate budgeted operating expenses of the Acquired Companies for the Real Properties through December 31, 2024. The capital expenditure budget in Section 4.13(i)(ii) of the Company Disclosure Letter (the “Capital Expenditure Budget”) discloses, as of the date hereof, on a property-level basis, the aggregate budgeted amount of all allowances (including tenant allowances, and leasing commissions), expenditures and fundings, budgeted to be funded by or on behalf of the Company or any of its Subsidiaries with respect to such Real Properties, including in connection with renovations, construction projects, restorations, developments and redevelopments and any projects that are in pre-development, in each case with respect to each project or line item in excess of $275,000. Except as set forth in Section 4.13(i)(iii) of the Company Disclosure Letter or has not had, or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, (A) there are no pending common area maintenance (CAM), percentage rent or similar audits by any third party of which the Company has Knowledge or has received written notice, (B) there are no pending claims regarding violation of co-tenancy clauses in any Company Commercial Space Leases of which the Company has Knowledge or has received written notice, (C) there are no pending real property tax protests or litigation, proceeding, investigation, complaint or action regarding any Company Properties or Company Commercial Space Leases of which the Company has Knowledge or has received written notice, and (D) to the Knowledge of the Company, no tenants under Company Commercial Space Leases have “gone dark” or given written notice of its intention to “go dark” or filed for bankruptcy.
(j) There is no outstanding Indebtedness pursuant to which the Company or any Subsidiary of Company is a lender as of the date hereof to any Person other than to a wholly owned Subsidiary of the Company.
(k) Section 4.13(k) of the Company Disclosure Letter sets forth the common street address for all real property owned or ground leased by the Joint Ventures or any of their Subsidiaries in whole or in part, and setting forth the Joint Venture Agreements pertaining thereto (the “JV Real Property”).
(l) Section 4.13(l) of the Company Disclosure Letter lists each Real Property that is (i) under development or redevelopment as of the date hereof (other than normal repair and maintenance but including any construction project the cost of which is in excess of $3,000,000) and describes (A) the status of such development or redevelopment as of the date hereof (including the anticipated completion date), and (B) the budgeted costs and the costs to complete, (ii) subject to a binding agreement for development or redevelopment or commencement of construction by an Acquired Company with a cost in excess of $3,000,000 (each, a “Construction Contract”) or (iii) land held for development, in each case, other than those pertaining to customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.
(m) As of the date hereof, (i) neither the Company nor any Subsidiary of Company has exercised any Transfer Right with respect to real property or one or more Persons for aggregate consideration in excess of $1,500,000, which transaction has not yet been consummated and (ii) no third party has exercised in writing any Transfer Right with respect to any Subsidiary of the Company or Real Property or Participation Agreement, which transaction has not yet been consummated.
(n) No Person other than an Acquired Company manages or operates any of the Real Property on behalf of any Acquired Company or a Minority Equity Joint Venture.
Section 4.14 Intellectual Property and Data Privacy.
(a) Section 4.14(a) of the Company Disclosure Letter sets forth a complete and accurate list (in all material respects) of all material U.S. and foreign: (i) patents and patent applications, (ii) trademark registrations and applications, (iii) copyright registrations and (iv) material domain names, in each case, included in the Company IP. Each of the items on Section 4.14(a) of the Company Disclosure Letter is subsisting and, to the Knowledge of the Company, valid and enforceable, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) The Acquired Companies exclusively own all right, title and interest to and in the Company IP, free and clear of any Liens (other than Permitted Liens) and, to the Knowledge of the Company, have the right to use all other Intellectual Property Rights used in the conduct the business of the Acquired Companies as currently conducted, except where the failure to own such Company IP or have the right to use such applicable Intellectual Property Right would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the conduct of any of the Acquired Companies’ businesses does not infringe or misappropriate any Intellectual Property Right of any other Person (and has not done so for the past three (3) years) and no Proceeding is pending or, during the past three (3) years, has been threatened in writing and remains outstanding against any Acquired Company alleging any such infringement or misappropriation by such Acquired Company of any Intellectual Property Rights of another Person. To the Knowledge of the Company, no Person is infringing or misappropriating any Company IP in any material respect.
(d) The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of any Company IP that the Acquired Companies hold as a trade secret.
(e) Except as set forth on Section 4.14(e) of the Company Disclosure Letter, in connection with its collection, processing, storage, transfer and/or use of any Personal Information from individuals during the past three (3) years, the Acquired Companies have complied with applicable requirements under Applicable Laws relating to privacy and the collection, processing storage, transfer and/or use of Personal Information (collectively, the “Data Privacy Laws”) and privacy policies publicly published by the Acquired Companies, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place designed to protect the Company IT Assets and any Personal Information they collect and maintain from and against unauthorized access, use and/or disclosure, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies have received written communication from any Governmental Authority that alleges that such Acquired Company is not in compliance with any Data Privacy Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) The Acquired Companies take commercially reasonable measures designed to prevent the introduction of viruses, bugs, disabling codes, spyware, trojan horses, worms and other malicious code or corruptants (collectively, “Viruses”) into the Company IT Assets that would have a material adverse effect on the operation or use of such Company IT Assets in the business of the Acquired Companies, and, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company IT Assets are free of any Viruses. During the past three (3) years, there have not been any violation, outages, corruptions, unauthorized intrusions or breaches of security with respect to the Company IT Assets or any other unauthorized access to, or use of, any Personal Information in the possession or control of the Acquired Companies, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.15 Insurance Coverage. The Company has made available to Parent true, correct and complete copies of all currently in-force material insurance policies and all material fidelity bonds or other material insurance Contracts maintained by the Acquired Companies (other than any insurance policy that comprises a Company Benefit Plan) (the “Insurance Policies”). Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Acquired Companies are in compliance in all respects with the terms and conditions of the Insurance Policies and all claims, events and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such Insurance Policy, except, in each case, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. From December 31, 2021 through the date hereof, no written notice of premature cancellation, refusal of coverage, refusal to renew, termination prior to the expiration of the term thereof or material increase in premium has been received by any Acquired Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Except for workers’ compensation Insurance Policies, no Insurance Policies are written on retrospective, audited or similar premium basis, except, in each case, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.16 Tax Matters. Solely for purposes of this Section 4.16 (and Section 7.02 as it relates to this Section 4.16), the defined terms “Acquired Companies” and “Subsidiaries” shall include all Joint Ventures.
(a) All income and other material Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all material respects.
(b) All income and other material Taxes of each Acquired Company (whether or not shown to be due and payable on any such Tax Return) have been paid, other than Taxes that have been adequately reserved for in accordance with GAAP.
(c) Each of the Acquired Companies has complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all Applicable Laws.
(d) No deficiency for any material amount of Taxes has been asserted or threatened in writing or assessed by any Governmental Authority against any Acquired Company, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved;
(e) There are no audits, examinations, inquiries or other proceedings by any Governmental Authority ongoing or pending with respect to any Taxes of any Acquired Company (including any challenge to the Company’s status as a REIT or any Subsidiary REIT’s status as a REIT), nor has any such audit, examination, inquiry or other proceeding been threatened in writing.
(f) None of the Acquired Companies has waived any statute of limitations in respect of Taxes beyond the date hereof or agreed to any extension of time beyond the date hereof with respect to any Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).
(g) No claim has been made in writing by a Taxing Authority in a jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(h) None of the Acquired Companies is a party to, bound by, or has any obligation under, any Tax Protection Agreement or any Tax indemnity, allocation or sharing Contract or arrangement (other than (i) Contracts solely among the Company and its Subsidiaries and (ii) customary Tax indemnification provisions in ordinary course Contracts the primary purpose of which does not relate to Taxes) and no Person has raised in writing a material claim against any Acquired Company for any breach of any Tax Protection Agreements.
(i) The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2020 and through December 31, 2023, has qualified to be subject to tax as a REIT for U.S. federal income tax purposes; (ii) has operated since January 1, 2024 to the date of this Agreement in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT through the Effective Time; and (iv) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT.
(j) Each Subsidiary REIT (i) for all taxable years commencing with such Subsidiary REIT’s initial taxable year for which it elected to be treated as a REIT for U.S. federal income tax purposes and through December 31, 2023, has qualified to be subject to tax as a REIT for U.S. federal income tax purposes; (ii) has operated since January 1, 2024 to the date of this Agreement in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT through the Effective Time; and (iv) has not taken or omitted to take any action which would reasonably be expected to result in the such Subsidiary REIT’s failure to qualify as a REIT.
(k) Since December 15, 2020, neither the Company nor any Subsidiary REIT has incurred, or engaged in any transaction that could reasonably be expected to give rise to, (i) any liability for Taxes under Section 857(b)(1), 857(b)(4), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code or (ii) any liability for Taxes under Sections 856(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs), and no event has occurred, and no condition or circumstance exists, which presents a material risk that any liability for Taxes described in clauses (i) and (ii) above.
(l) No Subsidiary of the Company or of any Subsidiary REIT is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a REIT, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary.
(m) Section 4.16(m) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each Subsidiary of the Company and each other entity in which the Company directly or indirectly holds an ownership interest and such Subsidiary’s or other entity’s classification for U.S. federal income Tax purposes and each such Subsidiary or other entity has had the classification shown on Section 4.16(m) of the Company Disclosure Letter since the latest of (x) December 15, 2020, (y) its direct or indirect acquisition by the Company or (z) its formation;
(n) None of the Acquired Companies holds any property subject Section 1374 of the Code or that would otherwise be subject to the Tax on built-in gain under Section 337(d) of the Code or any applicable Treasury Regulations promulgated thereunder.
(o) Neither the Company nor any Subsidiary REIT has any “earnings and profits accumulated in any non-REIT year” under Section 857(a)(2)(B) of the Code.
(p) None of the Acquired Companies has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(q) None of the Acquired Companies has entered into, or is the subject of, any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), or other ruling, relief, advice, or agreement with a Taxing Authority in respect of Taxes that remains in effect, and no request for a ruling, relief, advice, agreement or any other item that relates to the Taxes or Tax Returns of the Acquired Companies is currently pending with any Governmental Authority.
(r) No power of attorney with respect to any Tax matter of the Acquired Companies is currently in force.

(s) None of the Acquired Companies (i) has ever been a member of an affiliated group filing a consolidated, joint, unitary or combined Tax Return other than an affiliated group of which an Acquired Company is or was the parent or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary of the Company) under U.S. Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract (other than any Contract set forth in Section 4.16(h) of the Company Disclosure Letter), or otherwise.
(t) None of the Acquired Companies will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Effective Time as a result of (i) a change in or incorrect method of accounting occurring prior to the Closing, (ii) a “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, or (iii) any intercompany transaction or excess loss account arising or occurring on or prior to the Closing under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or the U.S. Treasury Regulations promulgated thereunder. AIR/Bethesda Holdings, Inc., a Delaware corporation, will not be required to include any material items of income in, or exclude any material items of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Effective Time as a result an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date or any prepaid amount received, or paid, prior to the Effective Time.
(u) There are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens.
(v) None of the Acquired Companies has, within the past two (2) years, been a party to any transaction intended to qualify for tax-free treatment under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).
(w) None of the Acquired Companies has made any election to defer any payroll Taxes or claimed any Tax credit or other Tax benefit under any COVID-19 Laws.
Section 4.17 Employees and Employee Benefit Plans.
(a) Section 4.17(a) of the Company Disclosure Letter sets forth a complete list of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA but whether or not subject to ERISA, (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, bonus or other incentive plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, or life insurance plans, in each case, maintained or contributed to by any of the Acquired Companies, or required to be contributed to by any of the Acquired Companies for the benefit of any current or former Company Service Providers and/or their dependents (collectively, whether or not material, the “Company Benefit Plans”). The Company has made available to Parent or filed with the SEC prior to the date hereof copies of each material Company Benefit Plan.
(b) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS as to its qualified status or may rely upon a favorable prototype opinion letter from the IRS for a pre-approved plan, and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. Except as would not, individually or in the aggregate, reasonably be expected to have a material effect on the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan (and any related trust or other funding vehicle) has been established, funded, maintained and administered in all material respects in accordance with its terms and in compliance with ERISA, the Code and other Applicable Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a material effect on the Company and its Subsidiaries, taken as a whole, no material audits, investigations, actions, suits, or claims (other than routine claims for benefits in the ordinary course of business) are pending or threatened with respect to any Company Benefit Plan.
(c) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit pension plan (including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA).

(d) No Company Benefit Plan provides for health, medical or other welfare benefits coverage after retirement, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other Applicable Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) pursuant to employment agreement or severance agreement, plan or policy requiring the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee or the employee’s beneficiaries for a specified period of time following the employee’s termination.
(e) Except as set forth in Section 4.17(e) of the Company Disclosure Letter or required by the terms of this Agreement, neither the execution by the Company of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events): (i) increase the amount of compensation or benefits due to any current or former Company Service Provider; (ii) accelerate the time of payment or vesting, or trigger any funding or payment of any compensation under any Company Benefit Plan; (iii) entitle any current or former Company Service Provider to any other compensation or benefit; or (iv) result in any payment (whether of severance pay or otherwise) becoming due or any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment or benefit, constitute a “excess parachute payment” within the meaning of Section 280G of the Code. None of the Acquired Companies is a party to or has any obligation to compensate any Person in connection with the Transactions for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.
(f) All material required premiums for, contributions to, and payments from, any Company Benefit Plans have been timely made or timely accrued by the Company in the consolidated audited and unaudited financial statements of the Company in accordance with the terms of the applicable Company Benefit Plan and Applicable Law, except where any failure would not, individually or in the aggregate, reasonably be expected to materially affect the Company and its Subsidiaries, taken as a whole.
(g) To the extent permitted by Applicable Law, Section 4.17(g) of the Company Disclosure Letter contains a true, accurate and complete list of all employees of the Acquired Companies as of the date hereof, specifying each employee’s name or identification number and title. To the extent permitted by Applicable Law, the current year annual base salary or hourly wage of each such employee has been separately provided to Parent, and shall be deemed to be part of Section 4.17(g) of the Company Disclosure Letter.
(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies is the subject of any pending or, to the Knowledge of the Company, threatened in writing; (i) Proceeding arising out of, in connection with, or otherwise relating to the application for employment, provision of services, employment or termination of employment of any individual by any of the Acquired Companies; or (ii) alleging that any Acquired Company has engaged in any unfair labor practice under any Law.
(i) There is no pending, or to the Knowledge of the Company threatened in writing, strike, lockout, slowdown, picketing, work stoppage, or other material labor dispute by the employees of the Acquired Companies.
(j) No Acquired Company is a party to any collective bargaining agreement or similar labor agreement, and there are no labor unions or other organizations representing, or, to the Knowledge of the Company purporting to represent or attempting to represent, any employee of any Acquired Company.
(k) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Acquired Company is in compliance with all Applicable Laws relating to the employment of labor, including all Applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, worker compensation, pay equity and payment of withholding and/or social security taxes.
(l) The Acquired Companies are in material compliance with their obligations to properly classify all current and (for the past three (3) years) former employees of the Acquired Companies as exempt under the Fair Labor Standards Act (the “FLSA”) and to properly compensate all current and (for the past three (3) years) former employees of the Acquired Companies for all time worked in accordance with the FLSA. The Acquired Companies are in material compliance with their obligations to properly classify all independent contractors or consultants who have provided services to the Acquired Companies as such for the past three (3) years, rather than employees, for purposes of all Applicable Laws and Company Benefit Plans.
(m) In the past two (2) years preceding the date of this Agreement, no Acquired Company has implemented any plant closing, layoff, termination or reduction in hours that (in each case) would trigger the notice requirements or violated the Worker Adjustment and Retraining Notification Act of 1988, and including any similar foreign, state, or local Law (the “WARN Act”).
(n) Each Acquired Company has complied in all material respects with the Immigration Reform and Control Act of 1986, and all regulations promulgated thereunder (“IRCA”). The Acquired Companies have not employed individuals not authorized to work in the United States. The Acquired Companies have not received any written notice of any inspection or investigation relating to their alleged noncompliance with or violation of IRCA, nor have they been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.
(o) In the prior three (3) years, no Acquired Company has been party to a settlement agreement resolving material allegations of sexual harassment by or against any current or former director, officer or employee of an Acquired Company. In the prior three years, to the Knowledge of the Company, there have not been any material allegations of sexual harassment involving any director, officer or employee of any Acquired Company.
Section 4.18 Environmental Matters. Except as set forth on Section 4.18 of the Company Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, (a) the Acquired Companies are in compliance with all Environmental Laws and all applicable Environmental Permits; (b) the Acquired Companies hold all material Environmental Permits required under applicable Environmental Laws to permit the Acquired Companies to operate their assets in the manner in which they are now operated and maintained and to conduct the business of the Acquired Companies as currently conducted and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed, and there are no facts, events or circumstances that would reasonably be expected to result in the revocation, suspension, termination, non-issuance, non-renewal or adverse modification of any such Environmental Permits; (c) no notification, demand, directive, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been asserted or assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of the Company, is threatened relating to any of the Acquired Companies or any of their respective properties, and relating to or arising out of any Environmental Law, any Environmental Permit or Hazardous Substance or notices of violation pending or, to the Knowledge of the Company, issued to or threatened, against the Company or any of its Subsidiaries or any of their respective properties relating to or arising out of any Environmental Law; (d) to the Knowledge of the Company there are no facts or conditions that would reasonably be expected to form the basis of any such notification, demand, directive, request for information, citation, summons, notice of violation, order or complaint; (e) the Acquired Companies and their respective properties are and have been for the past three (3) years, in compliance with all Environmental Laws and all applicable Environmental Permits, (f) any and all Hazardous Substances disposed of by any of the Acquired Companies was done so in accordance with all applicable Environmental Laws and Environmental Permits; (g) Hazardous Substances are not present at any properties of the Acquired Companies or at any other location for which any Acquired Company may be liable which would require investigation or remediation by any Acquired Company pursuant to, or that may otherwise result in liability to any Acquired Company under, Environmental Law; (h) the Acquired Companies and their respective properties are not subject to any order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws, any Environmental Permit or relating to Hazardous Substances; (i) no Acquired Company has agreed to assume or retain any liability of any other Person under Environmental Law or relating to Hazardous Substances; and (j) there are no liabilities or obligations (and no asserted liability or obligations) of the Acquired Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation. The Company has made available to Parent all reports of any environmental site assessments, investigations, remediation, environmental or health and safety compliance audits, or other similar documents, in each case containing information that would reasonably be expected to be material to the Acquired Companies, taken as a whole, to the extent within the possession of any Acquired Company.
Section 4.19 Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to the Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Merger. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to the Company (collectively, the “Takeover Statutes”) are applicable to the Transactions, including the Merger or, to the Knowledge of the Company, the Parent. No dissenters’, appraisal or similar rights are available to the holders of Company Common Stock with respect to the Merger.
Section 4.20 Related Party Transaction. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts or other arrangements between the Acquired Companies (or binding on any of their respective properties or assets), on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders and that has not been disclosed in the Company SEC Documents (such Contracts or other arrangements, the “Related Person Agreements”).
Section 4.21 Information in the Proxy Statement. Assuming the accuracy of the representations and warranties set forth in Section 5.07, the Proxy Statement (and any amendment thereof or supplement thereto) (a) at the date mailed to the Company’s common stockholders and at the time of the Company Stockholder Meeting to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) will comply as to form in all material respects with the provisions of the Exchange Act, NYSE and any other applicable federal securities Laws, except that no representation or warranty is made herein by the Company with respect to (i) statements and information made or incorporated by reference therein supplied by Parent and its Affiliates, including Merger Sub, in writing specifically for inclusion or incorporation by reference therein.
Section 4.22 No Brokers. Except for Citigroup Global Markets Inc. (pursuant to the terms of the engagement letter between the Company and Citigroup Global Markets Inc. dated on or prior to the date hereof, a true, correct and complete copy of which has been made available to Parent prior to the date hereof), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any of the Acquired Companies who will be entitled to any finders’ fee or agents’ commission from the Acquired Companies in connection with the Transactions.
Section 4.23 No Additional Representations or Warranties.
(a) Except for the specific representations and warranties expressly set forth in this Article IV or any document, agreement, certificate or other instrument contemplated hereby, neither the Company, any of its Subsidiaries nor any other Person on behalf of the Company makes, has made, has been authorized to make, or shall be deemed to have made (and the Company, on behalf of itself, each of its Subsidiaries, and its and their respective Representatives, hereby disclaims), any express or implied representation or warranty with respect to the Company or any of its Subsidiaries, or with respect to any other information provided to Parent, Merger Sub or their respective Representatives in connection with the Transactions, including the accuracy, completeness or timeliness thereof, including with respect to providing or making available to Parent, Merger Sub or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent, Merger Sub and/or any of their respective Representatives in connection with presentations by the Company’s management, or other material or information made available to Parent or Merger Sub (or their respective Representatives) in the VDR, and, if made, such other representation or warranty shall not be relied upon by the Parent, Parent’s Subsidiaries (including Merger Sub) or any other Person on behalf of Parent and none of the Company, its Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting therefrom. Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of the Parent Parties or any other Person on behalf of a Parent Party has made or is making any representations or warranties relating to the Parent Parties whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article V or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Parent Party furnished or made available to the Company or its Representatives.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub jointly and severally represent and warrant to the Company:
Section 5.01 Organization. Each of Parent and Merger Sub is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all corporate or limited liability company power and authority required to own, lease and, to the extent applicable, operate its properties and to carry on its business as currently conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.
Section 5.02 Authority.
(a) Each of Parent and Merger Sub has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub (subject, with respect to Merger Sub, only to approval of the Merger by its stockholders, which will be effected by written consent immediately following the execution and delivery of this Agreement by each of the parties hereto), and no other corporate or limited liability company proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Parent and Merger Sub to consummate the Transactions (other than, with respect to the Merger, the filing of the Articles of Merger with the Maryland SDAT). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.
(b) The board of directors of Merger Sub has duly adopted resolutions (i) determining that this Agreement, the Merger and the other Transactions are advisable and in the best interests of Merger Sub and its stockholders, (ii) approving and declaring advisable the Merger and the other Transactions, (iii) approving the execution and delivery of this Agreement by Merger Sub, the performance by Merger Sub of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein and (iv) recommending that the stockholders of Merger Sub approve the Merger. Parent, acting in its capacity as the stockholders of Merger Sub, will immediately after execution and delivery hereof by each of the parties hereto approve the Merger by consent pursuant to and in accordance with the charter and bylaws of Merger Sub and the MGCL.
(c) No vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s Organizational Documents, Applicable Law or any Governmental Authority.

Section 5.03 Governmental Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub will not (with or without notice or lapse of time, or both), require any Governmental Permit to be made or obtained by either Parent or Merger Sub other than (a) the filing of the Articles of Merger with the Maryland SDAT, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (c) compliance with any applicable rules of NYSE, (d) compliance with and filings and notifications listed in Section 4.04 of the Company Disclosure Letter and (e) where failure to obtain such consents, approvals, authorizations or Governmental Permits, or to make such filings or notifications which, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.
Section 5.04 Non-Contravention. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable Organizational Documents) of Parent or Merger Sub, (b) assuming the Governmental Permits referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such Governmental Permit has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or constitute an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.
Section 5.05 Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of the Parent Parties, threatened, Proceedings at law or in equity or investigations before or by any Governmental Authority to which Parent or any of its Subsidiaries is a party (either as plaintiff or defendant) and, to the Knowledge of the Parent Parties, there is no basis for any such Proceedings or investigations, that would reasonably be expected to materially impair the ability of the Parent Parties to consummate the Transactions or perform their respective obligations under this Agreement. As of the date hereof, there is no unsatisfied Governmental Order or any open injunction binding upon Parent or any of its Subsidiaries which would reasonably be expected to materially impair the ability of the Parent Parties to consummate the Transactions or perform their respective obligations under this Agreement. As of the date of this Agreement, there is no Proceeding to which Parent or any of its Subsidiaries is a party pending or, to the Knowledge of Parent, threatened in writing seeking to prevent, hider, modify, delay or challenge the Merger or any of the other Transactions.
Section 5.06 No Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any of Parent or its Subsidiaries who will be entitled to any finders’ fee or agent’s commission from any Acquired Company, in connection with the Transactions.
Section 5.07 Ownership of Company Capital Stock.
(a) Parent and Merger Sub and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Capital Stock or other securities of the Company or any options, warrants or other rights to acquire Company Capital Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in the Company, except pursuant to this Agreement. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” (as each is defined in Section 3-601 of the MGCL) is, or has been at any time with the last five years, an “interested stockholder” of the Company (as defined in Section 3-601 of the MGCL).

(b) As of the date of this Agreement, neither Parent nor any of its controlled Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any stockholder of the Company would be entitled to receive, in respect of Company Common Stock, consideration of a different amount or nature than the Common Stock Merger Consideration contemplated by this Agreement, (ii) any stockholder of the Company (A) agrees to vote to approve the Merger or (B) agrees to vote against, or not to tender its shares of Company Common Stock or Company Preferred Stock in, any Acquisition Proposal or (iii) any Third Party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Merger (other than pursuant to the Equity Commitment Letter).
Section 5.08 Financial Capacity. Parent has delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter dated the date hereof from Guarantor, pursuant to which Guarantor has committed to invest in Parent, subject to the terms and conditions therein, on the Closing Date the Equity Financing. As of the date hereof, the Equity Commitment Letter has not been amended, restated, supplemented or modified in any respect or waived and no such amendment, restatement, supplement, modification or waiver is contemplated, and the obligations and commitments contained in the Equity Commitment Letter have not been withdrawn, reduced, rescinded, amended, restated, otherwise modified or repudiated in any respect or terminated in any respect prior to the date of this Agreement and no such withdrawal, reduction, rescission, amendment, restatement, other modification, repudiation or termination is contemplated. As of the date hereof, other than as expressly set forth in the Equity Commitment Letter there are no engagement letters, side letters, contracts, understandings, agreements or other commitments or arrangements of any kind, whether written or oral, relating to the financing of the Transactions, that could affect the conditionality, enforceability, availability, termination or amount of the Equity Financing. Assuming the accuracy of the representations and warranties of the Company set forth in this Agreement and the performance in all material respects by the Company of its obligations under this Agreement, the aggregate proceeds of the Equity Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges) assuming funded in accordance with the Equity Commitment Letter, will be sufficient to (i) fund all of the amounts required to be provided by Parent and/or Merger Sub for the consummation of the Transactions and (ii) perform all of Parent’s and Merger Sub’s payment obligations under Article III, the payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness of the Acquired Companies required by this Agreement and the payment of all associated costs and expenses of the Transactions (including any fees and expenses related to the transactions contemplated hereby, including the Equity Financing). The Equity Commitment Letter, in the form so delivered to the Company, is in full force and effect and constitute legal, valid, binding and enforceable obligations of Parent and each other party thereto (subject to the Enforceability Exceptions) to provide the financing contemplated thereby subject only to the satisfaction or waiver of the terms thereof. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts required by the Equity Commitment Letter and/or the Equity Financing, in each case, that are due and payable on or prior to the date of this Agreement, and will pay (or cause to be paid) in full all commitment fees and other amounts required by the Equity Commitment Letter and/or the Equity Financing, in each case, that are due and payable at or prior to Closing. Neither Parent nor Merger Sub, nor any other party to the Equity Commitment Letter, is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in the Equity Commitment Letter, and no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute or result in a default under or breach on the part of Parent or Merger Sub, or on the part of any other party under the Equity Commitment Letter. Assuming the satisfaction or waiver of the conditions to the Parent Parties’ obligation to consummate the Merger and the accuracy of the representations and warranties of the Company set forth in Article IV hereof, neither Parent nor Merger Sub has any reason to believe that it or any other party thereto will be unable to satisfy on a timely basis, and in any event, not later than the Closing, any term or condition of the Equity Commitment Letter required to be satisfied by it or that the full amounts committed pursuant to the Equity Commitment Letter will not be available on the Closing Date if the terms or conditions to be satisfied by it contained in the Equity Commitment Letter are satisfied. There are no conditions precedent or other contingencies related to the funding or investing of the full net proceeds (or any portion) of the Equity Financing at the Closing other than as set forth in the Equity Commitment Letter. Parent and Merger Sub expressly agree and acknowledge that their obligations hereunder, including Parent’s and Merger Sub’s obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of financing.

Section 5.09 Solvency. None of Parent or Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Acquired Company. Assuming (a) satisfaction or waiver of the conditions to the Parent Parties’ obligation to consummate the Merger, and after giving effect to the Merger, including the Equity Financing, and the payment of the Common Stock Merger Consideration, (b) the accuracy of the representations and warranties of the Company set forth in Article IV hereof and (c) the financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be Solvent at and immediately after the Effective Time. As used in this Section 5.09, the term “Solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent, the Surviving Corporation, and their respective Subsidiaries will exceed their debts, (b) each of Parent, the Surviving Corporation, and their respective Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature and become due, and (c) each of Parent, the Surviving Corporation, and their respective Subsidiaries, has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 5.09, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
Section 5.10 Guarantee. Parent has furnished the Company with a duly executed, accurate and complete copy of the Guarantee. The Guarantee is in full force and effect and constitutes the legal, valid, binding and enforceable obligations of the Guarantor (subject to the Enforceability Exceptions). There is no breach or default under the Guarantee by the Guarantor, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Guarantor. The Guarantor has, and at all times will have, for so long as the Guarantee shall remain in effect in accordance with the Guarantee, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Guarantee.
Section 5.11 Information in the Proxy Statement. The information supplied in writing by Parent specifically for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date first mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.
Section 5.12 Ownership of Merger Sub; No Prior Activities. All of the issued and outstanding shares of Merger Sub Common Stock are, and immediately prior to the Effective Time will be, held of record and owned directly by Parent or one or more of its Affiliates. Merger Sub was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and the Transactions, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
Section 5.13 Company Arrangements. Other than this Agreement, as of the date hereof, none of Parent or Merger Sub or their respective executive officers, directors or controlled Affiliates, as applicable, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions or the operations of the Company.
Section 5.14 Investment Intention. Parent is acquiring through the Transactions the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.

Section 5.15 Acknowledgment of Disclaimer of Other Representations and Warranties.
(a) Except for the specific representations and warranties expressly set forth in this Article V or in any certificate delivered hereunder, none of Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes, or has made (and Parent and Merger Sub, on behalf of itself, its Subsidiaries, and its respective Representatives, hereby disclaims) any express or implied representation or warranty with respect to Parent, Merger Sub, their respective Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, including as to the accuracy or completeness of any information.
(b) Except for the specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, each of Parent and Merger Sub acknowledges and agrees that (i) none of the Company, the Company’s Subsidiaries or any other Person on behalf of the Company or any of the Company’s Subsidiaries makes, has made, has been authorized to make, or shall be deemed to have made any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Merger Sub or any of their respective Representatives, including with respect to the Company and its Subsidiaries’ respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement or the Transactions, and Parent and Merger Sub and their respective Representatives are not relying on, and knowingly and irrevocably waive any claim based on reliance on, any representation, warranty or other information of the Company or any Person except for those specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder and (ii) no Person makes, has made, has been authorized by the Company, the Company’s Subsidiaries or any other Person on behalf of the Company to make, or shall be deemed to have made any representation or warranty relating to the Company, its Subsidiaries or their respective businesses or otherwise in connection with this Agreement or the Transactions, and if made, such other representation or warranty shall not be relied upon by Parent or Merger Sub and none of the Company, its Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting therefrom. Without limiting the generality of the foregoing, except for those specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, Parent and Merger Sub acknowledge and agree that none of the Company, any of the Company’s Subsidiaries or any other Person has made a representation or warranty (including as to accuracy or completeness) to Parent or Merger Sub with respect to, and none of the Company, any of the Company’s Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting from, the Company or any of the Company’s Subsidiaries or their respective Representatives providing, or making available, to Parent, Merger Sub or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent and/or its Representatives or Affiliates in connection with presentations by the Company’s management or in the VDR. Parent and Merger Sub acknowledge that there are uncertainties inherent in attempting to make estimates, projections, budgets and other forecasts and plans and that they are familiar with such uncertainties. Each of Parent and Merger Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations, assets and business of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, each of Parent and Merger Sub has relied solely on the results of its own independent investigation and the specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, and has not relied directly or indirectly on any other materials or information made available to Parent, Merger Sub or their respective Affiliates or Representatives by or on behalf of the Company or any agreements or covenants of any Person other than the express covenants and agreements of the Company pursuant to this Agreement.
ARTICLE VI

COVENANTS OF THE PARTIES
Section 6.01 Conduct of the Company Pending the Merger.
(a) The Company agrees that, from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, except as (i) set forth in

Section 6.01(a) of the Company Disclosure Letter, (ii) required by Applicable Law, (iii) the Company reasonably determines, in good faith, are necessary or advisable to respond to Pandemic Measures after using commercially reasonable efforts to provide advance notice to and consult with Parent (if reasonably practicable) with respect thereto, (iv) expressly contemplated by this Agreement or (v) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each other Acquired Company to, (x) conduct its operations, in all material respects, in the ordinary course of business, and (y) to the extent consistent with the foregoing clause (x), use its commercially reasonable efforts to (A) preserve in all material respects the current relationships of the Acquired Companies with Persons with which each Acquired Company has significant business relations, (B) preserve intact its current business organization, goodwill, ongoing businesses, (C) retain the services of its current officers and key employees (subject to terminations for “cause”), (D) preserve its assets and properties in good repair and condition (normal wear and tear excepted), and (E) maintain the status of the Company and each Subsidiary REIT as a REIT.
(b) The Company agrees that, from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, except as (i) set forth in Section 6.01(b) of the Company Disclosure Letter, (ii) required by Applicable Law, (iii) expressly contemplated by this Agreement, or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of the other Acquired Companies or any Minority Equity Joint Venture over which the Company or any Subsidiary exercises control to:
(i) except for the LPA Amendment, amend the certificate of incorporation, bylaws, limited partnership agreements or other Organizational Documents of the Acquired Companies, whether by merger, consolidation or otherwise;
(ii) except for transactions among the Company and one or more wholly owned Subsidiaries of the Company or among one or more wholly owned Subsidiaries of the Company, issue, sell, pledge, dispose, permit any Lien (other than Permitted Liens) on or grant any shares of Company Capital Stock or any other equity interests in the Company or the Subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any shares of (or any rights linked to the value of) Company Capital Stock or any other equity interests in the Company or in the Subsidiaries of the Company (including any Company Stock Award other than with respect to the Company ESPP), or enter into any Contract, arrangement or understanding with respect to the sale, registration or voting of the Company Capital Stock or any other equity interests in the Company or in the Subsidiaries of the Company (including forward equity sales), except for the issuance of (A) Company Common Stock or Partnership Units upon the exchange, conversion or redemption of any of the Partnership Units in accordance with the terms of the Partnership LPA (regardless of whether any consent is needed for such exchange) or (B) Company Common Stock pursuant to the exercise, vesting, purchase and/or settlement of Company Stock Awards outstanding as of the date hereof in accordance with the terms thereof or otherwise with respect to the Company ESPP;
(iii) make, declare, set aside or pay any dividend or distribution with respect to Company Common Stock or Partnership Units or any other equity securities of an Acquired Company, other than (A) distributions required pursuant to the terms of (1) the Partnership Unit Designations of the Partnership Preferred Units solely to the extent in accordance with the terms of such Partnership Unit Designations and (2) the Class A Preferred Stock Articles Supplementary solely to the extent in accordance with the terms of such Company Preferred Stock, (B) the declaration and payment of dividends or other distributions to the Company or any wholly owned Subsidiary of the Company by any wholly owned Subsidiary of the Company (in each case, other than distributions by the Partnership), (C) distributions by any Subsidiary of the Company that is not wholly owned, directly or indirectly, by the Company, in accordance with the requirements of the Organizational Documents of such Subsidiary and (D) dividends or distributions expressly permitted pursuant to Section 6.01(c);
(iv) (A) enter into or renew any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement, (B) amend, modify or waive in any material respect or terminate any Company Material Contract (other than any expiration, termination for cause or renewal in accordance with the terms of any existing Company Material Contract (or Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement) that occurs automatically without any action by any Acquired Company) or (C) consent to the taking of any “major decision” or similar term under the Minority Equity Joint Venture Agreements or take any “major decision” or similar term solely in the control of a Subsidiary of the Company under the Minority Equity Joint Venture Agreements; provided that in the case of clause (A), the Acquired Companies shall be permitted to enter into a definitive agreement with respect to a disposition or acquisition not requiring consent of Parent pursuant to Section 6.01(b)(v) or Section 6.01(b)(xiv), respectively, unless, if entered into prior to the date hereof, such definitive agreement would constitute a Company Material Contract pursuant to any sub-clause of Section 4.10(b) other than Section 4.10(b)(xvii) or Section 4.10(b)(xix); provided, however, that if Parent fails to respond to the Company’s written request for approval of any such action (which response may include a request for additional information) within forty-eight (48) hours of receipt of any such request made to made to each of the Persons set forth in Section 6.01(b)(iv) of the Company Disclosure Letter (under the heading Parent Notice Parties) in the manner set forth in Section 9.01, Parent shall be deemed to have given its consent to such action;
(v) sell, mortgage, pledge, assign, transfer, abandon convey, lease, license or otherwise dispose of or permit any material Lien on, or effect a deed in lieu of foreclosure with respect to, any real property or any other material property, material rights or material assets (including interests in any Joint Ventures) of the Acquired Companies (other than with respect to Intellectual Property Rights), any Minority Equity Joint Venture or any Subsidiary of a Minority Equity Joint Venture, except pursuant to residential leases for multi-family housing or commercial leases (other than those providing for annual rentals of $2,000,000 or more) or Permitted Liens, in each case, in the ordinary course of business;
(vi) sell, license, assign, waive, abandon, let lapse or otherwise dispose of any rights in or to any material Company IP, other than non-exclusive licenses in the ordinary course of business or due to the expiration of Registered IP in accordance with the applicable statutory term;
(vii) except as required by (x) Applicable Law or the terms of this Agreement (including Section 6.01(b)(ii)) or (y) the terms of a Company Benefit Plan in existence as of the date hereof and disclosed on Section 4.17(a) of the Company Disclosure Letter: (A) grant any rights to change of control, transaction, retention, severance or termination pay to, or enter into any employment (other than an offer letter for at-will employment that does not contain severance or termination benefits), change of control, transaction, retention, bonus, retirement or severance agreement with, any Company Service Provider other than in the ordinary course of business consistent with past practice with respect to Company Service Providers with an annual base salary of less than $275,000, (B) materially amend any Company Benefit Plan, or adopt or enter into any plan or arrangement that would be a Company Benefit Plan if in existence on the date hereof, except in the ordinary course in conjunction with annual Company Benefit Plan renewals, (C) materially increase compensation or benefits payable to any Company Service Provider of any Acquired Company other than in the ordinary course of business consistent with past practice with respect to Company Service Providers with an annual base salary of less than $275,000, (D) (1) except where due to “cause,” terminate the employment of any executive officer or (2) hire, in each case, any employee with a prospective annual base salary of more than $275,000, or (E) recognize any union or other labor organization as the representative of any of the employees of any Acquired Company, or enter into collective bargaining agreement with any labor organization;
(viii) merge or consolidate any Acquired Company with any Person (other than, with respect to Subsidiaries of the Partnership, pursuant to a definitive agreement not requiring consent (or with the deemed consent) of Parent pursuant to the provisos to Section 6.01(b)(iv)) or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company (or, with respect to a Minority Equity Joint Venture or Subsidiary thereof, consent to any of the foregoing);
(ix) make any loans, advances or capital contributions to, or investments in, any Person (including to any of its officers, directors, Affiliates, agents or consultants) or make any change in its existing borrow or lending arrangements for or on behalf of such Persons, except for loans, advances or capital contributions to, or investments, made by the Company or a wholly owned Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company, or advances to non-executive officer Company Service Providers in the ordinary course of business;
(x) (A) make any change (or file a request to make any such change) in any method of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any entity classification or other material Tax election, (C) file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior period, taking into account any amendments, or amend any material Tax Return (D) settle, compromise or surrender any material Tax liability, audit, claim or assessment, (E) request any extension or waiver of the limitation period applicable to any material Tax liability, audit, claim or assessment, (F) request or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or other ruling, relief, advice, or agreement with a Taxing Authority with respect to Taxes, (G) surrender any right to claim any material Tax refund, (H) enter into or modify, or take or fail to take any action that would violate, be inconsistent with, or give rise to liability with respect to, any Tax Protection Agreement or (I) take or fail to take any action that would reasonably be expected to cause the Company or any Subsidiary REIT to fail to qualify as a REIT, or any Subsidiary of the Company to cease to be treated as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary;
(xi) reclassify, split, combine, subdivide or redeem, purchase, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other voting or equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other voting or equity interests;
(xii) create, incur, assume, refinance, replace, prepay or guarantee any Indebtedness for borrowed money or issue or materially amend the terms of any Indebtedness of the Acquired Companies, except for (A) borrowings under the existing financing facilities of the Acquired Companies in the ordinary course of business that does not exceed $60,000,000 in the aggregate, (B) guarantees or credit support provided by an Acquired Company of the obligations of an Acquired Company in the ordinary course of business to the extent such Indebtedness is in existence on the date of this Agreement or incurred in compliance with clause (A) of this Section 6.01(b)(xii), (C) repayments under the Company Credit Agreement in the ordinary course of business consistent with past practice and (D) mandatory payments under the terms of any Indebtedness in accordance with its terms;
(xiii) settle, release, waive or compromise any pending or threatened Proceedings at law or in equity, except for (A) in accordance with Section 6.09 or (B) the settlement of any such Proceedings solely for monetary damages in an amount (excluding any portion of such payment payable under an existing property-level insurance policy) not in excess of $2,000,000 individually or $10,000,000 in the aggregate that does not involve the imposition of injunctive relief against any Acquired Company or the Surviving Corporation (which for the avoidance of doubt includes any limitations on the operations of any Acquired Company or Affiliate thereof beyond the obligation to comply with Applicable Law) and does not provide for any admission of liability by any of the Acquired Companies (excluding, in each case any such matter related to Taxes, which, for the avoidance of doubt, shall be covered by Section 6.01(b)(x));
(xiv) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (A) pursuant to existing contractual obligations of the Company or any of its Subsidiaries set forth on Section 6.01(b)(xiv) of the Company Disclosure Letter and (B) other acquisitions of personal property and equipment in the ordinary course of business for a purchase price of less than $3,000,000 in the aggregate;
(xv) materially modify or reduce the Acquired Company’s insurance coverage provided by the Insurance Policies as of the date of this Agreement, except in the ordinary course of business;
(xvi) enter into any new line of business;

(xvii) make or commit to make capital expenditures other than (A) capital expenditures of up to (1) with respect to each Real Property, 110% of the respective amounts specified for such Real Property in the Capital Expenditure Budget and (2) 105% of the amount specified for all such expenditures in the Capital Expenditure Budget taken as a whole, or (B) for emergency repairs required by Law;
(xviii) make any payment, direct or indirect, of any liability of any Acquired Company before the same comes due in accordance with its terms, other than (A) in the ordinary course of business, or (B) in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder;
(xix) make any material change to its methods, principles or procedures of accounting in effect as of December 31, 2023, except as required by a change in GAAP or in Applicable Law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or Applicable Law, or as otherwise specifically disclosed in the Company SEC Documents filed prior to the date hereof;
(xx) (A) initiate or consent to any zoning reclassification of any Company Property, or any change to any approved site plan, special use permit or other land use entitlement affecting any Company Property, except with respect to land held for development, or (B) amend, modify or terminate, or fail to use commercially reasonable efforts to avoid the lapse of, any Governmental Permit of the Company or its Subsidiaries (or, in each case of clauses (A) and (B), with respect to a Minority Equity Joint Venture or Subsidiary thereof or JV Real Property, consent to any of the foregoing actions or, if solely in the control of any Acquired Company, take any of the foregoing actions), in each case of clauses (A) and (B) except as would not reasonably be expected to materially adversely impair the current use, operation or value of the subject Company Property or JV Real Property;
(xxi) implement any plant closing, layoff, termination or reduction in hours that (in each case) would trigger the notice requirements of the WARN Act;
(xxii) make any material adverse change to their publicly posted privacy policy or the security of any Company IT Assets, except to the extent required by Law;
(xxiii) apply for, or receive any relief under, any COVID-19 Laws; or
(xxiv) authorize or enter into any Contract to take any action prohibited under this Section 6.01(b).
(c) Notwithstanding anything to the contrary set forth in this Agreement, the Company may take any action (including make, declare, set aside or pay any dividend or distribution), at any time or from time to time, that in the reasonable discretion of the Company Board (or any committee thereof), on advice of counsel to the Company and after consultation with Parent, is reasonably necessary for the Company or any Subsidiary REIT to avoid incurring entity-level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period, or portion thereof, ending at or prior to the Effective Time, or to qualify or preserve the status of any other Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary, as the case may be for the current taxable year and any other taxable year that includes the Closing Date. In the event the Company makes dividends or distributions required for the Company to maintain its respective status as a REIT under the Code or to avoid the incurrence of any income or excise Taxes by the Company pursuant to this Section 6.01(c) (in each case after giving effect to distributions otherwise permitted by Section 6.01(b)(iii)), the Common Stock Merger Consideration shall be decreased by an amount equal to the per share amount of any such dividend or distribution on Company Common Stock so declared or paid by the Company pursuant to this Section 6.01(c) (provided that the per share decrease shall be adjusted, if applicable, in accordance with Section 3.01(e)).
(d) Each of Parent and Merger Sub acknowledges and agrees that (i) nothing contained in this Agreement shall give Parent, Merger Sub or any of their respective Affiliates, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing and (ii) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Section 6.02 No Solicitation.
(a) Except as expressly permitted by this Agreement, during the period from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, the Company shall not, and shall cause its Subsidiaries and each of its and their respective directors and officers not to, and shall instruct its and their other Representatives not to, directly or indirectly (i) solicit, initiate, seek, knowingly encourage or facilitate any Acquisition Proposal or any inquiry, discussion, offer or request (an “Inquiry”) that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Acquired Companies to, or afford access to the books or records or officers of the Acquired Companies to, any Third Party, in each case, with respect to an Acquisition Proposal or Inquiry, (iii) approve or recommend an Acquisition Proposal, (iv) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal other than an Acceptable Confidentiality Agreement, or that would reasonably be expected to lead to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Transactions (an “Alternative Acquisition Agreement”) or (v) resolve, propose or agree to do any of the foregoing.
(b) Immediately following the execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their officers and directors to, and shall instruct its and their other Representatives to, cease and cause to be terminated any existing solicitation, discussion or negotiation with any Third Party with respect to any Inquiry or Acquisition Proposal, terminate all physical and electronic data room access granted to any Person or its Representatives (other than the Parent Parties, their respective Affiliates and their respective Representatives) and request that each Third Party that has previously executed a confidentiality agreement in the last twelve (12) months prior to the date of this Agreement and relating to an Inquiry or Acquisition Proposal to promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement.
(c) Notwithstanding anything to the contrary contained in this Agreement, but subject to compliance with the other provisions of this Section 6.02, if at any time after the date hereof and prior to earlier of the approval of the Merger by the Required Company Stockholder Approval and the termination of this Agreement in accordance with Section 8.01 (i) the Company or any of its Subsidiaries has received a bona fide written Acquisition Proposal from a Third Party (that did not result from a breach of this Section 6.02) and (ii) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with such Third Party and/or its Representatives and, pursuant to an Acceptable Confidentiality Agreement, furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and its Representatives and (y) engage in discussions and negotiations with such Third Party and its Representatives with respect to the Acquisition Proposal; provided that (1) the Company shall notify Parent if the Company commences any action described in clause (x) or clause (y) of this Section 6.02(c) promptly thereafter (and in any event within forty-eight (48) hours of the Company’s or its Representatives’ commencement of such action) and (2) the Company shall make available to Parent any non-public information concerning the Acquired Companies made available to any Third Party, to the extent not previously made available to Parent, as promptly as reasonably practicable after it is made available to such Third Party (and in any event within forty-eight (48) hours following such information being made available to such Third Party). Notwithstanding anything to the contrary set forth in this Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board having to make the determination in clause (ii) of the preceding sentence), correspond in writing with any Third Party to (i) seek to clarify and understand the terms and conditions of any Acquisition Proposal made by such Third Party solely to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (ii) inform such Third Party that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 6.02.

(d) Except as expressly permitted by this Section 6.02(d) or Section 6.02(e), the Company Board (or a committee thereof) shall not (i) withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, in a manner adverse to Parent, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any Acquisition Proposal or (iv) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (except for a recommendation against any such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) (any of the actions described in clauses (i) through (iv) of this Section 6.02(d), an “Adverse Recommendation Change”); or (v) cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, (A) if an Intervening Event has occurred, the Company Board shall be permitted, subject to compliance with this Section 6.02(d) and Section 6.02(e)(ii) and subject to compliance with the other applicable provisions of this Section 6.02 in all material respects, to make an Adverse Recommendation Change if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law and (B) if the Company has received an unsolicited written bona fide Acquisition Proposal after the date hereof that did not result from a breach of this Section 6.02, the Company Board shall be permitted, subject to compliance with this Section 6.02(d) and Section 6.02(e)(i) and subject to compliance with the other applicable provisions of this Section 6.02 in all material respects (x) to cause the Company to, and the Company shall be permitted to, terminate this Agreement pursuant to Section 8.01(h) to concurrently enter into a definitive Alternative Acquisition Agreement providing for the implementation of such Acquisition Proposal and/or (y) make any Adverse Recommendation Change, in the case of clauses (x) and (y), if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law. For the avoidance of doubt, nothing in this Section 6.02(d) shall be deemed to prohibit, and no Adverse Recommendation Change shall be deemed to have occurred in and of itself in connection with, any of the actions permitted by Section 6.02(g).
(e) The Company Board shall not be entitled to effect an Adverse Recommendation Change or cause the Company to terminate this Agreement pursuant to Section 8.01(h) unless:
(i) with respect to a Superior Proposal (A) the Company has provided, at least three (3) Business Days (the “Notice Period”) in advance, written notice (a “Notice of Superior Proposal Adverse Recommendation Change”) to Parent that the Company intends to take such action (it being understood the delivery of a Notice of Superior Proposal Adverse Recommendation Change and any amendment or update thereto or the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes written notice of the material terms of the Superior Proposal which enabled the Company Board to make the determination that the Acquisition Proposal is a Superior Proposal and the information specified in Section 6.02(f) with respect to such Superior Proposal, (B) the Company shall, and shall cause its Representatives to, until 11:59 p.m. (Eastern Time) on the last day of the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and (C) following the end of the Notice Period, the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement offered in writing by Parent in response to the Notice of Superior Proposal Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal Adverse Recommendation Change continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) to concurrently enter into a definitive Alternative Acquisition Agreement providing for the implementation of such Superior Proposal would continue to reasonably be expected to be inconsistent with the directors’ duties under Applicable Law, in each case, if the revisions offered in writing by Parent were given effect; provided, however, that any amendment to the financial terms or any other material amendment of such Acquisition Proposal shall require a new Notice of Superior Proposal Adverse Recommendation Change and the Company shall be required to comply again with the requirements of this Section 6.02(e); provided that the three (3) Business Day Notice Period shall be two (2) Business Days;
(ii) (A) an Intervening Event has occurred; (B) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law; (C) the Company has provided, at least three (3) Business Days (the “Intervening Event Notice Period”) written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event; (D) the Company shall, and shall cause its Representatives to, until 11:59 p.m. (Eastern Time) on the last day of the Intervening Event Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement in response to such Intervening Event in order to obviate the need to make such Adverse Recommendation Change; and (E) following the end of the Intervening Event Notice Period, the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement offered in writing by Parent in response to the Notice of Intervening Event or otherwise, that the failure to make such Adverse Recommendation Change would continue to reasonably be expected to be inconsistent with the directors’ duties under Applicable Law, in each case, if the revisions offered in writing by Parent were given effect; it being understood that each time that material modifications or developments with respect to the Intervening Event occur (as reasonably determined by the Company Board in good faith), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.02(e)(ii) with respect to such new written notice (with the “Intervening Event Notice Period” in respect of such new written notice being two (2) Business Days from the delivery of such written notice to Parent).
(f) During the period from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, (i) as promptly as reasonably practicable (and in any event within forty-eight (48) hours) after receipt by the Company or any of its Representatives of any Acquisition Proposal or Inquiry that would reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with written notice of the material terms and conditions of such Acquisition Proposal or such Inquiry and the identity of the Person or Group making such Acquisition Proposal, and provide to Parent copies of any such Acquisition Proposal or Inquiry made in writing and any written documentation (including drafts of proposed agreements and correspondence related thereto) (unless such disclosure of such Person’s identity is prohibited pursuant to the terms of any confidentiality agreement with such Person existing as of the date hereof), and (ii) the Company shall keep Parent informed, as promptly as reasonably practicable (and in any event within forty-eight (48) hours) of any material developments, discussions or negotiations regarding any Acquisition Proposal or such Inquiry and the status of such Acquisition Proposal or such Inquiry, with written notice setting forth such information as is reasonably necessary to keep Parent reasonably informed in all material respects of material oral or written communications regarding, and the status and material details thereof, which shall include written notice of any changes or proposed changes to the financial or other material terms of any such Acquisition Proposal or such Inquiry and copies of any written documentation (including drafts of proposed agreements and correspondence related thereto). The Company agrees that none of the Acquired Companies will enter into any confidentiality or similar agreement with any Person subsequent to the date hereof which prohibits any Acquired Company from providing any information required to be provided to Parent in accordance with Section 6.02(e) or this Section 6.02(f) within the time periods contemplated hereby.
(g) Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or (iii) any other communication to the Company’s stockholders if (in the case of this clause (iii)) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law; provided, however, that the Company Board (or any committee thereof) shall not make an Adverse Recommendation Change, except in accordance with Section 6.02(d) and Section 6.02(e).
(h) The Company shall not, and shall cause its Subsidiaries not to, release any Person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to an Acquisition Proposal or Inquiry that would reasonably be expected to lead to an Acquisition Proposal or similar matter in any Contract to which the Company or any of its Subsidiaries is a party; provided that, notwithstanding anything in this Agreement to the contrary, if the Company Board determines in good faith (after consultation with the Company’s financial and outside legal advisors) that the failure to take such action would reasonably be expected be inconsistent with the directors’ duties under Applicable Law, the Company may (i) grant a limited waiver of any standstill provision solely to the extent necessary to permit any Person to make a non-public Acquisition Proposal to the Company Board and, to the extent permitted by the other subsections of this Section 6.02, thereafter negotiate and enter into any transaction in connection therewith and (ii) grant a waiver of or terminate, and/or not enforce any anti-clubbing, restrictions on engaging Representatives or working with potential financing sources or similar provision of any confidentiality agreement with a Third Party.
Section 6.03 Governmental Consents and Filings.
(a) Subject to the terms and conditions of this Agreement, the parties shall use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities, any consents, licenses, permits, waivers, approvals, authorizations or orders required or advisable to be obtained by the parties, or any of their respective Subsidiaries, or to avoid any Proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) as promptly as practicable after the date hereof, make all necessary filings and submissions with respect to this Agreement required under any Applicable Laws. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.
(b) Without limiting the generality of anything contained in this Section 6.03, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any Proceeding by a Governmental Authority with respect to the Transactions; (ii) keep the other parties, upon request, informed as to the status of any such Proceeding; (iii) provide the other parties (A) advance copies of, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, all correspondence, filings or communications (or memoranda setting forth the substance thereof) from such party or any of its controlled Affiliates to any Governmental Authority in connection with the Transactions and (B) all material correspondence, filings or communications (or memoranda setting forth the substance thereof) from any Governmental Authority in connection with the Transactions as promptly as practicable following its receipt thereof; (iv) respond as promptly as practicable to any additional requests for information received from any Governmental Authority with respect to the Transactions or filings contemplated by Section 6.03(a); (v) not agree to participate in any substantive meeting or communication with any Governmental Authority in respect of any filing or any Proceeding related to the Transactions unless it consults with the other parties in advance and provides the other party the opportunity to attend and participate thereat; and (vi) use reasonable best efforts to (A) obtain termination or expiration of any waiting period and such approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws and (B) prevent the entry in any Proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Transactions. Any information or materials provided to the other parties pursuant to this Section 6.03 may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company and the Partnership or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns.
(c) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, (i) none of the parties hereto or their respective Affiliates shall enter into any timing agreement or other agreement with any Governmental Authority not to consummate the Transactions, except with the prior written consent of the other parties hereto and (ii) Parent shall (and shall cause its Subsidiaries to) cooperate in good faith with the Governmental Authorities and shall undertake (and cause its Subsidiaries to undertake) promptly any and all action to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including (A) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (B) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date; provided, however, that (x) none of the Company, the Surviving Corporation, Parent or any of their respective Affiliates shall be required to take any of the actions set forth in clause (ii) unless the effectiveness of such action is conditioned upon the Closing and (y) in no event shall the Company, the Surviving Corporation or any of their respective Affiliates propose to any Governmental Authority, negotiate, effect or agree to any action contemplated by clauses (i) or (ii) above without the prior written consent of Parent. The entry by any Governmental Authority in any Proceeding of a Governmental Order permitting the consummation of the Transactions but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Acquired Companies) shall not in and of itself be deemed a failure to satisfy any condition specified in Article VII.
(d) Parent shall be solely responsible for and pay all costs incurred in connection with obtaining any consents or approvals of the type described in this Section 6.03; provided that any consents or approvals of the type described in Section 6.11 shall not be subject to this Section 6.03(d).
(e) Notwithstanding anything to the contrary herein, nothing in this Section 6.03 or any other provision of this Agreement, shall require Parent or any Affiliates of Parent (including Blackstone Inc. (“Blackstone”)) to agree or otherwise be required to take any action, including any action, including selling, divesting, disposing of, licensing, holding separate, giving any undertaking or any other action that limits in any respect its freedom of action with respect to, or ability to retain, develop or acquire, any assets, business or portion of any business, products, rights, services, licenses, of Parent or any Affiliates of Parent (including Blackstone, any current or future investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone or its Affiliates, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone or of any such investment fund or investment vehicle), or any interest therein (in each case other than with respect to the Parent Parties and their Subsidiaries (including, following the Closing, the Surviving Corporation and its Subsidiaries)).
Section 6.04 Proxy Statement.
(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except if the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02, the Proxy Statement shall include the Company Board Recommendation. The Company shall promptly notify Parent upon the receipt of any oral or written comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall ensure that the Proxy Statement will comply as to form and substance in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall cause the definitive Proxy Statement to be mailed to the holders of Company Common Stock as of the record date for notice established for the Company Stockholder Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement (the “SEC Clearance Date”) but not prior to the record date for the Company Stockholder Meeting; provided that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then the eleventh (11th) calendar day after the initial filing shall be the SEC Clearance Date. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and the Company shall consider in good faith any comments on such document or response reasonably proposed by Parent.
(b) Parent shall, as promptly as possible, furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c) In accordance with the Company Governing Documents, the Company shall use commercially reasonable efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 6.04(c) and the timing contemplated in Section 6.04(a)), (x) establish a record date for and give notice of a meeting of the holders of Company Common Stock, for the purpose of voting upon the approval of the Merger (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (y) after the SEC Clearance Date duly call, convene and hold the Company Stockholder Meeting; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the twentieth (20th) Business Day following the SEC Clearance Date; provided, further, that the Company may postpone, recess or adjourn the Company Stockholder Meeting: (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval (unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02), or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Law or the failure of which to provide would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of the Company’s Common Stock prior to the Company Stockholder Meeting to ensure the holders of Company Common Stock have a reasonable period of time to make a reasonably informed vote; provided, however, that Parent shall be consulted in advance regarding any postponement, recess or adjournment in the case of clauses (ii)-(iv) and, without the prior written consent of Parent, in the case of clauses (ii) and (iii), the Company Stockholder Meeting shall not be postponed or adjourned to a date that is (x) more than 30 days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any adjournments or postponements required by Applicable Law) or (y) more than 90 days from the record date for the Company Stockholder Meeting. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02, the Company shall use its commercially reasonable efforts to solicit proxies in favor of the approval of the Merger and the Company shall provide the Company Board Recommendation and include the Company Board Recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is terminated. Parent and Merger Sub agree to vote all shares of Company Common Stock held by them (if any) in favor of the approval of the Merger. The Company shall cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to the Company’s stockholders. Without the prior written consent of Parent, (x) the approval of the Merger shall be the only matter (other than matters of procedure and matters required by Applicable Law to be voted on by the Company stockholders in connection with this Agreement or the approval of the Merger) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting and (y) the Company shall not submit to the vote of its stockholders any Acquisition Proposal (other than this Agreement). Unless this Agreement shall have been terminated in accordance with Section 8.01, the obligations of the Company with respect to calling, giving notice of, convening and holding the Company Stockholder Meeting and mailing the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s stockholders shall not be affected by an Adverse Recommendation Change.
(d) If, at any time prior to the Effective Time, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers, directors, partners or managers, as applicable, is discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any amendment or supplement thereto) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement containing such information shall be filed with the SEC and, to the extent required by Applicable Law, disseminated to the holders of Company Common Stock. Each party agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.
Section 6.05 Access to Information. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Acquired Companies by Third Parties that may be in the Acquired Companies’ possession from time to time, from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the Acquired Companies, to the Acquired Companies’ respective properties, offices, personnel, books and records, and shall furnish Parent or such Representatives with existing financial and operating data and other information concerning the affairs of the Acquired Companies as Parent or such Representatives may reasonably request; provided that such review shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; provided, further, that nothing in this Section 6.05 shall require the Acquired Companies to disclose any information to Parent or its Representatives (i) to the extent related to an Acquisition Proposal, Adverse Recommendation Change, Notice of Superior Proposal Adverse Recommendation Change or Notice of Intervening Event (except as otherwise required by the terms of this Agreement) or (ii) if such disclosure would, in the reasonable judgment of the Company, (A) result in a Third Party competitor of the Company receiving information that is commercially sensitive and would cause competitive harm to any Acquired Companies if the Merger is not consummated, (B) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party or (C) jeopardize any attorney-client or other legal privilege, work product doctrine or similar protection; provided, however, that the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does result in the events set out in the preceding clauses (A)-(C). Notwithstanding anything herein to the contrary, the Acquired Companies shall not be required to provide access or make any disclosure to Parent pursuant to this Section 6.05 to the extent that such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties and such disclosure would prejudice the Company. All information obtained by Parent, Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made by the Company hereunder or any condition to the obligations of the parties under this Agreement and shall not limit or otherwise affect the rights or remedies of the parties. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 for any competitive or other purpose unrelated to the consummation of the Transactions. Parent will use its reasonable best efforts to minimize any disruption to the respective business of the Acquired Companies that may result from requests for access under this Section 6.05 and, notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under Applicable Law or as a result of COVID-19 or any Pandemic Measures.
Section 6.06 Confidentiality; Public Announcements. Except as otherwise contemplated by Section 6.02(g) (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company or the Company Board under Section 6.02), so long as this Agreement is in effect, the parties shall consult with each other before issuing any press release or public statement with respect to this Agreement or the Transactions, and none of the parties or their Affiliates shall issue any such press release or public statement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that (i) no such consent shall be necessary to the extent disclosure may be required by Applicable Law, Governmental Order or applicable stock exchange rule or any listing agreement of any party hereto if the party making such disclosure or public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such disclosure or public statement and (ii) a party may, without the prior consent of the other party, make any public statements with respect to this Agreement or the Merger that are substantially similar to those in the Proxy Statement or in previous press releases or public statements made by the Company or Parent in accordance with Section 6.02. The Company may, without Parent’s or Merger Sub consent, communicate to its employees, customers, suppliers and consultants in a manner consistent with prior communications of the Company or consistent with a communications plan previously agreed to by Parent and the Company in which case such communications may be made consistent with such plan. Notwithstanding anything to the contrary set forth therein or herein, the Confidentiality Agreement shall continue in full force and effect until the Closing; provided, however, Blackstone Real Estate Services L.L.C., the Parent Parties and their Representatives may disclose “Evaluation Material” and “Transaction Information” (each as defined in the Confidentiality Agreement) to their potential financing sources, which financing sources will be deemed to be “Representatives” (as defined in the Confidentiality Agreement).
Section 6.07 Directors and Officers Indemnification and Insurance.
(a) To the extent permitted by Applicable Law, from and after the Effective Time until the sixth anniversary of the Effective Time, (i) Parent agrees that it shall cause the Surviving Corporation to, and (ii) the Surviving Corporation agrees that it shall and shall cause the General Partner to, and (iii) the General Partner agrees that it shall, in each case of the foregoing clauses (i), (ii) and (iii), indemnify, defend and hold harmless each present and former director, officer, and manager of the Acquired Companies (in their capacity as such, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any threatened, pending or completed Proceeding or other matter, whether civil, criminal, administrative or investigative, arising out of, related to or by reason of the fact that he or she is or was a director, officer or manager of any Acquired Company or he or she is or was serving at the request of any Acquired Company as a director, officer or manager of any other Person, in each case, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time), including such alleged acts or omissions with respect to this Agreement or any of the Transactions, to the fullest extent permitted by Applicable Law. Parent shall cause the Surviving Corporation to, the Surviving Corporation shall and shall cause the General Partner to, and the General Partner shall promptly advance expenses (including reasonable attorneys’ fees) to the Company Indemnified Parties as incurred by each such Company Indemnified Party (but not later than thirty (30) days after the submission of invoices), without the requirement of any bond or other security, to the fullest extent permitted by Applicable Law, but subject to Parent’s or the Surviving Corporation’s receipt of an undertaking by or on behalf of such Company Indemnified Party to repay such amount if it shall ultimately be determined that such Company Indemnified Party is not entitled to be indemnified. Without limiting the foregoing, Parent shall cause the Surviving Corporation and General Partner (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in their respective Organizational Documents concerning the indemnification and exculpation of (and provisions relating to expense advancement to) the Company Indemnified Parties that are no less favorable to those Persons than the provisions of Applicable Law and the indemnification agreements and the Organizational Documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that could adversely affect the rights of those Persons thereunder, in each case, except as expressly required by Applicable Law. Notwithstanding anything to the contrary set forth in this Agreement, Parent or the Surviving Corporation, as applicable, (a) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against, or investigation of, any Company Indemnified Party for which indemnification may be sought under this Section 6.07(a) without the Company Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Company Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (b) shall not be liable for any settlement effected without Parent’s or the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), (c) shall not have any obligation hereunder to any Company Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such Company Indemnified Party is not entitled to indemnification, in which case the Company Indemnified Party shall promptly refund to Parent or the Surviving Corporation the amount of all such expenses theretofore advanced pursuant hereto, and (d) shall not be obligated to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Company Indemnified Parties) for all Company Indemnified Parties in any jurisdiction with respect to any single legal action, except to the extent that, on the advice of any such Company Indemnified Party’s counsel, two or more of such Company Indemnified Parties shall have conflicting interests in the outcome of such action. Parent, the Surviving Corporation and the General Partner’s obligations under this Section 6.07(a) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any bona fide claim asserted or made within such period shall continue until the final disposition of such claim.
(b) For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation and General Partner to, the Surviving Corporation shall and shall cause the General Partner to, and the General Partner shall, in each case, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage from insurers with an A.M. Best Financial Strength Rating of “A-” or better with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that in lieu of the foregoing, the Company may, and if the Company does not, Parent, the Surviving Corporation and General Partner may, cause coverage to be extended under the Acquired Company’s current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies by obtaining at or prior to the Closing Date fully prepaid, non-cancelable six (6)-year “tail” insurance (containing terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time for an overall additional premium not to exceed 300% of the total annual premiums at the last renewal; provided that the Company shall reasonably cooperate and consult with Parent prior to the purchase of any such “tail” insurance; provided, further, however, that if Parent can procure a “tail” policy on superior terms or on equivalent terms, but at a lower price, as compared to any such policy that may be procured by the Company, then Parent may obtain such policy effective as of the Effective Time, in which case the Company shall not obtain such policy. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.
(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.07 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and General Partner. In the event that Parent, the Surviving Corporation or General Partner or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation or the General Partner, as the case may be, shall succeed to the obligations set forth in this Section 6.07. In addition, Parent, the Surviving Corporation and the General Partner shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that could reasonably be expected to render Parent, the Surviving Corporation or the General Partner unable to satisfy their respective obligations under Section 6.07.
(d) The rights of each Company Indemnified Party under this Section 6.07 (i) shall survive consummation of the Transactions; (ii) are intended to benefit, and shall be enforceable by, each Company Indemnified Party and their respective heirs, administrators, executors, successors, assigns and representatives (who shall be third party beneficiaries of this Section 6.07); and (iii) are in addition to, and not in substitution for, any other rights to indemnification, contribution or insurance that any such Company Indemnified Party (and their respective heirs, administrators, executors, successors, assigns and representatives) may have by contract or otherwise.
(e) Parent shall cause the Surviving Corporation and the General Partner to, and the Surviving Corporation and the General Partner shall, advance, and cause to be paid, on a current basis (but no later than thirty (30) days after the submission of invoices) all attorneys’ fees, costs and expenses that may be incurred by any Company Indemnified Party in enforcing his or her rights under this Section 6.07, but subject to Parent’s or the Surviving Corporation’s receipt of an undertaking by or on behalf of such Company Indemnified Party to repay such amount if it shall ultimately be determined that such Company Indemnified Party is not entitled to be indemnified.
Section 6.08 Section 16 Matters. Prior to the Effective Time, each of the parties shall take such further actions, if any, as may be necessary or appropriate to cause any dispositions of any equity securities of the Company (including any derivative securities) pursuant to the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.
Section 6.09 Transaction and Stockholder Litigation. Prior to the Effective Time, the Company shall provide Parent with prompt notice of any stockholder litigation, unitholder litigation or other Proceeding relating to or arising from this Agreement or the Merger that is brought against the Company, the members of the Company Board or the General Partner or other Subsidiaries of the Company (“Transaction Litigation”) and shall keep Parent reasonably informed with respect to the status thereof. Without limiting the preceding sentence, the Company shall give Parent (a) the opportunity to review and comment on all material filings or responses to be made by the Company in connection with any Transaction Litigation, and the Company shall consider any such comments in good faith, and (b) the opportunity to participate in (at its sole cost and expense) but not control, and consult on, any defense, negotiations, settlement, understanding or other agreement with respect to any Transaction Litigation and the Company shall not, and shall not permit any of its Subsidiaries or its or their Representatives to, compromise or settle any such Transaction Litigation unless Parent shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.10 Employee Matters.
(a) From and after the Effective Time and for a period ending twelve (12) months following the Effective Time or, if earlier, the last day of a Continuing Employee’s service with the Acquired Companies, Parent shall provide or cause its Subsidiaries, including the Surviving Corporation, to provide each Continuing Employee with (i) base salary, base fee or wage rate or annual draw, as applicable, and annual target cash bonus or other short-term cash-based incentive opportunity, in each case, that is not less than the base salary, base fee or wage rate or annual draw, as applicable, and annual target cash bonus or other short-term cash-based incentive opportunity , respectively, provided to such Continuing Employee immediately prior to the Effective Time, (ii) solely for the period ending on December 31, 2024, equity, equity-based or other long-term incentive opportunities that are at least as favorable in the aggregate as the aggregate equity, equity-based and other long-term incentive opportunities that otherwise would have been available, on a basis for such period, to such Continuing Employee during such period in the ordinary course of business consistent with past practice; provided that such award shall be in the form of restricted cash subject to the same time-based vesting schedule as applied to such Continuing Employee’s most recent time-based equity, equity-based or long-term incentive awards, as applicable, granted prior to the Effective Time, (iii) severance pay and benefits that are no less favorable than the severance pay and benefits for which the Continuing Employee would have been eligible immediately prior to the Effective Time, as set forth in Section 6.10(a) of the Company Disclosure Letter, and (iv) other benefits (other than nonqualified deferred compensation, change-in-control and retention arrangements, post-retirement health and welfare, and defined benefit pension plans) that, taken as a whole, are at least as favorable in the aggregate as the benefits provided to such Continuing Employee immediately prior to the Effective Time.
(b) With respect to benefit plans maintained by Parent or any of Parent’s Subsidiaries, including the Surviving Corporation (solely for purposes of eligibility to participate, determination of level of benefits, vesting and including for determination of level of benefits for vacation and paid time-off entitlement and severance benefits), each Continuing Employee’s service with any Acquired Company, as reflected in the Company’s records, shall be treated as service with Parent or any of Parent’s Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized for purposes of benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits.
(c) Parent shall, or shall cause Parent’s Subsidiaries (including the Surviving Corporation) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of Parent’s Subsidiaries in which Continuing Employees (and their eligible dependents) become eligible to participate following the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan. Parent shall, or shall cause Parent’s Subsidiaries, including the Surviving Corporation, to recognize and credit, or cause to be recognized and credited, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs (or such later calendar year in which Continuing Employees first become eligible to participate in any welfare benefit plans of Parent or Parent’s Subsidiaries) for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) become eligible to participate following the Effective Time.
(d) The provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.10 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Company Benefit Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) amend any Company Benefit Plans (or otherwise restrict the ability to amend such plans).
(e) Nothing in this Section 6.10 shall limit any rights of any Company Service Provider pursuant to an employment or other agreement.
Section 6.11 Third-Party Consents. The parties shall use their respective commercially reasonable efforts to obtain from any Person (other than a Governmental Authority, which is subject to Section 6.03) any consents, waivers, approvals or authorizations required or advisable to be obtained by the parties, or any of their respective Subsidiaries relating to any Contract or any Company License in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consents in connection with the Transactions from any Person (i) without the prior written consent of Parent, none of the Acquired Companies shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person, (ii) none of the Parent Parties or any of their Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations and (iii) none of the Company, the Partnership or any of their respective Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, except in each case of this clause (iii) if the payment, commitment or obligations is conditioned upon the Closing.
Section 6.12 Notices of Certain Events.
(a) The Company shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, and (b) any Proceeding commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions.
(b) The Company shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable conditions set forth in Article VII would reasonably be expected to be incapable of being satisfied by the End Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or any remedies for any breach of the representations, warranties, covenants or agreements under this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure by the Company, the Parent Parties or their respective Representatives to provide such prompt notice under this Section 6.12(b) shall not constitute a breach of covenant for purposes of Section 7.02(b), Section 7.03(b), Section 8.01(e), or Section 8.01(f).
Section 6.13 Takeover Statutes. The parties shall (a) take all action reasonably necessary so that no Takeover Statute is or becomes applicable to the Transactions, including the Merger, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, take all action reasonably necessary so that the Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the restrictions in the Company Charter (the “Charter Restrictions”) or the Organizational Documents of Parent on the Transactions, including the Merger. The Company and the Company Board (or any committee thereof) shall not take any action on or after the date hereof to exempt any Person (other than any Parent Party or their Affiliates) from or render inapplicable (i) the “Aggregate Stock Ownership Limit,” “Common Stock Ownership Limit” or “Look-Through Ownership Limit” (each as defined in the Company Charter) (including by establishing or increasing an “Excepted Holder Limit” under the Company Charter) or other Charter Restrictions; or (ii) any Takeover Statute of any jurisdiction, in each case, unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 8.01.
Section 6.14 Obligation of the Parties; Stock Exchange Delisting. Prior to the Effective Time, the Company, and following the Effective Time, Parent and the Surviving Corporation shall use reasonable best efforts to cause the Company’s securities to be de-listed from NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time in compliance with Applicable Law, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.
Section 6.15 Merger Sub. Parent will take all actions necessary to cause Merger Sub to (a) perform its obligations under this Agreement and the Ancillary Agreements and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement and (b) prior to the Effective Time not to conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement or otherwise in connection with the Transactions. Promptly following the execution and delivery of this Agreement, Parent shall deliver to the Company a copy of the actions by written consent, duly executed by Parent in accordance with Applicable Law, approving the Merger in its capacity as the stockholders of Merger Sub. Any consent or waiver by Parent under this Agreement shall be deemed to also be a consent or waiver by Merger Sub and any breach by Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent.
Section 6.16 Conduct of Business by Parent Pending the Merger. Parent and Merger Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.01, Parent and Merger Sub:
(a) shall not, and shall not permit any of their Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Acquired Companies and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (A) impose any delay in the obtaining of, or increase the risk of not obtaining, any Governmental Permit or Governmental Order necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (B) increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (C) increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (D) delay or prevent the consummation of the Transactions;
(b) shall not, and shall not permit any of their Subsidiaries to, take or agree to take any action that would reasonably be expected to prevent or materially delay the consummation of the Transactions; and
(c) shall not, and shall not permit any of their Subsidiaries to, prior to the End Date, enter or agree to enter into any definitive agreement for the acquisition of any business or Person or take or agree to take any other action which, in either case, would reasonably be expected to materially interfere with their ability to pay or make available to the Paying Agent and the Company immediately prior to the Effective Time funds sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Common Stock Merger Consideration, any amounts payable pursuant to Section 3.05, the payment of all associated costs and expenses, or that otherwise would prevent, materially delay or materially impede the performance by Parent and Merger Sub of its obligations under this Agreement or the consummation of the Transactions.
Section 6.17 Financing Cooperation.
(a) Debt Financing.
(i) Prior to Closing, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to provide (or cause its Subsidiaries to provide), in each case at Parent’s sole cost and expense, such customary cooperation in connection with the offering, arrangement, syndication, consummation or issuance of any debt, equity or equity-linked financing deemed necessary or appropriate by Parent, including, among other things, any debt or equity financing to be incurred or contemplated to be incurred in connection with the Transactions, the Acquired Companies and the Real Properties effective as of or after the Closing, as reasonably requested in writing (email being sufficient) by Parent (collectively, the “Debt Financing”); provided that the Company shall in no event be required to provide (or cause its Subsidiaries to provide) such assistance that shall unreasonably interfere with its or its Subsidiaries’ business operations. Such assistance shall include using commercially reasonable efforts to do the following as promptly as reasonably practicable after Parent’s written request (email being sufficient), each of which with reasonable prior notice and at Parent’s sole cost and expense:
(1) make employees of the Company with appropriate seniority and expertise available to participate in a reasonable number of roadshows, due diligence sessions, drafting sessions, meetings (including one-on-one meetings or conference calls with providers of Debt Financing), rating agency presentations and other syndication activities and presentations with prospective lenders at reasonable times and locations mutually agreed; provided that any such meeting or communication may be conducted virtually by videoconference or other media;

(2) provide reasonable and customary assistance to Parent with the preparation of customary offering documents, offering memoranda, syndication materials, information memoranda, lender presentations, materials for ratings agency presentations, private placement memoranda, bank information memoranda and similar documents reasonably necessary in connection with the Debt Financing and provide reasonable cooperation with the due diligence efforts of any source of any Debt Financing to the extent reasonable and customary; in each case in this clause: (A) subject to customary confidentiality provisions and disclaimers, (B) as reasonably requested by Parent and (C) limited to information to be contained therein with respect to the Acquired Companies or the Owned Real Property and Leased Real Property;
(3) furnish Parent, reasonably promptly upon written request, with such historical and projected financial, statistical and other pertinent information relating to the Acquired Companies as may be reasonably requested by Parent, as is usual and customary for Debt Financings and reasonably available and prepared by or for the Acquired Companies in the ordinary course of business;
(4) assist with the preparation of customary definitive loan documentation contemplated by the Debt Financing (including schedules), including any customary guarantee, pledge and security documents (provided that any such documents or agreements and any obligations contained in such documents shall be effective no earlier than as of the Effective Time);
(5) provide to Parent upon written request all documentation and other information with respect to the Acquired Companies required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Debt Financing, in each case as reasonably requested by Parent;
(6) cooperate in connection with the repayment or defeasance of any existing Indebtedness of the Acquired Companies as of, and subject to occurrence of, the Closing and the release of related Liens following the repayment in full of such Indebtedness, including using commercially reasonable efforts to deliver such customary payoff (including the Payoff Letter), defeasance or similar notices within the time periods contemplated under any existing loans of the Acquired Companies as are reasonably requested by Parent (provided that the Company shall not be required to deliver any notices that are not conditioned on, and subject to the occurrence of, the Closing);
(7) cooperate with obtaining customary title insurance with respect to each material Real Property as reasonably requested by Parent;
(8) provide reasonable and customary assistance with respect to attempting to obtain any third-party consents associated with the delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the Debt Financing;
(9) cause the Company’s independent auditors to deliver customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the Debt Financing, to the extent such “comfort letters” are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with any issuance of securities in a capital markets transaction comprising part of such Debt Financing;
(10) provide customary authorization letters authorizing the distribution of Company information to prospective lenders in connection with a syndicated bank financing;
(11) consent to the use of the Acquired Company’s logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Acquired Company’s reputation or goodwill;
(12) reasonably cooperate with the marketing efforts of Parent and its Financing Sources for any Debt Financing to be raised by Parent to complete the Transactions;
(13) as may be reasonably requested by Parent, following the obtainment of the Required Company Stockholder Approval, form new direct or indirect wholly owned Subsidiaries of the Company pursuant to documentation reasonably satisfactory to Parent and the Company;

(14) as may be reasonably requested by Parent, and no earlier than immediately prior to the Effective Time on the Closing Date, and provided such actions would not adversely affect the Tax status of the Company or any of its Subsidiaries or cause the Company or any of its Subsidiaries to be subject to additional Taxes or otherwise suffer or incur any amounts that are not indemnified by Parent under Section 6.17(a)(iii), transfer or otherwise restructure its ownership of existing Subsidiaries of the Company, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company;
(15) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing, attempt to obtain estoppels and certificates from non-residential tenants, lenders, managers, franchisors, ground lessors, ground lessees and counterparties to reciprocal easement agreements, declarations and similar agreements in form and substance reasonably satisfactory to any potential financing source;
(16) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing, provide customary and reasonable assistance to allow Parent and its Representatives to conduct customary appraisal and non-invasive environmental and engineering inspections of each Owned Real Property and, subject to obtaining required third-party consents with respect thereto (which the Company shall use reasonable efforts to obtain to the extent reasonably requested by Parent and required in connection with such inspections), Leased Real Property (provided, however, that (A) neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such Owned Real Property or Leased Real Property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 6.05, and (C) the Company shall be entitled to have representatives present at all times during any such inspection); and
(17) to the extent necessary or advisable, reasonably cooperate to facilitate, effective no earlier than the Closing, the execution and delivery of definitive financing, pledge, security and guarantee documents reasonably requested by Parent and required in connection with the Debt Financing, including customary indemnities and bring down certificates issued in connection with a securitization of the Debt Financing; provided that (v) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with any Debt Financing (other than in any applicable proxy statement), (w) nothing in this Section 6.17 shall require any such action to the extent it would (1) unreasonably interfere with the business or operations of the Acquired Companies or require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities or otherwise incur any liability, in any case prior to the Closing, or for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement, (2) require any Acquired Company or its Representatives to execute, deliver, enter into or perform any Financing Document (other than with respect to customary authorization letters with respect to bank information memoranda) that is effective prior to the Closing or that is not contingent on Closing or (3) require any officer, director or other Representative of the Company or any of its Subsidiaries to deliver any certificate that such officer, director or other Representative reasonably believes, in good faith, contains any untrue certifications, (x) none of the general partners or board of directors (or other similar governing body) or committee or subcommittee thereof of any Acquired Company shall be required to adopt resolutions approving any Financing Documents that is effective prior to the Closing unless contingent on Closing (and any such adoption or approval at Closing shall be performed by such general partner, board of directors (or other similar governing body) or committee or subcommittee thereof as constituted after the Effective Time and Closing), (y) the Company’s obligations under this Section 6.17 shall be subject to Persons being bound by confidentiality agreements in accordance with customary market practice, and (z) none of the Acquired Companies shall be required to provide any information or take any action to the extent it would (1) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (2) violate, conflict with, breach or result in a default under, or that is prohibited or restricted by, Applicable Law or its Organizational Documents, (3) jeopardize any attorney-client, attorney work product or other legal privilege or similar protection (provided that the Company shall use reasonable efforts to allow access to such information in a manner that does not result in the events set out in this clause (3)), (4) violate any applicable confidentiality obligation of any Acquired Company, (5) require any Acquired Company to waive or amend any terms of this Agreement, (6) require any Acquired Company or any of its Affiliates to incur any liability or make any payment that is not reimbursed or indemnified by Parent under Section 6.17(a)(iii) or enter into any Contract that is not contingent on Closing, (7) reasonably be expected to constitute a violation or breach of, or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit to which such Person is entitled under any provision of any Company Material Contract binding upon such Person, (8) result in the creation or imposition of any Lien on any asset of such Person (except any Lien on any of the Acquired Company’s respective assets that becomes effective only upon the Closing), (9) result in any significant or unreasonable interference with the prompt and timely discharge of the duties of any Acquired Company’s or any of its Affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, (10) result in any Acquired Company’s or any of its Affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives incurring any personal liability with respect to any matters relating to the Debt Financing or (11) result in any condition to Closing set forth in Article VII to fail to be satisfied by the End Date or otherwise result in a breach of this Agreement by any Acquired Company.
The Company shall have satisfied its obligations set forth in this Section 6.17(a)(i) if the Company shall have used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. In no event shall the Company be in breach of this Agreement for the failure to (A) deliver any financial or other information that is not currently readily available to the Acquired Companies or is not prepared in the ordinary course of business of the Acquired Companies at the time requested by Parent or (B) obtain review of any financial or other information by their accountants after using commercially reasonable efforts to obtain the same. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of its Subsidiaries or any of their respective Representatives at the request of Parent pursuant to this Section 6.17. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 6.17(a)(i) represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to the cooperation in connection with Debt Financing.
(ii) The Company shall not be required to agree to any contractual obligation relating to the Debt Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its Affiliates upon the termination of this Agreement that is not reimbursed or indemnified by Parent. The Company shall not be required to deliver or cause the delivery of any legal opinions, 10b-5 letters, authorization and representation letters or solvency certificates in connection with the Debt Financing. In addition, the parties hereto agree that any information with respect to the prospects and plans for the Acquired Companies in connection with the Debt Financing will be the sole responsibility of Parent, and neither the Acquired Companies nor any of their Affiliates, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, shall have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the Debt Financing or other pro forma information relating thereto or the manner in which Parent intends to operate, or cause to be operated, the Acquired Companies after the Closing.
(iii) Parent shall indemnify and hold harmless the Acquired Companies, and each of their Representatives, and each of the Acquired Companies’ and their Representatives’ respective present and former directors, officers, employees and agents (collectively, the “Financing Indemnified Parties”), from and against any and all out-of-pocket costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, penalties, interest, awards or amounts paid in settlement that are suffered or incurred in connection with the Debt Financing or any information, assistance or activities provided in connection therewith (other than the information provided in writing by the Company or the Acquired Companies to Parent specifically in connection with their obligations pursuant to this Section 6.17). The provisions of this Section 6.17(a)(iii) are intended to be for the benefit of, and shall be enforceable by, each of the foregoing Financing Indemnified Parties. Parent shall promptly reimburse the Acquired Companies for any and all reasonable and documented out-of-pocket Third Party costs and expenses incurred by the Acquired Companies and each of their respective Representatives in connection with the Debt Financing or such assistance (other than in respect of the preparation of customary historical financials).
(iv) All confidential information regarding the Acquired Companies obtained by the Parent Parties and their respective Affiliates and Representatives pursuant to this Section 6.17 shall be kept confidential in accordance with the Confidentiality Agreement. For the avoidance of doubt, without the prior written consent of the Company, in no event will the Parent Parties or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in the Parent Parties) enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential source of Debt Financing that would reasonably be expected to limit, restrict, restrain or otherwise impair in any manner, directly or indirectly, the ability of such source of Debt Financing to provide Debt Financing or other assistance to any other party in any other transaction involving the Acquired Companies; provided that the foregoing shall not prohibit the establishment of customary “tree” arrangements.
(v) Prior to the Closing Date, upon the request of the Company, Parent shall keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange the Debt Financing. The Parent Parties acknowledge and agree that the obtaining of the Debt Financing is not a condition to Closing and that the consummation of the Transactions shall not be conditioned on, or delayed or postponed as a result of the obtaining (or failure to obtain) the Debt Financing.
(b) Cooperation Regarding Assumed Indebtedness.
(i) Promptly following Parent’s request, the Company shall, or shall cause the other applicable Acquired Companies to, deliver to each of the lenders or any agent or trustee acting on their behalf (each, an “Existing Lender”) under certain Indebtedness identified by Parent (the “Assumed Indebtedness”), a notice prepared by Parent, in form and substance reasonably approved by the Company, requesting that such Existing Lender deliver to Parent and the applicable Acquired Company a written statement or documents (the “Assumption Documents”) (A) confirming (1) the aggregate principal amount of the indebtedness outstanding under such Assumed Indebtedness, (2) the date to which interest and principal has been paid in respect of such Assumed Indebtedness, and (3) the amount of any escrows being held by such Existing Lender in respect of such Assumed Indebtedness; and (B) consenting to the assumption of the existing indebtedness, the replacement of any guaranty and the consummation of the Transaction, and to the modifications of the terms of such Assumed Indebtedness that Parent may reasonably request after the date hereof; provided that the Company shall be informed of any such request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 6.17(b)(i), (x) the consummation of the Transaction shall not be conditioned on, or delayed or postponed as a result of the receipt of (or failure to receive) such Assumption Documents from all or any portion of the Existing Lenders and (y) the Assumption Documents will be effective as of or immediately prior to and conditioned on the occurrence of the Effective Time.
(ii) Parent shall pay all fees and expenses payable in connection with the Assumption Documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the Existing Lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the Existing Lenders as a condition to issuance of the Assumption Documents. None of the Acquired Companies shall be obligated to pay any commitment or similar fee or incur any other expense, liability or obligation in connection with this Section 6.17(b) prior to the Closing, and Parent shall indemnify and hold harmless the Acquired Companies for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their actions and cooperation pursuant to this Section 6.17(b). The Company Parties’ obligations pursuant to this Section 6.17(b) shall be subject to the limitations set forth in Section 6.17(a)(ii).

Section 6.18 Termination of Related Person Agreements; Resignations.
(a) Effective upon the Closing, each Related Person Agreement, except as set forth on Section 6.18 of the Company Disclosure Letter, shall be terminated without any further obligations, liability or payments by or on behalf of the Company or any of its Subsidiaries as of or following the Closing, and the Company will deliver evidence of such termination to Parent at the Closing in form and substance reasonably satisfactory to Parent.
(b) The Company shall cause to be delivered to Parent at or prior to the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of the directors of the Company.
Section 6.19 Redemption of Company Preferred Stock. Prior to the Closing, the Company shall take all actions reasonably necessary to effect the redemption of the Company Preferred Stock or make an irrevocable deposit pursuant to the terms of the Company Preferred Stock in respect to the amount required to redeem such Company Preferred Stock, including by sending the required redemption notice to the holders thereof pursuant to Section 6(d) of the Class A Preferred Stock Articles Supplementary. Such redemption notice shall comply with the specifications and timing requirements of the Class A Preferred Stock Articles Supplementary and be in form and substance reasonably satisfactory to Parent. Substantially concurrently with the Effective Time, the Company shall effect the redemption of, or make an irrevocable deposit pursuant to the terms of the Company Preferred Stock in respect to the amount required to redeem, all outstanding shares of the Company Preferred Stock at a redemption price payable, by or on behalf of the Company, in cash equal to the Preferred Stock Redemption Payment and from and after the Effective Time, the Company Preferred Stock shall no longer be outstanding and all rights of the holders thereof will terminate, except for the right to receive the Preferred Stock Redemption Payment.
Section 6.20 Certain Tax Matters.
(a) The Company and each Subsidiary REIT shall deliver to Skadden, Arps, Slate, Meagher & Flom LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company) an officer’s certificate, dated as of the Closing Date and signed by officers of the Company and each Subsidiary REIT, substantially in the form attached as Exhibit B hereto (with such changes as are reasonably necessary to address any change in Law, change in circumstance, or any inaccuracy, provided that Parent is given a reasonable opportunity to review any such updates and finds them reasonably acceptable, which acceptance shall not be unreasonably withheld, conditioned or delayed) that contains representations of the Company and each Subsidiary REIT reasonably necessary or appropriate to enable Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel) to render the tax opinion set forth in Exhibit C attached hereto pursuant to Section 7.02(e).
(b) The Company shall deliver to Parent, at or prior to the Closing, a properly completed and duly executed IRS Form W-9.
(c) The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transfer Taxes.
Section 6.21 Parent Approved Transactions. The Acquired Companies shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) convert or cause the conversion of one or more wholly owned Subsidiaries of the Company that are organized as corporations into limited partnerships or limited liability companies and one or more wholly owned Subsidiaries of the Company that are organized as limited partnerships or limited liability companies into limited liability companies, limited partnerships or corporations, on the basis of organizational documents as reasonably requested by Parent, (b) sell, transfer or distribute or cause to be sold, transferred or distributed (by merger or otherwise) stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more wholly owned Subsidiaries of the Company (including to the Company or any other wholly owned Subsidiary of the Company) at a price and on such other terms as designated by Parent, (c) exercise any right of the Company or a wholly owned Subsidiary of the Company to terminate or cause to be terminated any Contract to which the Company or a wholly owned Subsidiary of the Company is a party and (d) sell, transfer or distribute, or cause to be sold, transferred or distributed, any of the assets of the Company or one or more wholly owned Subsidiaries of the Company (including to the Company or any other wholly owned Subsidiary of the Company) at a price and on such other terms as designated by Parent (any action or transaction described in clause (a) through (d), a “Parent-Approved Transaction”); provided that (i) neither the Company nor any of its Subsidiaries shall be required to take any action in contravention of (A) any Organizational Document of the Company or any of its Subsidiaries, (B) any Company Material Contract, or (C) Applicable Law, (ii) any such conversions, exercises of any rights of termination or other terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of the Company or any of its Subsidiaries to incur any liabilities with respect thereto, shall be contingent upon all of the conditions set forth in Article VII having been satisfied (or, with respect to Section 7.02(b), waived) and receipt by the Company of a written notice from Parent stating that the Parent Parties are prepared to proceed immediately with the Closing and irrevocably waiving any right to claim that the conditions to their obligations to consummate the Merger set forth in Section 7.01 and Section 7.02 have not been satisfied (other than delivery by the Company at the Closing of the certificate specified in Section 7.02(d) and the opinion specified in Section 7.02(e)), together with any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b), (c) and (d) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Common Stock Merger Consideration or the obligation to complete the Merger in accordance with the terms of this Agreement, (iv) neither the Company nor any of the Subsidiaries of the Company shall be required to take any such action that could adversely affect the classification as a REIT of the Company or any Subsidiary REIT or could subject the Company or any Subsidiary REIT to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes), (v) neither the Company nor any of its Subsidiaries shall be required to take any such action that could result in any Tax being imposed on, or any material adverse Tax consequences to any stockholder or other equity interest holder of the Company (in such person’s capacity as a stockholder or other equity interest holder of the Company), that are incrementally greater or more adverse, as the case may be, than the Taxes or other material adverse Tax consequences that would be imposed on such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 6.21, and (vi) neither the Company nor any of its Subsidiaries shall be required to provide any material non-public information to a Third Party other than Parent and its Affiliates or their respective Representatives. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of the Subsidiaries of the Company shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 6.21. The Company shall not be deemed to have made an Adverse Recommendation Change or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The consummation of any Parent-Approved Transaction shall not constitute consummation of an Acquisition Proposal or Superior Proposal for any purposes hereunder nor shall any Acquisition Proposal made in respect of a Parent-Approved Transaction constitute an Acquisition Proposal or Superior Proposal for any purposes hereunder. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any Subsidiary of the Company in performing their obligations under this Section 6.21, and Parent shall indemnify the Company and any of its Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom (and in the event the Merger and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries not previously reimbursed).
Section 6.22 Notes. At the written request of Parent, the Company shall, and shall cause the Partnership to, reasonably cooperate with Parent in redeeming all of the outstanding securities (collectively, the “Notes”) issued pursuant to the Note and Guaranty Agreement, dated as of June 29, 2022 among the Partnership, as issuer, the Company, as guarantor, and the purchasers party thereto (the “Notes Agreement”), effective at or following the Closing, including by adopting resolutions, delivering notices of redemption, and providing any officer’s certificates required and/or Company or Partnership instructions, in each case, in accordance with and to the extent permitted by the terms and conditions of the Notes Agreement; provided that nothing in this Section 6.22 shall require the Company and/or the Partnership to issue any notice of redemption prior to the Closing.

Section 6.23 Transfer Rights. The Company shall provide Parent with prompt written notice in the event a Transfer Right becomes exercisable by any Acquired Company from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01 (such Transfer Right, an “Exercisable Transfer Right”), together with all underlying documentation relating to same. The Company shall, and shall cause its Subsidiaries to, reasonably cooperate and consult with Parent in connection with the exercise of an Exercisable Transfer Right, including by reasonably promptly furnishing to Parent any information reasonably requested by Parent relating thereto (including the proposed financing thereof). If Parent notifies the Company that the Company or its applicable Subsidiary should exercise an Exercisable Transfer Right, the Company shall, and shall cause its Subsidiaries to, reasonably consider such request in good faith. The Company shall not, and shall not permit any of its Subsidiaries to, exercise any discretionary Exercisable Transfer Right without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned).
Section 6.24 Partnership LPA Amendment. Prior to or on the Closing Date, the Company shall cause the General Partner to amend the Partnership LPA pursuant to the authority granted to the General Partner in the Partnership LPA, by adopting and duly executing Amendment No. 1 thereto substantially in the form attached hereto as Exhibit D (the “LPA Amendment”), which such amendment shall be effective as of the Effective Time.
ARTICLE VII

CONDITIONS TO THE TRANSACTION
Section 7.01 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Merger are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law) at or prior to the Closing of each of the following conditions:
(a) Required Approvals. The Required Company Stockholder Approval shall have been obtained.
(b) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Applicable Law or Governmental Order after the date hereof which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger.
Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction (or written waiver by Parent, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:
(a) Representations and Warranties.
(i) Each of the representations and warranties made by the Company in Section 4.01 (Organization), Section 4.02 (Authority), Section 4.03(a) (Company Board Approval), Section 4.06 (Capitalization; Subsidiaries) (other than Section 4.06(d)(vi), Section 4.06(e)(vi), Section 4.06(f)(ii) and the last sentence of Section 4.06(c)), and Section 4.22 (No Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only;
(ii) The representations and warranties made by the Company in Section 4.08(a) (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date; and
(iii) Each of the representations and warranties made by the Company in Article IV other than those set forth in clauses (i) and (ii) above (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Covenants. The Company shall have performed in all material respects all of the covenants and agreements that are required to be performed by it under this Agreement at or prior to the Closing.
(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect or any Effect that, individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect.
(d) Company Closing Certificate. Parent shall have received a certificate, dated as of the Closing Date and duly executed on behalf of the Company by an officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.
(e) REIT Opinion. Parent shall have received a written tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit C to this Agreement, dated as of the Closing Date and addressed to the Company (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Acquired Companies in the officer’s certificates described in Section 6.20(a), and which may contain such changes or modifications from the language set forth on such exhibit as may be deemed reasonably necessary or appropriate by Skadden, Arps, Slate, Meagher & Flom LLP, or other applicable REIT counsel, with the consent of Parent, not to be unreasonably withheld, conditioned or delayed) to the effect that, commencing with the Company’s initial taxable year ended December 31, 2020 through the Company’s hypothetical short taxable year ended on the Closing Date immediately prior to the Closing (the “Hypothetical Short Taxable Year”), the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code (without regard to the effects of the Closing, any action (or inaction) taken after the Closing, or the distribution requirements of Section 857(b) of the Code for the Hypothetical Short Taxable Year).
Section 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction (or written waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:
(a) Representations and Warranties.
(i) Each of the representations and warranties made by Parent and Merger Sub in Section 5.01 (Organization), Section 5.02 (Authority) and Section 5.06 (No Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only; and
(ii) Each of the representations and warranties made by Parent and Merger Sub in Article V other than those set forth in clause (i) above (without giving effect to any references to materiality qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only and (B) except where the failure to be so true and correct has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger or perform their respective obligations under this Agreement on a timely basis.
(b) Covenants. Each of Parent and Merger Sub shall have performed in all material respects all of the covenants and agreements that are required to be performed by it under this Agreement at or prior to the Closing.
(c) Parent Closing Certificate. The Company shall have received a certificate, dated as of the Closing Date and duly executed on behalf of Parent by an officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.
Section 7.04 Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of its material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was primarily caused by the failure of the Company to perform any of its material obligations under this Agreement.
ARTICLE VIII

TERMINATION
Section 8.01 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:
(a) by mutual written agreement of the Company and Parent;
(b) by either the Company or Parent, if the Closing shall not have occurred on or before 5:00 p.m. (Eastern Time) on October 7, 2024 (as extended, the “End Date”), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that the End Date may be extended at the option of Parent or the Company, by written notice to the other party, to 5:00 p.m. (Eastern Time) on January 7, 2025, if the condition set forth in Section 7.01(b) has not been satisfied or waived on or prior to the End Date (solely as a result of a Governmental Order that remains in effect which has arisen as a result of an Proceeding initiated by a Governmental Authority), but all other conditions to Closing set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) may not be exercised by any party whose failure (and in the case of Parent, the failure of Merger Sub) to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;
(c) by either the Company or Parent, if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any a Law or Governmental Order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger and such Law or Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) may not be exercised by any party whose failure (and in the case of Parent, the failure of Merger Sub) to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the issuance of such Law or Governmental Order;
(d) by either the Company or Parent, if (i) the Company Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s common stockholders shall have voted on a proposal to approve the Merger and (ii) this Merger shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Stockholder Approval;
(e) by Parent, (i) if there is any breach by the Company of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that would give rise to the failure of any condition specified in Section 7.02(a) or Section 7.02(b) (a “Terminating Company Breach”), (ii) Parent shall have delivered written notice to the Company of such Terminating Company Breach, and (iii) such Terminating Company Breach is not capable of cure prior to the End Date or is not cured by the Company on or before the earlier of (x) the End Date and (y) the date that is thirty (30) calendar days following the date of Parent’s delivery of such written notice to the Company; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if Parent or Merger Sub is then in breach of any of its covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 7.03(a) or Section 7.03(b) not to be satisfied or capable of being satisfied;
(f) by the Company, (i) if there is any breach by Parent or Merger Sub of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in this Agreement that would give rise to the failure of any condition specified in Section 7.03(a) or Section 7.03(b) (a “Terminating Parent Breach”), (ii) the Company shall have delivered written notice to Parent of such Terminating Parent Breach, and

(iii) such Terminating Parent Breach is not capable of cure prior to the End Date or is not cured by Parent or Merger Sub on or before the earlier of (x) the End Date and (y) the date that is thirty (30) calendar days following the date of the Company’s delivery of such written notice to Parent; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Company is then in breach of any of its covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 7.02(a) or Section 7.02(b) not to be satisfied or capable of being satisfied;
(g) by Parent, if, (i) prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have been made and not withdrawn, (ii) the Company shall have failed to publicly recommend against any tender offer or exchange offer for the Company Common Stock subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, (iii) at any time prior to the receipt of the Required Company Stockholder Approval, the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within ten Business Days following the date an Acquisition Proposal shall have been first publicly announced (or if the Company Stockholder Meeting is scheduled to be held within ten Business Days after the date an Acquisition Proposal shall have been publicly announced, as far in advance of the date on which the Company Stockholder Meeting is scheduled to be held as is reasonably practicable) or (iv) any Acquired Company enters into an Alternative Acquisition Agreement;
(h) by the Company, at any time prior to the receipt of the Required Company Stockholder Approval, if the Company Board shall have effected an Adverse Recommendation Change in order to enter into a definitive agreement with respect to a Superior Proposal; provided that the Company has complied with the provisions of Section 6.02(e), substantially concurrently with, or immediately following, such termination, the Company enters into the definitive agreement with respect to such Superior Proposal and prior to or concurrently pays the Company Termination Fee in accordance with Section 8.03(a) (and such termination shall not be effective until the Company has paid the Company Termination Fee in accordance with Section 8.03(a)); or
(i) by the Company, if (i) all of the conditions to the Closing set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of delivery of the notice referred to in the following clause (iii) capable of being satisfied as if such time were the Closing), (ii) Parent and Merger Sub fail to complete the Closing on the date the Closing should have occurred pursuant to Section 2.01, (iii) on or after the date the Closing should have occurred pursuant to Section 2.01, the Company shall have delivered a written notice to Parent confirming the matters described in clause (i) and that the Company stands ready, willing and able to consummate the Merger at such time, and (iv) Parent or Merger Sub fail to consummate the Merger within three (3) Business Days after the delivery of the notice described in the immediately preceding clause (iii) and the Company was ready, willing and able to consummate the Closing during such three (3) Business Day period.
The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a notice of such termination to the other party setting forth the basis on which, and the subsection of this Section 8.01 pursuant to which, such party is terminating this Agreement.
Section 8.02 Effect of Termination.
(a) Except as otherwise set forth in this Section 8.02 and Section 8.03, in the event of the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, stockholders, partners or other equityholders or any Representative of any of the foregoing relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), other than liability of the Company (subject to Section 8.03) and Parent or Merger Sub (subject to Section 8.03 and Section 9.02(c)), as the case may be, for any actual fraud or Willful Breach of this Agreement occurring prior to such termination. The provisions of Section 6.06, Section 6.17(a)(iii), Section 6.17(b)(ii), the last sentence of

Section 6.21, this Section 8.02, Section 8.03, Article IX (and the relevant provisions of Article I) and the Confidentiality Agreement (provided that the Parent Parties shall each be treated as if they were a party thereto to the same extent as Blackstone Real Estate Services L.L.C.) and the Guarantee shall survive any termination of this Agreement in accordance with their respective terms.
(b) In the event that Parent is obligated to pay any amount, including the Parent Termination Fee or the Recovery Costs, to the Company and/or the Partnership relating to, arising out of or resulting from an actual or alleged breach of Parent’s or Merger Sub’s obligations under this Agreement, (the “Parent Damages Amount”), Parent shall deposit into escrow an amount in cash equal to the Parent Damages Amount with an escrow agent selected by the Company and on such terms (subject to Section 8.02(c)) as shall be mutually agreed upon by the Company, the Partnership, Parent and the escrow agent as reflected in an escrow agreement among such parties. The payment or deposit into escrow of the Parent Damages Amount pursuant to this Section 8.02(b) shall be made by wire transfer of same-day funds at the time Parent is obligated to pay the Partnership such amount. Thereafter, from the applicable Parent Damages Amount deposited into escrow in accordance with the first sentence of this Section 8.02(b), the Partnership shall be paid an amount equal to the lesser of (i) the Parent Damages Amount and (ii) the sum of (A) the maximum amount that can be paid to the Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Section 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (B) in the event the Company receives either (1) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 8.02(c) or (2) an opinion from the Company’s outside counsel as described in Section 8.02(c), an amount equal to the Parent Damages Amount less the amount payable under clause (A) above.
(c) The escrow agreement shall provide that the Parent Damages Amount in escrow or any portion thereof shall not be released to the Partnership unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Partnership, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Damages Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Partnership of the Parent Damages Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Damages Amount to the Partnership. Parent agrees to amend Section 8.02(b) and Section 8.02(c) at the reasonable request of the Company in order to (A) maximize the portion of the Parent Damages Amount that may be distributed to the Partnership without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve the Company’s chances of securing a favorable ruling described in this Section 8.02(c) or (C) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.02(c). Parent shall be deemed to have satisfied its obligations to pay the Parent Damages Amount to the Partnership so long as it deposits into escrow the Parent Damages Amount, notwithstanding any delay or reduction in payment to the Partnership, and shall have no further liability with respect to payment of the Parent Damages Amount. The portion of Parent Damages Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during subsequent taxable years, subject to the foregoing limitations of this Section 8.02; provided, however, that any amount that has not been released from the escrow to the Partnership pursuant to the provisions of this Section 8.02 as of the tenth anniversary of the deposit into such escrow shall at that time be released to Parent, and Parent shall have no further obligations to the Company or the Partnership with respect thereto.

Section 8.03 Termination Fee.
(a) Company Termination Fee. If, but only if, this Agreement is validly terminated:
(i) by Parent or the Company pursuant to Section 8.01(b) (and at the time of such termination the Company is not able to terminate this Agreement pursuant to Section 8.01(i)) or Section 8.01(d), or by Parent pursuant to Section 8.01(e), and in each case, (A) a Third Party shall have made an Acquisition Proposal to the Company or its Representatives or shall have publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an Acquisition Proposal, in each case after the date hereof (and in the case of Section 8.01(d), such Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the date of the Company Stockholder Meeting (including any adjournments and postponements thereof)), and (B) within twelve (12) months of such termination of this Agreement, the Company enters into a definitive agreement providing for the implementation of any Acquisition Proposal or any Acquisition Proposal is consummated, then the Company shall pay, or cause to be paid, to the account or accounts designated by Parent, the Company Termination Fee (x) within three (3) Business Days after the date on which the Company enters into a definitive written agreement providing for the implementation of any Acquisition Proposal or (y) concurrently with the consummation of any Acquisition Proposal (provided, however, that for purposes of this Section 8.03(a), the references to “fifteen percent (15%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);
(ii) by Parent pursuant to Section 8.01(g), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee within three (3) Business Days following such termination; or
(iii) by the Company pursuant to Section 8.01(h), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee prior to or concurrently with such termination; provided that if such termination pursuant to Section 8.01(h) occurs on or prior to May 27, 2024 following the execution of this Agreement (the “Initial Fee End Date”) to enter into a definitive agreement with an Excluded Party providing for the implementation of a Superior Proposal, the Company shall instead pay, or cause to be paid, to Parent $92,000,000 prior to or concurrently with such termination.
(b) Parent Termination Fee. If, but only if, this Agreement is validly terminated by the Company pursuant to Section 8.01(f) or Section 8.01(i), then Parent shall pay, or cause to be paid, to the account or accounts designated by the Company an amount equal to $550,000,000 (the “Parent Termination Fee”) within three (3) Business Days following such termination;
(c) Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.02, Parent’s right to receive from the Company the Company Termination Fee shall, in circumstances in which the Company Termination Fee is payable, constitute the sole and exclusive remedy of Parent, Merger Sub and any other Parent Related Party against (i) the Company and (ii) any of the Company’s former, current and future Affiliates, assignees, stockholders, partners, other equityholders, controlling Persons and any Representatives of any of the foregoing (the Persons described in clauses (i) and (ii), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 8.03(f), (A) no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or in equity, in Contract, in tort or otherwise, and the Company Parties shall not have any other liability or obligation relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company and Parent will remain party to the Confidentiality Agreement) and (B) none of Parent or Merger Sub or any of their Affiliates will be entitled to bring or maintain any Proceeding against any Company Party arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company and Parent will remain bound to the Confidentiality Agreement) relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions. Nothing in this Section 8.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transactions. For the avoidance of doubt, while

Parent or Merger Sub may pursue both a grant of specific performance to cause the Closing to occur and payment of the Company Termination Fee pursuant to Section 8.03(a), under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance to cause the Closing to occur and the Company Termination Fee.
(d) Notwithstanding anything to the contrary in this Agreement, the Company’s right to receive from Parent the Parent Termination Fee shall, in circumstances in which the Parent Termination Fee is payable, constitute the sole and exclusive remedy of the Company and any other Company Party against (i) Parent or Merger Sub and (ii) any of Parent’s or Merger Sub’s former, current and future Affiliates, assignees, stockholders, partners, other equityholders, controlling Persons and any Representatives of any of the foregoing (the Persons described in clauses (i) and (ii), collectively, the “Parent Related Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Parent Termination Fee and any amount under Section 8.03(g), (A) no Person shall have any rights or claims against the Parent Related Parties under this Agreement or otherwise, whether at law or in equity, in Contract, in tort or otherwise, and the Parent Related Parties shall not have any other liability or obligation relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company and Blackstone Real Estate Services L.L.C. will remain party to the Confidentiality Agreement and the Parent Parties shall each be treated as if they were a party thereto to the same extent as Blackstone Real Estate Services L.L.C.) and (B) none of the Company or any of its Affiliates will be entitled to bring or maintain any Proceeding against any Parent Related Party arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company and Blackstone Real Estate Services L.L.C. will remain party to the Confidentiality Agreement) relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions. Nothing in this Section 8.03(d) shall in any way expand or be deemed or construed to expand the circumstances in which Parent, Merger Sub or any other Parent Related Party may be liable under this Agreement or the Transactions.
(e) Each of the parties acknowledge and agree that the agreements contained in Section 8.02 and Section 8.03 are an integral part of the Transactions, and that, without these agreements, each party would not enter into this Agreement. The parties acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, or the Company, respectively, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. The parties hereto acknowledge and agree that in no event will the Company or Parent be required to pay more than one termination fee, collectively, or be required to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events.
(f) Any amounts payable pursuant to Section 8.03(a), or this Section 8.03(f) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account or accounts designated by Parent at least two (2) Business Days prior to the date such amount is to be paid. If the Company fails to pay when due any amount payable under Section 8.03(a), and in order to collect such amount, Parent commences a Proceeding that results in a Governmental Order against the Company for the Company Termination Fee, then the Company shall reimburse Parent for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such Proceeding, together with interest on the amount of the Company Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus 2% per annum.
(g) Any amounts payable pursuant to Section 8.03(b), or this Section 8.03(g) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account or accounts designated by the Company at least two (2) Business Days prior to the date such amount is to be paid. If Parent fails to pay the Parent Termination Fee and/or any amounts referenced in Section 6.17(a)(iii), Section 6.17(b)(ii) and the last sentence of Section 6.21 (the “Parent Expenses”) when due, and in order to collect such amount(s), the

Company commences a Proceeding that results in a Governmental Order against Parent for the Parent Termination Fee, then Parent shall reimburse the Company for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such Proceeding, together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus 2% per annum (the “Recovery Costs”).
ARTICLE IX

MISCELLANEOUS
Section 9.01 Notices. All notices, requests, consents, claims, demands, approvals, waivers and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by nationally recognized overnight delivery service, or (d) when delivered by or email (in each case in this clause (d), without receipt of a delivery failure message), addressed as follows:
if to Parent or Merger Sub, to:

c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
Attention: Jacob Werner; Asim Hamid
Email: realestatenotices@blackstone.com

with a copy to (which shall not constitute notice, request, consent, claim, demand, approval, waiver or other communication):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Brian M. Stadler; Matthew B. Rogers
Email: bstadler@stblaw.com; mrogers@stblaw.com

if to the Company, to:

Apartment Income REIT Corp.
4582 South Ulster Street, Suite 1700
Attention: Lisa R. Cohn
Email: lisa.cohn@aircommunities.com

with a copy to (which shall not constitute notice, request, consent, claim, demand, approval, waiver or other communication):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Joseph A. Coco; Kyle J. Hatton
Email: joseph.coco@skadden.com; kyle.hatton@skadden.com;
or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.01; provided that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.01 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is three (3) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.01 (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or electronic mail address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver).
Section 9.02 Remedies Cumulative; Specific Performance.
(a) The parties hereto acknowledge and agree that irreparable damage and harm would occur, and that the Parent Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company (including the Company failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that (i) the Parent Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief from a court of competent jurisdiction as set forth in Section 9.09 to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Parent Party is entitled at law or in equity and (ii) the right of specific enforcement is an integral part of the Transactions, including the Merger, and without that right, the Parent Parties would not have entered into this Agreement. The Company agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Parent Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Company further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. It is explicitly agreed that, subject to the proviso in the next sentence, the Company shall not have the right to an injunction, specific performance or other equitable remedies in connection with enforcing any Parent Party’s obligations to consummate the Merger or otherwise to prevent and/or remedy a breach of this Agreement or to enforce specifically the terms hereof. It is further explicitly agreed that, subject to Section 9.02(c), the Company’s sole and exclusive remedy relating to a breach of this Agreement by any Parent Party or otherwise shall be to seek recovery of the Parent Termination Fee, in the circumstances in which it is payable in accordance with Section 8.03(b) and payment of the Parent Expenses and the Recovery Costs; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to seek specific performance to prevent any breach of Section 6.06.
(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.02, none of the Parent Parties shall in any respect waive its right to seek any other form of relief that may be available to them under or in connection with this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.02 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.02 shall require the Parent Parties to institute any Proceeding for (or limit any Parent Party’s right to institute any Proceeding for) specific performance under this Section 9.02 prior or as a condition to exercising any termination right under Section 8.01 (and pursuing damages or the Company Termination Fee after such termination, subject to Section 8.03(c)), nor shall the commencement of any Proceeding pursuant to this Section 9.02 or anything set forth in this Section 9.02 restrict or limit any Parent Party’s right to terminate this Agreement in accordance with the terms of Section 8.01 or pursue any other remedies under this Agreement that may be available at any time. In any Proceeding seeking to compel the Company to specifically perform its obligations hereunder, the non-prevailing party in such Proceeding (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) in connection with such Proceeding.
(c) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Parent Parties, together, for monetary damages, losses, costs or expenses of the Company or its Affiliates in connection with the failure of the Transactions to be consummated, a breach of this Agreement by any Parent Party or otherwise relating to this Agreement or the Transactions shall be limited to an amount equal to the Parent Termination Fee, plus the Recovery Costs (collectively, the “Parent Liability Cap”). In no event shall the Company or any of its Affiliates seek or permit to be sought on their behalf any amount in excess of the Parent Liability Cap from the Parent Related Parties in connection with this Agreement or the Transactions, or in respect of any other document, or any theory of law or equity (including by or through attempted piercing of the corporate, limited partnership or limited liability company veil) or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. The Company agrees that it has no right of recovery against, and no liability shall attach to, any of the Parent Related Parties (other than against the Parent Parties as provided by Section 8.03 and this Section 9.02), through any Parent Party or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of any Parent Party against any Parent Related Parties, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any Applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantor (but not any other Parent Related Parties) under and to the extent provided in the Guarantee and subject to the Parent Liability Cap and the other limitations described herein. Recourse against Guarantor under the Guarantee shall be the sole and exclusive remedy of the Company and its Affiliates against Guarantor and any other Parent Related Parties (other than the Parent Parties to the extent provided in this Agreement and Blackstone Real Estate Services L.L.C. to the extent provided in the Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against the Parent Parties hereunder and Blackstone Real Estate Services L.L.C. under the Confidentiality Agreement, in no event shall the Company or its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Related Parties (other than Guarantor to the extent provided in the Guarantee and subject to the Parent Liability Cap and the other limitations described therein). Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in Section 8.03 or this Section 9.02 shall limit the remedies of the parties under the Confidentiality Agreement.
Section 9.03 Expenses. Except as set forth in this Agreement (including Section 6.03, Section 8.03(f), Section 8.03(g) and this Section 9.03), each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent shall pay all fees and expenses in connection with any financing arrangements that are required to be reimbursed pursuant to Section 6.17; provided, further, that except as set forth in Section 3.02(e), Parent shall bear and timely pay all Transfer Taxes and shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.
Section 9.04 No Survival of Representations and Warranties. The parties hereto acknowledge and agree that the representations, warranties, covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and in any certificate or other writing delivered pursuant hereto by any Person, other than the representations and warranties set forth in Section 4.23 and Section 5.15, shall terminate at the Effective Time, except that this Section 9.04 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.07 and Section 6.10.
Section 9.05 Amendments and Waivers.
(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval which requires further approval of the stockholders of the Company pursuant to the MGCL without such further stockholder approval.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.06 Company Disclosure Letter References. The parties hereto agree that any reference in a particular Section or subsection of the Company Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section or subsection of this Agreement (whether or not the corresponding Section or subsection of this Agreement specifically refers to the Company Disclosure Letter) and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenant, as applicable) would be reasonably apparent on their face to an individual who has read that reference and such representations and warranties (or covenant, as applicable). The listing of any matter on the Company Disclosure Letter shall not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality. No disclosure in the Company Disclosure Letter relating to any possible breach or violation by the Company or its Subsidiaries of any Contract or Applicable Law shall be construed as an admission or indication to any Person that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Company Disclosure Letter be deemed or interpreted to expand the scope of the Company’s representations, warranties and/or covenants set forth in this Agreement.
Section 9.07 Binding Effect; Third-Party Beneficiaries; Assignment.
(a) This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, each party hereto and their respective permitted successors and permitted assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, from and after the Effective Time, the Company Indemnified Parties (and their successors, heirs and Representatives) are express third-party beneficiaries of, with the right to enforce, Section 6.07.
(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by merger, consolidation, division, operation of Law or otherwise without the prior written consent of the other parties; provided that, prior to the mailing of the Proxy Statement to the Company’s stockholders, each of the Parent Parties may assign any of their rights hereunder to any of its Affiliates without the prior written consent of the Company, but no such assignment (x) shall relieve such Parent Party of any of its obligations hereunder or (y) impede or delay the consummation of the Transactions. Any purported assignment in violation of this Section 9.07(b) shall be null and void.
Section 9.08 Governing Law. This Agreement and all Proceedings (whether based on Contract, tort or otherwise) based upon, arising out of, or related to this Agreement, the Transactions, or the actions of the parties in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Maryland, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 9.09 Jurisdiction. Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Circuit Court for Baltimore City, Maryland or, if such court shall not have jurisdiction, U.S. District Court for the District of Maryland, Northern Division, and any appellate court from any appeal thereof, in any Proceeding based upon, arising out of or relating to this Agreement or the Ancillary Agreements or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in such courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Circuit Court for Baltimore City, Maryland or, to the extent permitted by Applicable Law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Circuit Court for Baltimore City, Maryland or such Federal court, (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Circuit Court for Baltimore City, Maryland or such Federal court and (e) consents, to the assignment of any Proceeding brought in the courts of the State of Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 9.09 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by law.
Section 9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in.PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 9.12 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
Section 9.13 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
APEX PURCHASER LLC

By:	/s/ Jacob Werner
	Name:	Jacob Werner
	Title:	Senior Managing Director and Vice President

ARIES PURCHASER LLC

By:	/s/ Jacob Werner
	Name:	Jacob Werner
	Title:	Senior Managing Director and Vice President

ASTRO PURCHASER LLC

By:	/s/ Jacob Werner
	Name:	Jacob Werner
	Title:	Senior Managing Director and Vice President

ASTRO MERGER SUB, INC.

By:	/s/ Jacob Werner
	Name:	Jacob Werner
	Title:	Senior Managing Director and Vice President
[Signature to Agreement and Plan of Merger]

APARTMENT INCOME REIT CORP.

By:	/s/ Terry Considine
	Name:	Terry Considine
	Title:	Chief Executive Officer
[Signature to Agreement and Plan of Merger]

Exhibit
Form of Partnership LPA Amendment
[See attached]

Exhibit
AMENDMENT NO. 1
TO
SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
APARTMENT INCOME REIT, L.P.
THIS AMENDMENT NO. 1 TO SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”), dated as of [•], 2024 and effective as of the Effective Time (as defined in the Merger Agreement (defined below)), is entered into by AIR-GP, Inc., a Delaware corporation, as the general partner (the “General Partner”) of Apartment Income REIT, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Seventh Amended and Restated Agreement of Limited Partnership of Apartment Income REIT, L.P., dated as of July 7, 2021 (the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
WHEREAS, the General Partner wishes to amend the Partnership Agreement as set forth herein in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 7, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Apartment Income REIT Corp., Inc. (the “Company”), Apex Purchaser LLC, Aries Purchaser LLC, Astro Purchaser LLC and Astro Merger Sub, Inc. (“Merger Sub”) pursuant to which, among other things Merger Sub will be merged with and into the Company, with the Company as the surviving entity (the “Surviving Company”).
WHEREAS, effective as of the Effective Time (as defined in the Merger Agreement), references to the Previous General Partner in the Partnership Agreement (including this Amendment) shall mean the Surviving Company.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:
Section 1. Amendments to the Partnership Agreement
(a) Article I of the Partnership Agreement is hereby amended by adding the following new defined terms in the applicable alphabetical order:
“Equity Securities” means, with respect to any Person, shares of capital stock, partnership interests or limited liability company interests issued by such Person, as applicable.
“Merger” means the merger contemplated by the Merger Agreement.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 7, 2024, by and among the Previous General Partner, Apex Purchaser LLC, Aries Purchaser LLC, Astro Purchaser LLC and Astro Merger Sub, Inc.
“shareholder” means, with respect to any Person, a holder of Equity Securities of such Person.
(b) The following defined terms set forth in Article I of the Partnership Agreement are hereby amended and restated to read as follows:
“Charter” means the Articles of Amendment and Restatement of the Previous General Partner filed with the Maryland State Department of Assessments and Taxation with an effective time of 11:55 p.m. on December 14, 2020.
(c) The following is hereby inserted at the end of the definition of “Value” set forth in Article I of the Partnership Agreement:
Notwithstanding the foregoing, following the consummation of the Merger (x) the Value with respect to a REIT Share on any Valuation Date during the period commencing on the Closing Date

(as defined in the Merger Agreement) and ending on the tenth (10th) day following the Closing Date shall be the amount equal to the Common Stock Merger Consideration (as defined in the Merger Agreement) minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the Closing Date and ending on such Valuation Date and (y) after the tenth day following the Closing Date, the Value of the REIT Shares and, in the event the REIT Shares Amount includes Rights (as defined in the definition of “REIT Shares Amount”) that a holder of REIT Shares would be entitled to receive, the Value of such Rights, shall in each case of this clause (y) on any Valuation Date be determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate, and shall not be less than the value of a Partnership Common Unit as determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate.
(d) Section 8.6 of the Partnership Agreement is hereby amended by inserting the following new Section 8.6.H:
H. Notwithstanding anything to the contrary in this Section 8.6 or any other provision in this Agreement, following the consummation of the Merger, (i) the Partnership shall not elect to redeem Tendered Units for REIT Shares and (ii) in connection with any Redemption, the Partnership shall be deemed to have provided a Declination without the requirement to deliver any notice thereof.
Section 2. Amendments to Exhibits of the Partnership Agreement
(a) The following is hereby inserted at the end of the definition of “Market Value” set forth in Section 2 of each of Exhibit G, Exhibit I, Exhibit L, Exhibit N and Exhibit P of the Partnership Agreement:
Notwithstanding the foregoing, following the consummation of the Merger the Value with respect to a REIT Share on any Valuation Date (x) during the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the tenth (10th) day following the Closing Date shall be the amount equal to the Common Stock Merger Consideration (as defined in the Merger Agreement) minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the Closing Date and ending on such Valuation Date and (y) after the tenth day following the Closing Date, shall be determined by the General Partner in good faith on the basis of such information as it considers, in is reasonable judgment, appropriate, and shall not be less than the value of a Partnership Common Unit as determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate.
(b) The following is hereby inserted at the end of the definition of “Market Value” set forth in Section 2 of each of Exhibit H, Exhibit J and Exhibit K of the Partnership Agreement:
Notwithstanding the foregoing, following the consummation of the Merger the Value with respect to a Common Share on any Valuation Date (x) during the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the tenth (10th) day following the Closing Date shall be the amount equal to the Common Stock Merger Consideration (as defined in the Merger Agreement) minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the Closing Date and ending on such Valuation Date and (y) after the tenth day following the Closing Date, shall be determined by the General Partner in good faith on the basis of such information as it considers, in is reasonable judgment, appropriate, and shall not be less than the value of a Partnership Common Unit as determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate.

(c) The following is hereby added to the end of Section 6 of Exhibit F of the Partnership Agreement.
Notwithstanding anything to the contrary in this Section 6 or any other provision of this Exhibit or of the Agreement, following the consummation of the Merger, (i) the Partnership shall not elect to redeem Tendered Units for REIT Shares and (ii) in connection with any Redemption, the Partnership shall be deemed to have provided a Declination without the requirement to deliver any notice thereof.
(d) Section 6 of each of Exhibit G, Exhibit I, Exhibit L and Exhibit N of the Partnership Agreement is hereby amended by inserting a new section 6(m) to read as follows:
(m) Notwithstanding anything to the contrary in this Section 6 or any other provision of this Exhibit or of the Agreement, following the consummation of the Merger, (i) the Partnership shall not elect to redeem Tendered Units for REIT Shares and (ii) in connection with any Redemption, the Partnership shall be deemed to have provided a Declination without the requirement to deliver any notice thereof.
(e) Section 6 of each of Exhibit H, Exhibit J and Exhibit K of the Partnership Agreement is hereby amended by inserting a new section 6(m) to read as follows:
(m) Notwithstanding anything to the contrary in this Section 6 or any other provision of this Exhibit or of the Agreement, following the consummation of the Merger, (i) the Partnership shall not elect to redeem Tendered Units for Common Shares and (ii) in connection with any Redemption, the Partnership shall be deemed to have provided a Declination without the requirement to deliver any notice thereof.
Section 3. No Other Changes
Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.
Section 4. Governing Law
This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
Section 5. Severability
If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
[Remainder of page intentionally left blank, signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Seventh Amended and Restated Partnership Agreement of Apartment Income REIT, L.P. as of the date first set forth above.
GENERAL PARTNER:

AIR-GP, Inc.

By:	/s/
[•]
[•]
[Signature Page to Amendment No. 1 to the Seventh Amended and Restated Agreement
of Limited Partnership of Apartment Income REIT, L.P.]

Annex B
388 Greenwich Street
New York, NY 10013

April 7, 2024
The Board of Directors
Apartment Income REIT Corp.
4582 South Ulster Street,
Suite 1700
Denver, CO 80237
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Apartment Income REIT Corp., a Maryland corporation (the “Company”), of the Common Stock Merger Consideration (defined below) to be received by the holders of the common stock of the Company, pursuant to the terms of and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among the Company, Apex Purchaser LLC, a Delaware limited liability company (“Buyer l”), Aries Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Astro Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer I and Buyer 2, collectively, “Parent”), and Astro Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”). As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and a wholly owned subsidiary of Parent, and (ii) each outstanding share of the Class A common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than each share of Company Common Stock that is held immediately prior to the effective time of the Merger by the Company (including shares held as treasury stock) or by Parent or Merger Sub) will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $39.12 (the “Common Stock Merger Consideration”) payable to the holder thereof, without interest. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
In arriving at our opinion, we reviewed a draft dated April 6, 2024 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the business, operations and prospects of the Company. We examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other information and data relating to the Company which were provided to or discussed with us by the management of the Company. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Company Common Stock; the historical and projected earnings and other operating data of the Company; and the capitalization and financial condition of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company. At the direction of the Company, we were requested to approach, and we held discussions with, certain existing joint venture partners of the Company to solicit indications of interest in the possible acquisition of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to the Company provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed, with your consent, that the financial results reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.
We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger. Representatives of the Company have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. Our opinion does not address the underlying business decision of the Company to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We express no view as to, and our opinion does not address, (a) the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Common Stock Merger Consideration or (b) the fairness (financial or otherwise) of any other transaction undertaken in connection with the Merger. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. Although subsequent developments could have affected our opinion had they taken place prior to the date of our opinion, we have no obligation to update, revise or reaffirm our opinion.
Citigroup Global Markets Inc. has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. As you are aware, we and our affiliates in the past have provided, and currently provide, services to the Company unrelated to the proposed Merger for which services we and such affiliates have received and expect to receive compensation, including, without limitation, since the beginning of 2022 as (i) financial advisor in connection with a joint venture transaction with a global institutional investor in 2023, (ii) a lender in the Company's syndicated revolving credit facility, and (iii) sales agent in the Company's “at-the-market” equity issuance program. As you are also aware, we and our affiliates in the past have provided, and currently provide, services to Parent and/or certain of its affiliates unrelated to the proposed Merger for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (i) as financial advisor in connection with the disposition of the JW Marriott San Antonio Hill Country Resort & Spa in San Antonio, Texas in 2023, the sale of a portfolio of industrial properties in 2023, the divestment of 127 self-storage properties in 2023, the sale of a structured investment in The Bellagio Las Vegas in 2023, the acquisition of a portfolio of industrial properties in 2022, and the acquisitions of PS Business Parks, Inc. and American Campus Communities, Inc., both in 2022, (ii) various margin loans on various equity securities, (iii) securitization and commercial mortgage-backed securities services, (iv) as lender in various lending facilities of Parent or its affiliates, and (v) other various issuer services, securities services, foreign exchange and interest rate hedging, commodity business services, as well as treasury and trade solutions, in each case, for which affiliates of Citigroup Global Markets Inc. recorded significant non-investment banking related fees and other revenues. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and Parent or its affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Parent and/or their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Common Stock Merger Consideration to be received by holders of the Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the Company Common Stock (other than the Company or Parent or Merger Sub).
Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

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V49681-S88426

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APARTMENT INCOME REIT CORP.

The Board of Directors recommends you vote FOR the following proposals:

The shares represented by the proxy when properly executed will be voted in the manner directed herein by the undersigned. **If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.** If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion.

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V49682-S88426

APARTMENT INCOME REIT CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
June 25, 2024

The undersigned stockholder of Apartment Income REIT Corp. hereby appoints Lisa R. Cohn and Paul L. Beldin, or either of them, as proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote all shares of common stock of Apartment Income REIT Corp. held of record by the undersigned as of the close of business on May 13, 2024, on behalf of the undersigned at the Special Meeting of our stockholders to be held on June 25, 2024, at 10:00 a.m. Mountain Time, at Apartment Income REIT Corp.'s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237 and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF NO SUCH DIRECTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSALS 1, 2, AND 3.

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Continued and to be signed on reverse side